Exhibit K-1




                               CREDIT AGREEMENT



                         dated as of November 17, 2004

                                     among



                      SPECIAL VALUE EXPANSION FUND, LLC,
                                 as Borrower,


                        VARIOUS FINANCIAL INSTITUTIONS,
                                  as Lenders,


                         AMBAC ASSURANCE CORPORATION,
                                  as Insurer


                        UNION BANK OF CALIFORNIA, N.A.,
                            as Administrative Agent


                                      and


                         IXIS FINANCIAL PRODUCTS INC.,
                                  as Arranger



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                                            TABLE OF CONTENTS

                                                                                                       Page

                                 ARTICLE I DEFINITIONS AND INTERPRETATION

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Section 1.1       Defined Terms..........................................................................1

Section 1.2       Use of Defined Terms...................................................................1

Section 1.3       Interpretation.........................................................................2

Section 1.4       Accounting Matters.....................................................................2

Section 1.5       Collateral Documents...................................................................2

Section 1.6       Conflict Between Credit Documents......................................................3

Section 1.7       Legal Representation of the Parties....................................................3

Section 1.8       References to Definitions in the Collateral Valuation Schedules........................3

                                          ARTICLE II COMMITMENTS

Section 2.1       Commitments............................................................................3

         Section 2.1.1     Commitment of Each Lender.....................................................3

         Section 2.1.2     Amount of Commitments.........................................................4

Section 2.2       Optional Reductions of Total Maximum Commitment........................................5

Section 2.3       Extension of Facility..................................................................7

         Section 2.3.1     Notice of Extension...........................................................7

         Section 2.3.2     Withdrawing Lenders...........................................................8

         Section 2.3.3     Termination of Commitment of Withdrawing Lender...............................8

         Section 2.3.4     Assignment by Withdrawing Lender..............................................8

         Section 2.3.5     Total Maximum Commitment After Extension......................................9

Section 2.4       Fees...................................................................................9

         Section 2.4.1     Commitment Fee................................................................9

         Section 2.4.2     Administrative Agent's Fee....................................................9

                                    ARTICLE III LOANS AND LENDER NOTES

Section 3.1       Borrowing Procedure...................................................................10

         Section 3.1.1     Borrowing Requests...........................................................10

         Section 3.1.2     Funding of Borrowings........................................................12

Section 3.2       Lender Notes..........................................................................13

Section 3.3       Principal Payments....................................................................14

         Section 3.3.1     Repayments and Prepayments...................................................14

         Section 3.3.2     Application..................................................................15

Section 3.4       Interest..............................................................................15

         Section 3.4.1     Interest Rules and Calculations..............................................15

         Section 3.4.2     Interest Periods.............................................................16

         Section 3.4.3     Conversions..................................................................18

         Section 3.4.4     Increased Costs, Illegality, etc.............................................18

         Section 3.4.5     Compensation.................................................................20

         Section 3.4.6     Change of Lending Office; Limitation on Indemnities..........................21

         Section 3.4.7     Replacement of Lenders.......................................................21

Section 3.5       Method and Place of Payment...........................................................22

Section 3.6       Net Payments..........................................................................23

Section 3.7       Other CP Conduit Lenders and Liquidity Providers; Designated CP
                     Conduits and Designated CP Conduit Committed Lenders...............................25

Section 3.8       SPC Loans.............................................................................26

                                ARTICLE IV CONDITIONS TO CREDIT EXTENSIONS

Section 4.1       Initial Loans.........................................................................27

         Section 4.1.1     Evidence of Authority........................................................27

         Section 4.1.2     Agreement; Lender Notes......................................................27

         Section 4.1.3     Collateral Documents.........................................................28

         Section 4.1.4     [Reserved]...................................................................28

         Section 4.1.5     Borrower Contributions.......................................................28

         Section 4.1.6     Investment Management Agreement and Operating Agreement......................28

         Section 4.1.7     No Litigation, etc...........................................................28

         Section 4.1.8     Certificate as to Conditions, Warranties, No Default, etc....................29

         Section 4.1.9     Insurance Report, etc........................................................29

         Section 4.1.10    Opinions of Counsel..........................................................29

         Section 4.1.11    Investment Manager Letter....................................................29

         Section 4.1.12    Closing Fees, Expenses, etc..................................................29

         Section 4.1.13    Federal Reserve Form U-1 or G-3..............................................30

         Section 4.1.14    Rating of Loans..............................................................30

         Section 4.1.15    Satisfactory Legal Form......................................................30

         Section 4.1.16    Key Individuals..............................................................30

         Section 4.1.17    Independent Public Accountant................................................30

         Section 4.1.18    CP Conduit Ratings; Liquidity Backstop.......................................30

         Section 4.1.19    Senior Facility Insurance Policy.............................................31

         Section 4.1.20    [Reserved]...................................................................31

Section 4.2       All Loans.............................................................................31

         Section 4.2.1     Compliance with Warranties, Total Maximum Commitment,
                             Borrowing Base, No Default, etc............................................31

         Section 4.2.2     Borrowing Request, etc.......................................................32

         Section 4.2.3     Regulations T, U and X.......................................................32

                                 ARTICLE V REPRESENTATIONS AND WARRANTIES

Section 5.1       Organization, etc.....................................................................32

         Section 5.1.1     Organization, Power, Authority, etc..........................................32

         Section 5.1.2     Exemption from Registration..................................................33

Section 5.2       Due Authorization, Non-Contravention, etc.............................................33

Section 5.3       Government Approval, Regulation, etc..................................................33

Section 5.4       Validity, etc.........................................................................33

Section 5.5       Financial Information.................................................................33

Section 5.6       Litigation, etc.......................................................................34

Section 5.7       Regulations T, U and X................................................................34

Section 5.8       Pension and Welfare Plans.............................................................34

Section 5.9       Subsidiaries..........................................................................35

Section 5.10      Taxes    .............................................................................35

Section 5.11      Absence of Default....................................................................35

Section 5.12      Capitalization; Ownership of Borrower.................................................35

Section 5.13      Ownership of Properties...............................................................35

Section 5.14      Real Property.........................................................................35

Section 5.15      [Reserved]............................................................................35

Section 5.16      Environmental Warranties..............................................................35

Section 5.17      Borrower's Business...................................................................35

Section 5.18      Collateral Documents..................................................................36

Section 5.19      Investment Management Agreement.......................................................36

Section 5.20      Use of Proceeds.......................................................................36

Section 5.21      Compliance with Margin Requirements...................................................37

Section 5.22      Transaction Documents.................................................................37

Section 5.23      Restatement and Reaffirmation.........................................................37

Section 5.24      Accuracy of Information...............................................................37

                                           ARTICLE VI COVENANTS

Section 6.1       Affirmative Covenants.................................................................37

         Section 6.1.1     Collateral Valuation Covenant................................................38

         Section 6.1.2     Information, etc.............................................................41

         Section 6.1.3     Maintenance of Borrower's Existence, etc.....................................42

         Section 6.1.4     Foreign Qualification........................................................42

         Section 6.1.5     Payment of Taxes and Other Claims............................................42

         Section 6.1.6     Insurance....................................................................42

         Section 6.1.7     Notice of Default, Litigation, etc...........................................43

         Section 6.1.8     Performance of Obligations...................................................43

         Section 6.1.9     Audits; Books and Records....................................................44

         Section 6.1.10    Compliance with Laws, etc....................................................44

         Section 6.1.11    Environmental Matters........................................................45

         Section 6.1.12    Maintenance of Property......................................................45

         Section 6.1.13    Delivery; Further Assurances.................................................45

         Section 6.1.14    Investment Manager, etc......................................................46

         Section 6.1.15    Minimum Net Worth............................................................46

         Section 6.1.16    Affirmative Hedging Requirement..............................................46

         Section 6.1.17    Use of Proceeds..............................................................46

         Section 6.1.18    Compliance with Over-Collateralization Test..................................47

         Section 6.1.19    Regulations T, U, and X......................................................48

         Section 6.1.20    Plan Assets..................................................................48

         Section 6.1.21    Key Individuals..............................................................48

         Section 6.1.22    Regulated Investment Company.................................................48

         Section 6.1.23    Closed-end Company Status....................................................48

Section 6.2       Negative Covenants....................................................................48

         Section 6.2.1     No Other Business; Subsidiaries..............................................49

         Section 6.2.2     Limitations on Debt or Equity Securities.....................................49

         Section 6.2.3     Liens    ....................................................................50

         Section 6.2.4     Performance of Obligations...................................................51

         Section 6.2.5     Limitations on Restricted Payments...........................................51

         Section 6.2.6     Change of Name, etc..........................................................52

         Section 6.2.7     Merger, Consolidation; Successor Entity Substituted..........................53

         Section 6.2.8     Investment Dispositions, etc.................................................54

         Section 6.2.9     Modification of Certain Instruments, Organic Documents, Agreements, etc......54

         Section 6.2.10    Agreements Restricting Liens.................................................55

         Section 6.2.11    Inconsistent Agreements......................................................56

         Section 6.2.12    Environmental Matters........................................................56

         Section 6.2.13    Pension and Welfare Plans....................................................56

         Section 6.2.14    Payment of Management or Advisory Fees.......................................56

         Section 6.2.15    Limitation on Bank Loans.....................................................56

         Section 6.2.16    Commodities; Real Estate.....................................................56

         Section 6.2.17    Margin Stock.................................................................56

         Section 6.2.18    Limitations on Hedging and Short Sale Transactions...........................57

         Section 6.2.19    [Reserved]...................................................................58

         Section 6.2.20    Limitations on Transactions with Affiliates..................................58

         Section 6.2.21    Limitation on Hedging SPEs' Debt.............................................58

                                      ARTICLE VII EVENTS OF DEFAULT

Section 7.1       Events of Default.....................................................................58

         Section 7.1.1     Non-Payment of Obligations...................................................58

         Section 7.1.2     Over-Collateralization Test; Limitations on Hedging
                             and Short Sale Transactions................................................59

         Section 7.1.3     Non Performance of Other Obligations.........................................59

         Section 7.1.4     Breach of Warranty...........................................................59

         Section 7.1.5     [Reserved]...................................................................59

         Section 7.1.6     Default, Acceleration on Other Debt, etc.....................................59

         Section 7.1.7     Secured Hedging Transaction Default..........................................60

         Section 7.1.8     Judgments....................................................................60

         Section 7.1.9     Bankruptcy, Insolvency, etc..................................................60

         Section 7.1.10    Failure of Valid, Perfected, First-Priority Lien.............................61

         Section 7.1.11    Investment Company Act.......................................................61

         Section 7.1.12    Dissolution or Termination of Borrower.......................................61

         Section 7.1.13    Removal of the Investment Manager............................................61

Section 7.2       Action if Bankruptcy..................................................................61

Section 7.3       Action if Other Event of Default......................................................61

Section 7.4       Notice of Default.....................................................................61

                                  ARTICLE VIII THE ADMINISTRATIVE AGENT

Section 8.1       Appointment...........................................................................62

Section 8.2       Nature of Duties......................................................................62

Section 8.3       Lack of Reliance on the Administrative Agent..........................................62

Section 8.4       Certain Rights of the Administrative Agent............................................63

Section 8.5       Reliance..............................................................................63

Section 8.6       Indemnification.......................................................................63

Section 8.7       The Administrative Agent in Its Individual Capacity...................................64

Section 8.8       Holders of Lender Notes or Loans......................................................64

Section 8.9       Resignation by the Administrative Agent...............................................64

Section 8.10      Consultation with Experts.............................................................65

Section 8.11      Administrative Agent's Fees...........................................................65

                                         ARTICLE IX MISCELLANEOUS

Section 9.1       Payment of Expenses, etc..............................................................65

Section 9.2       Right of Setoff.......................................................................67

Section 9.3       Notices...............................................................................67

Section 9.4       Benefit of Agreement..................................................................68

Section 9.5       No Waiver; Remedies Cumulative........................................................72

Section 9.6       Payments Pro Rata.....................................................................72

Section 9.7       Calculations; Computations............................................................73

Section 9.8       Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial................73

Section 9.9       Counterparts..........................................................................74

Section 9.10      Effectiveness.........................................................................75

Section 9.11      Headings Descriptive..................................................................75

Section 9.12      Amendment or Waiver...................................................................75

Section 9.13      Survival 77

Section 9.14      Domicile of Loans.....................................................................77

Section 9.15      Confidentiality.......................................................................77

Section 9.16      Register 77

Section 9.17      Lender Affiliate Securities...........................................................78

Section 9.18      Marshalling; Recapture................................................................79

Section 9.19      Lender Representations, etc.; Non-Recourse Obligations................................79

Section 9.20      No Petition...........................................................................80

Section 9.21      Integration...........................................................................81

Section 9.22      Acknowledgment........................................................................81

Section 9.23      Judgment Currency.....................................................................81

Section 9.24      Collateral Valuation Schedule.........................................................81

Section 9.25      Consequences of Lender Ratings Downgrade..............................................81

Section 9.26      Claims upon the Senior Facility Insurance Policy; Senior Facility
                    Insurance Policy Payment Account....................................................82

Section 9.27      Insolvency Proceedings................................................................83

Section 9.28      Effect of Payment by Insurer; Subrogation.............................................84



ANNEX X               Definitions

EXHIBIT A             Form of Borrowing Request
EXHIBIT B-1           Form of Revolving Note
EXHIBIT B-2           Form of Swingline Note
EXHIBIT C             Form of Notice of Conversion
EXHIBIT D             Form of Assignment Agreement
EXHIBIT E             Form of Tax Certificate
EXHIBIT F             Form of Investment Manager Letter
EXHIBIT G             Form of Pledge and Intercreditor Agreement
EXHIBIT H             Form of Compliance Certificate
EXHIBIT I             Form of Custodial Agreement
EXHIBIT J             Form of Valuation Statement
EXHIBIT K             Form of Senior Facility Insurance Policy


SCHEDULE 1            Commitments and Percentages
SCHEDULE 2            Lending Offices and Notice Data
SCHEDULE 3            UCC-1 Filing Jurisdictions
SCHEDULE 4            Approved Dealers
SCHEDULE 5            Approved Investment Banking Firms
SCHEDULE 6            Approved Pricing Services
SCHEDULE 7            Industries
SCHEDULE 8            Approved Counterparties
SCHEDULE 9            Moody's Collateral Valuation Schedule
SCHEDULE 10           S&P Collateral Valuation Schedule
SCHEDULE 11           Approved Third Party Appraisers

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                               CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of November 17, 2004 (this "Agreement"), is entered into by and among SPECIAL VALUE EXPANSION FUND, LLC, a limited liability company formed under the laws of the State of Delaware (the "Borrower"), VARIOUS FINANCIAL INSTITUTIONS which are, or may become, parties hereto as Lenders, AMBAC ASSURANCE CORPORATION, as Insurer (the "Insurer"), UNION BANK OF CALIFORNIA, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and IXIS FINANCIAL PRODUCTS INC., as arranger (in such capacity, the "Arranger").

                             W I T N E S S E T H :

         WHEREAS, the Borrower is a newly organized limited liability company formed to pursue a strategy of investing on a leveraged basis and actively managing a diversified pool of Fund Investments;

         WHEREAS, the Borrower desires to obtain Commitments from the Lenders, pursuant to which Loans shall be made, subject to the terms and conditions set forth herein, in a maximum aggregate principal amount not to exceed at any time the lesser of (a) the Total Maximum Commitment and (b) the Borrowing Base minus the aggregate outstanding liquidation preference of the Preferred Shares at such time;

         WHEREAS, the Lenders are willing, on the terms and conditions hereinafter set forth, to extend such Commitments; and

         WHEREAS, the Insurer is issuing its financial guaranty insurance policy with respect to the Loans hereunder pursuant to the Insurance Agreement;

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

                                  ARTICLE I

                        DEFINITIONS AND INTERPRETATION

         Section 1.1 Defined Terms. As used in this Agreement, and unless the context requires a different meaning, capitalized terms used but not defined herein shall have the respective meanings set forth in Annex X hereto. In the event of any inconsistency between the definition of any term as set forth herein and the definition of such term as set forth in Annex X, the definition of such term as set forth in Annex X shall control.

         Section 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each Notice of Conversion, Assignment Agreement, notice and other communication delivered from time to time in connection with this Agreement or any other Credit Document.

         Section 1.3 Interpretation. In this Agreement, unless a clear contrary intention appears:

         (a) the singular number includes the plural number and vice versa;

         (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

         (c) reference to any gender includes each other gender;

         (d) reference to any agreement (including this Agreement and the Annex and Exhibits hereto), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

         (e) reference to any Applicable Law means such Applicable Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder;

         (f) unless the context indicates otherwise, reference to any Article, Section, Schedule, Annex or Exhibit means such Article, Section or Schedule hereof or Annex or Exhibit hereto;

         (g) "hereunder," "hereof," "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

         (h) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; and

         (i) relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including."

         Section 1.4 Accounting Matters. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP applied in the preparation of the financial statements of the Borrower referred to in Section 6.1.2(a).

         Section 1.5 Collateral Documents. References in this Agreement to the Pledge and Intercreditor Agreement or any other Collateral Document, in a case where such Collateral Document is or would be governed by the laws of any jurisdiction other than the State of New York, shall mean and be a reference to a document having a purpose and effect under the laws of such other jurisdiction substantially similar to the purpose and effect of the corresponding Collateral Document.

         Section 1.6 Conflict Between Credit Documents. Except with respect to matters covered in the Pledge and Intercreditor Agreement (where, in such case, the provisions of the Pledge and Intercreditor Agreement shall control), if there is any conflict between this Agreement and any other Credit Document, this Agreement and such other Credit Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, this Agreement shall prevail and control.

         Section 1.7 Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Credit Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

         Section 1.8 References to Definitions in the Collateral Valuation Schedules. References to a term having the meaning set forth in both Collateral Valuation Schedules shall be applied separately using such term as defined in each of the Collateral Valuation Schedules; provided, however, that
(i) if at any time none of the Loans or Preferred Shares are then rated by Moody's but some or all of the Loans and Preferred Shares are rated by S&P, the Moody's Collateral Valuation Schedule shall not be applicable for any purpose hereunder and (ii) if at any time none of the Loans or Preferred Shares are then rated by S&P but some or all of the Loans and Preferred Shares are rated by Moody's, the S&P Collateral Valuation Schedule shall not be applicable for any purpose hereunder.

                                  ARTICLE II

                                  COMMITMENTS

         Section 2.1 Commitments. Subject to the terms and conditions of this Agreement, each Lender severally and for itself alone agrees to provide the Commitments described in this Section 2.1.

         Section 2.1.1 Commitment of Each Lender.

         (a) Each Lender shall, from the Closing Date to the Commitment Termination Date and subject to the terms and conditions hereof, severally, but not jointly, make revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower equal to its Revolving Percentage of the aggregate amount of any Revolving Borrowing requested from all Lenders. The commitment of each Lender described in this Section 2.1.1(a) is herein referred to as its "Revolving Commitment" and, together with its Revolving Percentage, is set forth in Schedule 1 hereto. Each Revolving Loan shall be denominated in Dollars and, except as provided below, each Loan made by a Lender other than a CP Conduit, at the Borrower's option, may be incurred and maintained as and/or converted into Base Rate Loans or Eurodollar Rate Loans and each Loan made by a CP Conduit shall be incurred and maintained as a Cost of Funds Rate Loan. Subject to the terms hereof, the Borrower may from time to time borrow, prepay, repay and reborrow Revolving Loans pursuant to the Revolving Commitments.

         (b) Notwithstanding paragraph (a) of this Section 2.1.1 or any other provision of this Agreement or the other Transaction Documents, no Lender that is a Designated CP Conduit shall be required to make, purchase or maintain any Revolving Loan or purchase or participate in any Swingline Loan; provided that upon any refusal of a Designated CP Conduit to make or purchase a Revolving Loan or purchase or participate in any Swingline Loan hereunder, its corresponding Designated CP Conduit Committed Lender shall purchase or participate in such Swingline Loan or, subject to Article 4, make or purchase such Revolving Loan.

         (c) Notwithstanding paragraphs (a) and (d) of this Section 2.1.1,
Section 3.1.2 or any other provision of this Agreement or the other Transaction Documents, each Lender that is an Other CP Conduit shall only be required to make Loans to the extent it has funds available therefor.

         (d) The Swingline Lender shall, from the Closing Date to the Swingline Expiry Date and subject to the terms and conditions hereof, make a loan or loans (each, a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower in the aggregate amount of any Borrowing of Swingline Loans requested from the Swingline Lender. Subject to the terms hereof, the Borrower may from time to time borrow, prepay, repay and reborrow Swingline Loans.

         Section 2.1.2 Amount of Commitments.

         (a) No Lender shall be required to make any Revolving Loan under its Revolving Commitment if, after giving effect thereto and the receipt and application by the Borrower of the proceeds of such Revolving Loan, the then aggregate outstanding principal amount of Revolving Loans made by such Lender (and, in the case of a Designated CP Conduit or Designated CP Conduit Committed Lender, the Loans made by its corresponding Designated CP Conduit Committed Lender or Designated CP Conduit, respectively, and, in the case of an Other CP Conduit, the Loans made by its related Liquidity Provider), when added to such Lender's Revolving Percentage of the aggregate amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) would exceed (x) its respective Revolving Percentage of the Total Revolving Commitments at such time or (y) its respective Revolving Percentage of the aggregate principal amount of all Revolving Loans (as if each Lender had funded all of its Revolving Loans in accordance with this Agreement).

         (b) The Swingline Lender shall not be required to make, and shall not make, any Swingline Loan if (i) after giving effect thereto, the then aggregate outstanding principal amount of Swingline Loans would exceed the Maximum Swingline Amount, (ii) after giving effect thereto and the receipt and application by the Borrower of the proceeds thereof, the sum of the then aggregate outstanding principal amount of Revolving Loans and the then aggregate outstanding principal amount of Swingline Loans would exceed the Total Revolving Commitments at such time, (iii) a Default has occurred and is continuing or (iv) to the Swingline Lender's knowledge, any other condition set forth in Section 4.2 has not been satisfied. The Swingline Lender shall not be permitted to make any Swingline Loan after it has received a notice from the Borrower or any Lender that a Default has occurred unless such Default has been cured or waived in accordance with the terms hereof.

         Section 2.2 Optional Reductions of Total Maximum Commitment. The Borrower may, from time to time on any Business Day (the "Commitment Reduction Date"), voluntarily reduce the amount of the Total Maximum Commitment; provided, that (i) all such reductions shall (x) require at least five (5) Business Days' prior notice to the Administrative Agent, (y) apply proportionately to the Total Revolving Commitments, each Lender's Revolving Commitment (in accordance with its Revolving Percentage of the Total Revolving Commitment) and (z) permanently reduce the Total Maximum Commitment by the amount of such reduction (the "Commitment Reduction Amount") (such reduction permanently reducing the amount resulting from each calculation of Total Maximum Commitment thereafter), (ii) any partial reduction of the Total Maximum Commitment shall be in a minimum amount of $3,000,000 and in an integral multiple of $1,000,000 for amounts in excess thereof, (iii) no such reduction shall reduce any Lender's Revolving Commitment to an amount less than the sum of the aggregate outstanding Revolving Loans of such Lender and such Lender's Revolving Percentage of the aggregate outstanding principal amount of Swingline Loans, and (iv) if such reduction occurs on or prior to November 17, 2007, the Borrower shall have paid the Commitment Reduction Premium to the Lenders, ratably according to their respective Percentages as of the related Commitment Reduction Date and the Insurer (so long as the Senior Facility Insurance Policy is in effect) shall have consented thereto. With respect to each Designated CP Conduit and its corresponding Designated CP Conduit Lender, there shall be a single payment to the Designated CP Conduit Lender.

         For the purposes of this Section 2.2, (i) "Commitment Reduction Percentage" shall mean, as of any Commitment Reduction Date occurring on or prior to November 17, 2007, the percentage obtained by dividing the Commitment Reduction Amount by the Total Maximum Commitment as of such Commitment Reduction Date, and (ii) "Commitment Reduction Premium" shall mean, with respect to any Commitment Reduction Date occurring on or prior to November 17, 2007, an amount equal to the present value of the Commitment Reduction Percentage of the remaining commitment fees calculated as follows:

                  (1) if the Commitment Reduction Date occurs during the First Period (as defined in the definition of "Minimum Borrowing Amount"), the remaining commitment fees will be the sum of (X) the commitment fees for the remaining First Period in the amount equal to the Total Maximum Commitment multiplied by 0.20% per annum, and (Y) the commitment fees for the Second Period, the Third Period, the Fourth Period and the Fifth Period (each, as defined in the definition of "Minimum Borrowing Amount") determined in accordance with clauses
         (2), (3), (4) and (5) below;

                  (2) if the Commitment Reduction Date occurs during the Second Period, the remaining commitment fees will be the sum of (X) the commitment fees for the remaining Second Period in the amount equal to the sum of (a) 85% of the Total Maximum Commitment multiplied by 0.20% per annum, and (b) 15% the Total Maximum Commitment multiplied by 0.43% per annum, and (Y) the commitment fees for the Third Period, the Fourth Period and the Fifth Period determined in accordance with clauses (3), (4) and (5) below;

                  (3) if the Commitment Reduction Date occurs during the Third Period, the remaining commitment fees will be the sum of (X) the commitment fees for the remaining Third Period in the amount equal to the sum of (a) 70% of the Total Maximum Commitment multiplied by 0.20% per annum (until the 550th day from the Closing Date) or 0.30% per annum (after the 550th day from the Closing Date), as applicable, and (b) 30% of the Total Maximum Commitment multiplied by 0.43% per annum, and (Y) the commitment fees for the Fourth Period and the Fifth Period determined in accordance with clauses (4) and (5) below;

                  (4) if the Commitment Reduction Date occurs during the Fourth Period, the remaining commitment fees will be the sum of (X) the commitment fees for the remaining Fourth Period in the amount equal to the sum of (a) 60% of the Total Maximum Commitment multiplied by 0.30% per annum and (b) 40% of the Total Maximum Commitment multiplied by 0.43% per annum, and (Y) the commitment fees for the Fifth Period determined in accordance with clause (5) below; and

                  (5) if the Commitment Reduction Date occurs during the Fifth Period, the remaining commitment fees for the remaining Fifth Period will be the sum of (X) 25% of the Total Maximum Commitment multiplied by 0.30% per annum and (Y) the amount equal to 75% of the Total Maximum Commitment multiplied by 0.43% per annum.

         Any Commitment Reduction Premium payable under this Section 2.2 shall be determined by the Administrative Agent in accordance with generally accepted financial practices (A) assuming the Fifth Period ends on November 17, 2007, (B) assuming that each payment of such commitment fees will be made on its related Quarterly Date and (C) discounting to such Commitment Reduction Date, on a quarterly basis as of each Quarterly Date on the basis of a 365-day year and the actual number of days elapsed, using a discount factor equal to three-month Eurodollar Rate plus 0.43% per annum, as reasonably determined by the Administrative Agent by no later than two (2) Business Days prior to such Commitment Reduction Date.

         The Administrative Agent shall notify the Lenders, Moody's, S&P, and, so long as the Senior Facility Insurance Policy is in effect, the Insurer of receipt of notice of any voluntary reduction of the Total Maximum Commitment hereunder promptly following receipt of such notice. For the purposes of this
Section 2.2, the Commitment of a Designated CP Conduit and the Commitment of its corresponding Designated CP Conduit Committed Lender shall be treated as a single Commitment and shall each be reduced by an equal amount, and the reduction of any Other CP Conduit's Commitment shall be deemed to effect a corresponding reduction in the obligations of its related Liquidity Provider.

         Section 2.3 Extension of Facility.

         Section 2.3.1 Notice of Extension. Subject to complying with this
Section 2.3.1, so long as no violation of Section 6.1.18 (without giving effect to the grace periods provided for therein) shall have occurred and be continuing under this Agreement, the Borrower may request a 364-day extension of the Commitment Termination Date from the Scheduled Commitment Termination Date to the date that is 364 days after the Scheduled Commitment Termination Date (the "Extension Date"); provided, that any Extension Date that would otherwise be a day that is not a Business Day shall be the preceding Business Day. The Borrower may, by notice to the Administrative Agent and, so long as the Senior Facility Insurance Policy is in effect, the Insurer (such notice being an "Extension Notice") given no more than nine (9) months and no less than five (5) months prior to the Scheduled Commitment Termination Date, request that the Lenders extend the Commitment Termination Date from the Scheduled Commitment Termination Date to the Extension Date. The Extension Notice shall be accompanied by a certificate from the Borrower stating that no Default has occurred and is continuing. The Administrative Agent shall notify the Lenders of its receipt of any Extension Notice within five (5) Business Days after the Administrative Agent's receipt thereof, and each Lender shall notify the Administrative Agent of its decision regarding such Extension Notice during the period commencing on the date such notice is received by the Administrative Agent and terminating on the date which is thirty (30) days thereafter (the "Consent Period"). Each Lender may, by an irrevocable notice (a "Consent Notice") to the Administrative Agent at any time during the Consent Period, consent to such extension, which consent may be given or withheld by each Lender in its absolute and sole discretion (each Lender giving a Consent Notice during the Consent Period being called a "Continuing Lender"). Notwithstanding anything else to the contrary, any such extension shall be subject to the conditions that (i) all Continuing Lender(s) have an aggregate amount of Commitments representing more than 50% of the aggregate of all Commitments (as in effect at the time of the delivery of the Extension Notice), (ii) no Default shall have occurred and be continuing on the Scheduled Commitment Termination Date, it being understood that any such extension of the Scheduled Commitment Termination Date shall be deemed to be a representation and warranty by the Borrower that the condition set forth above in this clause (ii) has been satisfied, (iii) all representations and warranties of the Borrower set forth in Article V shall be true and correct in all material respects on the Scheduled Commitment Termination Date and (iv) so long as the Senior Facility Insurance Policy is in effect, the Insurer shall have consented in writing to such extension. The Administrative Agent shall promptly notify the Borrower, Moody's, S&P, the Insurer (so long as the Insurer is the Controlling Class) and each Continuing Lender of the effectiveness of any extension of the Scheduled Commitment Termination Date pursuant to this Section 2.3.1.

         Section 2.3.2 Withdrawing Lenders. No extension pursuant to Section
2.3.1 shall be effective with respect to a Lender that either (i) by a notice (a "Withdrawal Notice") delivered to the Administrative Agent during the Consent Period, declines to consent to such extension or (ii) has failed to respond to the Administrative Agent within the Consent Period (each such Lender giving a Withdrawal Notice or failing to respond in a timely manner being called a "Withdrawing Lender").

         Section 2.3.3 Termination of Commitment of Withdrawing Lender. Unless its Commitment has been assigned pursuant to Section 2.3.4, the Commitment of each Withdrawing Lender shall terminate on the Scheduled Commitment Termination Date without giving effect to any extension, and any Borrowing Request specifying a Business Day for a Borrowing occurring on or after the Scheduled Commitment Termination Date or requesting an Interest Period extending beyond such date shall have no effect in respect of such Withdrawing Lender. The Administrative Agent shall promptly notify the Borrower (and the Borrower shall promptly notify Moody's and S&P) and, so long as the Insurer is the Controlling Class, the Insurer of the termination of the Commitments of Withdrawing Lenders and the aggregate Commitments of all Lenders as of the close of business on the Scheduled Commitment Termination Date.

         Section 2.3.4 Assignment by Withdrawing Lender. A Withdrawing Lender shall be obliged, at the request of the Borrower or the Administrative Agent (and subject to the Withdrawing Lender receiving payment in full of an amount equal to the sum of (1) the principal of, and all accrued interest on, all outstanding Loans of the Withdrawing Lender, plus (2) all accrued, but theretofore unpaid, fees owing to the Withdrawing Lender pursuant to Section 2.4, plus (3) all other amounts due and owing to the Withdrawing Lender under, or with respect to, this Agreement and the other Credit Documents, or such other amount as to which the Withdrawing Lender shall agree), as of the Scheduled Commitment Termination Date, to assign, without recourse or warranty (other than a warranty as to unencumbered ownership of the Loans so being assigned) all of its rights and obligations (including its Commitment) hereunder to another financial institution chosen by the Borrower; provided, that such assignment shall be made pursuant to and satisfy all the requirements of Section 9.4(b) (it being understood that no Withdrawing Lender shall be required to pay the assignment fee referred to therein), and such assignment is otherwise consented to by the Administrative Agent and the Borrower. Any such financial institution shall, pursuant to the terms of
Section 9.4(b), thereafter be a Lender for all purposes of this Agreement, and the Commitment and Loans so assigned shall be extended pursuant to Section 2.3.1.

         Section 2.3.5 Total Maximum Commitment After Extension. If the Commitment Termination Date is extended pursuant to Section 2.3.1, the Total Maximum Commitment and the Total Revolving Commitments shall be permanently reduced (such reduction permanently reducing the amount resulting from each calculation of the Total Maximum Commitment and the Total Revolving Commitments thereafter) by an amount equal to the sum of the Commitments and the Revolving Commitments, respectively, of each Withdrawing Lender that has not assigned its Loans and Commitments in accordance with Section 2.3.4 on or prior to the Scheduled Commitment Termination Date (without giving effect to any extension).

         Section 2.4 Fees.

         Section 2.4.1 Commitment Fee. The Borrower agrees to pay on each Quarterly Date after the Closing Date and on the Scheduled Commitment Termination Date (if such Commitment Termination Date has not been extended pursuant to Section 2.3.1 or if any principal otherwise becomes due in respect of any Loans on the Scheduled Commitment Termination Date) and on the Extension Date (if the Commitment Termination Date has been extended pursuant to Section 2.3.1) (each such date, a "Commitment Fee Payment Date"), to the Administrative Agent for the account of the Lenders, ratably according to their respective Percentages for the period relating to each such payment, a non-refundable fee equal to the sum of (i) the aggregate amount of, with respect to each day during the period ending on the related Commitment Fee Payment Date on which the aggregate outstanding amount of Revolving Loans was equal to or greater than the applicable Minimum Borrowing Amount, the Unutilized Commitment with respect to such day, multiplied by, during the initial 550 days of the Ramp-Up Period, 0.20% per annum (calculated on an actual/360-day basis), and thereafter, 0.30% per annum (calculated on an actual/360-day basis) and (ii) the aggregate amount of, with respect to each day during the period ending on the related Commitment Fee Payment Date on which the aggregate outstanding amount of Revolving Loans was less than the applicable Minimum Borrowing Amount, the sum of (x) the Minimum Borrowing Amount with respect to such day multiplied by 0.43% per annum (calculated on an actual/360-day basis) and (y) (1) an amount equal to (A) the Total Maximum Commitment with respect to such day minus (B) the Minimum Borrowing Amount with respect to such day, multiplied by, (2) during the initial 550 days of the Ramp-Up Period, 0.20% per annum (calculated on an actual/360-day basis), and thereafter, 0.30% per annum (calculated on an actual/360-day basis). With respect to each Designated CP Conduit and its corresponding Designated CP Conduit Lender, there shall be a single fee paid to the Designated CP Conduit Lender.

         Section 2.4.2 Administrative Agent's Fee. The Borrower shall pay fees to the Administrative Agent in the amount and manner specified in the Fee Letter.

                                 ARTICLE III

                            LOANS AND LENDER NOTES

         Section 3.1 Borrowing Procedure. Borrowings of Loans shall be made in accordance with this Section 3.1.

         Section 3.1.1 Borrowing Requests.

         (a) On any Business Day on or after the Closing Date and prior to the Commitment Termination Date, the Borrower, on the terms and conditions provided herein, may from time to time request that Revolving Loans be made by all Lenders with Revolving Commitments. The aggregate amount of such requested Loans shall be in a principal amount equal to (A) $5,000,000 or an integral multiple of $1,000,000 for amounts in excess thereof or (B) if less than the amount specified in (A), the unused amount of the Commitments. Revolving Loans shall be requested by the Borrower either (i) by delivering, e-mailing or telecopying to the Administrative Agent a Borrowing Request or (ii) providing to the Administrative Agent a telephonic request for a Borrowing (which request shall be promptly confirmed by means of a delivered, e-mailed or telecopied Borrowing Request) no later than the time specified in the next sentence. A written or telephonic request for a Borrowing shall be received by the Administrative Agent no later than (x) 9:00 a.m. (Los Angeles time) not less than three (3) Business Days preceding the date of the requested Loans, in the case of Eurodollar Rate Loans and Cost of Funds Rate Loans that are Revolving Loans and (y) 12:00 noon (Los Angeles time) not less than one (1) Business Day preceding the date of the requested Loans, in the case of Base Rate Loans that are Revolving Loans. Subject to Section 3.4.4, each Borrowing Request (and telephonic request for a Borrowing) shall be irrevocable and binding upon the Borrower. All Borrowing Requests for Eurodollar Rate Loans and Cost of Funds Rate Loans hereunder shall be made on a pro rata basis (based on the available amounts of the Commitments of Lenders other than CP Conduits and of CP Conduits, respectively), and all Borrowing Requests for Base Rate Loans shall be made on a pro rata basis (based on the available amounts of the Commitments of Lenders other than CP Conduits).

         (b) Whenever the Borrower desires to make a Borrowing of Swingline Loans hereunder, it shall give the Swingline Lender, not later than 10:00 a.m. (Los Angeles time) on the date that a Swingline Loan is to be made, written notice in the form of a Borrowing Request (or telephonic notice promptly confirmed by means of a delivered, e-mailed or telecopied Borrowing Request) of each Swingline Loan to be made hereunder; provided, that no more than three Swingline Loans may be requested in any calendar month unless the Swingline Lender otherwise consents. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of Swingline Loans to be made pursuant to such Borrowing. Each such Swingline Loan shall be (i) denominated in Dollars in a principal amount of $1,000,000 or an integral multiple of $100,000 for amounts in excess thereof and (ii) shall be made as Swingline Rate Loans. Mandatory Borrowings shall be made upon the notice specified in Section 3.1.1(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 3.1.1(c).

         (c) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Revolving Lenders (or any other Person as previously directed in writing by a Revolving Lender to the Swingline Lender) that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default under Section 7.1.9 or upon the exercise of any of the remedies provided in Section 7.3), in which case, subject to the limitations on the obligations of CP Conduits and the limitations with respect to Types of Loans that may be made by CP Conduits and Lenders other than CP Conduits set forth in Section 2.1.1, a Borrowing of Revolving Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the third succeeding Business Day from all Revolving Lenders pro rata on the basis of their respective Revolving Percentages (determined before giving effect to any termination of the Commitments pursuant to Section 7.3) and the proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each such Revolving Lender hereby irrevocably agrees, subject to the limitations on the obligations of CP Conduits and the limitations with respect to Types of Loans that may be made by CP Conduits and Lenders other than CP Conduits set forth in Section 2.1.1, to make Revolving Loans upon three (3) Business Days' notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Article IV are then satisfied, (iii) whether a Default then exists (provided such Swingline Loan did not violate the last sentence of Section 2.1.2(b) when made), (iv) the date of such Mandatory Borrowing, and (v) the amount of the Total Maximum Commitment at such time (provided, that such Swingline Loan met the requirements of Section 2.1.2(b)(ii) when made). In the event that any Mandatory Borrowing is required to be made and cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding described in Section 7.1.9 with respect to the Borrower), then each such Revolving Lender hereby agrees, subject to the limitations on the obligations of CP Conduits and the limitations with respect to Types of Loans that may be made by CP Conduits and Lenders other than CP Conduits set forth in Section 2.1.1, that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause such Revolving Lender to share in such Swingline Loans ratably based upon its respective Revolving Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.3); provided, that
(x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Revolving Lender shall be required to pay the Swingline Lender interest on the principal amount of the participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the Federal Funds Effective Rate for the first Business Day and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

         (d) The Administrative Agent shall notify the Lenders (or any other Person as previously directed in writing by a Lender to the Administrative Agent) and, so long as the Senior Facility Insurance Policy is in effect, the Insurer of the receipt of each Borrowing Request promptly, and in no event later than the Business Day following receipt thereof. Such notice shall be given in writing by facsimile or e-mail. Each request for Loans made pursuant to this Section 3.1.1 shall constitute the Borrower's representation and warranty made to the Insurer, the Administrative Agent and the Lenders that all of the applicable conditions contained in Article IV shall, after giving effect to such Borrowing, be satisfied, and the making available of such Loans to the Borrower shall be subject to the satisfaction of the applicable conditions of Article IV.

         (e) Any such notice of a Borrowing Request given to a Designated CP Conduit under this Section 3.1.1 shall be effective with respect to any Designated CP Conduit Committed Lender that assumes the obligations of any Designated CP Conduit hereunder on or prior to the date of the Borrowing specified therein.

         Section 3.1.2 Funding of Borrowings.

         (a) No later than 10:00 a.m. (Los Angeles time) on the Business Day specified in each Borrowing Request (or (x) in the case of Swingline Loans, no later than the close of business on the date specified pursuant to Section 3.1.1(b) or (y) in the case of Mandatory Borrowings, not later than 9:00 a.m. (Los Angeles time) on the date specified in Section 3.1.1(c)), each Lender shall make available its pro rata share (based on such Lender's Revolving Percentage) of each Borrowing requested to be made on such date (or, in the case of Swingline Loans, the Swingline Lender shall make available the full amount thereof) in the manner provided below. All such amounts shall be made available in Dollars and immediately available funds at the Payment Office and the Administrative Agent promptly shall make available to the Borrower by depositing to the Custodial Account the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender (or if such Lender is a Designated CP Conduit, from its Designated CP Conduit Commitment Lender). If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall as soon as practicable pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender (or the Borrower, as the case may be, if such Lender fails to pay) interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Effective Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 3.4, for the respective Loans.

         (b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         Section 3.2 Lender Notes. Each Loan made by a Lender shall be evidenced by (i) if a Revolving Loan, a promissory note payable to the order of such Lender in a maximum principal amount equal to such Lender's Revolving Percentage of the Total Revolving Commitments and shall be dated the Closing Date and substantially in the form of Exhibit B-1 (a "Revolving Note") and
(ii) if a Swingline Loan, a promissory note payable to the order of the Swingline Lender in a maximum principal amount equal to the Maximum Swingline Amount and dated the Closing Date and substantially in the form of Exhibit B-2 (the "Swingline Note").

         The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to its respective Lender Note (or on a continuation of such grid attached to such Lender Note and made a part thereof), which notations shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate (including any conversions thereof pursuant to Section 3.4.3) applicable to, the Loans evidenced thereby. The notations on each such grid (and on each such continuation) indicating the outstanding principal amount of the Loans made by such Lender shall be prima facie evidence (absent manifest error) of the principal amount thereof owing and unpaid, but the failure to record any such amount on such grid (or on such continuation) shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Lender Note to make payment of the principal of or interest on such Loans when due.

         Notwithstanding the foregoing or any other provision of this Agreement, a Lender may, by written request to the Borrower and the Administrative Agent, elect not to have its Loans evidenced by a Lender Note, in which case Loans made by such Lender shall be evidenced solely by the Register.

         Section 3.3 Principal Payments.

         Section 3.3.1 Repayments and Prepayments. The Borrower shall make payment in full of all unpaid principal of (x) each Revolving Loan on the Commitment Termination Date and (y) each Revolving Loan made by a Withdrawing Lender (and not assigned pursuant to Section 2.3.4) on the Scheduled Commitment Termination Date and (z) each Swingline Loan on the Swingline Expiry Date. Prior thereto, the Borrower:

         (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans made as part of any particular Borrowing; provided, that:

                  (i) no such prepayment of any Borrowing of Eurodollar Rate Loans or Cost of Funds Rate Loans may be made which, after giving effect thereto, would result in the aggregate outstanding principal amount of such Eurodollar Rate Loans and Cost of Funds Rate Loans being less than $3,000,000 (unless repaid in full) or other than an integral multiple of $1,000,000;

                  (ii) each such voluntary prepayment shall require (A) in the case of Base Rate Loans or Swingline Rate Loans, prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent and, so long as the Senior Facility Insurance Policy is in effect, the Insurer not later than 8:00 a.m. (Los Angeles time) on the Business Day prior to the proposed date of the prepayment and (B) in the case of Eurodollar Rate Loans and Cost of Funds Rate Loans, at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent and, so long as the Senior Facility Insurance Policy is in effect, the Insurer;

                  (iii) each such voluntary prepayment of a Revolving Loan shall be in a minimum amount of $3,000,000 and an integral multiple of $1,000,000 (or, if less, the outstanding principal amount of all Loans then outstanding);

                  (iv) a prepayment of a Eurodollar Rate Loan or a Cost of Funds Rate Loan on a day other than the last day of the Interest Period for such Loan shall in all cases be subject to the requirements of Section 3.4.5; and

                  (v) no such prepayment of a Revolving Loan may be made if, after giving effect thereto, a Swingline Loan would remain outstanding;

         (b) shall, on each date when any reduction in the Total Maximum Commitment shall become effective, make a mandatory prepayment of all Loans equal to the excess, if any, of the aggregate outstanding principal amount of all Loans over the Total Maximum Commitment as so reduced;

         (c) shall make a prepayment of Loans as may be required by Section 6.1.18;

         (d) shall, immediately upon any acceleration of the maturity of any Loans pursuant to Sections 7.2 and/or 7.3 as required by the terms of the Pledge and Intercreditor Agreement, repay all Loans; and

         (e) shall repay the outstanding amount of each Swingline Loan on the earlier of (x) the fifteenth (15th) Business Day following the making of such Swingline Loan or (y) the first day following the making of such Swingline Loan that is the last day of an Interest Period for a Eurodollar Rate Loan and is at least ten (10) Business Days following the making of such Swingline Loan.

Each repayment and prepayment of any Loans made pursuant to this Section 3.3.1 shall be without premium or penalty, except as may be otherwise required by this Agreement (including Section 3.4.5).

         Section 3.3.2 Application. Prepayments shall be applied to such Loans as may be specified by the Borrower (so long as any prepayment of Revolving Loans being maintained as Eurodollar Rate Loans and Cost of Funds Rate Loans is made on a pro rata basis among such Loans); provided, however, that, during the occurrence and continuance of an Event of Default, or in the event any Lender fails to acquire its pro rata share in any Swingline Loan from the Swingline Lender, prepayments shall be applied first to the portion of such Loans being maintained as Swingline Loans and then on a pro rata basis among all remaining Loans but subject in any event to Section 9.6. Absent such specification by the Borrower or the occurrence and continuance of an Event of Default, any prepayment of any Loans shall be applied first to the portion of such Loans being maintained as Swingline Rate Loans, then to the portion of such Loans being maintained as Base Rate Loans and then to the portion of such Loans being maintained as Eurodollar Rate Loans and Cost of Funds Rate Loans (on a pro rata basis among such Loans being maintained as Eurodollar Rate Loans and Cost of Funds Rate Loans).

         Section 3.4 Interest.

         Section 3.4.1 Interest Rules and Calculations.

         (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Base Rate in effect from time to time.

         (b) (i) The unpaid principal amount of each Eurodollar Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the relevant Eurodollar Rate plus the Applicable Margin and (ii) the unpaid principal amount of each Cost of Funds Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall be the relevant Cost of Funds Rate plus the Applicable Margin.

         (c) The unpaid principal amount of each Swingline Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Swingline Rate in effect from time to time.

         (d) All overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall bear interest at a rate per annum equal to the Base Rate in effect from time to time (or, in the case of Cost of Funds Rate Loans, the applicable Cost of Funds Rate) plus 2%.

         (e) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan and each Swingline Rate Loan, on each Quarterly Date, (ii) in respect of each Eurodollar Rate Loan and each Cost of Funds Rate Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period of six months, on the date occurring three months after the first day of such Interest Period and (iii) in respect of each Loan, on any prepayment or conversion (other than the prepayment and conversion of Loans that are maintained as Base Rate Loans or Swingline Rate Loans) (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

         (f) The Borrower shall, no later than ten (10) Business Days prior to each interest payment date, review the potential sources available for the payment of amounts due on such interest payment date (including, without limitation, borrowings under this Agreement, cash (including from the sale of Collateral) and contributions of equity capital to the Borrower, including any Subordinated Equity Security. The Borrower shall thereupon make cash available from one or more such sources in order to pay in full all amounts due on the applicable interest payment date.

         (g) All computations of interest hereunder shall be made in accordance with Section 9.7(b).

         (h) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Rate Loans or Cost of Funds Rate Loans for any Interest Period, shall promptly notify the Borrower, the Insurer (so long as the Senior Facility Insurance Policy is in effect) and the Lenders thereof; provided that in the case of Cost of Funds Rate Loans, such determination may be based on a good faith estimate of the relevant Cost of Funds Rate until the actual rate is determined.

         Section 3.4.2 Interest Periods.

         (a) At the time the Borrower gives a Borrowing Request or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Rate Loans or Cost of Funds Rate Loans (in the case of the initial Interest Period applicable thereto) or prior to 8:00 a.m. (Los Angeles time) on the third (3rd) Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Rate Loans or Cost of Funds Rate Loans, the Borrower shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, subject to the terms and conditions hereof, be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

                  (i) the initial Interest Period for any Borrowing of Eurodollar Rate Loans or Cost of Funds Rate Loans shall commence on the date of such Borrowing (including in the case of Revolving Loans the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the preceding Interest Period expires;

                  (ii) there shall be no more than ten (10) separate Interest Periods permitted with respect to all Revolving Loans that are Eurodollar Rate Loans and Cost of Funds Rate Loans at any particular time (other than any such Eurodollar Rate Loan or Cost of Funds Rate Loan that results from the conversion of, or is used in part or in whole to repay, any Mandatory Borrowing);

                  (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the succeeding Business Day; provided, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the preceding Business Day;

                  (v) no Interest Period shall extend beyond the Commitment Termination Date (and, if the Commitment Termination Date shall be the Extension Date, no Interest Period with respect to a Loan made by a Withdrawing Lender that has not assigned such Loan pursuant to
         Section 2.3.4 shall extend beyond the Scheduled Commitment Termination Date); and

                  (vi) no Interest Period may otherwise be elected at any time when an Event of Default is then in existence if the Administrative Agent or the Controlling Class has determined that such an election at such time would be disadvantageous to the Lenders or, so long as the Senior Facility Insurance Policy is in effect, the Insurer.

         (b) If, upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Rate Loans or Cost of Funds Rate Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

         Section 3.4.3 Conversions. The Borrower shall have the option to convert on any Business Day occurring on and after the date of the initial Borrowing all or a portion of a Eurodollar Rate Loan or a Base Rate Loan (in each case other than Swingline Loans which may not be converted pursuant to this Section 3.4.3) in a minimum of $3,000,000 or an integral multiple of $1,000,000 in excess thereof into a Base Rate Loan or a Eurodollar Rate Loan, as the case may be; provided, that (i) except as otherwise provided in Section 3.4.4, Eurodollar Rate Loans may be converted only on the last day of an Interest Period applicable thereto and only on a pro rata basis among such Eurodollar Rate Loans and no partial conversion of a Borrowing of Eurodollar Rate Loans shall reduce the outstanding principal amount of the Eurodollar Rate Loans made pursuant to such Borrowing to less than $3,000,000, (ii) Base Rate Loans may not be converted into Eurodollar Rate Loans if an Event of Default is in existence on the date of the conversion and the Administrative Agent or the Controlling Class has determined that such conversion at such time would be disadvantageous to the Lenders or the Insurer, and (iii) Borrowings of Eurodollar Rate Loans resulting from this Section 3.4.3 shall be limited in number as provided in Section 3.4.2(a)(ii); provided, however, that notwithstanding anything to the contrary contained herein, no Loan by a Lender who is not a CP Conduit shall be converted into a Cost of Funds Rate Loan and no Loan by a Lender who is a CP Conduit shall be converted into any Type of Loan other than a Cost of Funds Rate Loan. Each such conversion shall be effected by the Borrower giving the Administrative Agent (so long as the Senior Facility Insurance Policy is in effect, with a copy to the Insurer), prior to 8:00 a.m. (Los Angeles time), at least three (3) Business Days' (or two (2) Business Days', in the case of a conversion into Base Rate Loans) prior written notice in the form of Exhibit C (or telephonic notice promptly confirmed by such written notice) (each a "Notice of Conversion"), specifying the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Rate Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans. In addition, notwithstanding anything to the contrary contained herein, any Cost of Funds Rate Loan assigned by a CP Conduit to a Lender who is not a CP Conduit shall automatically convert, at the election of the Borrower, into a Eurodollar Rate Loan (so long as the Borrower gives at least three (3) Business Days' prior written notice) or a Base Rate Loan (it being understood that the foregoing shall not apply to any assignment by an Other CP Conduit to its related Liquidity Provider). In the absence of any such election by the Borrower, and so long as the Borrower gives at least three (3) Business Days' prior written notice, such assigned Loan shall convert into a Eurodollar Rate Loan.

         Section 3.4.4 Increased Costs, Illegality, etc.

         (a) In the event that (x) in the case of Section 3.4.4(a)(i) below, the Administrative Agent or (y) in the case of Sections 3.4.4(a)(ii) and (iii) below, any Lender, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                  (i) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                  (ii) at any time, that such Lender or SPC shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Rate Loans or Cost of Funds Rate Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Closing Date in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) (such as, for example, but not limited to, a change in official reserve requirements) and/or (y) other circumstances occurring after the Closing Date materially affecting the interbank Eurodollar market, or the position of such Lender in such market, in the case of Eurodollar Rate Loans, or the commercial paper market generally, in the case of Cost of Funds Rate Loans; or

                  (iii) at any time, that the making or continuance of any Eurodollar Rate Loan has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful);

then, and in any such event, such Lender (or the Administrative Agent in the case of Section 3.4.4(a)(i) above) shall, (x) on or after such date and (y) within ten (10) Business Days of the date on which such event no longer exists, give notice (by telephone, confirmed in writing) to the Borrower and to the Administrative Agent and, so long as the Senior Facility Insurance Policy is in effect, the Insurer of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (A) in the case of Section 3.4.4(a)(i) above, Eurodollar Rate Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Borrowing Request or Notice of Conversion given by the Borrower with respect to Eurodollar Rate Loans which have not yet been incurred shall be deemed rescinded by the Borrower, (B) in the case of Section 3.4.4(a)(ii) above, the Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (C) in the case of Section 3.4.4(a)(iii) above, the Borrower shall take one of the actions specified in Section 3.4.4(b) as promptly as possible and, in any event, within the time period required by law.

         (b) At any time that any Eurodollar Rate Loan or Cost of Funds Rate Loan is affected by the circumstances described in Section 3.4.4(a)(ii) or
(iii), the Borrower may (and in the case of a Eurodollar Rate Loan affected pursuant to Section 3.4.4(a)(iii), upon receipt of the notice referred to in subsection (a) above, the Borrower shall) either (i) if the affected Eurodollar Rate Loan or Cost of Funds Rate Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 3.4.4(a)(ii) or
(iii), or (ii) if the affected Eurodollar Rate Loan or Cost of Funds Rate Loan is then outstanding, upon at least three (3) Business Days' notice to the Administrative Agent and, so long as the Senior Facility Insurance Policy is in effect, the Insurer, require the affected Lender to convert each such Eurodollar Rate Loan or Cost of Funds Rate Loan into a Base Rate Loan; provided, that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 3.4.4(b).

         (c) If any Lender shall have determined that after the Closing Date, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority (including any central bank or comparable agency charged with the interpretation or administration thereof), or compliance by such Lender (or any corporation controlling such Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or such controlling corporation's) capital or assets as a consequence of its Commitments or obligations hereunder to a level below that which such Lender (or such controlling corporation) would have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or such controlling corporation's) policies with respect to capital adequacy), then from time to time, within fifteen (15) days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as shall compensate such Lender (or such controlling corporation) for such reduction. Each Lender, upon determining in good faith and using averaging and attribution methods which are reasonable that any additional amounts shall be payable pursuant to this
Section 3.4.4(c), shall give prompt written notice thereof to the Borrower, which notice shall set forth the basis in reasonable detail of the calculation of such additional amounts, although, subject to Section 3.4.6(b), the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 3.4.4(c) upon the subsequent receipt of such notice.

         Section 3.4.5 Compensation. The Borrower shall compensate each Lender, upon written request by the Administrative Agent on behalf of any such Lender (which request shall set forth the basis for requesting such compensation), for all costs, losses, expenses and liabilities (including, without limitation, any cost, loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Rate Loans or Cost of Funds Rate Loans) which such Lender may reasonably sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of Eurodollar Rate Loans or Cost of Funds Rate Loans does not occur on a date specified therefor in a Borrowing Request or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 3.4.4(a));
(ii) if any prepayment, repayment or conversion of any of its Eurodollar Rate Loans or Cost of Funds Rate Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Rate Loans or Cost of Funds Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Rate Loans or Cost of Funds Rate Loans when required by the terms of this Agreement (including a default resulting in acceleration of the due date of the Loans hereunder) or (y) an election made pursuant to Section 3.4.4(b). A Lender's basis for requesting compensation pursuant to this Section 3.4.5 and a Lender's calculation of the amount thereof, shall, absent demonstrable error, be final and conclusive and binding on all parties hereto.

         Section 3.4.6 Change of Lending Office; Limitation on Indemnities.

         (a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.4.4(a)(ii) or (iii), 3.4.4(c) or 3.6 with respect to such Lender, it shall, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided, that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section; and provided, further, that such designation shall be made only if it would otherwise be permitted as a participation under Section 9.4. Nothing in this Section 3.4.6 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 3.4.4 or 3.6.

         (b) Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 3.4.4 or 3.6 is given by any Lender more than one hundred eighty (180) days after such Lender obtained, or reasonably should have obtained, knowledge of the occurrence of the event giving rise to the additional costs of the type described in such Sections, such Lender shall not be entitled to compensation under Section 3.4.4 or 3.6 for any amounts incurred or accruing prior to the one hundred eightieth (180th) day prior to the giving of such notice to the Borrower; provided that, if the change in law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

         Section 3.4.7 Replacement of Lenders. (x) Upon the occurrence of any event giving rise to the operation of Section 3.4.4(a)(ii) or (iii), Section 3.4.4(c) or Section 3.6 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders or becoming incapable of making Eurodollar Rate Loans or Cost of Funds Rate Loans, (y) if a Lender becomes a Defaulting Lender, and/or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders and, so long as the Insurer is the Controlling Class, the Insurer as provided in Section 9.12(b), the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferee or Transferees reasonably acceptable to the Administrative Agent, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender"); provided, that (i) at the time of any replacement pursuant to this Section 3.4.7, the Replacement Lender shall enter into one or more Assignment Agreements pursuant to Section 9.4(b) (and with all fees payable pursuant to said Section 9.4(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (1) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, and
(2) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 2.4, and shall pay to the Swingline Lender an amount equal to the Replaced Lender's Percentage of any Mandatory Borrowing to the extent that such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full by the Borrower to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment Agreements, the payment of amounts referred to in clauses (i) and (ii) above, the recordation of the assignment on the Register by the Administrative Agent pursuant to Section 9.16 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Lender Note or Lender Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement, which shall survive as to such Replaced Lender.

         Section 3.5 Method and Place of Payment. Except as otherwise specifically provided herein (or agreed among the Borrower, the Insurer (so long as the Senior Facility Insurance Policy is in effect), the Administrative Agent and any Lender with respect to payments to such Lender), all payments under this Agreement shall be made to the Administrative Agent for the ratable (based on their applicable Percentages) account of the Lenders entitled thereto (which funds the Administrative Agent shall promptly forward to such Lenders), not later than 8:00 a.m. (Los Angeles time) on the date when due and shall be made in immediately available funds and in Dollars at the Payment Office, it being understood that written notice (or telephonic notice promptly confirmed in writing) by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 8:00 a.m. (Los Angeles time) shall be deemed to have been made on the succeeding Business Day. Except as otherwise provided in Section 3.4.2(a)(iv), whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

         Section 3.6 Net Payments.

         (a) All payments made by the Borrower hereunder or under any Lender Note or Loan shall be made without setoff, counterclaim or other defense. Except as provided in Section 3.6(b), all such payments shall be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of and any franchise tax imposed on or in lieu of taxes on net income of a Lender or the Administrative Agent pursuant to the laws of the jurisdiction in which such Lender or the Administrative Agent, as the case may be (each a "Lending Party"), is organized or managed and controlled or the jurisdiction in which the principal office or applicable lending office of such Lending Party is located, managed or controlled or any subdivision or taxing authority thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts, if any, as may be necessary so that every payment of all amounts due under this Agreement or under any Lender Note or Loan, after withholding or deduction for or on account of any Taxes, shall not be less than the amount provided for herein or in such Lender Note or Loan. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lending Party, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of and any franchise tax imposed on or in lieu of taxes on net income of such Lender pursuant to the laws of the jurisdiction in which it is organized or managed and controlled or the jurisdiction in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which it is organized or the jurisdiction in which the principal office is organized or managed and controlled or the jurisdiction in which the principal office or applicable lending office of such Lender is located, managed or controlled, and for any withholding of taxes as such Lending Party shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lending Party pursuant to this sentence. The Borrower shall furnish to the Administrative Agent within thirty (30) days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lending Party, and reimburse such Lending Party upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lending Party. Such indemnification shall be made within thirty (30) days after the date any Lender makes written demand therefor.

         (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent (A) on or prior to the Closing Date, or (B) in the case of such a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Sections 3.4.7 or 9.4 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8 ECI or W-8 BEN (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Lender Note or Loan, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8 ECI or W-8 BEN pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit E (any such certificate, a "Tax Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 BEN (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Lender Note or Loan. In addition, each Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it shall deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8 ECI or W-8 BEN (or successor forms), or Form W-8 BEN (or successor form) and a Tax Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Lender Note or Loan, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such form or Tax Certificate, in which case such Lender shall not be obliged to deliver any such form or Tax Certificate. Notwithstanding anything to the contrary contained in Section 3.6(a), but subject to Section 9.4(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as defined above) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 3.6(a) to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender is not a United States person (as defined above) and has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 3.6(b) or (II) in the case of a payment (other than interest if and only if such Lender complies with clauses (ii)(x) and (y) above) to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section
3.6 and except as set forth in Section 9.4, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in
Section 3.6(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes; provided, such Lender shall provide to the Borrower and the Administrative Agent, upon the request of the Borrower, any reasonably available applicable IRS tax form (reasonably similar in its simplicity and degree of detail to IRS Form W-8 ECI or W-8 BEN or a Tax Certificate) necessary or appropriate for the exemption or reduction in the rate of such U.S. Federal withholding tax.

         (c) If the Borrower pays any additional amount under this Section 3.6 to a Lender and such Lender determines in its sole discretion that it has actually received any refund in respect of such additional amount paid by the Borrower, such Lender shall repay such refund to the Borrower, net of all out-of-pocket expenses of such Lender and without interest (except to the extent such refund includes interest); provided that, the Borrower, upon the request of such Lender, agrees to return such refund (plus penalties, interest or other charges) to such Lender in the event such Lender is required to repay such refund. Whether or not a Lender claims any refund or credit or files any amended tax return shall be in the sole discretion of such Lender. Nothing in this Section 3.6 shall require a Lender to (i) disclose or detail the basis of its calculation of the amount of any tax benefit or refund to the Borrower or any other party or (ii) disclose such Lender's tax returns.

         Section 3.7 Other CP Conduit Lenders and Liquidity Providers; Designated CP Conduits and Designated CP Conduit Committed Lenders. In the event that any Lender that is a CP Conduit shall become obligated to make any payment of or make a claim for any payment of the types referred to in Section 3.4.4, 3.4.5 or 3.6 to any Liquidity Provider for such Other CP Conduit or any Designated CP Conduit Committed Lender for such Designated CP Conduit, as the case may be, or such Liquidity Provider or Designated CP Conduit Committed Lender is entitled to receive payments of such types, the Borrower agrees that it will pay to such Lender the amounts that the Lender is so obligated to pay to such Liquidity Provider or such Designated CP Conduit Committed Lender or that such Liquidity Provider or Designated CP Committed Lender is entitled to receive, but in each case solely to the extent that the Borrower would have been obligated to make such payments to such Liquidity Provider or such Designated CP Conduit Committed Lender pursuant to this Agreement had such Liquidity Provider or such Designated CP Conduit Committed Lender been a Lender under this Agreement in lieu of such Other CP Conduit or such Designated CP Conduit and complied with the provisions of this Agreement. In the event that the Liquidity Agreement or other support agreement with respect to any Other CP Conduit does not specify any particular payment of the types referred to in Section 3.4.4, 3.4.5 or 3.6, or does so only by reference to the payments such Other CP Conduit is entitled to received hereunder, the Borrower agrees that it will pay to such Other CP Conduit (for payment to the related Liquidity Provider or other support provider, as applicable) the amounts that the Borrower would have been obligated to pay to such Liquidity Provider or other support provider pursuant to Section 3.4.4, 3.4.5 or 3.6 had such Liquidity Provider or other support provider been a Lender under this Agreement in lieu of such Other CP Conduit and complied with the provisions of this Agreement.

         Section 3.8 SPC Loans. Notwithstanding anything to the contrary contained herein, any Lender may grant to a special purpose funding vehicle (an "SPC") sponsored by such Lender, identified as such in writing from time to time by such Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that the Lender would otherwise be obligated to make to the Borrower pursuant to the terms hereof; provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC, and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of such Lender to the same extent, and as if, such Loan were made by the Lender. Any SPC that makes a Loan shall (i) have in regard to such Loan all of the rights (exercisable, however, only through the Lender as its agent) that the Lender would have had if it had made such Loan directly (including but not limited to the rights under Sections 3.4.4, 3.4.5, 3.6 and 9.1) and (ii) be deemed to have made the representations made herein by each Lender and comply with this Agreement in regard to such Loan as if the SPC were a party hereto; provided that all monetary obligations of a lender under this Agreement shall remain solely with the Lender. Notwithstanding any Loans that may be provided by an SPC hereunder, (i) the Administrative Agent, the Swingline Lender, the Insurer and Borrower shall be entitled to continue to deal solely and directly with the Lender in connection with this Agreement, (ii) the Lender shall remain fully liable to the Administrative Agent, to the Swingline Lender and to the Borrower for the timely performance of all obligations of the Lender under this Agreement and (iii) none of the Administrative Agent, the Insurer or the Borrower shall be obligated at any time to pay to any SPC or to the Lender any greater amounts pursuant to the terms hereof than it would have been required to pay had the Lender made such Loans directly (except to the extent that the interest payable on a Cost of Funds Rate Loan may exceed the interest payable on a Eurodollar Rate Loan and except as specified in the preceding sentence). Each SPC that provides a Loan hereunder shall simultaneously provide the Administrative Agent and the Borrower with a written undertaking to comply with the confidentiality provisions specified in Section 9.15. The Borrower, the Insurer, all the Lenders and the Administrative Agent each hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one (1) year and one (1) day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 3.8 or Section 9.4, any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent, without the payment of the processing fee therefor, assign all or a portion of its interests in any Loans to the Lender or to any financial institutions consented to by the Borrower and the Administrative Agent providing liquidity and/or credit facilities to or for the account of such SPC to support the funding or maintenance of Loans, and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency. Nothing in this section that would affect the rights or obligations of an SPC may be amended without the written consent of any SPC that has Loans outstanding at the time of the amendment.

                                  ARTICLE IV

                        CONDITIONS TO CREDIT EXTENSIONS

         Section 4.1 Initial Loans. Notwithstanding any other provision of this Agreement, the obligations of the Lenders to fund the initial Borrowing shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.1.

         Section 4.1.1 Evidence of Authority. The Administrative Agent and the Insurer shall have received:

         (a) a certificate of the Borrower, dated the Closing Date, as to:

                  (i) the authority of the Borrower to execute, deliver and perform this Agreement, the Lender Notes, the Senior Facility Insurance Agreement, the Pledge and Intercreditor Agreement, each other Credit Document to be executed by it and each other instrument, agreement or other document to be executed in connection with the transactions contemplated in connection herewith and therewith, and

                  (ii) the authority and signatures of those Persons authorized to execute and deliver this Agreement, the Lender Notes, the Senior Facility Insurance Agreement and the other Credit Documents and to act with respect to this Agreement and each other Credit Document to be executed by the Borrower, upon which certificate each Lender, including each assignee (whether or not it shall have then become a party hereto), may conclusively rely until it shall have received a further certificate of the Borrower canceling or amending such prior certificates;

         (b) a copy of the Organic Documents of the Borrower, each certified in a manner satisfactory to the Administrative Agent, and the provisions of which shall be satisfactory to the Administrative Agent and the Insurer, and a certificate of legal existence for the Borrower issued by the Secretary of State of Delaware; and

         (c) such other instruments, agreements or other documents (certified if requested) as the Administrative Agent or the Controlling Class may reasonably request.

         Section 4.1.2 Agreement; Lender Notes. The Administrative Agent shall have received executed counterparts of this Agreement from all of the parties hereto and the Lender Notes, each duly executed and delivered.

         Section 4.1.3 Collateral Documents. The Administrative Agent shall have received:

         (a) the Pledge and Intercreditor Agreement substantially in the form of Exhibit G, dated as of the Closing Date, duly executed and delivered by the Borrower and the other parties thereto, together with:

                  (i) executed copies of Uniform Commercial Code Financing Statements (Form UCC-1), dated a date reasonably near to the Closing Date as may be acceptable to the Administrative Agent, naming the Borrower as the debtor and the Secured Parties Representative as the secured party or other similar instruments or documents in a form suitable for filing in all jurisdictions identified in Schedule 3; and

                  (ii) copies of search reports certified by a party reasonably acceptable to the Administrative Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements that name the Borrower as the debtor and which are on file in the jurisdictions identified in Schedule 3, showing that no financing statements (other than those filed pursuant to this Agreement) cover any Collateral, except with respect to Liens permitted by Section 6.2.3);

         (b) evidence that all other actions that, in the reasonable opinion of the Administrative Agent and the Insurer, are advisable to perfect and protect the Liens in the Collateral created or purported to be created by the Collateral Documents have been taken; and

         (c) a copy of the Custodial Agreement substantially in the form of
Exhibit I, dated as of the Closing Date, as executed and delivered by the Borrower and the other parties thereto.

         Section 4.1.4 [Reserved]

         Section 4.1.5 Borrower Contributions. On the Closing Date, (a) the Contributed Company Capital of the Borrower shall equal or exceed 20% of the Equity Capital Commitments, and (b) Equity Capital Commitments shall be in place with respect to at least $300,000,000, which shall include the amount actually contributed as contemplated above in this sentence on the Closing Date.

         Section 4.1.6 Investment Management Agreement and Operating Agreement. The Administrative Agent and the Insurer shall have received a copy, certified by the Borrower, of the Investment Management Agreement and the Operating Agreement, each duly executed and delivered by the Borrower and/or the Investment Manager. The Administrative Agent shall forward such copy of the Investment Management Agreement and the Operating Agreement to the Rating Agencies.

         Section 4.1.7 No Litigation, etc. No litigation, arbitration, governmental investigation, proceeding or inquiry shall, on the date of the initial Loans, be pending or, to the knowledge of the Borrower, threatened with respect to any of the transactions contemplated hereby which would, in the reasonable opinion of the Controlling Class, be adverse to, or be detrimental to the interests of, any of the parties hereto.

         Section 4.1.8 Certificate as to Conditions, Warranties, No Default, etc. The Administrative Agent and the Insurer shall have received a certificate of the Borrower, dated the date of the initial Loans, in form and substance satisfactory to the Administrative Agent and the Insurer, to the effect that, as of such date:

         (a) all conditions set forth in this Article IV have been fulfilled;

         (b) all representations and warranties of the Borrower set forth in
Article V are true and correct in all material respects; and

         (c) no Default has occurred and is continuing.

         Section 4.1.9 Insurance Report, etc. The Administrative Agent and the Insurer shall have received evidence that all insurance policies, coverages and riders required pursuant to Section 6.1.6 are in effect on the Closing Date.

         Section 4.1.10 Opinions of Counsel. The Administrative Agent and the Insurer shall have received the following opinion letters, each dated the Closing Date, substantially in the form last delivered to the Lenders prior to the Closing Date, and addressed to the Insurer, the Administrative Agent, all Lenders, Moody's and S&P:

         (a) Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Borrower;

         (b) Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Investment Manager;

         (c) Opinion of Kennedy Covington Lodell & Hickman, LLP, special counsel to the Custodian; and

         (d) Opinion of counsel to the Insurer.

         Section 4.1.11 Investment Manager Letter. The Administrative Agent and the Insurer shall have received from the Investment Manager a letter addressed to the Insurer, the Administrative Agent and the Lenders, substantially in the form of Exhibit F consenting to the provisions of Section 6.2.14.

         Section 4.1.12 Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of each Lender and the Arranger, as the case may be, all fees, costs and expenses then due and payable under this Agreement (including Section 9.1 and the Fee Letter).

         Section 4.1.13 Federal Reserve Form U-1 or G-3. The Administrative Agent shall have received on behalf of each Lender that is subject to such regulations a Federal Reserve Form U-1 or Form G-3, as the case may be, duly completed and executed by the Borrower and such Lender.

         Section 4.1.14 Rating of Loans. The Administrative Agent and the Insurer shall have received (i) a letter from Moody's addressed to the Borrower, the Insurer and the Administrative Agent, confirming that the Loans hereunder have received ratings of "Aaa" by Moody's (after giving effect to the Senior Facility Insurance Policy) and "Aa2" by Moody's (without giving effect to the Senior Facility Insurance Policy) and (ii) a letter from S&P addressed to the Borrower, the Insurer and the Administrative Agent, confirming that the Loans hereunder have received ratings of "AAA" by S&P (after giving effect to the Senior Facility Insurance Policy) and "AA" by S&P (without giving effect to the Senior Facility Insurance Policy).

         Section 4.1.15 Satisfactory Legal Form. All limited liability company and other actions or proceedings taken or required to be taken in connection with the transactions contemplated hereby and all agreements, instruments and documents executed or submitted pursuant to this Section 4.1 by or on behalf of the Borrower shall be reasonably satisfactory in form and substance to the Administrative Agent, the Insurer and their respective counsel; all certificates and opinions delivered pursuant to this Article IV shall be addressed to the Administrative Agent, the Insurer, and each Lender, or the Administrative Agent, the Insurer, and each Lender shall be expressly entitled to rely thereon; the Insurer, the Administrative Agent and their respective counsel shall have received all information, and such number of counterpart originals or such certified or other copies of such information, as the Administrative Agent, the Insurer or their respective counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Agreement shall be satisfactory to counsel to the Administrative Agent.

         Section 4.1.16 Key Individuals. The Administrative Agent and the Insurer shall have received a list of the Key Individuals as of the Closing Date.

         Section 4.1.17 Independent Public Accountant. The Administrative Agent shall have received a copy of an engagement letter between the Borrower and the Independent Public Accountant pursuant to which the Independent Public Accountant agrees for the period specified therein to prepare the reports required to be prepared by it pursuant to Sections 6.1.1(f) and 6.1.2(d).

         Section 4.1.18 CP Conduit Ratings; Liquidity Backstop. Each Lender that is a CP Conduit:

         (a) to the extent required of such CP Conduit, shall have received copies of letters from each of Fitch, Moody's and S&P confirming the ratings assigned by each such rating agency to such CP Conduit's commercial paper notes (copies of which shall be delivered to the Borrower);

         (b) solely in the case of each Designated CP Conduit, shall have delivered to the Administrative Agent a Loan Purchase Agreement in form and substance reasonably satisfactory to the Borrower, the Swingline Lender and the Administrative Agent duly executed by such Designated CP Conduit, one or more Designated CP Conduit Committed Lenders and the other parties thereto, if any, which Loan Purchase Agreement shall provide for commitments by the Designated CP Conduits Committed Lenders parties thereto to purchase, or acquire participations in, the Loans of the Designated CP Conduit party thereto; and

         (c) to the extent required, shall have received an executed program administration and fee letter or similar document.

         Section 4.1.19 Senior Facility Insurance Policy. The Administrative Agent shall have received the Senior Facility Insurance Policy substantially in the form of Exhibit K hereto, dated the Closing Date, duly executed and delivered by the Insurer.

         Section 4.1.20 [Reserved]

         Section 4.2 All Loans. Notwithstanding any other provision of this Agreement, without duplication of any conditions precedent required to be satisfied pursuant to Section 4.1, the obligations of the Lenders to make any Loan shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 4.2.

         Section 4.2.1 Compliance with Warranties, Total Maximum Commitment, Borrowing Base, No Default, etc. Both immediately before and after giving effect to each Loan:

         (a) the representations and warranties set forth in Article V shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

         (b) all representations and warranties set forth in each of the Collateral Documents shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

         (c) no Default shall have occurred and be continuing;

         (d) the aggregate amount of all Loans outstanding and Loans requested to be made shall not exceed the lesser of (i) the Total Maximum Commitment at such time and (ii) the Borrowing Base minus the aggregate outstanding liquidation preference of the Preferred Shares at such time (determined after giving effect to the receipt by the Borrower of the proceeds of the requested Loan(s) and the use by the Borrower on such date of such proceeds);

         (e) the Uniform Commercial Code Financing Statements (or other similar instruments or documents) referred to in Section 4.1.3(a)(i) shall have been filed in all jurisdictions identified in Schedule 3; and

         (f) (i) no material default with respect to the Borrower shall have occurred and be continuing under either Insurance Agreement and (ii) no event of default with respect to the Borrower shall have occurred and be continuing under either Insurance Agreement as a result of which the Insurer is exercising any remedies thereunder.

         Section 4.2.2 Borrowing Request, etc. The Administrative Agent shall have received a Borrowing Request. Each of the delivery of any such Borrowing Request and the acceptance by the Borrower of the proceeds or other benefits of any Loan shall constitute a representation and warranty by the Borrower that on the date of such request for a Loan, and immediately before and after giving effect to the application of any proceeds of any Loans requested thereby, all statements set forth in Section 4.2.1 are true and correct in all material respects.

         Section 4.2.3 Regulations T, U and X. Immediately after such Borrowing, the Borrower shall be in compliance with Regulations T, U and X.

                                  ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

         In order to induce each Lender, the Administrative Agent, the Insurer and the Arranger to enter into this Agreement, to engage in the transactions contemplated herein and in the other Credit Documents and, in the case of the Lenders, to make the Loans hereunder, the Borrower represents and warrants to the Insurer, each Lender, the Administrative Agent and the Arranger as set forth in this Article V.

         Section 5.1 Organization, etc.

         Section 5.1.1 Organization, Power, Authority, etc. The Borrower is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in each jurisdiction where the nature of its business requires such qualification to the extent required pursuant to Sections 6.1.3 and 6.1.4 (except for any failures to be so qualified, which, in the aggregate would not have a Material Adverse Effect), and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Lender Notes and each other Credit Document and each Transaction Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it (except for any failure to hold any such licenses, permits and/or other approvals, which, in the aggregate would not have a Material Adverse Effect).

         Section 5.1.2 Exemption from Registration. Assuming compliance by the Lenders with the restrictions and the accuracy of the representations and warranties set forth in Section 9.19, all transactions contemplated by this Agreement are exempt from registration under the Securities Act or the "Blue Sky" laws of any state.

         Section 5.2 Due Authorization, Non-Contravention, etc. The execution and delivery by the Borrower of this Agreement, the Lender Notes, each other Credit Document and each Transaction Document to which it is a party, the performance by the Borrower of its obligations hereunder and thereunder, all Loans obtained hereunder by the Borrower, the granting of the Liens provided for in the Collateral Documents and the consummation of all other actions incidental to any thereof have been duly authorized by all necessary action, do not and shall not conflict with, result in any violation of, or constitute any default under, any provision of any Organic Document or Contractual Obligation of the Borrower (assuming the truth and accuracy of the representations and warranties of the Lenders set forth herein and compliance by them with their covenants hereunder) or any law or governmental regulation or court decree or order (including, without limiting the foregoing, Section 18 of the Investment Company Act, or any successor provision thereto, and any applicable "asset coverage" maintenance requirements set forth therein) and shall not result in or require the creation or imposition of any Lien on any of the Borrower's properties pursuant to the provisions of any Contractual Obligation (other than the Liens provided for in the Collateral Documents and the Liens permitted by Section 6.2.3).

         Section 5.3 Government Approval, Regulation, etc. The Borrower has been registered as an investment company under the Investment Company Act and is a Closed-end Company for purposes of the Investment Company Act. No other Approval is required for the due execution, delivery or performance by the Borrower of this Agreement, the Lender Notes, or any other Credit Document or any Transaction Document or the consummation of any transactions contemplated hereby or thereby, except for authorizations, approvals, actions, notices or filings which have been duly obtained or made and are in full force and effect.

         Section 5.4 Validity, etc. This Agreement has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms; and the Lender Notes and each of the other Credit Documents and each Transaction Document to which the Borrower is a party shall, on the due execution and delivery thereof, constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with their respective terms, in each case, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general equitable principles relating to enforceability.

         Section 5.5 Financial Information. With respect to any representation and warranty which is deemed to be made after the date hereof by the Borrower, the balance sheet and statements of operations, of Company Equity, earnings and of cash flow, which as of such date shall most recently have been furnished by or on behalf of the Borrower to each Lender and the Administrative Agent for the purposes of or in connection with this Agreement or any transaction contemplated hereby, shall have been prepared in accordance with GAAP consistently applied (except as disclosed therein), and shall present fairly the consolidated financial condition of the Borrower as at the dates thereof for the periods then ended, subject, in the case of quarterly financial statements, to normal year-end audit adjustments, purchase accounting adjustments and such other exceptions specifically noted in the notes thereto.

         Section 5.6 Litigation, etc. There is no pending or, to the best knowledge of the Borrower, threatened, litigation, action, proceeding, order, investigation or claim, at law or in equity or before or by any Governmental Authority affecting the Borrower or the Investment Manager or any of their respective properties, assets or revenues which could reasonably be expected to result in or constitute a Material Adverse Effect.

         Section 5.7 Regulations T, U and X. The proceeds of any Loans made hereunder have not been, and will not be, used for a purpose which violates or would cause any Lender to violate, or would be inconsistent with, Regulation T, U or X.

         Section 5.8 Pension and Welfare Plans.

         (a) Neither the Borrower nor any ERISA Affiliate maintains, contributes to (or is obligated to contribute to) or has any liability to any Pension Plan or Welfare Plan (other than with respect to a fully-insured Welfare Plan), unless such maintenance, contribution or liability, in the aggregate, would not have a Material Adverse Effect. Neither the Borrower, nor any ERISA Affiliate has at any time maintained or contributed to (or has been obligated to contribute to) any Pension Plan or Welfare Plan (other than a fully-insured Welfare Plan), unless such maintenance or contribution would not have a Material Adverse Effect.

         (b) None of the assets of the Borrower constitute Plan Assets.

         (c) The formation of the Borrower, and the Fund Investments from time to time effected or contemplated by the Borrower, do not and will not constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code and/or Section 406 of ERISA) that could subject the Administrative Agent and/or any Lender to any tax or penalty on prohibited transactions imposed under Section 4975 of the Code and/or Section 502(i) of ERISA.

         (d) There are no material collective bargaining agreements covering any employees of any of the Borrower's ERISA Affiliates (other than those entities which have become an ERISA Affiliate of the Borrower as a result of the Borrower's investment in such entities) or with respect to which the Borrower or any of its ERISA Affiliates (other than those entities which have become an ERISA Affiliate of the Borrower as a result of the Borrower's investment in such entities) has or could have any material liability or responsibility.

         Section 5.9 Subsidiaries. Except for any Hedging SPEs or Investment Holding Subsidiaries, the Borrower has no Subsidiaries.

         Section 5.10 Taxes. The Borrower has filed all tax returns required by law to have been filed by it (except for such tax returns with respect to which the failure to file timely would not have a Material Adverse Effect); to the best of the Borrower's knowledge, all such tax returns are true and correct in all material respects; and the Borrower has paid or withheld (as applicable) all taxes and governmental charges thereby shown to be owing or required to be withheld, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         Section 5.11 Absence of Default. No Default or Event of Default exists or would result from the incurrence of any Obligations by the Borrower or from the grant or perfection of the Liens on the Collateral pursuant to the Pledge and Intercreditor Agreement. As of the Closing Date, the Borrower is not in default under or with respect to (a) any Contractual Obligation in any respect that, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under Section 7.1 or (b) any governmental regulation or court decree or order or under any law, which default would be reasonably likely to have a Material Adverse Effect.

         Section 5.12 Capitalization; Ownership of Borrower. As of the Closing Date, the Equity Capital Commitments equal or exceed $300,000,000.

         Section 5.13 Ownership of Properties. The Borrower owns all of its properties and assets, of any nature whatsoever, free and clear of all Liens, except (i) as permitted pursuant to Section 6.2.3 and (ii) Liens on properties and assets not included in the Collateral.

         Section 5.14 Real Property. The Borrower owns no real property, except for such real property as the Borrower may have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or other similar process or proceeding in respect of a Fund Investment, which acquisition shall be promptly disclosed to the Administrative Agent at the time of such acquisition.

         Section 5.15 [Reserved]

         Section 5.16 Environmental Warranties. The Borrower neither owns nor leases, nor has it ever owned or leased, any facilities or property the ownership of or leasehold interest in which, with the passage of time, or the giving of notice or both, would give rise to liability (including any contingent liability) under any Environmental Law except such liability, if any, as would not reasonably be likely to result in or constitute a Material Adverse Effect.

         Section 5.17 Borrower's Business. The Borrower does not engage in any business or activity other than (a) issuing the Lender Notes and incurring Loans pursuant to this Agreement, issuing and selling the Preferred Shares pursuant to the Operating Agreement (including any permitted refinancings thereof), issuing Common Shares, issuing Subordinated Equity Securities, acquiring, owning, holding, selling, exchanging, redeeming, pledging, structuring, negotiating, originating, syndicating, contracting for the management of and otherwise dealing with Fund Investments and other instruments and property in connection therewith and in accordance with the terms hereof (including acquiring majority or controlling interests in operating companies as a result of such activities) and entering into Hedging and Short Sale Transactions in accordance with the provisions of this Agreement, (b) issuing or incurring obligations permitted by Section 6.2.2,
(c) owning the Capital Stock of any Hedging SPEs or Investment Holding Subsidiaries, (d) obtaining financial guaranty insurance with respect to the Loans and the Preferred Shares or portions thereof, (e) engaging in other activities permitted by the Operating Agreement, including establishing investment committees and investment policies, earning origination, management, funding, break-up and similar fees with respect to Fund Investments, obtaining governance power with respect to Fund Investments and co-investing with related parties and other Persons and (f) engaging in any other activities which are necessary, suitable or appropriate to accomplish the foregoing or are incidental thereto, connected therewith or ancillary thereto.

         Section 5.18 Collateral Documents. The provisions of the Collateral Documents executed or to be executed by the Borrower shall, upon the due execution and delivery thereof in accordance herewith, together with the making of all filings and recordings in locations referred to in Schedule 3 and the taking of possession of the Collateral in accordance with the provisions of the Collateral Documents, be effective to create a valid and perfected first priority Lien in all right, title and interest of the Borrower in the Collateral in accordance with the terms of the Pledge and Intercreditor Agreement.

         Section 5.19 Investment Management Agreement. The Investment Management Agreement is in full force and effect and no default (other than that which may arise as a result of the Borrower's compliance with Section 6.2.14) exists thereunder. The Investment Manager is authorized to act on behalf of the Borrower in connection with the presentation of Borrowing Requests and payment instructions, the making of the prepayment specifications referred to in Section 3.3.2 and as otherwise authorized under the terms of the Investment Management Agreement; provided, that the Borrower shall provide a certificate of the Persons so authorized as provided in Section 4.1.1(a)(ii).

         Section 5.20 Use of Proceeds. The proceeds of the Borrowings hereunder shall be used by the Borrower for the purpose of making investments in Fund Investments, entering into Secured Hedging Transactions, Defensive Hedge Transactions and other Hedging and Short Sale Transactions permitted hereunder, paying dividends on, redeeming and paying any liquidation preference with respect to, Preferred Shares and Common Shares to the extent such payments are permitted hereunder, capitalizing Hedging SPEs and Investment Holding Subsidiaries, paying principal, interest, commitment fees and other amounts on Debt and paying, or reimbursing others of the payment of, fees and expenses incurred in connection with the formation and operation of the Borrower, the Hedging SPEs and the Investment Holding Subsidiaries, the arranging of the Loans and the execution, delivery and performance of this Agreement and the other Transaction Documents including, but not limited to, the payment of fees payable to, and reimbursement of expenses of, the Investment Manager pursuant to the Investment Management Agreement and the payment of premiums and the payment of other ongoing professional and administrative fees and expenses associated with the business and operation of the Borrower, the Hedging SPEs and Investment Holding Subsidiaries incurred in the ordinary course of business, or as otherwise determined to be incurred by the Borrower.

         Section 5.21 Compliance with Margin Requirements. The Borrower is not in violation of any provision of Section 7 of the Exchange Act, and no part of the proceeds of any Loans will be used, directly or indirectly, either (i) for the purpose, whether immediate, incidental or ultimate, of "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or (ii) for any purpose if, in the case of either clause (i) or (ii), as a result the provisions of the regulations of the FRS Board are violated. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of Federal Reserve Form G-3 or Federal Reserve Form U-1, as applicable, referred to in Regulation U.

         Section 5.22 Transaction Documents. Each of the Transaction Documents to which it is a party has been duly authorized, executed and delivered by each of the Borrower and the Investment Manager, as the case may be, and is its valid and binding agreement. The Borrower has delivered to the Administrative Agent a true, correct and complete copy of each Transaction Document. Each Transaction Document is in full force and effect in the form so delivered to the Administrative Agent except as amended pursuant to Section 6.2.9.

         Section 5.23 Restatement and Reaffirmation. The Borrower hereby restates and reaffirms the representations and warranties set forth in the Collateral Documents. Such representations and warranties shall be incorporated by reference herein with the same effect as if fully set forth herein.

         Section 5.24 Accuracy of Information. All information relating to the Borrower and its activities set forth in the Offering Memorandum is true and accurate in all material respects on the date as of which such information is dated or the date of the final Offering Memorandum, as the case may be, and such information was not incomplete by omitting to state any material fact necessary to make such information not misleading.

                                  ARTICLE VI

                                   COVENANTS

         Section 6.1 Affirmative Covenants. The Borrower agrees with the Administrative Agent, the Insurer and each Lender that, until all Commitments have been terminated and all principal and interest on the Loans and all other Obligations then due and payable have been paid and performed in full, the Borrower shall perform the Obligations set forth in this Section 6.1.

         Section 6.1.1 Collateral Valuation Covenant.

         (a) On each Business Day (as of the close of business on such day), the Borrower shall in good faith (i) calculate the Advance Amount using the Moody's Valuation Procedures using the most recent Market Value for each Fund Investment as determined in accordance with the Moody's Collateral Valuation Schedule and (ii) calculate the Advance Amount using the S&P Valuation Procedures using the most recent Market Value for each Fund Investment in accordance with the terms of the S&P Collateral Valuation Schedule; provided that for the purposes of this Agreement, the Advance Amount shall at all times be the lesser of the Advance Amounts calculated in accordance with clauses (i) and (ii) above. The Market Value of each Fund Investment shall be calculated by the Borrower (i) for purposes of the Moody's Valuation Procedures, as set forth in the Moody's Collateral Valuation Schedule and (ii) for purposes of the S&P Valuation Procedures, as set forth in the S&P Collateral Valuation Schedule.

         (b) Within ten (10) Business Days of each Reporting Date, the Borrower shall furnish to Moody's, S&P, the Insurer (so long as the Senior Facility Insurance Policy is in effect) and the Administrative Agent (which shall furnish to each Lender) a written statement substantially in the form of Exhibit J hereto (a "Valuation Statement") certified by the Borrower as of such Reporting Date, which shall include, in addition to other matters specified in such Exhibit J:

                  (i) a schedule of all Fund Investments by issue and by Asset Category included in the determination of the Advance Amount, setting forth:

                           (1) the current Market Value of each such Fund
                  Investment and the original cost of each such Fund
                  Investment;

                           (2) the written quotations from Approved Dealers,
                  closing price or closing bid price on an Approved Exchange, and any Approved Third-Party Appraisal or quotation from an Approved Investment Banking Firm or other means used for calculating the Market Value of each such Fund Investment;

                           (3) to the extent applicable, information as to
                  rating, maturity, the Yield-to-Worst, and whether each such Fund Investment was Performing; and

                           (4) the percentages applied to each such Fund
                  Investment to derive the portion of the Advance Amount attributable to each such Fund Investment;

                  (ii) a schedule of all Unquoted Investments owned by the Borrower, setting forth the Market Value of each such Unquoted Investment and the date of the determination of such Market Value, its Asset Category, its cost and, when applicable, the value provided by an Approved Third-Party Appraisal or Approved Investment Banking Firm and the date of determination of such value;

                  (iii) the aggregate Market Value of all Eligible Investments, setting forth a list of Excluded Investments and calculations of applicable Portfolio Limitations;

                  (iv) the calculation of the Advance Amount under the Moody's Collateral Valuation Schedule and the S&P Collateral Valuation Schedule and the Borrowing Base as of such date;

                  (v) a schedule of the Secured Hedging Net Exposure of each Secured Hedging Transaction then outstanding;

                  (vi) a schedule of the aggregate amount of Debt of the Borrower incurred as permitted under Section 6.2.2 and outstanding;

                  (vii) a schedule of all of the assets sold with their respective purchase and sale prices and the date of such purchase and sale of such assets sold; and

                  (viii) a statement certifying that, except as otherwise indicated on the Valuation Statement, the Borrower had determined the current Market Value of all Fund Investments using quotations provided since the date of the immediately prior Valuation Statement.

         It is expressly understood by the Administrative Agent, the Insurer and the Lenders that the information provided hereunder identifying the Fund Investments, and Market Values and/or Market Value Prices therefor is intended solely for the purpose of credit analysis by the Lenders and the Insurer. The Administrative Agent, the Insurer and the Lenders agree that they shall not use any such information for trading purposes or furnish such information to trading personnel or to any other Person for any purpose which is inconsistent with the foregoing restrictions or this Agreement.

         (c) Notwithstanding the provisions of Section 6.1.1(b), in the event that the Borrower in good faith determines that a market disruption makes it impracticable to deliver a Valuation Statement to be provided hereunder on its due date, the Borrower may deliver such Valuation Statement within four (4) Business Days after its due date set forth herein and no Default in respect of this Section 6.1.1 shall occur or be deemed to occur for such four (4) Business Days; provided that on such due date the Borrower shall have furnished to Moody's, S&P, the Insurer (so long as the Senior Facility Insurance Policy is in effect) and the Administrative Agent (which shall furnish to each Lender) a written statement, certified by the Borrower as of each such date, that the Borrower reasonably believes that it is in compliance with the Over-Collateralization Test.

         (d) Not later than the Business Day following any Excess Date, the Borrower will deliver to the Administrative Agent (which shall furnish to each Lender), the Insurer (so long as the Senior Facility Insurance Policy is in effect) and Moody's and S&P a supplement to the most recent Valuation Statement setting forth each of the items included in the Valuation Statement as of such Excess Date.

         (e) The Borrower's determination of the Advance Amount, the Market Value Price and the Market Value of Fund Investments pursuant to Section 6.1.1(a) and (b), respectively, in good faith shall be deemed correct for purposes of this Agreement, unless, within thirty (30) days after receiving the applicable Valuation Statement, the Administrative Agent or, so long as the Senior Facility Insurance Policy is in effect, the Insurer shall object in writing that such determination was made in a manner inconsistent with the provisions of this Agreement and disadvantageous to the Lenders or as having been calculated in error. In the event of any such dispute as to the calculation of the Advance Amount or Market Value, as the case may be, the good faith, reasonable and mutually agreeable determination of the Required Lenders and, so long as the Senior Facility Insurance Policy is in effect, the Insurer shall be conclusive.

         (f) (i) Concurrently with the delivery of the consolidated financial statements of the Borrower as of each fiscal year-end of the Borrower and for the fiscal year then ended (beginning with the fiscal year ended September 30, 2004), pursuant to Section 6.1.2 and (ii) within twenty (20) Business Days of a date mutually selected by the Required Lenders and, so long as the Insurer is the Controlling Class, the Insurer that is reasonably satisfactory to the Independent Public Accountant (or within such other period of such date as may be reasonably required by the Independent Public Accountant for the preparation thereof), the Borrower shall cause the Independent Public Accountant to provide a report as of such fiscal year-end or such selected date, as the case may be, containing information and calculations with respect to the Borrowing Base and the aggregate outstanding liquidation preference of the Preferred Shares as of such fiscal year-end or such selected date, as the case may be, in a form acceptable to the Administrative Agent, the Required Lenders and, so long as the Insurer is the Controlling Class, the Insurer (an "Agreed-Upon Procedures Report") to the Administrative Agent, the Lenders, the Insurer (so long as the Senior Facility Insurance Policy is in effect), Moody's and S&P. The Borrower shall be responsible for the fees and expenses of the Independent Public Accountant for each Agreed-Upon Procedures Report as of each fiscal year-end of the Borrower and as of any one date selected by the Required Lenders and, so long as the Insurer is the Controlling Class, the Insurer during any fiscal year of the Borrower, and the Lenders shall be responsible for such fees and expenses for each Agreed-Upon Procedures Report as of any additional date selected by the Required Lenders and, so long as the Insurer is the Controlling Class, the Insurer during any such fiscal year.

         (g) The Borrower shall furnish in writing to the Administrative Agent (which shall furnish to each Lender) and, so long as the Insurer is the Controlling Class, the Insurer from time to time such additional information regarding the determination of the Eligible Investments, Market Value, the Advance Amount or regarding Fund Investments or the financial position or business of the Borrower as the Administrative Agent or, so long as the Insurer is the Controlling Class, the Insurer may reasonably request.

         Section 6.1.2 Information, etc. The Borrower shall promptly furnish to Moody's, S&P, the Custodian, the Insurer (so long as the Senior Facility Insurance Policy is in effect) and the Administrative Agent, and the Administrative Agent shall furnish to the Lenders, copies of the following financial statements, reports and information:

         (a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower (beginning with the year ended September 30, 2004) a consolidated balance sheet of the Borrower as of the end of such fiscal year and the related consolidated statements of operations, members' equity and cash flows for such fiscal year (including a schedule setting forth all investments of the Borrower and the Market Value of each such investment at year end (regardless of whether such investments are then required under GAAP to be set forth), setting forth in comparative form the figures for the previous fiscal year, if any, reported on without material qualification by Independent Public Accountant, it being understood that a qualification relating only to valuation methodology shall not be deemed a material qualification if the Borrower has otherwise complied with Sections
6.1.1 and 6.1.18;

         (b) as soon as available and in any event within sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower (beginning with the quarter ended December 31, 2004) a consolidated balance sheet of the Borrower as of the end of such fiscal quarter and the related consolidated statements of operations, members' equity and cash flows for such fiscal quarter and for the portion of the fiscal year ended at the end of such fiscal quarter (including a schedule setting forth all investments of the Borrower and the Market Value of each such investment at quarter end (regardless of whether such investments are then required under GAAP to be set forth), setting forth in the case of each fiscal quarter ending on or after December 31, 2005 in comparative form the figures for the corresponding fiscal quarter and the corresponding portion of the previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by an Authorized Officer of the Borrower;

         (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, (A) a certificate of an Authorized Officer of the Borrower in the form of Exhibit H hereto (x) setting forth (i) Company Equity as of the last day of the fiscal quarter of the Borrower most recently ended; (ii) the aggregate amount of Restricted Payments made during such fiscal quarter; (iii) the aggregate principal amount of Debt of the Borrower described in clauses (ii), (iii) and (iv) of Section 6.2.2 in each case as of the last day of such fiscal year or quarter; (iv) the computations relating to the Borrower's compliance with Section 6.1.15; and
(v) for so long as Section 6.2.21 is in effect, the leverage ratios and computations related thereto as required by Section 6.2.21 as of the last day of such fiscal quarter; and (y) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the Independent Public Accountant which reported on such statements as to whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and, if such a Default has come to their attention, a statement as to the nature thereof;

         (e) promptly upon the execution thereof, copies of any amendment to any Transaction Document;

         (f) from time to time, such other information or documents (financial or otherwise) as the Administrative Agent or, so long as the Insurer is the Controlling Class, the Insurer may reasonably request; and

         (g) promptly upon obtaining actual knowledge thereof, any material correction, revision or restatement with respect to the information referred to above.

         Section 6.1.3 Maintenance of Borrower's Existence, etc. The Borrower shall cause to be done at all times all things necessary to maintain and preserve its existence and the rights (statutory and other) and franchises (including licenses, authorizations and permits necessary to the operation of its businesses) used in the conduct of its business, including preservation of its status as a limited liability company in good standing under the laws of the State of Delaware.

         Section 6.1.4 Foreign Qualification. The Borrower shall cause to be done at all times all things necessary to be duly qualified to do business and be in good standing in each jurisdiction where the failure so to qualify would have a Material Adverse Effect.

         Section 6.1.5 Payment of Taxes and Other Claims. The Borrower shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and other governmental charges levied or imposed upon the Borrower or upon any of its income, profits or property; provided, that the Borrower shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge, (i) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves in accordance with GAAP have been made or (ii) the failure of which to pay or discharge could not have a Material Adverse Effect or a material adverse effect on the Collateral.

         Section 6.1.6 Insurance. The Borrower shall maintain, directly or through an Affiliate, with reputable, financially sound insurance companies, insurance with respect to its properties and business against such liabilities and contingencies and of such types and in such amounts as is customary in accordance with prudent business practice in the case of similar businesses engaged in the activities described in Section 5.17, including fidelity bond coverage and director and officer (and manager) liability insurance and shall furnish to the Administrative Agent (which shall furnish to each Lender) and, so long as the Senior Facility Insurance Policy is in effect, the Insurer on the Closing Date, and no later than January 31 of each year (commencing January 31, 2005), a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower (or such Affiliate) in accordance with this Section 6.1.6. The Borrower, directly or through an Affiliate, shall retain all the incidents of ownership of the insurance maintained pursuant to this Section 6.1.6 and shall not borrow upon or otherwise impair its right to receive the proceeds of such insurance.

         Section 6.1.7 Notice of Default, Litigation, etc. The Borrower shall give prompt notice (with a description in reasonable detail of the nature and period of existence thereof and of the actions which the Borrower has taken and proposes to take with respect thereto) to Moody's, S&P, the Insurer (so long as the Senior Facility Insurance Policy is in effect) and the Administrative Agent, who shall furnish a copy thereof to the Lenders, of:

         (a) the occurrence of (i) any known Default and (ii) any known event of default (however denominated) or default which, with notice, the passage of time or both, would constitute such an event of default, under any Collateral Document or either Insurance Agreement;

         (b) the receipt of any notice of any default which, with notice, the passage of time or both, would constitute an event of default under either Insurance Agreement or any Collateral Document;

         (c) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Borrower to the Insurer, the Administrative Agent or the Lenders which has been instituted or, to the knowledge of the Borrower, is threatened against the Borrower or to which any of its properties, assets or revenues is subject which (i) would be reasonably likely to have a Material Adverse Effect or (ii) relates to this Agreement, any Collateral Document, any other Credit Document or any transactions contemplated hereunder or thereunder;

         (d) the occurrence of any other circumstance which has resulted, or will with the passage of time result, in a Trigger Event; and

         (e) any material adverse development which shall occur in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Borrower to the Insurer, the Administrative Agent or the Lenders.

         Section 6.1.8 Performance of Obligations. The Borrower shall (a) perform promptly and faithfully all of its Obligations under this Agreement, each Collateral Document and each Credit Document executed by it and (b) comply with the provisions of all other contracts or agreements to which it is a party or by which it is bound and pay all obligations which it has incurred or may incur pursuant to any such contract or agreement as such obligations become due (excluding the Insurance Agreements, unless the Insurer is exercising any remedies thereunder as a result of the failure to comply) except to the extent the failure to comply with such contracts and agreements could not reasonably be expected to result in a Material Adverse Effect.

         Section 6.1.9 Audits; Books and Records. The Administrative Agent may (and, at the request of the Required Lenders or, so long as the Insurer is the Controlling Class, the Insurer, shall) conduct physical audits, using the Administrative Agent's own personnel and/or agents employed on the Administrative Agent's behalf, of the assets of the Borrower as often as the Administrative Agent may reasonably deem necessary or desirable, the results of which the Administrative Agent shall (subject to the last proviso of this sentence) promptly report to the Lenders; provided, that, at any time prior to the occurrence of a Default, the Administrative Agent shall conduct not more than one physical audit in any one fiscal year of the Borrower; and provided, further, that upon the occurrence and during the continuance of a Default, the Administrative Agent may engage in any number of physical audits which the Administrative Agent, the Required Lenders or, so long as the Insurer is the Controlling Class, the Insurer deem necessary or desirable; and provided, further, that any of the CP Conduits, if an annual audit described above has not been conducted or if such audit does not satisfy the requirements of its internal guidelines with respect thereto (as so certified by such CP Conduit), may, at its own cost and expense if such audit is as a result of an audit not satisfying the requirements of its internal guidelines, request and conduct an audit satisfying such requirements. The Borrower shall keep proper books and records reflecting all of its business affairs and transactions in accordance with GAAP and permit the Insurer (so long as the Insurer is the Controlling Class), the Administrative Agent and the Lenders, on reasonable notice and at reasonable times and intervals during ordinary business hours, to visit all of its offices and to discuss its financial matters with officers of the Borrower and its independent public accountants. The Borrower shall permit the Administrative Agent and, so long as the Insurer is the Controlling Class, the Insurer on reasonable notice and at reasonable times and intervals during ordinary business hours, to examine and make copies of any of the books or other records of the Borrower. The Borrower shall pay any reasonable fees of such independent public accountants or otherwise incurred in connection with the exercise by the Administrative Agent or, so long as the Insurer is the Controlling Class, the Insurer of its rights pursuant to this Section 6.1.9.

         Section 6.1.10 Compliance with Laws, etc. The Borrower shall comply with all applicable statutes, rules, regulations, orders and restrictions of any governmental authority, department, commission, board, regulatory authority, bureau, agency and instrumentality, in respect of the conduct of its business and the ownership of its properties, except such as are being contested in good faith and by appropriate proceedings in such manner as not to cause any Material Adverse Effect, and except for such non-compliance as shall not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the foregoing, the Borrower shall comply with Section 18 of the Investment Company Act or any successor provision thereto, and any applicable "asset coverage" maintenance requirements set forth therein.

         Section 6.1.11 Environmental Matters. The Borrower shall use and operate all of the Borrower's real properties, if any, in compliance with all Environmental Laws.

         Section 6.1.12 Maintenance of Property. The Borrower shall, at its expense:

         (a) acquire and maintain the Fund Investments included or to be included in the Collateral in a manner that shall enable the Borrower to cause such property to be subject to the Liens of the Collateral Documents;

         (b) obtain the consent or approval of any Person whose consent or approval is required in connection with the grant of Liens by the Borrower in any such property to or for the benefit of the Lenders; and

         (c) maintain and keep its properties that are used or useful to its business in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted at all times.

         Section 6.1.13 Delivery; Further Assurances. The Borrower shall, at its expense:

         (a) execute and deliver any and all instruments necessary or as the Administrative Agent may reasonably request to grant and perfect a first priority Lien on all of the Collateral, except for Permitted Liens, and, without any request by the Administrative Agent or any Person, deliver or cause to be delivered promptly to the Custodian, or any designee thereof, in due form for transfer (duly endorsed in blank or, if appropriate, accompanied by duly executed blank stock or bond powers or any instrument or certificate accompanying or previously delivered to the Custodian permitting the Custodian to exercise the Borrower's rights of transfer when permitted hereunder or under the Pledge and Intercreditor Agreement) or issued in the name of the Custodian or its nominee or agent (or any designee of the Custodian), all certificated securities, chattel paper, instruments and documents of title, if any, at any time representing all or any of the Collateral, it being acknowledged by the parties hereto that such certificated securities, chattel paper, instruments and documents of title may be subject to restrictions on transfer either imposed by law or contained in their governing documents or any related documents; and

         (b) upon request of the Administrative Agent, forthwith execute and deliver or cause to be executed by the Borrower and delivered to the Administrative Agent, in due form for filing or recording (and pay the cost of filing or recording the same in all public offices deemed necessary by the Administrative Agent), such assignments, security agreements, pledge agreements, consents, waivers, financing statements, stock or bond powers, and other documents, and do such other acts and things, all as the Administrative Agent may from time to time reasonably request, to establish and maintain to the reasonable satisfaction of the Administrative Agent valid perfected Liens of the first priority in all the Collateral in accordance with the Pledge and Intercreditor Agreement (free of all other Liens, claims, and rights of third parties whatsoever, except as and solely to the extent other Liens are permitted by Section 6.2.3).

         Section 6.1.14 Investment Manager, etc.

         (a) The Administrative Agent shall at all times be entitled to accept and act upon Borrowing Requests and payment instructions received from an Authorized Officer of the Borrower or the Investment Manager designated in a certificate of the Borrower to that effect provided from time to time to the Administrative Agent (in the form provided in Section 4.1.1(a)(ii)).

         (b) The Borrower shall at all times maintain TCP as its primary investment manager, except as otherwise provided under the Investment Management Agreement and permitted hereunder.

         (c) The Custodian shall at all times be the custodian of all of the Fund Investments and the Collateral, except as provided under the Custodial Agreement.

         (d) The Borrower's auditors shall be a nationally recognized firm of independent public auditors that is reasonably acceptable to the Administrative Agent and, so long as the Insurer is the Controlling Class, the Insurer.

         Section 6.1.15 Minimum Net Worth. The Company Equity shall, at the end of each fiscal quarter (determined on the date the related quarterly or annual financial statements are required to be delivered hereunder by reference to such related quarterly or annual financial statements), equal or exceed 60% of Contributed Company Capital.

         Section 6.1.16 Affirmative Hedging Requirement. The Borrower shall, and/or shall cause the Hedging SPEs to, maintain at all times any interest rate or currency rate protection arrangements which, in the Borrower's good faith judgment, are advisable to reduce the Borrower's exposure to material interest rate or currency rate risk.

         Section 6.1.17 Use of Proceeds. The proceeds of the Loans made hereunder will be used by the Borrower for the purpose of making investments in Fund Investments, entering into Secured Hedging Transactions, Defensive Hedge Transactions and other Hedging and Short Sale Transactions permitted hereunder, paying dividends on, redeeming and paying any liquidation preference with respect to, Preferred Shares and Common Shares to the extent such payments are permitted hereunder, capitalizing Hedging SPEs and Investment Holding Subsidiaries, paying principal, interest, commitment fees and other amounts on Debt and paying, or reimbursing others for the payment of, fees and expenses incurred in connection with the formation and operation of the Borrower, the Hedging SPEs and the Investment Holding Subsidiaries, the arranging of the Loans and the execution, delivery and performance of this Agreement and the other Transaction Documents including, but not limited to, the payment of the fees payable to, and reimbursement of expenses of, the Investment Manager pursuant to the Investment Management Agreement and the payment of premiums and all other amounts due to the Insurer and any other insurer and the payment of other ongoing professional and administrative fees and expenses associated with the business and operation of the Borrower, incurred in the ordinary course of business, or as otherwise determined to be incurred by the Borrower, the Hedging SPEs and Investment Holding Subsidiaries. None of such proceeds will be used in violation of applicable law or, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock for purposes of the regulations of the FRS Board.

         Section 6.1.18 Compliance with Over-Collateralization Test. Upon the occurrence of an Excess Date, the Borrower shall promptly notify the Administrative Agent (which shall provide a copy of such notice to each Lender), the Insurer (so long as the Senior Facility Insurance Policy is in effect), Moody's and S&P thereof and, at its option (provided, that it is required to take the actions described in clause (i) or clause (ii) below), within ten (10) Business Days of such Excess Date, either:

                  (i) prepay the Debt under this Agreement (as provided herein) or redeem Preferred Shares as provided in the Operating Agreement in such amounts or take such other actions as shall be necessary so that the sum of the aggregate outstanding principal amount of Senior Indebtedness and the aggregate outstanding liquidation preference of the Preferred Shares shall be equal to or less than the Advance Amount then in effect; or

                  (ii) provide a written statement to the Administrative Agent (which shall provide a copy to each Lender) and, so long as the Senior Facility Insurance Policy is in effect, the Insurer as of any date (a "Statement Date") showing projected compliance with the Over-Collateralization Test as of any subsequent date within such twenty (20) Business Days of such Excess Date (and continuing compliance with the Over-Collateralization Test during the remainder of such twenty (20) Business Day period) based upon reasonably expected settlements of all committed purchases and sales of Fund Investments pledged as Collateral, all anticipated additions to, and removals from, the Collateral of Cash and of Fund Investments that are not pledged as Collateral and all anticipated prepayments of its Debt (including sources of funds therefor) to be completed within such twenty (20) Business Days, calculated by reference to the Market Value, Market Value Prices, Over-Collateralization Test and Debt in effect or outstanding, as the case may be, as of such Statement Date.

         The calculation of the Excess Amount, if any, is referred to herein as the "Over-Collateralization Test," and the Borrower will be deemed to be in compliance with such test so long as there is no positive Excess Amount. In the event that the Borrower fails to complete the transactions described in a statement delivered pursuant to clause (ii) above or otherwise come into compliance with the Over-Collateralization Test (including as a result of changes in the value of the Collateral) within the twenty (20) Business Day period specified therein, the Borrower shall make the prepayments required pursuant to clause (i) above not later than the last day of such twenty (20) Business Day period.

         Notwithstanding the foregoing, in the event that immediately following, and after giving effect to, any proposed prepayment of the Senior Indebtedness or redemption of the Preferred Shares pursuant to this Section 6.1.18, the Borrower determines that it would not be in compliance with the Over-Collateralization Test, the Borrower shall instead, to the extent it makes any prepayment pursuant to this Section 6.1.18, prepay such Senior Indebtedness on a pro rata basis and no Preferred Shares shall be redeemed or repurchased unless the aggregate outstanding principal amount of Senior Indebtedness has been reduced to zero. The preceding sentence shall not in any way limit the ability of the Borrower to take other actions to come into compliance with the Over-Collateralization Test.

         Section 6.1.19 Regulations T, U, and X. The Borrower shall provide a duly completed and executed Federal Reserve Form U-1 or Form G-3, as applicable, to each Person becoming a Lender after the Closing Date pursuant to the terms of this Agreement. If at any time the Borrower acquires any Margin Stock, the Borrower will take any and all actions as may be necessary, or as may be reasonably requested by the Administrative Agent, to establish compliance with Regulations T, U, and X of the FRS Board, including, without limitation, furnishing such information relating to such Margin Stock acquired as is required to register and file periodic reports with the FRS Board.

         Section 6.1.20 Plan Assets. The Borrower and its ERISA Affiliates will do, or cause to be done, all things necessary to ensure that the Borrower will not be deemed to hold Plan Assets at any time.

         Section 6.1.21 Key Individuals. The Borrower shall provide the Administrative Agent with an updated list of Key Individuals whenever the previously delivered list is no longer complete or accurate.

         Section 6.1.22 Regulated Investment Company. The Borrower shall promptly notify the Administrative Agent (who shall provide a copy of such notice to each Lender, Moody's and S&P) and, so long as the Senior Facility Insurance Policy is in effect, the Insurer when the Borrower elects not to be treated as, or becomes ineligible to be treated as, a regulated investment company for U.S. federal income tax purposes.

         Section 6.1.23 Closed-end Company Status. The Borrower shall use commercially reasonable efforts to at all times maintain its classification as a Closed-end Company for purposes of the Investment Company Act and shall promptly notify the Administrative Agent (who shall provide a copy of such notice to each Lender) and, so long as the Senior Facility Insurance Policy is in effect, the Insurer, when it at any time fails to maintain its classification as a Closed-end Company.

         Section 6.2 Negative Covenants. The Borrower agrees with the Insurer, the Administrative Agent and each Lender that, until all Commitments have been terminated and all principal and interest on the Loans and all other Obligations then due and payable have been paid and performed in full, the Borrower shall perform the Obligations set forth in this Section 6.2.

         Section 6.2.1 No Other Business; Subsidiaries. The Borrower shall not engage in any business or activity other than (a) issuing the Lender Notes and incurring Loans pursuant to this Agreement, issuing, selling, redeeming and repurchasing Preferred Shares (including any permitted refinancings thereof), issuing and selling Common Shares, issuing and selling Subordinated Equity Securities, acquiring, owning, holding, selling, exchanging, redeeming, pledging, structuring, negotiating, originating, syndicating, contracting for the management of and otherwise dealing with Fund Investments and other instruments and property in connection therewith and in accordance with the terms hereof (including acquiring majority or controlling interests in operating companies as a result of such activities) and entering into Secured Hedging Transactions and Structured Product Transactions, (b) issuing or incurring any other obligations permitted by Section 6.2.2, (c) owning the Capital Stock of any Hedging SPEs or Investment Holding Subsidiaries, (d) obtaining financial guaranty insurance with respect to the Loans and the Preferred Shares or portions thereof, (e) engaging in other activities permitted by the Operating Agreement, including establishing investment committees and investment policies, earning origination, management, funding, break-up and similar fees with respect to Fund Investments, obtaining governance power with respect to certain Fund Investments and co-investing with related parties and other Persons and (f) engaging in any other activities which are necessary, suitable or appropriate to accomplish the foregoing or are incidental thereto, connected therewith or ancillary thereto. Notwithstanding anything to the contrary contained in this Section 6.2.1 or elsewhere in this Agreement, the Borrower shall have no Subsidiaries other than any Hedging SPEs or Investment Holding Subsidiaries.

         Section 6.2.2 Limitations on Debt or Equity Securities. The Borrower shall not, and shall not permit any Subsidiary (other than a Hedging SPE) to, create, incur, assume or suffer to exist or otherwise directly or indirectly become or be liable (collectively, "Incur" and, with correlative meanings, "Incurred" and "Incurrence") in respect of any Debt or issue any equity securities, other than:

                  (i) Debt in respect of the Loans and other Obligations in an aggregate principal amount not to exceed the Total Maximum Commitment (including refinancings, refundings or replacements thereof);

                  (ii) the Preferred Shares and the Common Shares;

                  (iii) any other equity securities which (1) are fully subordinated and junior in right of payment (including upon liquidation) to the Senior Indebtedness and the Preferred Shares; (2) contain a Non-Petition Covenant by the holder thereof; and (3) expressly provide that each holder thereof does not have recourse to any Collateral pledged under the Pledge and Intercreditor Agreement for amounts payable to such holder in respect of such equity securities until all obligations under each Insurance Agreement and all of the Obligations hereunder and the Preferred Shares have been paid in full (an "Subordinated Equity Security");

                  (iv) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, that such Debt is extinguished within five Business Days of its incurrence;

                  (v) with respect to any Fund Investment, any funding obligation of the Borrower to the issuer of such Fund Investment; and

                  (vi) in the case of Investment Holding Subsidiaries, equity securities issued to and held by the Borrower.

         Section 6.2.3 Liens. The Borrower shall not, and shall not permit any Subsidiary (other than a Hedging SPE or Investment Holding Subsidiary) to, Incur any Lien upon any property or assets included in the Collateral, whether now owned or hereafter acquired, except the following (collectively, the "Permitted Liens"):

                  (i) Liens in favor, or for the benefit, of the Administrative Agent or the Lenders granted pursuant to this Agreement or any Collateral Document, including the Lien in favor of the Secured Parties Representative created by the Pledge and Intercreditor Agreement;

                  (ii) any Lien or other encumbrance for taxes, assessments or other governmental charges or levies not yet subject to penalties for non-payment or the validity, applicability or amount of which is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been established by the Borrower;

                  (iii) Liens of broker-dealers and clearing corporations Incurred in the ordinary course of business, but excluding Liens created in connection with the purchase of securities on margin, the short sale of securities on margin or Securities Lending Transactions (other than Securities Lending Transactions involving U.S. Government Securities incurred as Interest Rate Hedging Transactions); provided, that in the case of broker-dealer Liens relating to trades not settled in the ordinary course of business, such Liens shall be Permitted Liens under this clause (iv) only if such Liens are discharged within five (5) Business Days of the Borrower's obtaining actual knowledge thereof;

                  (iv) judgment Liens in existence less than thirty (30) days after the entry thereof or with respect to which execution has been stayed, in each case, so long as the aggregate amount of all such judgment Liens at any time does not exceed 1.5% of the Net Asset Value or judgment Liens the payment of which is covered in full (subject to a customary deductible) by insurance; and

                  (v) any other Lien granted in favor of the Secured Parties Representative for its benefit and the benefit of the Lenders, the Insurer, the Custodian (and any subcustodian appointed by or on behalf of the Custodian), the Administrative Agent or the Hedging Representative and Secured Hedging Creditors (each as defined in the Pledge and Intercreditor Agreement) granted under the Pledge and Intercreditor Agreement, the Custodial Agreement or any Secured Hedging Agreement (as defined in the Pledge and Intercreditor Agreement).

         Section 6.2.4 Performance of Obligations. The Borrower is hereby authorized to contract with other Persons, including the Investment Manager, for the performance of actions and obligations to be performed by the Borrower hereunder by such Persons and the performance of the actions and other obligations with respect to the Collateral by the Investment Manager of the nature set forth in the Investment Management Agreement. In such event, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Borrower, except that, to the extent an officer's certificate is required to be delivered by or on behalf of the Borrower, an Authorized Officer of the Borrower must execute such officer's certificates on behalf of the Borrower.

         Section 6.2.5 Limitations on Restricted Payments. Except as provided in Section 6.1.18, the Borrower shall not make any Restricted Payment; provided, that the Borrower may, at any time, (i) make distributions (including dividends) to the Common Shareholders or repurchase, or make payments or distributions on account of the purchase, redemption, retirement or acquisition of, the Common Shares in the Borrower pursuant to and in accordance with the Operating Agreement or (ii) repurchase, or make payments or distributions on account of the purchase, redemption, retirement or acquisition of, the Preferred Shares or make similar payments or distributions of their stated liquidation preference pursuant to and in accordance with the Operating Agreement and the Preferred Shares Auction Agency Agreement and the Preferred Shares Broker-Dealer Agreement, in each case, so long as, immediately after such payments, distributions or repurchases:

                  (x) no Default, Event of Default or violation of Section
         6.1.18 (without giving effect to the grace periods provided for therein) shall have occurred and be continuing under this Agreement,

                  (y) all representations and warranties in Article V hereof are true and correct in all material respects, and

                  (z) (1) Company Equity (after giving effect to any Subordinated Equity Security) shall be equal to or greater than Adjusted Contributed Company Capital, or (2) in the case of Company Tax Distributions, the Advance Amount exceeds 105% of the sum of the aggregate outstanding principal amount of Senior Indebtedness and the aggregate outstanding liquidation preference of the Preferred Shares (such excess amount, at any date of determination, the "Advance Amount Cushion"), provided that if, within 30 days from the date of any such Company Tax Distribution, the Advance Amount Cushion becomes less than zero following the acquisition by the Borrower of any loan, bond or other investment that is of the same tranche as any loan, bond or other investment sold by the Borrower within 30 days prior to such Company Tax Distribution, the Borrower shall not make any Company Tax Distribution under this Section 6.2.5 for a period of 180 days commencing from the date of such Company Tax Distribution;

provided, further that the Borrower may, in connection with the issuance of any Subordinated Equity Securities, make distributions to its Common Shareholders and the holders of Subordinated Equity Securities in an amount which does not exceed the net proceeds to the Borrower of such issuance of Subordinated Equity Securities. Distributions (including dividends) or other payments or distributions on account of the purchase, redemption, retirement or acquisition of any Subordinated Equity Security may be made pursuant to and in accordance with the Operating Agreement at any time only so long as (x) all representations and warranties in Article V hereof are true and correct in all material respects and (y) immediately after giving effect thereto, no Default, Event of Default or violation of Section 6.1.18 (without giving effect to the grace periods provided for therein) shall have occurred or be continuing under this Agreement. For the avoidance of doubt, dividends on the Preferred Shares shall not be treated as Restricted Payments and may be paid by the Borrower at any time in accordance with the terms of the Operating Agreement.

         Notwithstanding the foregoing, in the event that any payment or other distribution (including, without limitation, any dividend) in respect of the Borrower's Common Shares would be required to be made in order to preserve the U.S. federal income tax status of the Borrower as a regulated investment company or to avoid the imposition of the excise tax under Section 4882 of the Code (e.g., because the requisite consents from the Common Shareholders for a "consent dividend" (as defined in Section 565 of the Code) for U.S. federal income tax purposes have not been obtained by the Borrower in accordance with the terms of the Operating Agreement), such payment or distribution (a "RIC Distribution") may be distributed for the benefit of the Common Shareholders and deposited into the Common Shareholders' Escrow Account established pursuant to the Custodial Agreement. Funds deposited in the Common Shareholders' Escrow Account shall not be released to the Common Shareholders unless and until the Borrower shall have provided to the Administrative Agent and, so long as the Senior Facility Insurance Policy is in effect, the Insurer a certificate stating that (x) such violation of the Over-Collateralization Test, occurrence of Default or Event of Default or breach of representation or warranty in Article V hereof, as applicable, has been cured and is no longer continuing or, so long as the Insurer is the Controlling Class, has been waived by the Insurer and (y) Company Equity (including, for this purpose, any Subordinated Equity Security) is equal to or greater than Adjusted Contributed Company Capital. If the requisite consents from the Common Shareholders for a "consent dividend" have been obtained, the Borrower shall be permitted to pay any U.S. withholding taxes ("RIC Withholding Taxes") arising in respect of such "consent dividend".

         Section 6.2.6 Change of Name, etc. The Borrower shall not change (a) the location of its principal place of business, chief executive office, major executive office, chief place of business or its records concerning its business and financial affairs, (b) without the prior consent of the Controlling Class, its name or the name under or by which it conducts its business or (c) its jurisdiction of organization, in each case without first giving Moody's, S&P, the Insurer (so long as the Senior Facility Insurance Policy is in effect), the Administrative Agent and the Secured Parties Representative thirty (30) days' prior written notice thereof and taking any and all actions that may be necessary, or which the Administrative Agent or, so long as the Insurer is the Controlling Class, the Insurer may reasonably request, to maintain and preserve all Liens granted pursuant to the Collateral Documents.

         Section 6.2.7 Merger, Consolidation; Successor Entity Substituted. The Borrower shall not consolidate or merge with or into any other Person or sell, lease or otherwise transfer its respective properties and assets substantially as an entirety to any Person, unless the Borrower provides ten
(10) days' prior written notice thereof to the Insurer (so long as the Senior Facility Insurance Policy is in effect), the Administrative Agent (which shall provide a copy of such notice to each Lender), Moody's and S&P and unless:

                  (i) the Borrower shall be the surviving entity, or the Person (if other than the Borrower) formed by such consolidation or into which the Borrower is merged or to which the properties and assets of the Borrower are transferred substantially as an entirety shall be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and shall expressly assume, by an amendment or supplement, executed and delivered to the Insurer (so long as the Senior Facility Insurance Policy is in effect), the Administrative Agent and each Lender (with a copy to Moody's and S&P), in the case of a Person succeeding the Borrower, the due and punctual payment of the principal of and premium and interest on all Loans and other Obligations and, in the case of a Person succeeding the Borrower, the performance of every covenant and every other obligation or liability of this Agreement and the other Credit Documents on the part of the Borrower to be performed or observed, all as provided herein;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) the Borrower shall have delivered to the Administrative Agent and, so long as the Senior Facility Insurance Policy is in effect, the Insurer an officer's certificate stating that such consolidation, merger, conveyance or transfer and such amendment or supplement to this Agreement comply with this Section 6.2.7;

                  (iv) the Controlling Class shall have consented to such merger, consolidation, sale, lease or transfer (which consents shall not be unreasonably withheld);

                  (v) the Borrower shall have taken all steps necessary to preserve the effectiveness, perfection and priority of the Liens created under the Pledge and Intercreditor Agreement;

                  (vi) the Borrower shall have delivered to the Administrative Agent and, so long as the Insurer is the Controlling Class, the Insurer evidence satisfactory to them that the Rating Agency Condition shall be met; and

                  (vii) the Borrower shall have delivered to the Insurer (so long as the Senior Facility Insurance Policy is in effect), the Administrative Agent and each Lender an opinion of counsel concerning such of the foregoing matters described in clauses (i) and (v) and such other matters as the Administrative Agent may reasonably require.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower in accordance with this Section 6.2.7, the successor entity formed by such consolidation or into which the Borrower is merged or into which such sale, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement with the same effect as if such successor entity had been named as the Borrower herein.

         Section 6.2.8 Investment Dispositions, etc. The Borrower shall not sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, any of its assets to any Person, other than in compliance with the provisions of this Agreement, the other Transaction Documents and all Applicable Laws. The Borrower shall not transfer any Fund Investment or other asset from the Custodial Account to any Hedging SPE or Investment Holding Subsidiary, to any counterparty under a Structured Product Transaction or to any other account of the Borrower unless (i) after giving effect to such transfer, (x) the sum of the aggregate Outstanding Principal Amount of the Loans and the aggregate outstanding liquidation preference of the Preferred Shares would not exceed (y) the Advance Amount (calculated on a pro forma basis giving effect to such transfer) and (ii) the Borrower shall have delivered to the Administrative Agent and, so long as the Senior Facility Insurance Policy is in effect, the Insurer a certificate evidencing its compliance with the foregoing clause (i).

         Section 6.2.9 Modification of Certain Instruments, Organic Documents, Agreements, etc. The Borrower shall not:

         (a) consent to any amendment, supplement, waiver, termination or other modification of any of the terms or provisions of either Insurance Agreement, the Preferred Shares Auction Agency Agreement or the Collateral Documents that would (x) change the scheduled mandatory redemption date of any Preferred Shares to a date earlier than July 13, 2014, increase the amount of dividend or any other sum payable in respect of any Preferred Shares after issuance or (y) adversely affect the Insurer (so long as the Insurer is the Controlling Class) or the Lenders, in each case, other than any amendment, supplement or other modification which (i) extends the date or reduces the amount of any required payment, repurchase or redemption in respect of any Preferred Shares, (ii) is consented to or approved by the Required Lenders and, so long as the Insurer is the Controlling Class, the Insurer (which consent or approval shall not be unreasonably withheld or delayed), and as to which the Rating Agency Condition is met, or (iii) with the consent of the Administrative Agent and, so long as the Insurer is the Controlling Class, the Insurer, serves to correct manifest error or inconsistencies that are otherwise not material; the Borrower will give Moody's, S&P, the Insurer (so long as the Senior Facility Insurance Policy is in effect) and the Administrative Agent (which shall provide a copy of such notice to each Lender) ten (10) Business Days' prior written notice (or if ten (10) Business Days' prior written notice is not reasonably practicable, the maximum amount of prior written notice that is reasonably practicable) of any such modification, supplement, waiver or termination; or

         (b) to the extent permitted by the Investment Company Act, without the prior written consent of the Administrative Agent and the Controlling Class (which consent or approval shall not be unreasonably withheld or delayed) and unless the Rating Agency Condition is met, (i) terminate the Investment Manager, appoint a replacement Investment Manager or consent to an assignment of the Investment Management Agreement (except in connection with (x) an assignment that results from a change in control (within the meaning of the Investment Advisers Act of 1940, as amended) or (y) an assignment to an Affiliate of the Investment Manager pursuant to the Investment Management Agreement) or (ii) consent to any material amendment, supplement or other modification of any of the terms or provisions of (A) its Organic Documents if such change would have a Material Adverse Effect, or (B) the Investment Management Agreement (except in connection with a change of Investment Manager that otherwise complies with clause (i) above).

         Notwithstanding any other provision of this Agreement or any other Transaction Document, each of the Lenders, the Insurer and the Administrative Agent hereby acknowledges that in order to preserve the economics of the Carried Interest (as defined in the Operating Agreement) payable to the Special Member, the Borrower may desire to establish a partnership, limited liability company or other business entity through which it would conduct substantially all its investment activities, and in order to achieve that desired objective, each of the Lenders, the Insurer and the Administrative Agent agrees to reasonably cooperate with the Borrower and the Special Member, at the sole expense of the Borrower, to amend, supplement or otherwise modify the terms or provisions of this Agreement, either Insurance Agreement, the Operating Agreement, the Preferred Shares Auction Agency Agreement, any of the Collateral Documents or any other Transaction Document, in each case in a manner that would not have any Material Adverse Effect; provided that upon any such amendment, supplement or modification, the Rating Agency Condition shall be satisfied.

         Section 6.2.10 Agreements Restricting Liens. The Borrower shall not enter into any agreement which prohibits the creation or assumption of any Lien upon its properties, revenues or assets (other than Liens upon specific properties or assets that are not included in the Collateral), whether now owned or hereafter acquired, other than the Insurance Agreements, the Preferred Shares Auction Agency Agreement and the Collateral Documents.

         Section 6.2.11 Inconsistent Agreements. The Borrower shall not enter into any agreement containing any provision which would be violated or breached by the performance by the Borrower of its obligations under this Agreement or under any other Credit Document.

         Section 6.2.12 Environmental Matters. Except with respect to violations which could not reasonably be expected to have a Material Adverse Effect, the Borrower shall not violate any Environmental Law. In any case, the Borrower shall not intentionally violate any Environmental Law.

         Section 6.2.13 Pension and Welfare Plans. The Borrower shall not Incur any liability or obligation with respect to any Pension Plan or any Welfare Plan (other than with respect to a fully-insured Welfare Plan). The Borrower shall not maintain or contribute to (or become obligated to contribute to) any Pension Plan or Welfare Plan (other than a fully-insured Welfare Plan).

         Section 6.2.14 Payment of Management or Advisory Fees. At any time after an Acceleration Notice, a Final Payment Default Notice or the occurrence of a Liquidation Acceleration under the Pledge and Intercreditor Agreement, the Borrower shall not pay, or cause or permit to be paid, any management or advisory fees (excluding expense reimbursements) of any type to the Investment Manager unless otherwise consented to by the Controlling Class pursuant to the terms of the Pledge and Intercreditor Agreement.

         Section 6.2.15 Limitation on Bank Loans. The Borrower shall not hold Bank Loans that obligate the Borrower, whether currently or upon the happening of any contingency, to make any revolving extensions of credit to a borrower, unless the Borrower has at all times available to it, within the notification period specified by the documentation governing such Bank Loans for the making of any extensions of credit thereunder, any combination of (i) Cash, (ii) Cash Equivalents and (iii) availability under this Agreement such that the Borrower, upon "regular way" settlement, will have funds that are sufficient to cover the amount of any such extensions of credit.

         Section 6.2.16 Commodities; Real Estate. The Borrower shall not purchase or otherwise acquire or receive as a distribution any commodities or any fee interest in real property, except for such commodities or fee interest in real property as the Borrower shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding in respect of a Fund Investment; provided, that (i) the Borrower shall disclose such acquisition or receipt of any such commodities or fee interest in real property to the Administrative Agent or the Insurer promptly following the acquisition or receipt thereof and (ii) the Borrower shall dispose of such commodities or fee interest in real property as soon as practicable in a commercially reasonable manner.

         Section 6.2.17 Margin Stock. The Borrower shall not use any of the proceeds of the Borrowings (i) to extend "purpose credit" within the meaning given to such term in Regulation U or (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing, otherwise acquiring or carrying any Margin Stock.

         Section 6.2.18 Limitations on Hedging and Short Sale Transactions.

         (a) The Borrower will not, and will not permit any Hedging SPE to, enter into or otherwise effect or permit to remain outstanding any Hedging and Short Sale Transaction except as follows: (i) Secured Hedging Transactions entered into, in the judgment of the Borrower, to hedge or mitigate interest rate or currency rate risks to which the Borrower is exposed in the conduct of its business or management of its liabilities; (ii) Structured Product Transactions entered into by the Borrower; (iii) Defensive Hedge Transactions entered into by the Borrower, intended to protect the Borrower against fluctuations in the market value of a Fund Investment; and (iv) other Hedging and Short Sale Transactions entered into by any Hedging SPE or, so long as the Borrower has no ongoing payment obligations thereunder, the Borrower.

         (b) The Borrower will not, and will not permit any Hedging SPE to, enter into any Hedging and Short Sale Transaction with any Person unless (i) the documentation for such Hedging and Short Sale Transaction contains a Non-Petition Covenant from such Person and (ii) (x) in the case of the Borrower, unless such Hedging and Short Sale Transaction is a Defensive Hedge Transaction or a Hedging and Short Sale Transaction under which the Borrower has no ongoing payment obligations, such Person is a Lender, an Affiliate of a Lender or a bank, investment bank or other financial institution having
(a)(1)(A) in the case of Currency Hedging Transaction, a long term rating of at least "Aa3" by Moody's and a short term rating of at least "P-1" by Moody's (and, if rated "Aa3" or "P-1" by Moody's, then such rating has not been placed on a credit watch with negative implications by Moody's) and (B) all other cases, a long term rating of at least "A1" by Moody's and a short term rating of at least "P-1" by Moody's (and, if rated "A1" or "P-1" by Moody's, then such rating has not been placed on a credit watch with negative implications by Moody's) or, (2) if no short term rating is available, (A) in the case of Currency Hedging Transaction, a long term rating of "Aa2" or better by Moody's (and, if rated "Aa2" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's) and (B) all other cases, a long term rating of "Aa3" or better by Moody's (and, if rated "Aa3" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's) and (b) a long-term rating of "A+" by S&P and (y) in the case of any Hedging SPE, the documentation for such Hedging and Short Sale Transaction provides that the counterparty thereto does not have recourse to the Borrower or the assets of the Borrower for amounts owing to such counterparty thereunder.

         (c) The Borrower will not enter into any Interest Rate Hedging Transaction if, as a result of entering into such transaction, the notional amount of all Interest Rate Hedging Transactions would be greater than the aggregate Market Value of all Eligible Investments.

         (d) The Borrower will not permit the aggregate liabilities of the Hedging SPEs under all Hedging and Short Sale Transactions (calculated with respect to each such Hedging and Short Sale Transaction net of the amounts payable to the Hedging SPE by the counterparty under that Hedging and Short Sale Transaction but without any reduction for any amounts payable to the Hedging SPE under any other Hedging and Short Sale Transactions) to exceed 2.0% of the Net Asset Value at any time.

         Section 6.2.19 [Reserved]

         Section 6.2.20 Limitations on Transactions with Affiliates. Except as expressly contemplated by the Transaction Documents (including the Borrower entering into and performing its obligations under the Investment Management Agreement and establishing Hedging SPEs and Investment Holding Subsidiaries), the Borrower shall not, directly or indirectly: (i) make an investment in any of its Affiliates; (ii) sell, lease or otherwise transfer any assets to any of its Affiliates; (iii) purchase or acquire assets from any of its Affiliates; or (iv) enter into any other transaction directly or indirectly with or for the benefit of any of its Affiliates (including, without limitation, guarantees and assumptions of obligations of any of its Affiliates); provided, that the Borrower may, in compliance with the Investment Company Act, enter into any such transaction with any of its Affiliates or for the benefit of any of its Affiliates in the ordinary course of its business if (x) the monetary or business consideration arising therefrom are likely to be substantially as advantageous to the Borrower as the monetary or business consideration with which it could obtain in a comparable arm's length transaction with a Person not an Affiliate of the Borrower and (y) written notice of such transaction is provided to the Administrative Agent and, so long as the Senior Facility Insurance Policy is in effect, the Insurer. Unless otherwise consented to by the Controlling Class, the Borrower shall not purchase, directly or indirectly, any securities issued by Special Value Bond Fund, LLC, Special Value Bond Fund II, LLC, Special Value Absolute Return Fund, LLC, Special Value Opportunities Fund, LLC or any other collateralized debt obligation vehicle managed by the Investment Manager or any of its Affiliates.

         Section 6.2.21 Limitation on Hedging SPEs' Debt. In addition to the limitations specified in Section 6.2.18, the Borrower shall not permit any of the Hedging SPEs to incur any Debt unless the documentation for such Debt (a) contains a Non-Petition Covenant by the applicable creditor and (b) provides that such creditor does not have recourse to the Borrower or the Collateral for amounts owing to such creditor thereunder.

                                 ARTICLE VII

                               EVENTS OF DEFAULT

         Section 7.1 Events of Default. The term "Event of Default" shall mean any of the events set forth in this Section 7.1.

         Section 7.1.1 Non-Payment of Obligations. Without giving effect to payments under the Senior Facility Insurance Policy, the Borrower shall default in (i) the payment when due (whether at stated maturity or by acceleration, mandatory prepayment or otherwise) of any principal hereunder,
(ii) the payment when due of interest or fees in respect of any Loan and such default shall continue unremedied for a period of three (3) Business Days or more and (iii) the payment of any other Obligation and such default shall continue unremedied for three (3) Business Days or more after the Borrower's receipt of notice of such default from the Insurer, the Administrative Agent or any Lender.

         Section 7.1.2 Over-Collateralization Test; Limitations on Hedging and Short Sale Transactions.

         (a) The Borrower shall fail to comply with its obligations under
Section 6.1.18.

         (b) The Borrower shall fail to comply with its obligations under
Section 6.2.18 and such failure to comply shall continue unremedied for ten
(10) Business Days or more after the earlier of (x) notice thereof having been given to the Borrower by the Insurer (so long as the Insurer is the Controlling Class), the Administrative Agent or any Lender or (y) the first date on which a portfolio manager, senior accounting officer or controller of the Borrower or the Investment Manager had actual knowledge of such default.

         Section 7.1.3 Non Performance of Other Obligations. The Borrower shall default in the due performance and observance of any covenant, obligation, warranty or other agreement contained herein or in any other Credit Document executed by it, and, if such default does not otherwise constitute an Event of Default under this Article VII, such default shall continue unremedied for a period of thirty (30) days (or, in the case of any violation of Section 18 of the Investment Company Act, or any successor provision thereto, and any applicable "asset coverage" maintenance requirements set forth therein, a period of ninety (90) days) or more after the earlier of (x) notice thereof having been given to the Borrower by the Insurer (so long as the Insurer is the Controlling Class), the Administrative Agent or any Lender or (y) the first date on which a portfolio manager, senior accounting officer or controller of the Borrower or the Investment Manager had actual knowledge of such default.

         Section 7.1.4 Breach of Warranty. Any representation or warranty of the Borrower hereunder (other than the representation and warranty relating to any violation of Section 18 of the Investment Company Act, or any successor provision thereto, and any applicable "asset coverage" maintenance requirements set forth therein) or of the Borrower in any other Credit Document or in any certificate delivered pursuant hereto or thereto is or shall be incorrect in any material respect when made or deemed made.

         Section 7.1.5 [Reserved]

         Section 7.1.6 Default, Acceleration on Other Debt, etc. An aggregate principal amount equal to or exceeding 0.80% of the Net Asset Value of any Debt of the Borrower or any Subsidiary of the Borrower shall become due and payable (whether at maturity, by acceleration or otherwise) and not be paid or satisfied in full, or the holder of such Debt shall be entitled to require the Borrower or any such Subsidiary to repay, repurchase, redeem, defease or otherwise retire for value such Debt, in whole or in part, prior to its scheduled payment date (in each case, after giving effect to any grace periods applicable thereto).

         Section 7.1.7 Secured Hedging Transaction Default. The Borrower shall default in the payment when due (whether at stated maturity or by acceleration, mandatory prepayment or otherwise) of any amount in excess of 3.0% of the Net Asset Value (after giving effect to any grace periods applicable thereto) required to be paid by it under any Secured Hedging Transaction (other than any such amount that is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the Borrower's books), and such default shall continue unremedied for a period of ten (10) Business Days or more.

         Section 7.1.8 Judgments. Any final judgments or orders (not subject to appeal) by one or more courts of competent jurisdiction for the payment of money in an aggregate amount in excess of 1.5% of the Net Asset Value (after giving effect to insurance, if any, available with respect thereto) shall be rendered against the Borrower, and the same shall remain unsatisfied, unvacated, unbonded or unstayed for a period of thirty (30) days after the date on which the right to appeal has expired.

         Section 7.1.9 Bankruptcy, Insolvency, etc. The Borrower shall:

         (a) become insolvent or generally fail to pay, or admit in writing its inability to pay, Debts as they become due;

         (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any property of any thereof, or make a general assignment for the benefit of creditors;

         (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days;

         (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, Debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower and, if such case or proceeding is not commenced by the Borrower, such case or proceeding shall be consented to or acquiesced in by the Borrower or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed; or

         (e) take any action authorizing, or in furtherance of, any of the foregoing.

         Section 7.1.10 Failure of Valid, Perfected, First-Priority Lien. Any Lien on any Collateral granted shall, at any time after delivery of the respective Collateral Documents, cease to be fully valid and perfected as a first-priority Lien, except (i) for Permitted Liens, (ii) Liens on Fund Investments the Market Value of which if excluded from the Collateral would not cause a violation of the Over-Collateralization Test or the covenant in
Section 6.1.15 (in each case, without giving effect to any applicable grace period) or (iii) as otherwise expressly permitted hereunder or under such Collateral Documents.

         Section 7.1.11 Investment Company Act. The Borrower ceases to be a registered "investment company" under the Investment Company Act for more than ninety (90) days.

         Section 7.1.12 Dissolution or Termination of Borrower. The Borrower shall be dissolved or terminated, and not reconstituted substantially simultaneously therewith (and in no event later than the same day) in accordance with the Operating Agreement.

         Section 7.1.13 Removal of the Investment Manager. The Investment Manager is removed or terminated pursuant to the Investment Management Agreement and the Controlling Class has not approved the new Investment Manager within thirty (30) days.

         Section 7.2 Action if Bankruptcy. If any Event of Default described in Section 7.1.9 shall occur with respect to the Borrower, then the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, and all the Commitments shall be automatically terminated, without further notice, demand or presentment, all of which are expressly waived.

         Section 7.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in Section 7.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent shall, upon the direction of the Controlling Class, by notice or demand to the Borrower, declare a Commitment Termination Event, declare the outstanding principal amount of the Loans and all other Obligations to be due and payable and terminate all Commitments, whereupon the full unpaid amount of such Loans and any and all other Obligations shall be and become immediately due and payable, without further notice, demand, or presentment, all of which are expressly waived.

         Section 7.4 Notice of Default. If a Default occurs and is continuing, the Administrative Agent shall provide to the Insurer (so long as the Senior Facility Insurance Policy is in effect), the Lenders, Moody's and S&P written notice (or telephonic notice promptly confirmed in writing) of the uncured Default promptly (and, in any event, within two (2) Business Days) after the Administrative Agent becomes aware of such Default.

                                 ARTICLE VIII

                           THE ADMINISTRATIVE AGENT

         Section 8.1 Appointment. The Lenders hereby designate Union Bank of California, N.A. as Administrative Agent to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each Holder of any Lender Note by the acceptance of such Lender Note or any assignee or transferee of an interest under this Agreement pursuant to Sections 3.4.7 or 9.4 shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Credit Documents by or through its respective officers, directors, agents, employees or affiliates.

         Section 8.2 Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the Collateral Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the Holder of any Lender Note or Loan or the Insurer; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

         Section 8.3 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, the Insurer, each Lender and the Holder of each Lender Note or Loan, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and, except as expressly provided in this Agreement, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide the Insurer, any Lender, or the Holder of any Lender Note or Loan with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. Neither the Administrative Agent nor any of its Affiliates, directors, officers, agents, or employees shall be responsible to or have any duty to ascertain, inquire into or verify for the Insurer, any Lender, or the Holder of any Lender Note or Loan, any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the satisfaction of any of the conditions precedent set forth in Article IV or the financial condition of the Borrower or the existence or possible existence of any Default or Event of Default.

         Without limiting the generality of the foregoing, the Administrative Agent shall not be responsible to any of the Lenders or the Holders of each Lender Note or Loan or the Insurer for any mistake, omission or error of judgment with respect to the value or valuation, genuineness, enforceability, existence, perfection or priority of any of the Collateral.

         Section 8.4 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Controlling Class or the Required Lenders, as applicable, with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Controlling Class, the Required Lenders or all Lenders, as applicable, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, none of any Lender, the Holder of any Lender Note or Loan or the Insurer shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Controlling Class or the Required Lenders, as applicable.

         Section 8.5 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, e-mail, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent (which may be counsel for the Borrower).

         Section 8.6 Indemnification. To the extent the Administrative Agent is not reimbursed and indemnified by the Borrower pursuant to the provisions of Section 9.1 or otherwise, the Lenders shall reimburse and indemnify the Administrative Agent in proportion to their respective Voting Percentages as used in determining the Required Lenders, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct; provided, further, that any obligation to pay any amount required to be paid under this Agreement by a Lender that is a CP Conduit, including under this Section 8.6, shall be limited to the amounts available to the CP Conduit after paying or making provision for the payment of its commercial paper notes and shall be further limited to the amounts that such CP Conduit obtains from its Designated CP Conduit Committed Lender or Liquidity Providers, as applicable, to make such payment. Each of the other parties hereto agrees that it will not have a claim under Section 101(5) of the Bankruptcy Code if and to the extent that any such payment obligation owed to it by the CP Conduit exceeds the amount available to the CP Conduit to pay such amount after paying or making provision for the payment of its commercial paper notes and that this provision shall survive the termination of this Agreement.

         Section 8.7 The Administrative Agent in Its Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "Controlling Class," "Holders of Lender Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any Affiliate as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

         Section 8.8 Holders of Lender Notes or Loans. The Administrative Agent may deem and treat the payee of any Lender Note or Loan as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the Holder of any Lender Note or Loan shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Lender Note or Loan or of any Lender Note or Lender Notes issued in exchange therefor.

         Section 8.9 Resignation by the Administrative Agent.

         (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving thirty (30) Business Days' prior written notice to the Borrower, the Insurer (so long as the Senior Facility Insurance Policy is in effect), Moody's, S&P and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to Section 8.9(b) and (c) below or as otherwise provided below.

         (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder (with notice of such appointment provided to the Insurer (so long as the Senior Facility Insurance Policy is in effect), Moody's and S&P), who shall be a commercial bank, investment bank, financial institution or trust company that is, unless an Event of Default has occurred and is continuing, reasonably acceptable to the Borrower.

         (c) If a successor Administrative Agent shall not have been so appointed within such thirty (30) Business Day period, the Administrative Agent, with (unless an Event of Default has occurred and is continuing) the consent of the Borrower (which consent shall not be unreasonably withheld), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

         (d) If no successor Administrative Agent has been appointed pursuant to Section 8.9(b) or (c) above by the thirtieth (30th) Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Controlling Class shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Controlling Class appoint a successor Administrative Agent as provided above.

         Section 8.10 Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts, in each case of nationally recognized standing, selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts and this Agreement.

         Section 8.11 Administrative Agent's Fees. The Borrower shall pay to the Administrative Agent for the Administrative Agent's own account fees for its services (or those of its Affiliates) in administering this Agreement in the amounts and at the times heretofore mutually agreed by the Borrower and the Administrative Agent.

                                  ARTICLE IX

                                 MISCELLANEOUS

         Section 9.1 Payment of Expenses, etc. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses (A) of the Insurer, the Administrative Agent and the Arranger in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP) and (B) of the Insurer, the Administrative Agent and the Arranger and each of the Lenders (and, in the case of a Lender that is a Designated CP Conduit, its Designated CP Conduit Committed Lenders and, in each case of a Lender that is an Other CP Conduit, its Liquidity Providers) in connection with any Default under or the enforcement of the Credit Documents and the documents and instruments referred to therein (including the reasonable fees and disbursements of (1) one counsel for the Insurer (which counsel shall be selected by the Insurer), one counsel for the Administrative Agent (which counsel shall be selected by the Administrative Agent) and one counsel for the Arranger (which counsel shall be selected by the Arranger) and (2) upon prior written notice to the Borrower, one counsel for all of the other Lenders); (ii) pay and hold each of the Lenders (and, in the case of a Lender that is a Designated CP Conduit, its Designated CP Conduit Committed Lenders and, in each case of a Lender that is an Other CP Conduit, its Liquidity Providers) and the Administrative Agent harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and hold each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify the Insurer, each Lender and the Administrative Agent, their respective officers, directors, employees, representatives and agents (and, in the case of a Lender that is a Designated CP Conduit, its Designated CP Conduit Committed Lenders and, in each case of a Lender that is an Other CP Conduit, its Liquidity Providers) from and hold each of them harmless against any and all losses, liabilities, obligations, penalties, actions, judgments, claims, damages, costs or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Lender (or, in the case of a Lender that is a Designated CP Conduit, its Designated CP Conduit Committed Lenders and, in each case of a Lender that is an Other CP Conduit , its Liquidity Providers) or the Insurer is a party thereto) related to the entering into and/or performance by the Borrower of any Credit Document or the use by the Borrower of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document or Loan Purchase Agreement, including the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified), (b) the actual or alleged presence of Hazardous Materials in the air, surface water, groundwater, surface or subsurface of any real property owned or at any time operated by the Borrower, the generation, storage, transportation or disposal of Hazardous Materials at any location whether or not owned or operated by the Borrower, the noncompliance of any real property owned or at any time operated by the Borrower with Federal, state and local laws, regulations, and ordinances (including applicable permits hereunder) applicable to any such real property, or any Environmental Claim asserted against the Borrower, or any such real property, including, in each case, the reasonable disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding in all cases any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) or (c) amounts payable by the Lenders pursuant to Section 8.6. To the extent that the undertaking to indemnify, pay or hold harmless the Insurer, the Administrative Agent, the Arranger or any Lender (or, in the case of a Lender that is a Designated CP Conduit, its Designated CP Conduit Committed Lenders and, in each case of a Lender that is an Other CP Conduit , its Liquidity Providers) set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. Neither the Borrower nor any indemnified Person shall be liable for any indirect or consequential damages in connection with its activities related to this Agreement or any other Credit Documents. The agreements in this Section 9.1 shall survive repayment of the Loans and all other amounts payable hereunder.

         Section 9.2 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, if an Event of Default then exists, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Debt at any time held or owing by such Lender (including by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Lender under this Agreement or under any of the other Credit Documents, including all interests in Obligations of the Borrower purchased by such Lender pursuant to Section 9.6(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

         Section 9.3 Notices.

         (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telecopier, e-mail or cable communication) and mailed, e-mailed, telecopied, cabled or delivered, if to the Borrower, Moody's, S&P, the Insurer, the Administrative Agent, and/or any Lender, at its address specified on Schedule 2 hereto (provided, that any notice provided for hereunder to a Person that is not in the United States shall be by facsimile or e-mail transmission if such Person has provided current facsimile or e-mail contact information) or, in the case of any Lender becoming party hereto after the Closing Date, the related Assignment Agreement; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. Any such notice or communication shall be deemed to have been given or made as of: the date so delivered, if delivered personally or by overnight courier; when receipt is acknowledged, if telecopied or e-mailed; and five (5) calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). The Borrower and the Administrative Agent hereby acknowledge that each CP Conduit has appointed a Funding Agent to act as its agent under this Agreement and, if applicable, the Loan Purchase Agreement or the Liquidity Agreement to which it is a party. Unless otherwise instructed by a CP Conduit, copies of all notices, requests, demands and other documents to be delivered to such CP Conduit pursuant to the terms hereof shall be delivered to the Funding Agent with respect to such CP Conduit at such address as has been notified in writing by such CP Conduit to the Borrower and the Administrative Agent.

         (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may, prior to receipt of written confirmation, act without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from the Borrower and/or the Investment Manager (including an Authorized Officer thereof). In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice absent manifest error.

         Section 9.4 Benefit of Agreement.

         (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors and assigns of the parties hereto to the extent permitted under this Section 9.4 and (to the extent explicitly set forth herein) the Liquidity Providers for each Lender that is an Other CP Conduit and Designated CP Conduit Committed Lenders for each Lender that is a Designated CP Conduit; provided, that, except as provided in Section 6.2.7, the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Insurer (so long as the Insurer is the Controlling Class), each Lender, the Administrative Agent and the Arranger. Each Lender may at any time grant participations in any of its rights hereunder or under any of the Lender Notes or Loans to another financial institution or other Person (including any CP Conduit); provided, that (x) unless such grant is to a Lender or a special purpose corporation administered by a Lender, such Lender shall give notice to the Borrower of the identity of such participant and (y) in the case of any such participation (other than a participation to a Designated CP Conduit Committed Lender), the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of Sections 3.4.4 and 3.6 to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold; and provided, further, no Lender shall transfer, grant or assign any participation (other than to a Lender or a special purpose corporation administered by a Lender) under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Documents except to the extent such amendment or waiver would (x) extend the final scheduled maturity of any Loan or Lender Note in which such participant is participating or waive any mandatory prepayment thereof, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or a mandatory prepayment, shall not constitute a change in the terms of any Commitment), (y) release all or substantially all of the Collateral (in each case except as expressly provided in the Credit Documents), or (z) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement (except as provided in Section 6.2.7).

         (b) Notwithstanding the foregoing, with the consent of the Administrative Agent and, so long as no payment Default or Event of Default is then in existence, the consent of the Borrower (which consents shall not be unreasonably withheld or delayed), any Lender may assign all or a portion of its rights and obligations under this Agreement (including, such Lender's Commitment, Loans, Lender Note and other Obligations) to one or more commercial banks, savings and loan associations, insurance companies, investment companies, business development companies, other financial institutions or other corporations, business trusts, partnerships or funds not formed for the specific purpose of acquiring the Loans (including one or more Lenders); provided that, (i) in the event of an assignment by a Designated CP Conduit to its Designated CP Conduit Committed Lender or by an Other CP Conduit to its Liquidity Provider, no such consents shall be required provided that such Designated CP Conduit Committed Lender or such Liquidity Provider shall be an Approved Lender, and (ii) in the event of an assignment by any Lender to a CP Conduit, such CP Conduit shall be an Approved Lender. No assignment pursuant to the immediately preceding sentence shall be in an aggregate amount less than (unless the entire Commitment and outstanding Loans of the assigning Lender is so assigned) (x) if to (I) an Affiliate of such Lender or (II) another Lender (or, in the case of a Lender that is a Designated CP Conduit, its Designated CP Conduit Committed Lenders or, in the case of a Lender that is an Other CP Conduit, its Liquidity Provider), $1,000,000 or (y) if to an institution other than (I) an Affiliate of such Lender or (II) another Lender, $10,000,000. If any Lender so sells or assigns all or a part of its rights hereunder or under the Lender Notes or Loans, any reference in this Agreement or the Lender Notes or Loans to such assigning Lender shall thereafter refer to such Lender and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Lender. Each assignment pursuant to this Section 9.4(b) shall be effected (other than in the case of an assignment by a Lender that is a Designated CP Conduit to its Designated CP Conduit Committed Lenders or in the case of an assignment by a Lender that is an Other CP Conduit to its Liquidity Providers) by the assigning Lender and the assignee Lender executing an Assignment Agreement (the "Assignment Agreement") substantially in the form of Exhibit D (appropriately completed); provided, that in the case of any assignment to a CP Conduit that is not already a Lender, the effectiveness of such assignment shall be conditioned upon the execution and delivery of either (I) in the case of an Other CP Conduit, a Liquidity Agreement supporting such Other CP Conduit or (II) in the case of a Designated CP Conduit, a Loan Purchase Agreement or a similar agreement pursuant to which the counterparty thereof will be obligated to purchase such Designated CP Conduit's rights and obligations under this Agreement in accordance with the terms therein. In the event of (and at the time of) any such assignment, either the assigning Lender or the assignee Lender shall pay to the Administrative Agent a nonrefundable assignment fee of $3,500 (other than (i) in the case of an assignment by a Lender that is a Designated CP Conduit to its Designated CP Conduit Committed Lenders or in the case of an assignment by a Lender that is an Other CP Conduit to its Liquidity Providers and (ii) in the case of an assignment to an Affiliate of a Lender), and at the time of any assignment pursuant to this Section 9.4(b), (i) this Agreement shall be deemed to be amended to reflect the Commitment of the respective assignee (which shall result in a direct reduction to the Commitment of the assigning Lender) and of the other Lenders, and (ii) the Borrower shall, upon request, issue new Lender Notes to the respective assignee and to the assigning Lender in conformity with the requirements of Sections 3.2 and 9.16 and the Administrative Agent shall reflect such assignment in the Register. No transfer or assignment under this Section 9.4(b) (other than in the case of an assignment by a Lender that is a Designated CP Conduit to its Designated CP Conduit Committed Lenders or an assignment by a Lender that is an Other CP Conduit to its Liquidity Providers) shall be effective until recorded by the Administrative Agent on the Register pursuant to Section 9.16. To the extent of any assignment pursuant to this
Section 9.4(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 9.4(b) to a Person which is not already a Lender hereunder and which is not a United States person (as defined above) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Tax Certificate) described in Section
3.6. To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to Section 3.4.7 or this Section 9.4(b) (other than an assignment by a Designated CP Conduit to its Designated CP Conduit Committed Lender) would, at the time of such assignment, result in increased costs under Sections 3.4.4, 3.4.5 or 3.6 which exceed those being charged, if any, by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such excess increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes giving rise to such increased costs after the date of the respective assignment). Each Lender and the Borrower agree to execute such documents (including amendments to this Agreement and the other Credit Documents) as shall be reasonably necessary to effect the foregoing. Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Lender Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

         (c) Notwithstanding any other provisions of this Section 9.4, any transfer or assignment of the interests or obligations of any Lender hereunder (other than any assignment by a Withdrawing Lender pursuant to Section 2.3.4) or any grant of participation therein shall not be permitted and be absolutely null and void and shall vest no rights in the purported transferee, assignee or participant (such purported transferee, assignee or participant, a "Disqualified Transferee"), if such transfer, assignment or grant (i) is consummated or attempted to be consummated in compliance with the provisions of this Section 9.4 on the basis of incorrect or false certifications by the purported transferee, assignee or participant or (ii) would require the Borrower to (x) file a registration statement with the Securities and Exchange Commission or (y) qualify the Loans under the "Blue Sky" laws of any State. If any Disqualified Transferee shall become a Lender or participant in violation of the provisions of this Section 9.4, then, upon the discovery by or due notification of the Administrative Agent that such transfer, assignment or participation was not in fact permitted by this Section 9.4, the last preceding Lender (that owned the interest purported to be owned by such Disqualified Transferee) that would not be a Disqualified Transferee shall be restored to all rights in such interest retroactively to the date of registration of transfer, assignment or participation. Any action or non-action of a Disqualified Transferee taken while such Disqualified Transferee was the holder of such interest shall be without effect hereunder, but shall be deemed ratified by the such last preceding Lender unless such last preceding Lender objects, by a superseding notice to the Administrative Agent delivered within five (5) Business Days of the later of (x) it being restored to its rights in such interest as described in the preceding sentence or (y) its receipt of notice of such action or non-action by the Disqualified Transferee. The Administrative Agent shall be under no liability for any transfer, assignment or participation that is not in fact permitted by this
Section 9.4 or for making any payments in respect of the interest the subject thereof or taking any other action with respect to such transfer, assignment or participation, unless the Administrative Agent had actual knowledge of the inaccuracy or insufficiency of any certification or representation upon which such transfer, assignment or participation was based. The Administrative Agent shall be entitled to recover from any Disqualified Transferee all payments made to it in respect of the interest in the obligations it acquired. Any such payments so recovered by the Administrative Agent shall be paid and delivered by the Administrative Agent to the last preceding Lender that would not be a Disqualified Transferee as aforesaid. Without limiting the foregoing, any Lender that made a purported transfer, assignment or participation to a Disqualified Transferee shall be required to cause the retransfer of such of the interest so transferred within three (3) Business Days after first becoming aware of such transfer, assignment or participation was to a Disqualified Transferee.

         (d) Each Lender initially party to this Agreement hereby represents, and each Person that becomes a Lender pursuant to an assignment permitted by this Section 9.4 shall, upon its becoming party to this Agreement, represent that it is an Eligible Transferee (and, in the case of a CP Conduit, it is also an Eligible Transferee) which makes loans in the ordinary course of its business and that it shall make or acquire Loans for its own account in the ordinary course of such business; provided, that subject to the preceding Sections 9.4(a), (b) and (c), the disposition of any promissory notes or other evidences of or interests in Debt under this Agreement held by such Lender shall at all times be within its exclusive control.

         (e) Each of the parties hereto acknowledges that each Lender which is a Designated CP Conduit may from time to time grant, or agree to grant, an assignment of its interests in its Loans, this Agreement and all of the other Transaction Documents, by way of collateral assignment or conveyance, to its respective Designated CP Conduit Committed Lenders, subject to the applicable requirements of this Section 9.4.

         (f) Each of the parties hereto acknowledges that each Lender which is an Other CP Conduit and each SPC may from time to time grant, or agree to grant, an assignment of its interests in its Loans, this Agreement and all of the other Transaction Documents, by way of collateral assignment or conveyance, to its respective Liquidity Providers, subject to the requirement that any assignee thereof must be an Approved Lender.

         (g) Each Designated CP Conduit hereby agrees that in the event such Designated CP Conduit or its Designated CP Conduit Committed Lender shall cease to be an Approved Lender, it will transfer pursuant to Section 9.4(b) all of its rights and obligations under this Agreement (and the applicable Loan Purchase Agreement) to an Approved Lender (which is also an Eligible Transferee) within 60 days after the date on which it first obtains knowledge that such Designated CP Conduit or its Designated CP Conduit Committed Lender, as the case may be, is not an Approved Lender, provided that no Designated CP Conduit or Designated CP Conduit Committed Lender shall be required to so transfer its rights and obligations unless its corresponding Designated CP Conduit Committed Lender or Designated CP Conduit is permitted to transfer simultaneously its rights and obligations hereunder.

         (h) Each Other CP Conduit hereby agrees that in the event such Other CP Conduit shall cease to be an Approved Lender, it will transfer pursuant to
Section 9.4(b) all of its rights and obligations under this Agreement to an Approved Lender (which is also an Eligible Transferee) within 60 days after the date on which it first obtains knowledge that such Other CP Conduits is not an Approved Lender.

         Section 9.5 No Waiver; Remedies Cumulative. No failure or delay on the part of the Insurer, the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Insurer, the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Insurer, the Administrative Agent or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower or any other Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Insurer, the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         Section 9.6 Payments Pro Rata.

         (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than (x) any Lender that has expressly waived its right to receive its pro rata share thereof or (y) solely with respect to payments to be made to withdrawing Lenders, any Lender that has agreed to the extension contemplated by Section 2.3) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

         (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such other Lenders in such amount as shall result in a proportional participation by all of the Lenders in such disproportionate sum received; provided, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 9.6(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

         Section 9.7 Calculations; Computations.

         (a) The financial statements to be furnished to the Insurer and the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Insurer and the Lenders).

         (b) All computations of interest hereunder shall be made on the actual number of days elapsed over a year of 360 days (except, in the case of Base Rate Loans and Swingline Loans with a Base Rate, 365/366 days).

         Section 9.8 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

         (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER IT. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, OR BY HAND DELIVERY, AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 9.3, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

         (b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN
SECTION 9.8(a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         (d) This Section 9.8 shall survive the termination of this Agreement and the payment of all obligations.

         Section 9.9 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower, the Insurer and the Administrative Agent.

         Section 9.10 Effectiveness. This Agreement shall become effective on the Closing Date provided that the Borrower, the Insurer and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), or facsimile or e-mail transmission notice (actually received) at such office that the same has been signed and mailed to it.

         Section 9.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         Section 9.12 Amendment or Waiver.

         (a) Neither this Agreement, any other Credit Document or the Senior Facility Insurance Policy nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower, the Insurer (so long as the Insurer is the Controlling Class) and, without duplication in the case of Designated CP Conduits and their respective Designated CP Conduit Committed Lenders, Lenders having, in the aggregate, a Voting Percentage of more than 50% of the total Voting Percentages of all the Lenders and unless the Rating Agency Condition is met; provided, that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected thereby in the case of the following clause (i)), (i) extend any time fixed for the payment of any principal of the Loans (other than as provided in Section 2.3), or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or fees thereon, or reduce the principal amount thereof, or change the currency of payment thereof, (ii) release all or a substantial portion of the Collateral (in each case except as expressly provided in the Credit Documents), (iii) amend, modify or waive any provision of Section 9.6 or this
Section 9.12(a), (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Commitments are included on the Closing Date),
(v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement (except as permitted by Section 6.2.7),
(vi) waive any mandatory prepayment of Loans required pursuant to Section 3.3.1(b), (vii) amend, modify or waive any provision of Section 9.20 or (viii) terminate or release the Senior Facility Insurance Policy; provided, further, that no such change, waiver, discharge or termination shall (x) increase the Commitments or (except as permitted hereunder) change the ratable share of the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications (otherwise permitted hereunder) of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (y) without the consent of the Swingline Lender, amend, modify or waive any provision of this Agreement which relates to the rights or obligations of the Swingline Lender in its capacity as Swingline Lender or (z) without the consent of the Administrative Agent amend, modify or waive any provision of
Article VIII as same applies to the Administrative Agent, or any other provision as same relates to the rights or obligations of the Administrative Agent. In addition, any proposed change, waiver, discharge or termination of any provisions of this Agreement or any other Credit Document that would materially adversely affect any CP Conduit shall, to the extent the program documents of such CP Conduit so require (as notified to the Borrower and the Administrative Agent by such CP Conduit), be subject to rating confirmation of such CP Conduit's commercial paper notes by each of Fitch, Moody's and S&P to the extent it is then rating such commercial paper notes; provided, that to the extent any such rating confirmation that is so required is not obtained, such CP Conduit shall be deemed to be a non-consenting Lender for purposes of
Section 9.12(b) and (c). Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Insurer, the Lenders, the Administrative Agent and all future holders of the Loans and the Lender Notes. In the case of any waiver, the Borrower, the Insurer, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Credit Documents, and any Default waived shall be deemed to be cured and not continuing, to the extent so provided herein; but no such waiver shall extend to any subsequent or other Default, or impair any right consequent thereon.

         (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement or the Lender Notes as contemplated by clauses (i) through (vi), inclusive, of the first proviso of
Section 9.12, the consent of the Required Lenders is obtained but the consent of one or more of the other Lenders whose consent is required is not obtained, then the Borrower shall have the right, subject to clause (d) below, to replace each such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more Replacement Lenders pursuant to Section 3.4.7 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination; provided, that the Borrower shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second or third proviso of Section 9.12(a).

         (c) If, in connection with any proposed amendment, modification, termination or waiver to any of the provisions of this Agreement or the Lender Notes as contemplated by clauses (i) through (vi), inclusive, of the first proviso of Section 9.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right to terminate such non-consenting Lender's Commitment and repay in full its outstanding Loans and satisfy all other Obligations to such non-consenting Lender; provided, that the Borrower shall not have the right to terminate such non-consenting Lender's Commitment and repay in full its outstanding Loans pursuant to this
Section 9.12(c) if, immediately after the termination of such Lender's Commitment, the Loans of all Lenders would exceed the Total Maximum Commitment. Any reduction in Commitments made pursuant to this Section 9.12(c) shall permanently reduce the amount resulting from each calculation of Total Maximum Commitment thereafter.

         Section 9.13 Survival. All indemnities set forth herein including in Sections 3.4.4, 3.4.5, 3.6, 8.6 and 9.1 shall survive the termination of this Agreement and the making and repayment of the Loans.

         Section 9.14 Domicile of Loans. Subject to the limitations of Section 9.4, each Lender may transfer and carry its Loans at, to or for the account of any branch office, Subsidiary or Affiliate of such Lender; provided, that the Borrower shall not be responsible for costs arising under Sections 3.4.4 and
3.6 resulting from any such transfer (other than a transfer pursuant to Section 3.4.6) to the extent not otherwise applicable to such Lender prior to such transfer.

         Section 9.15 Confidentiality. Subject to Section 9.4, each Lender shall (and shall cause its employees, directors, agents, attorneys, accountants and other professional advisors to) hold all non-public information obtained pursuant to the requirements of this Agreement, in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices, and in any event may make disclosure (i) reasonably required by any bona fide actual or potential transferee or participant in connection with this contemplated transfer of any Loans or participation therein or an Affiliate, Designated CP Conduit Committed Lender or Liquidity Provider of such Lender (including attorneys, legal advisors, accountants and consultants of such Lender, Affiliate, Liquidity Provider or Designated CP Conduit Committed Lender or any rating agency then rating the commercial paper notes of such Lender if it is a CP Conduit) (so long as such transferee, participant or Affiliate, Liquidity Provider or Designated CP Conduit Committed Lender agrees to be bound by the provisions of this Section 9.15), (ii) to such Lender's employees who have a need to know such information, directors, agents, attorneys, accountants and other professional advisors; provided that the confidential information shall be used solely for the purpose of administrating this Agreement, and such confidential information shall be used in compliance with the legal and internal control requirements of such Lender, (iii) which has been publicly disclosed other than in breach of this Agreement, (iv) as required or requested by any governmental agency or representative thereof, (v) pursuant to legal process, or (vi) in connection with the exercise of any remedy hereunder; provided, that, in no event shall any Lender, any Affiliate thereof or any Liquidity Provider be obligated or required to return any materials furnished by the Borrower. A Person that ceases to be a Lender shall continue to abide by the provisions of this Section 9.15.

         Section 9.16 Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 9.16, to maintain a register (the "Register") on which it shall record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. A Lender may also request that its Voting Percentage be divided on a pro rata basis into two (or more) portions by written notice delivered to the Administrative Agent, in which case the Administrative Agent shall record the respective portions of such Lender's Voting Percentage in the Register; provided, however, that in the event that a Lender votes any portion of its Voting Percentage against any proposal requiring the Lenders' consent hereunder, the Borrower shall be entitled to treat such Lender as a non-consenting Lender for all purposes hereunder, including Section 9.12 hereof, for so long as any portion of such Lender's Voting Percentage remains in opposition to such proposal. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments (other than in the case of any transfer by a Lender that is a CP Conduit to its CP Conduit Committed Lenders or Liquidity Provider) shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans (other than in the case of any transfer by a Lender that is a CP Conduit to its CP Conduit Committed Lenders or Liquidity Provider) shall be recorded by the Administrative Agent on the Register only upon the receipt and acceptance by the Administrative Agent of (i) a properly executed and delivered Assignment Agreement pursuant to Section 9.4(b) and (ii) the assigning or transferor Lender's Lender Notes (if any) whereupon one or more new Lender Notes (upon request) in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender and the old Lender Notes shall be returned to the Borrower marked "canceled". Subject to the third sentence of this Section 9.16, the entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Insurer, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Insurer (so long as the Senior Facility Insurance Policy is in effect) and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         Section 9.17 Lender Affiliate Securities.

         (a) The Administrative Agent may from time to time give notice to the Borrower listing by name each person who is an affiliate of any Lender for purposes of Section 23A.

         (b) The Borrower agrees that it shall not transfer any Affiliate Security as Collateral pursuant to the Pledge and Intercreditor Agreement. Promptly following the time it shall have learned that an Affiliate Security that should not have been transferred in accordance with the first sentence of this Section 9.17(b) has been transferred, the Borrower shall cause the Custodian to transfer such Affiliate Security to an account established by the Borrower pursuant to the Custodial Agreement that does not hold Collateral. Nothing in this Section 9.17(b) or in this Agreement shall be construed to designate as an Excluded Investment ineligible as Collateral under the Pledge and Intercreditor Agreement any investment that was not an Affiliate Security at the time it was delivered to the Administrative Agent pursuant to the Pledge and Intercreditor Agreement.

         Section 9.18 Marshalling; Recapture. None of the Administrative Agent, the Insurer or any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent any Lender receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or Federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Borrower to such Lender as of the date such initial payment, reduction or satisfaction occurred.

         Section 9.19 Lender Representations, etc.; Non-Recourse Obligations.

         (a) By executing this Agreement or an Assignment Agreement, each Lender represents, warrants and covenants as of the Closing Date, with respect to Lenders party hereto on such date, or as of the date of the effectiveness of any assignment to such Lender, in the case of all other Lenders (either such date, the "Relevant Date"), as follows:

                  (i) neither it nor any of its representatives or agents has offered or shall offer any interest in the Agreement by means of a general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or publicized through the Internet, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

                  (ii) as of the Relevant Date with respect to such Lender, it has not granted or transferred or agreed to grant or transfer, any participation or other interest in this Agreement to any person except in accordance with Section 9.4; and

                  (iii) its unsupported long-term senior debt obligations are rated, or its claims paying or financial strength rating is, at least
         (x)(1) "A2" by Moody's or (2) "A3" by Moody's and is placed on a credit watch with positive implications by Moody's, and (y)(1) "A" by S&P or (2) "A-" by S&P and is placed on a credit watch with positive implications by S&P (or its obligations are guaranteed by entities with such ratings), except in the case of an CP Conduit, in which case its commercial paper notes have short term ratings of at least "P-1" by Moody's and "A-1" by S&P.

         (b) The Administrative Agent, the Insurer and the Lenders acknowledge and understand that in respect of the Obligations of the Borrower (including indemnification Obligations), such Persons shall have recourse only to the assets of the Borrower and that they shall have no recourse to the assets of any incorporator, director, officer, employee, agent, stockholder, manager or member of any holder of Preferred Shares, any Common Shareholder, or any past, present or future manager or member of the Borrower, any past, present or future stockholder, manager, member or partner of any such member or any of their respective past, present or future incorporators, directors, officers, employees, agents, stockholders, managers, members or partners (including, without limitation, the Investment Manager or any of its Affiliates (other than the Borrower)), other than interests (or investments) in the Borrower and its assets, and in no event shall any such Person be held liable, personally or otherwise, with respect to the indebtedness evidenced by the Lender Notes, the Loans or for any other obligations under this Agreement, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by the Administrative Agent, the Insurer and each Lender; provided that nothing set forth herein shall limit any liability that the Investment Manager may have pursuant to the Investment Management Agreement.

         (c) No recourse shall be had for the payment of any amount owing by a Lender under this Agreement, or for the payment by any such Lender of any other obligation or claim of or against such Lender arising out of or based on this Agreement against any stockholder, employee, officer, director, agent or incorporator of such Lender; provided, however, that nothing in this Section 9.19(c) shall relieve any of the foregoing Persons from any liability which such Person may otherwise have in such capacity for his/her or its gross negligence or willful misconduct. The agreements in this Section 9.19(c) shall survive the termination of this Agreement.

         Section 9.20 No Petition.

         (a) Each of the parties hereto hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding commercial paper notes and other indebtedness for borrowed money of any CP Conduit or SPC, including the Swingline Lender if it is a CP Conduit or SPC, such Person shall not institute against, or join any other Person in instituting against, such CP Conduit or SPC, including the Swingline Lender if it is a CP Conduit or SPC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings. This provision shall survive the termination of this Agreement and the making and repayment of the Loans.

         (b) Each of the parties hereto (other than the Borrower) covenants and agrees that, prior to the date that is one year and one day after the payment in full of all Senior Indebtedness and Preferred Shares, no party hereto shall institute against the Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings. This provision shall survive the termination of this Agreement.

         Section 9.21 Integration. This Agreement and the other Credit Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof or thereof not expressly set forth or referred to herein or in the other Credit Documents.

         Section 9.22 Acknowledgment. The Borrower hereby acknowledges that none of the parties hereto has any fiduciary relationship with or fiduciary duty to the Borrower pursuant to the terms of this Agreement, and the relationship between the Lenders and the Administrative Agent, on the one hand, and the Borrower, on the other hand, in connection herewith is solely that of debtor and creditor.

         Section 9.23 Judgment Currency.

         (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent or a Lender could purchase the Original Currency with such Other Currency in New York, New York on the Business Day immediately preceding the day on which any such judgment, or any relevant part thereof, is given.

         (b) The obligations of the Borrower in respect of any sum due from it to the Administrative Agent or any Lender hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or any Lender of any sum adjudged to be so due in such Other Currency, the Administrative Agent or any such Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the Original Currency so purchased is less than the sum originally due the Administrative Agent or any such Lender in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or any such Lender against such loss, and if the Original Currency so purchased exceeds the sum originally due to the Administrative Agent or any such Lender in the Original Currency, such Lender shall remit such excess to the Borrower.

         Section 9.24 Collateral Valuation Schedule. The Moody's Collateral Valuation Schedule and S&P Collateral Valuation Schedule are hereby incorporated by reference in its entirety into this Agreement, and, by signing this Agreement, each party hereto hereby agrees to the terms and provisions of the Moody's Collateral Valuation Schedule and S&P Collateral Valuation Schedule, which shall apply to the parties hereto in all respects as set forth therein and in this Agreement.

         Section 9.25 Consequences of Lender Ratings Downgrade. Notwithstanding any provision herein to the contrary, in the event that the unsupported long-term senior debt obligations or, if applicable, the claims paying or financial strength rating of any Lender (or, alternatively, if applicable, the guarantor of such Lender's obligations hereunder) is not, at least (x)(1) "A2" by Moody's or (2) "A3" by Moody's and on a credit watch with positive implications by Moody's, and (y)(1) "A" by S&P or (2) "A-" by S&P and on a credit watch with positive implications by S&P (or its obligations are not guaranteed by entities with such ratings) (or, in the case of a CP Conduit, its commercial paper notes do have short term ratings of at least "P-1" by Moody's and "A-1" by S&P), the Borrower may, at its option upon at least ten (10) Business Days' notice to the Administrative Agent and such Lender, replace such Lender as contemplated by, and in the manner provided in
Section 3.4.7. The Administrative Agent shall notify Moody's and S&P as soon as practicable of such Lender or guarantor who fails to have or maintain the ratings described above.

         Section 9.26 Claims upon the Senior Facility Insurance Policy; Senior Facility Insurance Policy Payment Account.

         (a) If, by 4:00 p.m. in the city in which the Payment Office is located, on the Business Day preceding the date (x) on which any interest, commitment fees or Commitment Reduction Premiums are due pursuant to the terms of this Agreement or (y) which is the Scheduled Commitment Termination Date (if the Commitment Termination Date has not been extended pursuant to Section
2.3.1 with the consent of the Insurer or if any principal otherwise becomes due in respect of any Loans on the Scheduled Commitment Termination Date) or the Extension Date (if the Commitment Termination Date has been extended pursuant to Section 2.3.1) on which the principal of the Loans is due and payable (each such date specified in (x) and (y) above, a "Scheduled Payment Date"), there are not on deposit in the Custodial Account sufficient funds to pay the interest, commitment fees or Commitment Reduction Premiums and/or principal (each such payment, a "Scheduled Payment") due on such Scheduled Payment Date, the Administrative Agent shall immediately (but, in any event, no later than 12:00 noon on such Scheduled Payment Date) give written notice to the Insurer, in accordance with the terms of the Senior Facility Insurance Policy, of the amount of such deficiency.

         (b) The Administrative Agent shall, prior to the Closing Date, establish a single, segregated trust account which shall be designated as the "Senior Facility Insurance Policy Payment Account", which shall be established with Wells Fargo Bank, National Association and shall be held for the benefit of the Lenders, over which the Administrative Agent shall have exclusive control and the sole right of withdrawal, in which none of the Borrower, the Lenders or any other Person shall have any legal or beneficial interest or right of withdrawal. The Administrative Agent shall deposit all amounts received from the Insurer under the Senior Facility Insurance Policy in the Senior Facility Insurance Policy Payment Account. The Senior Facility Insurance Policy and any and all funds at any time on deposit in, or otherwise to the credit of, the Senior Facility Insurance Policy Payment Account shall be held in trust by the Administrative Agent for the benefit of the Lenders. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Senior Facility Insurance Policy Payment Account shall be to make the Scheduled Payments due on the Scheduled Payment Date in respect of which such funds are paid, to the extent such Scheduled Payments are not paid pursuant to this Agreement. All proceeds of the Senior Facility Insurance Policy, if any, must be applied solely to make payments in respect of the principal, interest, commitment fees or Commitment Reduction Premiums on or with respect to the Loans and may not be applied to pay any costs, expenses, liabilities or advances of the Administrative Agent. Any money held in such Senior Facility Insurance Policy Payment Account after payment in full of any Deficiency Amount (as defined in the Senior Facility Insurance Policy) in respect of any Scheduled Payment Date shall promptly be remitted to the Insurer.

         (c) The Administrative Agent shall keep a complete and accurate record of all funds deposited by the Insurer into the Senior Facility Insurance Policy Payment Account and the allocation of such funds to payment of interest, commitment fees or Commitment Reduction Premiums on and principal paid in respect of any Loan. The Insurer shall have the right to inspect such records at reasonable times upon one Business Day's prior written notice to the Administrative Agent.

         (d) Subject to and conditioned upon payment of any interest commitment fees, Commitment Reduction Premiums or principal on or with respect to the Loans by or on behalf of the Insurer, the Administrative Agent shall assign to the Insurer all rights to the payments of interest, commitment fees, Commitment Reduction Premiums or principal on or with respect to the Loans which are due for payment to the extent of all payments made by the Insurer, and the Insurer may exercise any option, vote, right or power to the extent it has made a principal payment pursuant to the Senior Facility Insurance Policy. The Administrative Agent and each Lender by making its Commitment hereunder agrees that the Insurer shall be subrogated to all of the rights to payment of such Lenders or in relation thereto to the extent that any payment of interest, commitment fees, Commitment Reduction Premiums or principal on or in respect of the Loans was made to such Lender with payments made under the Senior Facility Insurance Policy by the Insurer.

         (e) Upon the expiration of the Senior Facility Insurance Policy in accordance with the terms thereof, the Administrative Agent shall surrender the same to the Insurer for cancellation in accordance with the terms thereof.

         Section 9.27 Insolvency Proceedings.

         (a) In the event that the Administrative Agent has received a certified copy of an order of an appropriate court that any Scheduled Payment on a Loan has been voided in whole or in part as a preference payment under applicable moratorium of debts, bankruptcy, insolvency or similar law, the Administrative Agent shall so notify the Insurer, shall comply with the provisions of the Senior Facility Insurance Policy to obtain payment by the Insurer of such voided Scheduled Payment, and shall, at the time it provides notice to the Insurer, notify the Lenders that, in the event that any such Lender's Scheduled Payment is so recovered, the Insurer will be entitled to payment pursuant to the terms of the Senior Facility Insurance Policy, a copy of which shall be made available through the Administrative Agent or the Insurer, and the Administrative Agent shall furnish to the Insurer or its fiscal agent its records evidencing the payments of principal of and interest on the Loans, if any, which have been made by the Administrative Agent and subsequently recovered from Lenders, and the dates on which such payments were made.

         (b) The Administrative Agent shall promptly notify the Insurer of either of the following as to which it has actual knowledge: (i) the commencement of any proceeding by or against the Borrower commenced under applicable moratorium of debts, bankruptcy, insolvency or similar law (an "Insolvency Proceeding") and (ii) the making of any claim in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a "Preference Claim") of any payment of the Scheduled Payments. Each Lender by making its Commitment hereunder and the Administrative Agent hereby agree that so long as the Insurer is the Controlling Class, the Insurer may at any time during the continuation of an Insolvency Proceeding, direct all matters relating to such Insolvency Proceeding, including, without limitation, (i) all matters relating to any Preference Claim, (ii) the direction of any appeal of any order relating to any Preference Claim at the expense of the Insurer but subject to reimbursement as provided in the Senior Facility Insurance Agreement and (iii) the posting of any surety, supersedes or performance bond pending any such appeal. In addition, and without limitation of the foregoing, as set forth in Section 9.28(a), the Insurer, as provider of the Senior Facility Insurance Policy, shall be subrogated to, and each Lender hereby delegates and assigns, to the fullest extent permitted by law, the rights of each Lender in the conduct of any Insolvency Proceeding, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Insolvency Proceeding.

         Section 9.28 Effect of Payment by Insurer; Subrogation.

         (a) Anything herein to the contrary notwithstanding, any payment with respect to the interest, commitment fees, Commitment Reduction Premiums or principal on or in respect of the Loans which is made with monies received pursuant to the terms of the Senior Facility Insurance Policy shall not be considered payment by the Borrower of the Loans, and shall not discharge the Borrower in respect of its obligations to make such payment. The Borrower and the Administrative Agent acknowledge that, without the need for any further action on the part of the Insurer, the Borrower, the Administrative Agent or any other Person (i) to the extent the Insurer makes payments, directly or indirectly, on account of interest, commitment fees, Commitment Reduction Premiums or principal on or in respect of the Loans to the Lenders, the Insurer will be fully subrogated to the rights of such Lenders to receive such interest, commitment fees, Commitment Reduction Premiums or principal from the Borrower and (ii) the Insurer shall be paid such interest, commitment fees, Commitment Reduction Premiums or principal in accordance with Article III hereof, in each case only after the Lenders have received payment of all Scheduled Payments of interest, commitment fees, Commitment Reduction Premiums or principal due thereon.

         (b) Without limiting the provisions of Article VII hereof or the rights or interest of the Lenders as otherwise set forth herein, so long as no Insurer Default exists, the Administrative Agent shall cooperate in all respects with any reasonable request by the Insurer for action to preserve or enforce the Insurer's rights or interest under this Agreement, including, without limitation, upon the occurrence and continuance of an Event of Default, a request to take any one or more of the following actions:

                  (i) institute proceedings for the collection of all amounts then payable on the Loans, or under this Agreement in respect to the Loans, enforce any judgment obtained and collect from the Borrower monies adjudged to be due;

                  (ii) institute proceedings from time to time for the complete or partial foreclosure under the Pledge and Intercreditor Agreement; and

                  (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Insurer hereunder.



                     [Signatures begin on the next page.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    SPECIAL VALUE EXPANSION FUND, LLC


                                    By: /s/ Howard M. Levkowitz
                                       -------------------------------------
                                       Name:  Howard M. Levkowitz
                                       Title: President and Secretary


                                    UNION BANK OF CALIFORNIA, N.A.,
                                    as Administrative Agent, Lender and
                                    Swingline Lender


                                    By: /s/ Gina M. West
                                       -------------------------------------
                                       Name:  Gina M. West
                                       Title: Vice President


                                    By: /s/ Robert Leeper
                                       -------------------------------------
                                       Name:  Robert Leeper
                                       Title: Senior Vice President


                                    IXIS FINANCIAL PRODUCTS INC.
                                    as Arranger


                                    By: /s/ Ralph J. Inglese
                                       -------------------------------------
                                       Name:  Ralph J. Inglese
                                       Title: Managing Director


                                    By: /s/ Christopher Hayden
                                       -------------------------------------
                                       Name:  Christopher Hayden
                                       Title: Managing Director






                     [Signature Page to Credit Agreement]

                                    AMBAC ASSURANCE CORPORATION,
                                    as Insurer


                                    By: /s/ Jennifer Meyer
                                       -------------------------------------
                                       Name:  Jennifer Meyer
                                       Title:










                     [Signature Page to Credit Agreement]

                                    HANNOVER FUNDING COMPANY LLC,
                                       as Designated CP Conduit


                                    By: /s/ Andrew M. Yearde
                                       -------------------------------------
                                       Name:  Andrew M. Yearde
                                       Title: Vice President






                     [Signature Page to Credit Agreement]

                                    EIFFEL FUNDING, LLC,
                                    as Other CP Conduit

                                    By:  GLOBAL SECURITIZATION SERVICES, LLC,
                                         its Manager


                                    By: /s/ Andrew L. Stidd
                                       -------------------------------------
                                       Name:  Andrew L. Stidd
                                       Title: President




                     [Signature Page to Credit Agreement]

                                                                       ANNEX X

                                  DEFINITIONS

         Any defined terms used herein shall have the respective meanings set forth herein.

         "Acceleration Notice" means an Acceleration Notice under and as defined in the Pledge and Intercreditor Agreement.

         "Account Property" shall have the meaning set forth in the Custodial Agreement..

         "Adjusted Contributed Company Capital" means, at any date, Contributed Company Capital at such date minus Expensed Transaction Fees.

         "Administrative Agent" means Union Bank of California, N.A., in its capacity as agent for the Lenders under this Agreement and under the other Credit Documents and any successor thereto in such capacity.

         "Administrative Expenses" has the meaning set forth in the Pledge and Intercreditor Agreement.

         "Advance Amount" means, at any date of determination, subject to
Section 1.8, the lower of (i) the Senior Advance Amount calculated using the Moody's Valuation Procedures and (ii) the Senior Advance Amount calculated using the S&P Valuation Procedures.

         "Advance Amount Cushion" has the meaning set forth in Section 6.2.5.

         "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such former Person, it being understood and agreed that TCP, TCO, the Investment Manager and their respective Affiliates shall constitute Affiliates of the Borrower. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Affiliate List" means a list of persons who are affiliates of any Lender for purposes of Section 23A, as the same may from time to time be delivered by the Administrative Agent to the Borrower in accordance with
Section 9.17.

         "Affiliate Security" means any security issued by a Person who is (a) an affiliate of any Lender for purposes of Section 23A, and (b) listed in the most recent Affiliate List provided by the Administrative Agent to the Borrower.

         "Aggregate Percentage" means, with respect to any Lender, a percentage equal to (x) the aggregate amount of such Lender's Revolving Commitment divided by (y) the aggregate of the Total Revolving Commitments.

         "Agreement" is defined in the preamble.

         "Applicable Law" with respect to any Person or matter means any law, rule, regulation, order, decree or other requirement having the force of law relating to such Person or matter and, where applicable, any interpretation thereof by any Person having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

         "Applicable Margin" means: (a) with respect to any Base Rate Loan, 0% per annum; (b) with respect to any Eurodollar Rate Loan, 0.43% per annum; and
(c) (i) with respect to any Cost of Funds Rate Loan bearing interest a rate determined in accordance with clause (a) or (b) of the definition of Cost of Funds Rate, 0.43%, provided, that in the event that the rating of the Loans hereunder has been withdrawn or downgraded to "A1" or lower by Moody's or "A+" or lower by S&P or a general disruption to the commercial paper market has occurred and is continuing, the Applicable Margin for such Cost of Funds Rate Loan will increase by 0.09%; and (ii) with respect to any Cost of Funds Rate Loan bearing interest at a rate determined in accordance with clause (c) of the definition of Cost of Funds Rate, 0% per annum.

         "Approval" means each and every approval, consent, filing and registration by or with any Federal, state or other Governmental Authority necessary to authorize or permit the consummation of the transactions contemplated by the Transaction Documents, including the execution, delivery or performance of this Agreement or any other Credit Document or for the validity or enforceability thereof.

         "Approved Counterparty" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Approved Dealer" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Approved Exchange" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Approved Investment Banking Firm" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Approved Lender" means a financial institution (including a securities broker-dealer or Affiliate thereof) or other institutional lender (including any CP Conduit) with (i) short-term ratings of at least "P-1" by Moody's and "A-1" by S&P or (ii) long-term ratings or, if applicable, claims paying or financial strength ratings of at least (x)(1) "A2" by Moody's or (2) "A3" by Moody's and is placed on a credit watch with positive implications by Moody's and (y)(1) "A" by S&P or (2) "A-" by S&P and is placed on a credit watch with positive implications by S&P (or, if such entity does not have debt which is rated by Moody's and S&P but such entity's obligations are unconditionally and irrevocably guaranteed by entities with such ratings) or, in the case of a CP Conduit, a commercial paper note short-term rating of "P-1" by Moody's and at least "A-1" by S&P; provided that (a) in the case of an Approved Lender that is a Designated CP Conduit, such Designated CP Conduit's Commitments hereunder must be fully supported by one or more Designated CP Conduit Committed Lenders which is an Approved Lender, and (b) in the case of an Approved Lender that is an Other CP Conduit, such Other CP Conduit shall have entered into a Liquidity Agreement with a Liquidity Provider which is an Approved Lender.

         "Approved Pricing Service" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Approved Source" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Approved Third-Party Appraisal" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Arranger" is defined in the preamble.

         "Asset Category" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Assignment Agreement" has the meaning set forth in Section 9.4(b).

         "Authorized Officer" means, with respect to the Borrower, the Chief Executive Officer, the President, the Secretary, the Chief Financial Officer or another Person whose signatures and incumbency shall have been certified to the Lenders pursuant to Section 4.1.1 or such other representatives or agents as are thereafter certified in a similar manner from time to time and with respect to the Investment Manager, those of the Investment Manager's officers, managing members, members, representatives and agents whose signatures and incumbency shall have been certified to the Lenders pursuant to Section 4.1.1 or such other representatives or agents as are thereafter certified in a similar manner from time to time.

         "Bank Loans" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Bankruptcy Remote Entity" means a special purpose entity formed under the laws of one of the States of the United States or the District of Columbia which is organized and operated in a manner designed to insulate it from the risk of becoming the subject of bankruptcy, reorganization, liquidation or other similar proceedings under any bankruptcy or insolvency law.

         "Base Rate" means, for any period, the higher of (a) the Federal Funds Effective Rate for such period, plus 0.50% per annum, and (b) the Prime Lending Rate for such period, plus 0.43% per annum.

         "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Base Rate.

         "Borrower" is defined in the preamble.

         "Borrowing" means (a) the Revolving Loans made by all Revolving Lenders on any Business Day and (b) the Swingline Loans made by the Swingline Lender on any Business Day, in each case in accordance with Section 3.1.

         "Borrowing Base" means, at any date of determination, an amount equal to the Advance Amount as of such date (determined in accordance with Section
6.1.1 and determined after giving effect to the application of the proceeds of any Loan(s) requested on such date).

         "Borrowing Request" means a loan request and certificate duly executed by the Borrower substantially in the form of Exhibit A.

         "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day except a Saturday, Sunday or other day on which commercial banks are authorized or obligated by law, regulation or executive order to close in Columbia, Maryland, Minneapolis, Minnesota, New York City or Los Angeles, California, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Rate Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the interbank Eurodollar market.

         "Capital Stock" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Cash" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Cash Equivalent" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "CERCLA" means the Comprehensive Environmental Response,
Compensation, and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq.

         "Closed-end Company" means a "Closed-end company" as defined in
Section 5(a)(2) of the Investment Company Act.

         "Closing Date" means November 17, 2004.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

         "Collateral" has the meaning set forth in the Pledge and Intercreditor Agreement.

         "Collateral Documents" means the Pledge and Intercreditor Agreement, the Custodial Agreement and any other agreement, instrument or document executed and delivered by or on behalf of the Borrower in connection with the foregoing or pursuant to which a Lien is granted in accordance with the terms of the Pledge and Intercreditor Agreement as security for any of the Senior Lender Indebtedness.

         "Collateral Valuation Schedule" means the Moody's Collateral Valuation Schedule and/or the S&P Collateral Valuation Schedule.

         "Commitment" means each Revolving Commitment.

         "Commitment Reduction Amount" is defined in Section 2.2.

         "Commitment Reduction Date" is defined in Section 2.2.

         "Commitment Termination Date" means the earliest of (a) the Scheduled Commitment Termination Date (or, if an extension is made pursuant to Section 2.3.1, the applicable Extension Date), (b) the date of any termination of all of the Commitments in accordance with Section 2.2 and (c) the date of occurrence of any Commitment Termination Event.

         "Commitment Termination Event" means the earlier of (a) automatically and without notice or further action, the occurrence of any Event of Default described in Section 7.1.9 with respect to the Borrower or (b) the occurrence and continuation of any other Event of Default under this Agreement and the declaration of the Loans to be due and payable pursuant to Section 7.3 or, in the absence of such declaration, a direction from the Controlling Class to the Administrative Agent, to the extent permitted under this Agreement, to give notice to the Borrower of the termination of the Commitments of the Lenders.

         "Common Shareholder" means, at any date, with respect to any outstanding Common Share, the record holder of such Common Share as reflected in the register held by the Borrower.

         "Common Shareholders' Escrow Account" has the meaning set forth in the Custodial Agreement.

         "Common Shares" means the common shares issued by the Borrower pursuant to the Operating Agreement.

         "Company Equity" means, at any date, the equity of the Borrower represented by the Common Shares (determined in accordance with GAAP as of such date); provided, that for purposes of Sections 6.1.15 and 6.2.5, Company Equity will not be reduced by Expensed Transaction Fees of the Borrower or by Interest Rate Hedging Transactions entered into pursuant to Section 6.1.16 and will be increased by the net contributions from any Subordinated Equity Security. For purposes of this Agreement, Company Equity shall be deemed to be the Company Equity as of the end of the most recently completed fiscal quarter for which financial statements are available as adjusted to give effect to any capital contributions and distributions that occurred after such fiscal quarter.

         "Company Tax Distribution" means any distribution that the Borrower reasonably and in good faith estimates should be made by it to the Common Shareholders and/or the Special Member (i) to provide such Persons funds to pay taxes in respect of the Preferred Shares or Common Shares held by such Persons or (ii) in order to preserve the U.S. federal income tax status of the Borrower as a regulated investment company.

         "Computation Date" is defined in Section 3.8.

         "Consent Notice" is defined in Section 2.3.1.

         "Consent Period" is defined in Section 2.3.1.

         "Continuing Lender" is defined in Section 2.3.1.

         "Contractual Obligation" means, relative to any Person, any provision of any security issued by such Person or of any instrument, agreement or undertaking to which such Person is a party or by which it or any of its property is bound.

         "Contributed Company Capital" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Controlling Class" means for so long as the Senior Facility Insurance Policy is in effect and an Insurer Default has not occurred and is not continuing, the Insurer, and otherwise, the Required Lenders.

         "Cost of Funds Rate" means with respect to each Interest Period for a Cost of Funds Rate Loan, (a) for that portion of the applicable CP Conduit's Loans funded through the issuance of commercial paper, the per annum rate equivalent (not to exceed the LIBOR Market Index Rate plus 0.200% per annum) to the weighted average of the per annum rates paid or payable by the applicable CP Conduit from time to time as interest on or otherwise (by means of interest rate hedges or otherwise taking into consideration any incremental carrying costs associated with short-term promissory notes issued by the applicable CP Conduit maturing on dates other than those certain dates on which the applicable CP Conduit is to receive funds) in respect of the promissory notes issued by the applicable CP Conduit that are reasonably allocated, in whole or in part, by the applicable CP Conduit (or its agent) to fund or maintain the applicable Loan hereunder during such period, as reasonably determined by the applicable CP Conduit (or its agent), which rates shall reflect and give effect to (i) the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are reasonably allocated, in whole or in part, to such promissory notes by the applicable CP Conduit and (ii) other borrowings by the applicable CP Conduit, including, without limitation, borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market (and notice of which shall be delivered to the Borrower); provided, however, that if any component of such rate is a discount rate, in calculating the Cost of Funds Rate, the applicable CP Conduit (or its agent) shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum, (b) for that portion of the applicable CP Conduit's Loans funded by the CP Conduit's external liquidity or support facility (including but not limited to any Loan Purchase Agreement or Liquidity Agreement), the per annum rate of interest provided in such liquidity or support facility (not to exceed at any time the LIBOR Market Rate Index plus 0.200% per annum), or, if no such per annum rate of interest is provided in such liquidity or support facility, the per annum rate of interest equal to the LIBOR Market Rate Index and (c) following the occurrence and during the continuance of any Default, for that portion of the applicable CP Conduit's Loans funded by the CP Conduit's external credit support facility, the per annum rate of interest applicable from time to time under such credit support facility (not to exceed at any time the Prime Lending Rate plus 2.00% per annum).

         "Cost of Funds Rate Loan" means any Revolving Loan or Swingline Loan made by a Lender that is a CP Conduit or an SPC.

         "CP Conduit" means a Lender which is a Bankruptcy Remote Entity, and which obtains a portion of its financing, either directly or indirectly, through the issuance of commercial paper notes.

         "Credit Document" means this Agreement, the Lender Notes, the Collateral Documents, each Borrowing Request and any other agreement, instrument or document executed and delivered by or on behalf of the Borrower in connection with the foregoing.

         "Custodial Account" has the meaning set forth in the Custodial
Agreement.

         "Custodial Agreement" means the amended and restated custodial agreement dated as of the Closing Date among the Borrower, the Custodian, the Administrative Agent, and the Secured Parties Representative, as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

         "Custodian" means Wells Fargo Bank, National Association, acting in its capacity as Custodian under the Custodial Agreement and any successor thereto in such capacity.

         "Debt" of any Person means, at any date, without duplication: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument; (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and (vii) all Debt of others Guaranteed by such Person, it being acknowledged and understood that Debt shall in no event include any obligations under any Hedging and Short Sale Transactions.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in accordance with the provisions of this Agreement, become an Event of Default; provided, that a "Default" shall not include a failure by the Borrower to comply with Section 6.1.18 of this Agreement so long as such failure is cured within the applicable grace period specified herein or therein.

         "Defaulting Lender" means any Lender with respect to which a Lender Default is in effect.

         "Defensive Hedge Transaction" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Designated CP Conduit" means any CP Conduit that is a party to a Loan Purchase Agreement.

         "Designated CP Conduit Committed Lender" means an Approved Lender that has committed to purchase the Loans of a Designated CP Conduit and make Loans to the Borrower pursuant to Section 2.1 in lieu of such Designated CP Conduit in accordance with the terms of a Loan Purchase Agreement and any permitted successor or assign.

         "Determination Date" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Disqualified Transferee" is defined in Section 9.4(c).

         "Dollar" or "$" means dollars in lawful currency of the United States of America.

         "Eligible Counterparty" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Eligible Investments" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Eligible Transferee" means and includes a commercial bank, savings and loan association, insurance company, investment company, business development company, other financial institution or other corporation, business trust, partnership or fund not formed for the specific purpose of acquiring the Loans.

         "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, administrative investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

         "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, rule of common law or written and binding policy or guide, now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 7401 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 3808 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; and any applicable state and local or foreign counterparts or equivalents.

         "Equity Capital Commitments" means commitments of the Common Shareholders to provide an aggregate amount of $300,000,000 to be contributed as equity capital to the Borrower.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA Affiliate" means each person (as defined in Section 3(9) of ERISA) which together with the Borrower would be deemed to be a "single employer" within the meaning of Section 414 of the Code.

         "Eurodollar Rate" means with respect to each Interest Period for a Eurodollar Rate Loan the rate determined by the Administrative Agent in accordance with the following provisions:

                  (i) Eurodollar Rate for any Interest Period shall equal the rate, as determined by the Administrative Agent, for U.S. dollar deposits with maturities comparable to the Eurodollar Rate Loan for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Rate Loan, which appears on the Telerate Page 3750 as of 11:00 a.m. (London time) on the applicable Eurodollar Rate Determination Date, as reported by Bloomberg Financial Markets Commodities News.

                  (ii) If, on any Eurodollar Rate Determination Date, such rate does not appear on the Telerate Page 3750, the Administrative Agent shall determine the arithmetic mean of the offered quotations of the Eurodollar Rate Reference Banks to prime banks in the London interbank market for Eurodollar deposits for the relevant term by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such Eurodollar Rate Determination Date made by the Administrative Agent to the Eurodollar Rate Reference Banks. If, on any Eurodollar Rate Determination Date, at least two of the Eurodollar Rate Reference Banks provide such quotations, Eurodollar Rate shall equal such arithmetic mean. If, on any Eurodollar Rate Determination Date, only one or none of the Eurodollar Rate Reference Banks provide such quotations, Eurodollar Rate shall be deemed to be the arithmetic mean of the offered quotations that the leading banks in New York City selected by the Administrative Agent (after consultation with the Borrower) are quoting on the relevant Eurodollar Rate Determination Date for U.S. dollar deposits for the relevant term, to the principal London offices of leading banks in the London interbank market.

                  (iii) If the Administrative Agent is required but is unable to determine a rate in accordance with at least one of the procedures provided above, Eurodollar Rate with respect to such Interest Period shall be the arithmetic mean of the Eurodollar Rate Loan Base Rate for each day during such Interest Period.

         For the purposes of clause (ii) above, all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one thirty second of a percentage point and, for purposes of clause (iii) above, all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one hundred thousandth of a percentage point.

         Notwithstanding the foregoing, in the case of any Swingline Loan bearing interest at the Eurodollar Rate, the "Eurodollar Rate" means, for any day, the rate at which Dollar deposits are offered for a one Business Day period by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on such day. In the event that any such rate is not available, then the "Eurodollar Rate" with respect to such Loan for such Interest Period shall be a rate per annum equal to the alternative rate mutually agreed to by the Borrower and the Administrative Agent (or the Swingline Lender, in the case of Swingline Loans) negotiating in good faith or, if no such mutual agreement is reached, the Base Rate in effect on each day of such Interest Period.

         "Eurodollar Rate Determination Date" means, with respect to any Interest Period, the second London Banking Day prior to the first day of such Interest Period.

         "Eurodollar Rate Loan" means a Loan bearing interest, at all times during the Interest Period applicable to such Loan, at a rate of interest determined by reference to the Eurodollar Rate.

         "Eurodollar Rate Loan Base Rate" means a fluctuating rate of interest determined by the Administrative Agent as being the rate of interest most recently announced by the Eurodollar Rate Loan Base Rate Reference Bank at its principal office as its base rate, prime rate, reference rate or similar rate for U.S. dollar loans. The Eurodollar Rate Loan Base Rate is not necessarily intended to be the lowest rate of interest offered by the Eurodollar Rate Loan Base Rate Reference Bank in connection with extensions of credit. Changes in the Eurodollar Rate Loan Base Rate will take effect simultaneously with each change in the underlying rate.

         "Eurodollar Rate Loan Base Rate Reference Bank" means Wells Fargo Bank, National Association, or if such bank ceases to exist or is not quoting a base rate, prime rate or reference rate, such other major money center commercial bank in New York City as is selected by the Administrative Agent.

         "Eurodollar Rate Reference Banks" means four major banks in the London interbank market selected by the Administrative Agent.

         "Event of Default" is defined in Section 7.1.

         "Excess Amount" as of any Business Day, for purposes of this Agreement, means the amount, if any, by which the sum of the Outstanding Principal Amount of the Loans and the outstanding liquidation preference of the Preferred Shares as of the close of business of such Business Day exceeds the Advance Amount as of such close of business.

         "Excess Date" means any Business Day on which there is an Excess Amount. An Excess Date shall always follow a Business Day (i) that does not have an Excess Amount or (ii) on which the Borrower has satisfied the Over-Collateralization Test by complying with clause (i) of Section 6.1.18.

         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and any successor statute thereto.

         "Excluded Investments" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Expensed Transaction Fees" means, as of any date, all legal, tax, accounting software and systems, and other organizational expenditures incurred in connection with this Agreement, each Insurance Agreement or the Preferred Shares Auction Agency Agreement and the Preferred Shares Broker-Dealer Agreement, the formation of the Borrower and related entities (including without limitation any special purpose vehicles that issue securities backed by or representing interests in the Preferred Shares or the Common Shares approved by the Borrower) and the fees due to the placement agents and initial purchasers in connection with obtaining the Equity Capital Commitments and the issuance of the Preferred Shares and to the agents and Lenders in connection with the placement of the Loans, to the extent such amounts have been expensed, or capitalized and amortized, whether or not any such amount is actually expensed, or capitalized and amortized, as approved by the Independent Public Accountant of Issuer, on or prior to such date.

         "Extension Date" is defined in Section 2.3.1.

         "Extension Notice" is defined in Section 2.3.1.

         "Facility Commitment" means the aggregate amount of all Commitments of the Lenders from time to time. The original Facility Commitment is $200,000,000.

         "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the FRB, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

         "Fee Letter" means the fee letter dated as of the Closing Date from the Administrative Agent to the Borrower.

         "Final Maturity Payment Default Notice" means a Final Maturity Payment Default Notice under and as defined in the Pledge and Intercreditor Agreement.

         "Fitch" means Fitch, Inc., or any successor thereto.

         "FRB" means the Federal Reserve Bank of New York.

         "FRS Board" means the Board of Governors of the Federal Reserve System and, as applicable, the staff thereof.

         "Fund Investments" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Funding Agent" means, with respect to each CP Conduit, the bank or other financial institution acting as the agent of such CP Conduit under this Agreement and the Loan Purchase Agreement or the Liquidity Agreement to which such CP Conduit and such agent are parties.

         "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contained, electric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority.

         "Hedging and Short Sale Transaction" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Hedging SPEs" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "High Yield Bonds" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Holder" means, at any date, with respect to any outstanding Lender Note or Loan, the Lender registered with the Administrative Agent on the Register as the record owner of such Lender Note (or the Loans and Obligations represented by such Lender Note) or Loan.

         "Incur," "Incurred" and "Incurrence" have the meaning set forth in
Section 6.2.2 of this Agreement.

         "Independent Public Accountant" means one of the five largest independent public accounting firms in the United States as of the Closing Date or any independent public accounting firm reasonably satisfactory to the Administrative Agent.

         "Industry" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Insurance Agreements" means the Senior Facility Insurance Agreement and the Preferred Shares Insurance Agreement.

         "Insurer" means Ambac Assurance Corporation, a monoline insurance company incorporated under the laws of the State of Wisconsin.

         "Insurer Default" means any one of the following events shall have occurred and be continuing:

                  (i) the Insurer fails to make a payment required under the Senior Facility Insurance Policy in accordance with its terms;

                  (ii) the Insurer (A) files any petition or commences any case or proceeding under any provision or chapter of the United States Bankruptcy Code or other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, which is final and nonappealable or not dismissed or discharged within sixty (60) days; or

                  (iii) a court of competent jurisdiction, the Wisconsin Department of Insurance or other competent regulatory authority enters an order, judgment or decree (1) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (2) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer), which in each case is final and nonappealable or continues undismissed or undischarged for a period of sixty (60) days.

         "Interest Period" with respect to any Eurodollar Rate Loan or Cost of Funds Rate Loan means the interest period applicable thereto, as determined pursuant to Section 3.4.2.

         "Interest Rate Hedging Transaction" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Investment Company Act" means the United States Investment Company Act of 1940, as amended.

         "Investment Holding Subsidiaries" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Investment Management Agreement" means the Investment Management Agreement dated as of the Closing Date between the Borrower and the Investment Manager relating to the management of the investment portfolio of the Borrower, as may be amended, supplemented or otherwise modified from time to time pursuant to the terms thereof and Section 6.2.9.

         "Investment Manager" means TCP, in its capacity as investment manager under the Investment Management Agreement, unless terminated in accordance with the Investment Company Act. In the event of any such termination or otherwise "Investment Manager" shall mean a replacement investment manager only if such replacement investment manager shall have become investment manager pursuant to the Investment Management Agreement and Section 6.2.9(b).

         "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

         "Key Individual" means any individual serving in high-level management capacities for the Investment Manager identified in the list delivered to the Administrative Agent and the Lenders pursuant to Section 4.1.16, as updated in accordance with Section 6.1.21.

         "Lender" means (i) each financial institution or other institutional lender (including any CP Conduit) listed on the signature pages of this Agreement, (ii) each Designated CP Conduit Committed Lender upon making or purchasing of the Loans requested of the related Designated CP Conduit, and
(iii) each Person which becomes an assignee pursuant to Section 9.4(b) and their respective successors.

         "Lender Default" means (i) the refusal (which has not been retracted) of a Lender to make available its portion of any incurrence of Loans or (ii) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with its obligations under Section 2.1.1, in the case of either clause (i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

         "Lender Note" means each Revolving Note and each Swingline Note.

         "Lending Party" is defined in Section 3.6.

         "LIBOR Market Index Rate" with respect to any Cost of Funds Rate Loan for any day, means the rate, as determined by the Administrative Agent, for Dollar deposits with maturities comparable to such Cost of Funds Rate Loan as reported on Telerate page 3750 as of 11:00 a.m. London time, for such day, provided, if such day is not a London business day, the immediately preceding London business day (or if not so reported, then as determined by the Administrative Agent from another recognized source or interbank quotation).

         "Lien" means, with respect to any asset, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement relating to such asset).

         "Liquidation Acceleration" means a Liquidation Acceleration under and as defined in the Pledge and Intercreditor Agreement.

         "Liquidity Agreement" means each liquidity agreement, asset purchase agreement or other similar agreement entered into from time to time by a Lender which is an Other CP Conduit, one or more financial institutions parties thereto as Liquidity Providers, a liquidity agent, a collateral agent or such other persons as may be party thereto, if any, as the same may from time to time be amended, restated, supplemented or otherwise modified, providing for the Liquidity Providers parties thereto to make loans from time to time to the Other CP Conduit to support the making and/or maintaining of Loans by the Lender under this Agreement.

         "Liquidity Provider" means any Person providing liquidity or credit enhancement support for an Other CP Conduit in connection with the transactions contemplated pursuant to this Agreement.

         "Loan" means each Revolving Loan and each Swingline Loan.

         "Loan Purchase Agreement" means each loan purchase agreement, asset purchase agreement or other similar agreement entered into from time to time by one or more Lenders which are CP Conduits or SPCs, one or more Designated CP Conduit Committed Lenders, and the other parties thereto, pursuant to which such Designated CP Conduit Committed Lenders shall be committed to purchase, or acquire participation interests in, the Loans of such CP Conduit or SPCs and make Loans requested of such CP Conduit by the Borrower hereunder, as the same may from time to time be amended, restated, supplemented or otherwise modified.

         "London Banking Day" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London.

         "Mandatory Borrowing" is defined in Section 3.1.1(c).

         "Margin Stock" means "margin stock" as defined in Regulation U of the FRS Board, as amended from time to time.

         "Market Value" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Market Value Price" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Material Adverse Effect" means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), a materially adverse effect on:

         (a) the financial condition or operations of the Borrower taken as a whole;

         (b) the ability of the Borrower to timely and fully perform any of its payment or other material obligations under this Agreement or any other Credit Document to which it is a party or under the Operating Agreement and the Preferred Shares Auction Agency Agreement; or

         (c) the perfected security interest of the Secured Parties Representative in the Collateral, for the benefit of the Administrative Agent, the Lenders and the Insurer.

         "Maximum Swingline Amount" means $30,000,000.

         "Minimum Borrowing Amount" means, at any time, with respect to any commitment fee payable under Section 2.4.1 or any Commitment Reduction Premium payable under 2.2 during the period set forth in the column entitled "Period" in the table below, the corresponding amount set forth in the column entitled "Minimum Borrowing Amount" therein.

                                                          Minimum
           Period                                       Borrowing Amount
---------------------------------------------    ----------------------------
From Closing Date to End of Month 10 (the        0% of Total Maximum Commitment
"First Period")

From Beginning of Month 11 to End of Month
15 (the "Second Period")                         15% of Total Maximum Commitment

From Beginning of Month 16 to End of Month
20 (the "Third Period")                          30% of Total Maximum Commitment

From Beginning of Month 21 to End of Month
24 (the "Fourth Period")                         40% of Total Maximum Commitment

From Beginning of Month 25 to Maturity (the
"Fifth Period")                                  75% of Total Maximum Commitment

         "Money Market Preferred Shares" means the money market cumulative preferred shares issued by the Borrower pursuant to the Operating Agreement and the Statement of Preferences (as defined in the Operating Agreement) relating thereto.

         "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

         "Moody's Collateral Valuation Schedule" shall mean the Moody's Collateral Valuation Schedule attached as Schedule 9 to this Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

         "Moody's Valuation Procedures" shall mean the procedures prescribed by Moody's for determining the Market Value of Fund Investments as set forth in the Moody's Collateral Valuation Schedule.

         "Net Asset Value" means "Company Equity" as calculated in the definition thereof determined by the Borrower, at any date, based upon good faith estimates for accruals and expenses of the Borrower, which may, but need not, be fully compliant with GAAP.

         "Non-Defaulting Lender" means each Lender other than a Defaulting
Lender.

         "Non-Petition Covenant" means a covenant by any Person to the effect that, prior to the date that is one year (or, if longer, the preference period then in effect under applicable federal and state law) and one day after the payment in full of all Senior Indebtedness and Preferred Shares, it will not commence or otherwise institute against the Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings.

         "Notice of Conversion" is defined in Section 3.4.3.

         "Obligations" means all obligations and liabilities of the Borrower to the Administrative Agent or any of the Lenders or any Designated CP Conduit Committed Lender or Liquidity Provider, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Loans, the Lender Notes, any other Credit Document or any Secured Hedging Transaction.

         "Offering Memorandum" means the Offering Memorandum dated November 16, 2004 relating to the Money Market Preferred Shares.

         "Operating Agreement" means the Amended and Restated Operating Agreement of the Borrower dated as of August 19, 2004 entered into by Howard Levkowitz, as Initial Member, as the same may be amended, supplemented or otherwise modified from time to time pursuant to the terms thereof and Section 6.2.9.

         "Organic Documents" of any Person means its certificate of formation, limited liability company agreement, memorandum and articles of association, charter and by-laws, operating agreement or similar constitutive documents and includes all agreements, voting trusts and similar arrangements with or among the holders of such Person's Capital Stock or other equity.

         "Other CP Conduit" means any CP Conduit that is a Lender (other than a Designated CP Conduit).

         "Outstanding Principal Amount" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Over-Collateralization Test" is defined in Section 6.1.18.

         "Payment Office" means the office of the Administrative Agent located at 601 Potrero Grande, Monterey, California 91754, or such other office as the Administrative Agent may designate to the Borrower and the Lenders from time to time.

         "Pension Plan" means a "pension plan," as such term is defined in
Section 3(2) of ERISA.

         "Percentage" means, with respect to any Lender, such Lender's Revolving Percentage.

         "Performing" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Permitted Liens" is defined in Section 6.2.3.

         "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

         "Plan Assets" means such term within the meaning of the Department of Labor Regulation 29 CFR ss. 2510.3-101, as amended, and the advisory opinions and rulings issued thereunder.

         "Pledge and Intercreditor Agreement" means the Pledge and Intercreditor Agreement dated as of the Closing Date, among the Borrower, the Custodian, the Insurer, the Administrative Agent and the Secured Parties Representative, as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

         "Portfolio Limitations" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Preferred Shares" means any preferred shares issued by the Borrower pursuant to the Operating Agreement.

         "Preferred Shares Auction Agency Agreement" means the Auction Agency Agreement dated as of the Closing Date between the Borrower and the Preferred Shares Auction Agent, together with all exhibits, schedules and annexes thereto, as amended, supplemented or otherwise modified from time to time in accordance with its terms and Section 6.2.9.

         "Preferred Shares Auction Agent" means Deutsche Bank Trust Company Americas and any successor Preferred Shares Auction Agent thereto in such capacity.

         "Preferred Shares Broker-Dealer Agreement" means the Broker-Dealer Agreement dated as of the Closing Date between the Preferred Shares Auction Agent and Lehman Brothers Inc., together with all exhibits, schedules and annexes thereto, as amended, supplemented or otherwise modified from time to time in accordance with its terms and Section 6.2.9.

         "Preferred Shares Insurance Agreement" means the Insurance and Indemnity Agreement dated as of the Closing Date between the Borrower and the Insurer, as amended or supplemented in accordance with the provisions thereof, relating to the Money Market Preferred Shares.

         "Preferred Shares Insurance Policy" means the Financial Guaranty Insurance Policy No. AB0823BE issued by the Insurer with respect to the Money Market Preferred Shares pursuant to the Preferred Shares Insurance Agreement, including any endorsement thereto.

         "Prime Lending Rate" means the rate which Union Bank of California, N.A. announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes, or if such bank ceases to exist or is not quoting a prime lending rate, such other major money center commercial bank in New York City as is selected by the Administrative Agent. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Union Bank of California, N.A. may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

         "Proceeding" means the making of a trust, mortgage or assignment for the benefit of creditors; the voluntary or involuntary dissolution, winding up, total or partial liquidation, reorganization, bankruptcy, insolvency, receivership or marshalling of assets or liabilities of the Borrower; or any other statutory, common law or contractual proceeding or arrangement for the postponement or adjustment of all or a substantial part of the liabilities of the Borrower.

         "Proceeds" means all "proceeds" as such term is defined in Section 9-306(l) of the UCC and, in any event shall include, without limitation, all interest, dividends or other earnings, income or distributions from or in respect of, or investments or reinvestments of, the Cash and Cash Equivalents from time to time on deposit in the Custodial Account and the Pledged Investments (as defined in the Pledge and Intercreditor Agreement) and all other proceeds of Collateral (whether the same arise or are acquired before or after commencement of a Proceeding in which the Borrower is a debtor).

         "Quarterly Date" means the last Business Day of each March, June, September and December, commencing in March of 2005.

         "Ramp-Up Period" means the period commencing on the Closing Date and ending on November 30, 2006.

         "Rating Agency" means a nationally recognized statistical rating organization in the United States selected by the Borrower that will be substituted, with the consent of the Insurer, (so long as the Insurer is the Controlling Class) for Moody's or S&P (or their respective successors) if any such entity is no longer in the business of rating securities.

         "Rating Agency Condition" means, with respect to any specified action, that (a) each of Moody's and S&P shall have been given prior written notice thereof and (b) each of Moody's and S&P shall have notified the Borrower in writing that such action will not result at that time in a downgrading or withdrawal of its then current ratings (without giving effect to any Insurance Policy) of the Debt under this Agreement or the Preferred Shares, as applicable.

         "RCRA" means the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901 et seq.

         "Register" is defined in Section 9.16.

         "Regulation D" means, unless otherwise indicated, Regulation D of the FRS Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

         "Related Contract" has the meaning set forth in the Pledge and Intercreditor Agreement.

         "Related Person" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Relevant Date" is defined in Section 9.19(a).

         "Replaced Lender" is defined in Section 3.4.7.

         "Replacement Lender" is defined in Section 3.4.7.

         "Reporting Date" means the last Business Day of each calendar week, commencing November 30, 2004.

         "Required Lenders" means, at any time and without duplication in the case of Designated CP Conduits and their respective Designated CP Conduit Committed Lenders, Lenders having, in the aggregate, a Voting Percentage of more than 50% of the total Voting Percentages of all the Lenders at such time.

         "Restricted Payment" means

         (i) any payment or other distribution (including, without limitation, dividends) to any Common Shareholder of the Borrower in respect of its Common Shares;

         (ii) any payment or other distribution on account of the purchase, redemption, retirement or acquisition of any Common Share, Preferred Share or other equity interest in the Borrower; or

         (iii) any payment in respect of any Subordinated Equity Securities.

For the avoidance of doubt, dividends on the Preferred Shares shall not be treated as Restricted Payments and may be paid by the Borrower at any time in accordance with the terms of the Operating Agreement.

         "Revolving Borrowing" means a Borrowing of Revolving Loans.

         "Revolving Commitment" has the meaning set forth in Section 2.1.1(a).

         "Revolving Lender" means each Lender that has a Revolving Commitment.

         "Revolving Loan" is defined in Section 2.1.1(a).

         "Revolving Note" is defined in Section 3.2.

         "Revolving Percentage" of any Lender means, at any time: (a) with respect to the aggregate amount of Revolving Commitments of all Lenders to make Revolving Loans of any Type at such time, the percentage which such Lender's Revolving Commitment to make Revolving Loans, if any, is of the aggregate amount of Revolving Commitments of all Lenders to make Revolving Loans at such time; and (b) with respect to the aggregate amount of Revolving Loans which are outstanding at such time, the percentage which the aggregate principal amount of such Lender's Revolving Loans of such Type is of the total principal amount of Revolving Loans of such Type at such time; in each case as shown on the Schedule 1 to this Agreement (or, in the case of any Lender which becomes a Lender pursuant to any Assignment Agreement, as provided in such Assignment Agreement) and in all cases as changed from time to time as a consequence of Assignment Agreements pursuant to Section 9.4(b) and as reflected in the books and records of the Administrative Agent at such time.

         "RIC Distribution" is defined in Section 6.2.5.

         "RIC Withholding Taxes" is defined in Section 6.2.5.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., a New York corporation, or any successor thereto.

         "S&P Collateral Valuation Schedule" means Schedule 10 to this Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

         "S&P Valuation Procedures" means the procedures prescribed by S&P for determining the Market Value of Fund Investments as set forth in the S&P Collateral Valuation Schedule.

         "Scheduled Commitment Termination Date" means November 17, 2012.

         "Section 23A" means Section 23A of the Federal Reserve Act, 12 USC 371c, and any regulations, interpretations, rulings and opinions of the FRS Board.

         "Secured Hedging Advance Amount" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Secured Hedging Net Exposure" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Secured Hedging Transaction" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Secured Parties Representative" means IXIS Financial Products Inc., as Secured Parties Representative under the Pledge and Intercreditor Agreement, and any successor thereto in such capacity.

         "Securities" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Securities Act" means the United States Securities Act of 1933, as amended.

         "Securities Lending Transactions" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Senior Advance Amount" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Senior Facility Insurance Agreement" means the Insurance and Indemnity Agreement dated as of the Closing Date between the Borrower and the Insurer, as amended or supplemented in accordance with the provisions thereof, relating to the Loans hereunder.

         "Senior Facility Insurance Policy" means the Financial Guaranty Insurance Policy No. AB0822BE issued by the Insurer with respect to the Loans hereunder pursuant to the Senior Facility Insurance Agreement, including any endorsement thereto.

         "Senior Indebtedness" means all Debt and other payment obligations (including, without limitation, interest that would accrue but for the filing of a petition initiating a Proceeding, whether or not a claim for such interest is allowed in the Proceeding) of the Borrower arising under or in respect of this Agreement, the Lender Notes, the Loans, or other Credit Documents, the Secured Hedging Transactions or the Senior Facility Insurance Agreement, whether outstanding on the Closing Date or thereafter created or incurred including obligations owing to the Custodian under the Custodial Agreement, to the Administrative Agent under this Agreement, to the Secured Parties Representative under the Pledge and Intercreditor Agreement and the Insurer under the Senior Facility Insurance Agreement; provided, however, that Senior Indebtedness shall not include any Debt or such other obligations incurred in violation of this Agreement.

         "Senior Lender Indebtedness" means all Debt and other payment obligations (including, without limitation, interest that would accrue but for the filing of a petition initiating a Proceeding, whether or not a claim for such interest is allowed in the Proceeding) of the Borrower arising under or in respect of this Agreement, the Loans, the Lender Notes or the Secured Hedging Transactions, whether outstanding on the Closing Date or thereafter created or incurred.

         "SPC" is defined in Section 3.8.

         "Special Member" means SVOF MM, as the Special Member of the Borrower, and any successor thereto in such capacity designated in accordance with the Operating Agreement.

         "Statement Date" is defined in Section 6.1.18.

         "Structured Product Transaction" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Subordinated Equity Securities" means any equity securities issued by the Borrower following the Closing Date which are permitted pursuant to
Section 6.2.2(iii).

         "Subsidiary" means at any time, with respect to any Person (the "parent"), any corporation, association, partnership or other business entity
(a) of which securities or other ownership interests representing more than 50% of the ordinary voting power to elect the board of directors, general partner, manager or comparable body of such corporation, association, partnership or other business entity (irrespective of whether at the time securities or other ownership interests of any other class or classes of such corporation, association, partnership or other business entity shall or might have voting power solely upon the occurrence of any contingency) are, at such time owned directly or indirectly by the parent, by one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent and
(b) which is also required at such time under GAAP to be consolidated with the parent. Notwithstanding the foregoing, with respect to the Borrower, any corporation, association, partnership or other business entity that otherwise meets the definition of "Subsidiary" shall not constitute a Subsidiary of the Borrower, if the securities or other ownership interests representing more than 50% of the ordinary voting power to elect the board of directors, general partner, manager or comparable body of such corporation, association, partnership or other business entity are obtained by the Borrower upon foreclosure or exercise of remedies or in connection with a bankruptcy, reorganization, restructuring or similar proceeding of the issuer or obligor of such Fund Investment.

         "SVOF MM" means SVOF MM, LLC, a Delaware limited liability company.

         "Swap Transaction" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Swingline Expiry Date" means the date which is ten (10) Business Days prior to the Scheduled Commitment Termination Date or such later date as agreed to in writing by the Swingline Lender from time to time.

         "Swingline Lender" means Union Bank of California, N.A., and its successors and assigns, in its capacity as the lender of Swingline Loans.

         "Swingline Loans" is defined in Section 2.1.1(d).

         "Swingline Note" is defined in Section 3.2.

         "Swingline Rate" means, for any period, at the election of the Borrower, (i) for any Swingline Loan that is a Cost of Funds Rate Loan, the Cost of Funds Rate plus 0.43% per annum and (ii) for any other Swingline Loan, the Eurodollar Rate plus 0.43% per annum or the Base Rate, as each such rate may change from day to day during such period.

         "Swingline Rate Loan" means a Loan bearing interest at a fluctuating rate per annum determined by reference to the Swingline Rate.

         "Tax Certificate" is defined in Section 3.6(b).

         "Taxes" is defined in Section 3.6.

         "TCO" means Tennenbaum & Co., LLC.

         "TCP" means Tennenbaum Capital Partners, LLC, a Delaware limited liability company.

         "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Market Report (or such other page as may replace such page on such service for the purpose of displaying comparable rates).

         "Total Capitalization" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Total Maximum Commitment" means, at any date of determination, (a) on and after the Closing Date and prior to the Commitment Termination Date, $200,000,000 and (b) on and after the Commitment Termination Date, zero; provided, that (1) the calculations in this definition shall be made after giving effect to all issuances, payments and other transactions contemplated on the applicable date; (2) the Total Maximum Commitment may be reduced as provided in Sections 2.2, 2.3.5 and 9.12(c); and (3) in no event shall the Total Maximum Commitment at any time after the Ramp-Up Period exceed the amount of the Total Maximum Commitment in effect on the last day of the Ramp-Up Period.

         "Total Revolving Commitments" means the sum of the Revolving Commitments of each of the Lenders.

         "Transaction Documents" means this Agreement, the other Credit Documents, the Investment Management Agreement, the Insurance Agreements, the Senior Facility Insurance Policy, the Preferred Shares Auction Agency Agreement and the Preferred Shares Broker-Dealer Agreement, the Notes, the Operating Agreement and any other agreement, instrument or document executed and delivered by the Borrower in connection with the foregoing.

         "Trigger Event" means any event specified in Section 11(b) or 11(c) of the Investment Management Agreement pursuant to which a "Replacement Principal" or "Ambac Replacement Principal" may be appointed in accordance with the terms of the Investment Management Agreement.

         "Type" means any type of Loan determined with respect to the interest rate option applicable thereto (i.e., a Base Rate Loan, a Cost of Funds Rate Loan, a Eurodollar Rate Loan or a Swingline Rate Loan).

         "UCC" means, with respect to any jurisdiction, the Uniform Commercial Code as from time to time in effect in such jurisdiction.

         "United States" or "U.S." means the United States of America, its 50 States, the District of Columbia and the Commonwealth of Puerto Rico.

         "Unquoted Investment" means any Fund Investment other than Cash or Cash Equivalents for which the Market Value has not been obtained from an Approved Source.

         "Unutilized Commitment" means, at any time, the amount, if any, by which the Total Maximum Commitment exceeds the then aggregate outstanding principal amount of Revolving Loans.

         "U.S. Government Securities" has the meaning assigned to such term in the applicable Collateral Valuation Schedule.

         "Valuation Statement" is defined in Section 6.1.1(b).

         "Voting Percentage" of any Lender means, at any time:

         (i) prior to the first Borrowing, the percentage which such Lender's aggregate Commitments at such time is of the total aggregate Commitments of all the Lenders at such time; and

         (ii) on and after the first Borrowing, the percentage which (i) the sum of the outstanding principal amount of such Lender's Loans (other than Swingline Loans) plus such Lender's aggregate unused Commitments at such time is of (ii) the sum of the outstanding principal amount of all Loans (other than Swingline Loans) plus the aggregate amount of all unused Commitments at such time, in each case as shown in the Register;

provided that a Lender may divide its Voting Percentage in accordance with
Section 9.16. If the Borrower or any Affiliate thereof or of TCP or SVOF MM holds any Loans or Commitments, (x) neither the Borrower nor any such Affiliate shall be included as a Lender for purposes of this definition, and
(y) the amount of such Loans or Commitments shall be subtracted from the total amounts of such Loans and Commitments based on which the calculation of Voting Percentages are made.

         "Welfare Plan" means a "welfare plan," as such term is defined in section 3(l) of ERISA.

         "Withdrawal Notice" is defined in Section 2.3.2.

         "Withdrawing Lender" is defined in Section 2.3.2.

         "Yield-to-Worst" has the meaning set forth in the Collateral Valuation Schedule.

                                                                      EXHIBIT A
                                                                      ---------

                           FORM OF BORROWING REQUEST
                           -------------------------

Union Bank of California, N.A.
601 Potrero Grande
Monterey Park, CA  91754
Attention: Martha Arreaga

                  Re:      Special Value Expansion Fund, LLC
                           ---------------------------------

Ladies and Gentlemen:

         This Borrowing Request is delivered to you pursuant to Section 3.1.1 of the Credit Agreement, dated as of November 17, 2004 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among Special Value Expansion Fund, LLC, a limited liability company formed under the laws of the State of Delaware (the "Borrower"), various financial institutions identified therein (the "Lenders"), Ambac Assurance Corporation, as Insurer (the "Insurer"), Union Bank of California, N.A., as administrative agent (the "Administrative Agent"), and IXIS Financial Products Inc., as Arranger. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         Pursuant to Section 3.1.1 of the Credit Agreement, the undersigned hereby give you irrevocable notice that the undersigned hereby request a Borrowing under the Credit Agreement, and in that connection set forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 3.1.1 of the Credit Agreement:

         (i) The aggregate principal amount of the Proposed Borrowing is $_______.

         (ii)     The Business Day of the Proposed Borrowing is [Date].(1)

________________________

(1) A written or telephonic request for a Borrowing shall be received by the Administrative Agent no later than (x) 9:00 a.m. (Los Angeles time) not less than three (3) Business Days preceding the date of the requested Loans, in the case of Eurodollar Rate Loans and Cost of Funds Rate Loans that are Revolving Loans, and (y) 12:00 noon (Los Angeles time) not less than one (1) Business Day preceding the date of the requested Loans, in the case of Base Rate Loans that are Revolving Loans. Whenever the Borrower desires to make a Borrowing of Swingline Loans under the Credit Agreement, it shall give the Swingline Lender, not later than 10:00 am. (Los Angeles time) on the date that a Swingline Loan is to be made, written notice in the form of this Borrowing Request (or telephonic notice promptly confirmed by means of a delivered, e-mailed or telecopied Borrowing Request) of each Swingline Loan to be made under the Credit Agreement; provided, that no more than three Swingline Loans may be requested in any calendar month unless the Swingline Lender otherwise consents.

         (iii) The Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans][Eurodollar Rate Loans and Cost of Funds Rate Loans] [Swingline Rate Loans].

         (iv) The initial Interest Period for the Proposed Borrowing is [one/two/three/six] month(s).](2)

         (v) The Proposed Borrowing is being made pursuant to the [Revolving Commitments] [Swingline Loan commitment].

         The undersigned hereby certify that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

         A. the representations and warranties contained in Article V of the Credit Agreement and in the Collateral Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

         B. no Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof,

         C. the Proposed Borrowing will not cause the aggregate principal amount of all outstanding Loans to exceed the lesser of (i) the Total Maximum Commitment and (ii) the Borrowing Base (determined after giving effect to the application of proceeds from the Proposed Borrowing) minus the aggregate outstanding liquidation preference of the Preferred Shares,

         D. (1) no material default with respect to the Borrower shall have occurred and be continuing under either Insurance Agreement and (2) no event of default with respect to the Borrower shall have occurred and be continuing under either Insurance Agreement as a result of which the Insurer is exercising any remedies thereunder.


__________________________

(2) To be included for a Proposed Borrowing of Eurodollar Rate Loans and Cost of Funds Rate Loans only.

         The undersigned hereby acknowledge that, pursuant to Section 3.1.1 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the undersigned of the proceeds of the Loans requested hereby constitute a representation and warranty by the undersigned that, on the date of such Loan, and before and after giving effect thereto and to the application of the proceeds therefrom, all applicable conditions contained in Article IV of the Credit Agreement shall, both before and after giving effect to the Proposed Borrowing, have been satisfied.

         In addition to, and not in limitation of, the foregoing, the undersigned hereby expressly represent and warrant to the Administrative Agent and the Lenders that, as of the date hereof, it is in compliance with the requirements of the Over-Collateralization Test of the Credit Agreement, calculated as follows:

         (a)     Outstanding Principal Amounts of Loans as of
                 _______________.(3)                            $_______________

         (b)     Aggregate Outstanding Liquidation Preference
                 of the Preferred Shares as of
                 _______________.(3)                            $_______________

         (c)     Amount of Loan requested:                      $_______________

         (d)     Total of (a), (b) and (c):                     $_______________

         (e)     Advance Amount under the Moody's
                 Valuation Procedures:(4)                       $_______________

         (f)     Advance Amount under the S&P Valuation
                 Procedures:(5)                                 $_______________

         (g)     lower of (e) and (f)                           $_______________

___________________________

(3)  Insert the date of the first Business Day preceding date hereof.

(4) Determined using the most recent Market Value under the Moody's Valuation Procedures for each Fund Investment and after giving effect to the receipt by the Borrower of the proceeds of the Proposed Borrowing and the application thereof.

(5) Determined using the most recent Market Value under the S&P Valuation Procedures for each Fund Investment and after giving effect to the receipt by the Borrower of the proceeds of the Proposed Borrowing and the application thereof.

         (h)    (g) minus (d)                                   $_______________

         The undersigned agree that if, prior to the time of the Proposed Borrowing, any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent. Unless the Administrative Agent shall have received written notice to the contrary from the undersigned prior to the time of the Proposed Borrowing, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of the Proposed Borrowing as if then made.


                                    SPECIAL VALUE EXPANSION FUND, LLC,
                                    as Borrower


                                    BY:
                                         ------------------------------------
                                         Name:
                                         Title:

                                                                   EXHIBIT B-1
                                                                   -----------

                             FORM OF REVOLVING NOTE
                             ----------------------

                                                              New York, New York
$_______________                                              ____________, ____

         FOR VALUE RECEIVED, the undersigned, SPECIAL VALUE EXPANSION FUND, LLC, a limited liability company formed under the laws of the State of Delaware (the "Borrower"), promises to pay to _____________________ (the "Lender") in lawful money of the United States of America in immediately available funds, at the Payment Office on the Commitment Termination Date (or if earlier, and the Lender is a Withdrawing Lender, the Scheduled Commitment Termination Date) the principal sum of________________ DOLLARS ($________) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender (as shown on the grid (and any continuation thereof) attached hereto, which shall be prima facie evidence (absent manifest error) of the outstanding principal amount of such Loans) pursuant to that certain Credit Agreement, dated as of November 17, 2004 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Borrower, the various financial institutions (including the Lender) as are, or may from time to time become, parties thereto, Ambac Assurance Corporation, as Insurer, Union Bank of California, N.A., as Administrative Agent and IXIS Financial Products Inc., as Arranger.

         The Borrower also promises to pay interest on the unpaid principal amount hereof in like money at the Payment Office from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

         This Note is one of the Revolving Notes referred to in the Credit Agreement. This Note is secured by the Pledge and Intercreditor Agreement and is entitled to the benefits of the Pledge and Intercreditor Agreement and the Custodial Agreement and will be entitled to the benefits of the Senior Facility Insurance Policy with respect to Scheduled Payments. This Note is subject to voluntary prepayment and mandatory repayments as provided in the Credit Agreement and Revolving Loans may be converted from one Type into another Type to the extent provided in the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

         In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

         All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor in connection with this Note.


                                     B-1-1

         THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.


                                    SPECIAL VALUE EXPANSION FUND, LLC,
                                    as Borrower


                                    BY:
                                         ------------------------------------
                                         Name:
                                         Title:





                                     B-1-2

                          LOANS AND PRINCIPAL PAYMENTS
                          ----------------------------

         Amount and       Interest      Amount of     Unpaid
        Type of Loan     Period (if     Principal    Principal          Notation
Date        Made        applicable)      Balance      Balance    Total  Made by
----    ------------    -----------     --------     ---------   -----  --------






                                     B-1-3

                                                                    EXHIBIT B-2
                                                                    -----------

                             FORM OF SWINGLINE NOTE
                             ----------------------

$30,000,000                                                   New York, New York

                                                               November 17, 2004

         FOR VALUE RECEIVED, SPECIAL VALUE EXPANSION FUND, LLC, a limited liability company formed under the laws of the State of Delaware (the "Borrower"), promises to pay to UNION BANK OF CALIFORNIA, N.A. or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Union Bank of California, N.A. located at 601 Potrero Grande, Monterey Park, CA, 91754 on the Swingline Expiry Date (as defined in the Credit Agreement referred to below) the principal sum of THIRTY MILLION DOLLARS ($30,000,000) or, if less, the unpaid principal amount of all Swingline Loans made by the Bank pursuant to the Credit Agreement.

         The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates and at the times specified in the Credit Agreement.

         This Note is the Swingline Note referred to in the Credit Agreement, dated as of November 17, 2004 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Borrower, the various financial institutions (including the Bank) as are, or may from time to time become, parties thereto, Ambac Assurance Corporation, as Insurer, Union Bank of California, N.A., as Administrative Agent, and IXIS Financial Products Inc., as Arranger, and is entitled to the benefits thereof and of the other Credit Documents. This Note is secured by the Pledge and Intercreditor Agreement and is entitled to the benefits of the Pledge and Intercreditor Agreement and the Custodial Agreement and will be entitled to the benefits of the Senior Facility Insurance Policy with respect to Scheduled Payments. This Note is subject to voluntary prepayment and mandatory repayment prior to the Swingline Expiry Date, in whole or in part, as provided in the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

         In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.


                                     B-2-1

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                    SPECIAL VALUE EXPANSION FUND, LLC,
                                    as Borrower


                                    BY:
                                         ------------------------------------
                                         Name:
                                         Title:




                                     B-2-2

                                                                      EXHIBIT C
                                                                      ---------

                   FORM OF NOTICE OF CONVERSION/CONTINUATION
                   -----------------------------------------

Union Bank of California, N.A.
601 Potrero Grande
Monterey Park, CA  91754
Attention: Martha Arreaga

                  Re:      Special Value Expansion Fund, LLC
                           ---------------------------------
Ladies and Gentlemen:

                  This Notice of Conversion/Continuation is delivered to you pursuant to Section 3.4.3 of the Credit Agreement, dated as of November 17, 2004 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among Special Value Expansion Fund, LLC, a limited liability company formed under the laws of the State of Delaware, certain financial institutions identified therein, Ambac Assurance Corporation, as Insurer, Union Bank of California, N.A., as Administrative Agent, and IXIS Financial Products Inc., as Arranger. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         The Borrower hereby requests that on [__________]1 (the
Conversion/Continuation Date"),

         1. [_____________] of the presently outstanding principal amount of the Loans originally made on _____ _, ____,

         2. and all presently being maintained as [Base Rate Loans] [Eurodollar Rate Loans and/or Cost of Funds Rate Loans],

         3. be [converted into] [continued as],

         4. [Eurodollar Rate Loans and/or Cost of Funds Rate Loans] having an Interest Period of [one/two/three/six] months] [Base Rate Loans].


____________________________

(1) Shall be a Business Day at least two Business Days after the date hereof (in the case of a conversion into/continuation of Base Rate Loans) or three Business Days after the date hereof (in the case of a conversion into/continuation of Eurodollar Rate Loans or Cost of Funds Rate Loans), in each case to the extent this Notice of Conversion/Continuation is delivered to the Administrative Agent prior to 8:00 a.m. (Los Angeles time) on such initial Business Day.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Conversion/Continuation Date, both before and after giving effect thereto and to the application of the proceeds therefrom:

         (a) the foregoing [conversion] [continuation] complies with the terms and conditions of the Credit Agreement (including, without limitation, Section
3.4.3 of the Credit Agreement);

         [(b) no Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].](2)



                                    SPECIAL VALUE EXPANSION FUND, LLC,
                                    as Borrower


                                    BY:
                                         ------------------------------------
                                         Name:
                                         Title:




___________________________

(2) To be included for conversions into or continuation of Eurodollar Rate Loans or Cost of Funds Rate Loans.

                                                                      EXHIBIT D
                                                                      ---------


                          FORM OF ASSIGNMENT AGREEMENT
                          ----------------------------

                                                      DATE: _____________, ____

         Reference is made to the Credit Agreement described in Item 2 of Annex I attached hereto (as such Credit Agreement may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement"). Unless defined in Annex I attached hereto, terms defined in the Credit Agreement are used herein as therein defined. ______________________ (the "Assignor") and ______________________ (the "Assignee") hereby agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I attached hereto (the "Assigned Share") of all of the outstanding rights and obligations under the Credit Agreement indicated in Item 4 of such Annex I, including, without limitation, all rights and obligations with respect to the Assigned Share of the Total Maximum Commitment and of any outstanding Loans.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any liens or security interests; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

         3. The Assignee (i) represents and warrants that it is duly authorized to enter into and perform the terms of this Assignment Agreement;
(ii) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit

Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender [; and (vi) attaches the Internal Revenue Service Forms (and, if applicable, a Tax Certificate) described in Section 9.4(b) of the Credit Agreement].(1)

         The Assignee further represents and warrants that (i) it is an Eligible Transferee, (ii) neither it nor any of its representatives or agents has offered or shall offer any interest in the Agreement by means of a general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or publicized through the internet, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising; (iii) as of the date of the effectiveness of this Assignment Agreement, it has not granted or transferred or agreed to grant or transfer, any participation or other interest in this Agreement to any person except in accordance with Section 9.4 of the Credit Agreement; and (iv) its unsupported long-term senior debt obligations are rated, or its claims paying or financial strength rating is, at least (x)(1) "A2" by Moody's or (2) "A3" by Moody's and is placed on a credit watch with positive implications by Moody's, and (y)(1) "A" by S&P or (2) "A-" by S&P and is placed on a credit watch with positive implications by S&P (or its obligations are guaranteed by entities with such ratings), except in the case of an CP Conduit, in which case its commercial paper notes have short term ratings of at least "P-1" by Moody's and "A-1" by S&P.

         4. Following the execution of this Assignment Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. Subject to the terms and conditions hereof and the Credit Agreement, the effective date of this Assignment Agreement shall be (x) the first date on which each of the following conditions shall have occurred: (i) execution hereof by the Assignor and the Assignee, (ii) to the extent required by Section 9.4(b) of the Credit Agreement, the receipt of the consent of the Administrative Agent and the Borrower (which consent shall not be unreasonably withheld), (iii) the recordation by the Administrative Agent of the assignment effected hereby in the Register and (iv) the receipt by the Administrative Agent of the applicable assignment fee referred to in Section 9.4(b) of the Credit Agreement or (y) such later date is otherwise specified in Item 5 of Annex I attached hereto (the "Settlement Date").

         5. Upon the delivery of a fully executed original hereof to the Administrative Agent and subject to the terms and conditions hereof and the Credit Agreement, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and

__________________________

(1) Include if the Assignee is organized under the laws of a jurisdiction outside the United States obligations of a Lender thereunder and under the other Credit Documents and
(ii) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

         6. It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to (x) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I attached hereto and (y) all commitment fees payable to the Assignee under Section 2.4.1 of the Credit Agreement specified in Item 7 of Annex I attached hereto, which, in each case, accrue on and after the Settlement Date, such interest and commitment fees, to be paid by the Administrative Agent, upon receipt thereof from the Borrower, directly to the Assignee. It is further agreed that all payments of principal made by the Borrower on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the Loans which are outstanding on the Settlement Date, net of any closing costs. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.

         7. The Assignor and the Assignee each covenants and agrees that, prior to the date that is one year and one day after the payment in full of all Senior Indebtedness, such Person shall not institute against the Borrower or the Special Member any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings. [The Assignee hereto further covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding commercial paper notes and other indebtedness for borrowed money of the Assignor, the Assignee shall not institute against, or join any other Person in instituting against, the Assignor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings.](2) This provision shall survive the termination of the Credit Agreement and the making and repayment of the Assigned Share.

         8. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

_______________________

(2)   To be included if the Assignor is a CP Conduit or SPC.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                    [NAME OF ASSIGNOR],
                                            as Assignor


                                    By:
                                         ------------------------------------
                                         Name:
                                         Title:


                                    [NAME OF ASSIGNEE],
                                            as Assignee


                                    By:
                                         ------------------------------------
                                         Name:
                                         Title:

Consented to by:

UNION BANK OF CALIFORNIA, N.A.,
         as Administrative Agent


By:
    -----------------------------
    Name:
    Title:

SPECIAL VALUE EXPANSION FUND, LLC,
as Borrower


BY:
    -----------------------------
    Name:
    Title:

                                                                        ANNEX 1
                                                                        -------

                         ANNEX FOR ASSIGNMENT AGREEMENT

                                    ANNEX I

1.     The Borrower:

                Special Value Expansion Fund, LLC

2.     Name and Date of Credit Agreement:

                Credit Agreement, dated as of November 17, 2004 among the Borrower, certain financial institutions identified therein, Ambac Assurance Corporation, as Insurer, Union Bank of California, N.A., as Administrative Agent and IXIS Financial Products Inc., as Arranger.

3.     Date of Assignment Agreement:

                 _____________ ___, ______

4.     Amounts (as of date of item #3 above):

                                                Total Revolving
                                                   Commitment
                                                   ----------

(a)    Aggregate Amounts for all Lenders           $________

(b)    Amount of Assignor's share prior
       to Assignment                               $________

(c)    Amount of Assigned Share                    $________

(d)    Amount of Assignor's share after
       Assignment                                  $________

(e)    Amount of Assignee's share after
       Assignment                                  $________

5.     Settlement Date:                         ________ __, ____



                                Annex 1- Page 1

6.     Rate of Interest             As set forth in Section 3.4 of the
       to the Assignee:             Credit Agreement (unless otherwise agreed
                                    to by the Assignor and the Assignee)

7.     Commitment Fees:             As set forth in Section 2.4.1 of the
                                    Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee).(1)

8.     Notices:

                     ASSIGNOR:
                     _____________
                     _____________
                     _____________
                     _____________

                     Attention:
                     Telephone No.:
                     Facsimile No.:

                     ASSIGNEE:
                     _____________
                     _____________
                     _____________
                     _____________

                     Attention:
                     Telephone No.:
                     Facsimile No.:

9.     Payment Instructions:

                     ASSIGNOR:
                     _____________
                     _____________
                     _____________
                     _____________



__________________________

(1) The Borrower and the Administrative Agent shall direct the entire amount of the commitment fees to the Assignee at the rate set forth in Section
       2.4.1 of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the commitment fees through payment by the Assignee to the Assignor, unless the Administrative Agent shall agree to an alternative arrangement.



                                Annex 1- Page 2

                     ABA No.:  ________________
                     Account No.:  _____________
                     Reference:  _______________
                     Attention:  _______________

                     ASSIGNEE:
                     _____________
                     _____________
                     _____________
                     _____________

                     ABA No.:  ______________
                     Account No.:  ___________
                     Reference:  _____________
                     Attention:  ______________






                                Annex 1- Page 3

ACCEPTED AND AGREED:

[NAME OF ASSIGNEE]                          [NAME OF ASSIGNOR]


By:                                         By:
   ----------------------------                ---------------------------




                                Annex 1- Page 4

                                                                      EXHIBIT E
                                                                      ---------

                            FORM OF TAX CERTIFICATE
                            -----------------------

         Reference is hereby made to the Credit Agreement, dated as of November 17, 2004, among Special Value Expansion Fund, LLC, various financial institutions identified therein, Ambac Assurance Corporation, as Insurer, Union Bank of California, N.A., as Administrative Agent and IXIS Financial Products Inc., as Arranger (as amended, supplemented or modified from time to time, the "Credit Agreement"). Pursuant to the provisions of Section 3.6(b) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                      [NAME OF LENDER]

                                       By:________________________
                                          Name:
                                          Title:


Date:_____________, _____

                                                                      EXHIBIT F
                                                                      ---------

                       Letter from the Investment Manager

                        TENNENBAUM CAPITAL PARTNERS, LLC

To: The Administrative Agent and the Lenders under the Credit Agreement (the "Credit Agreement"), dated as of November 17, 2004, among Special Value Expansion Fund, LLC, a limited liability company organized under the laws of the State of Delaware, various financial institutions identified therein as Lenders, Ambac Assurance Corporation, as Insurer, Union Bank of California, N.A., as Administrative Agent, and IXIS Financial Products Inc., as Arranger.

         This is to confirm that we consent to the provisions of Section 6.2.14 of the Credit Agreement. This consent, however, shall not be deemed to constitute a waiver of the undersigned's rights to terminate or assign the Investment Management Agreement (as defined in the Credit Agreement).

                           TENNENBAUM CAPITAL PARTNERS, LLC

                           By:  Tennenbaum & Co., LLC, as its Managing Member



                                By:
                                    ---------------------------------------
                                    Michael E. Tennenbaum
                                    Member


Dated:  November 17, 2004

                                                                      EXHIBIT G
                                                                      ---------


                   FORM OF PLEDGE AND INTERCREDITOR AGREEMENT
                   ------------------------------------------


                                   See Tab 18

                                                                      EXHIBIT H
                                                                      ---------


                          FORM OF [ANNUAL] [QUARTERLY]
                          ----------------------------
                             COMPLIANCE CERTIFICATE
                             ----------------------

To: Union Bank of California, N.A., as Administrative Agent under the Credit Agreement referred to below.


         Reference is hereby made to the Credit Agreement (as in effect on the date of this certificate, the "Credit Agreement"), dated as of November 17, 2004, by and among SPECIAL VALUE EXPANSION FUND, LLC, as Borrower, various financial institutions from time to time party thereto, Ambac Assurance Corp., as Insurer, UNION BANK OF CALIFORNIA, N.A., as Administrative Agent and IXIS Financial Products Inc., as Arranger. Capitalized terms used herein and not defined herein shall have the meanings provided therefor in the Credit Agreement.

         Pursuant to Section 6.1.2 [(a)][(b)] of the Credit Agreement, we are delivering to you on the date hereof our [annual] [quarterly] financial statements for the fiscal [year][quarter] ended ________ ___, _____ (such period, the "Fiscal Period").

         As required by Section 6.1.2(c) of the Credit Agreement, the undersigned, as an Authorized Officer of the Borrower, hereby certifies as to the following:


         1. The Company Equity as of the last day of the fiscal quarter of the Borrower most recently ended equals: $___________________

         2. The aggregate amount of Restricted Payments made in accordance with
Section 6.2.5 of the Credit Agreement during such Fiscal Period equals $____________

         3. The aggregate principal amount of the Debt of the Borrower described in clauses (ii), (iii) and (iv) of Section 6.2.2 of the Credit Agreement as of the last day of the Fiscal Period of the Borrower most recently ended equals: $___________.

         4. Set forth below are the calculations demonstrating compliance with the minimum net worth test in Section 6.1.15 of the Credit Agreement for such Fiscal Period:

 -----------------------------------------------------------------------------
| (1)    Company Equity                              |  $___________          |
|----------------------------------------------------|------------------------|
| (2)    Contributed Company Capital                 |  $___________          |
|----------------------------------------------------|------------------------|
| (3)    60% of (2)                                  |  $___________          |
 -----------------------------------------------------------------------------

         5. As of the date hereof, [no Default exists] [the following Defaults exist, and set forth below with respect to each such Default a description of the details thereof and what action the Borrower proposes to take in respect thereof].

         IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed as of the _____ day of ___________, _____.




                                    SPECIAL VALUE EXPANSION FUND, LLC,
                                    as Borrower

                                    BY:
                                         --------------------------------
                                         Name:
                                         Title:

                                                                      EXHIBIT I
                                                                      ---------

                          FORM OF CUSTODIAL AGREEMENT
                          ---------------------------



                                   See Tab 19

                                                                      EXHIBIT J
                                                                      ---------

                         [FORM OF VALUATION STATEMENT]
                         -----------------------------

                Certificate of Special Value Expansion Fund, LLC

         Pursuant to Section 6.1.1 (Collateral Valuation Covenant) of the Credit Agreement, dated as of November 17, 2004 (as the same may be amended, restated, replaced, refinanced or otherwise supplemented from time to time, the "Credit Agreement"), among Special Value Expansion Fund, LLC (the "Borrower"), the lenders from time to time parties thereto, Ambac Assurance Corp., as Insurer, Union Bank of California, N.A., as Administrative Agent, and IXIS Financial Products Inc., as Arranger, the Borrower hereby certifies that the calculations set forth in the attached Annex I are true and accurate calculations of the Advance Amount, the Over-Collateralization Test, the Borrowing Base, the Facility Commitment and the Total Maximum Commitment as of [DATE], in each case, determined in accordance with the requirements set forth in the Credit Agreement.

         Attached hereto as Annex II is the information required pursuant to
Section 6.1.1(b) of the Credit Agreement.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Dated:


                                    SPECIAL VALUE EXPANSION FUND, LLC,
                                    as Borrower


                                    BY:
                                         --------------------------------
                                         Name:
                                         Title:

                                                                     ANNEX I TO
                                                            VALUATION STATEMENT
                                                            -------------------


                       Special Value Expansion Fund, LLC
                           Calculation of the Advance
                    Amount, the Over-Collateralization Test,
                      Borrowing Base, Facility Commitment
                          and Total Maximum Commitment
                                 (As of [DATE])



 ----------------------------------------------------------------------------
| 1.    Advance Amount/Borrowing Base:                      |  $ __________  |
|       [As determined pursuant to the                      |                |
|       Collateral Valuation Schedule.                      |                |
|-----------------------------------------------------------|----------------|
| 2.     Outstanding Principal Amount under                 |                |
|        the Credit Agreement:                              |  $ __________  |
|-----------------------------------------------------------|----------------|
| 3.     Aggregate Outstanding Liquidation                  |                |
         Preference of the Preferred Shares                 |  $ __________  |
|-----------------------------------------------------------|----------------|
| 4.     Over-Collateralization Test:                       |  $ __________  |
|        [the remainder of the difference of                |                |
|        (i) 1 minus (ii) the sum of                        |                |
|        2 and 3 above; satisfied if greater than 0.]       |                |
|-----------------------------------------------------------|----------------|
| 5.     Facility Commitment:                               |  $ __________  |
|-----------------------------------------------------------|----------------|
| 6.     Total Maximum Commitment                           |  $ __________  |
 ----------------------------------------------------------------------------



                                   Annex I-1

                                                                    ANNEX II TO
                                                            VALUATION STATEMENT
                                                            -------------------

                       Schedule of Information Required
                         Pursuant to Section 6.1.1(b)(1)


___________________________

(1)      Section 6.1.1(b) includes the following:

         (i) a schedule of all Fund Investments by issue and by Asset Category included in the determination of the Advance Amount pursuant to Section 6.1.1(b)(i) of the Credit Agreement;

         (ii) a schedule of all Unquoted Investments owned by the Borrower, setting forth the information required by Section 6.1.1(b)(ii) of the Credit Agreement;

         (iii) the aggregate Market Value of all Eligible Investments, setting forth a list of Excluded Investments and calculations of applicable Portfolio Limitations pursuant to Section 6.1.1(b)(iii) of the Credit Agreement;

         (iv) the calculation of the Advance Amount under the Moody's Collateral Valuation Schedule and the S&P Collateral Valuation Schedule and the Borrowing Base as of such date;

         (v) a schedule of the Secured Hedging Net Exposure of each Secured Hedging Transaction then outstanding;

         (vi) a schedule of the aggregate amount of Debt of the Borrower incurred as permitted under Section 6.2.2 of the Credit Agreement and outstanding;

         (vii) a schedule of all of the assets sold with their respective purchase and sale prices and the date of such purchase and sale of such assets sold; and

         (viii) a statement certifying that, except as otherwise indicated on this Valuation Statement, the Borrower had determined the current Market Value of all Fund Investments using quotations provided since the date of the immediately prior
                  Valuation Statement.



                                   Annex II-1

                                                                      EXHIBIT K
                                                                      ---------

                    FORM OF SENIOR FACILITY INSURANCE POLICY
                    ----------------------------------------



                                   See Tab 15

                                                                    SCHEDULE 1

                          COMMITMENTS AND PERCENTAGES



                                                           Revolving         Revolving
                                                           Commitment        Percentage
             Lender                                       ($ in million)         (%)           CP Conduit?
-----------------------------------------------------     --------------     -----------       -----------


Eiffel Funding, LLC as Other CP Conduit                       50                 25               Yes

Hannover Funding Company LLC as Designated CP Conduit         75                 37.5             Yes

Union Bank of California, N.A.                                75                 37.5              No
=====================================================     =============      ===========       ===========
Total                                                        200                100.00


                                                                    SCHEDULE 2

                        LENDING OFFICES AND NOTICE DATA

LENDER

Revolving Loans:

Eiffel Funding, LLC
c/o IXIS Financial Products Inc.,
  as program administrator
9 West 57th St., 36th Floor
New York, New York 10019
Attention:  Evelyn Moesch Clarke
Phone: (212) 891-5878
Fax: (212) 891-5780


Hannover Funding Company LLC
c/o Norddeutsche Landesbank Girozentrale
1114 Avenue of the Americas, 37th Floor
New York, New York 10036
Attention: Kevin O'Hagen
Phone: 212-812-6950
Fax: 212-812-6888


Union Bank of California, N.A.
601 Potrero Grande
Monterey Park, CA  91754
Attention: Martha R. Arreaga
Phone: (323) 720-2578
Fax: (323) 720-2780


Swing Line Loan:

Union Bank of California, N.A.
601 Potrero Grande
Monterey Park, CA  91754
Attention: Martha R. Arreaga
Phone: (323) 720-2578
Fax: (323) 720-2780


BORROWER


Special Value Expansion Fund, LLC
c/o SVOF MM, LLC
Attention:  Mark K. Holdsworth
2951 28th St., Suite 1000
Santa Monica, CA 90405
Tel:  (310) 566-1004
Fax:  (310) 566-1010


         With a copy to the Investment Manager:

Tennenbaum Capital Partners, LLC
c/o Tennenbaum & Co., LLC
Attention:  Howard M. Levkowitz
2951 28th St., Suite 1000
Santa Monica, CA 90405
Tel:  (310) 566-1004
Fax:  (310) 566-1010


ADMINISTRATIVE AGENT


Union Bank of California, N.A.
601 Potrero Grande
Monterey Park, CA  91754
Attention: Martha R. Arreaga
Phone: (323) 720-2578
Fax: (323) 720-2780

         With a copy to:

Union Bank of California, N.A.
445 S. Figueroa Street, 10th Floor
Los Angeles, CA  90071
Attention: Gina West
Phone: (213) 236-6530
Fax:   (213) 236-7637


INSURER


Ambac Assurance Corporation
One State Street Plaza
New York, NY 10004
Attention: Risk Management, Structured Finance and Credit Derivative E-mail: sfcdsurv@ambac.com
Fax: (212) 480-3682


RATING AGENCIES


Moody's Investors Service, Inc.
99 Church Street
New York, NY  10007
Attention: CBO/CLO Monitoring
Phone:  (212) 553-4173
Fax:  (212) 553-0355

         With a copy to:

Moody's Investors Service
99 Church Street
New York, New York 10007
Attention:  Asset Backed Commercial Paper Group
Fax: 212-553-0881


Standard & Poor's Ratings Services
55 Water Street, 40th Floor
New York, NY 10041-0003
Phone: (212) 438-1000

                                                                    SCHEDULE 3

                         UCC - 1 FILING JURISDICTIONS


Delaware


Secretary of State of Delaware

                                                                    SCHEDULE 4

                               APPROVED DEALERS



938285.04-New York Server 7A - MSW       Lehman Brothers
A.G. Edwards & Sons, Inc.                Liberty Brokerage
ABN AMRO Bank                            Libra Securities
Allen & Co.                              Lincoln Partners
Amroc Investments, LLC                   M.J. Whitman, LLC
APS Financial Corporation                McDonald & Company
B. Riley & Co.                           Merrill Lynch
Bank of America                          Mesirow Financial
Bank of Montreal                         Miller Tabak & Co., LLC
Barclays Capital                         Morgan Joseph & Co.
Bear Stearns                             Morgan Stanley
BMO Nesbitt Burns                        Prudential Securities
BNP Paribas                              Raymond James
BNY Capital                              RBC Dain Rauscher
Brown Gibbons Lang & Company             Robert W. Baird & Co
Cantor Fitzgerald                        Roth Capital
Chanin Capital Partners                  Salomon Smith Barney
Chicago Corporation                      Schroder Wertheim
CIBC World Markets                       Scotia Capital Markets
CIT Group                                Seidler Companies, The
Citigroup                                SG Cowen
Citimark Partners                        Societe Generale
Commerzbank                              Spear, Leeds & Kellogg
Credit Lyonnais                          SunTrust Robinson-Humphrey Company
Credit Research & Trading                Swiss Bank Corporation
CS First Boston                          TD Securities
Delaware Bay, Inc.                       The Blackstone Group
Deutsche Bank Alex Brown                 U. S. Bancorp
First Chicago Trust Company              UBS Warburg
First Security Van Kasper                Union Bank of California
Fleet                                    Wachovia Securities
General Electric                         Wedbush Morgan
Goldman Sachs & Co.                      Wells Fargo
Hellmond & Associates                    William Blair & Company
Houlihan Lokey Howard & Zukin
Imperial Capital
Indosuez Capital
ING (Baring Furman Selz)
J.P. Morgan Chase
Jefferies & Company, Inc.
Ladenburg Thalmann
Lazard Freres & Co., LLC

The Lenders under the Credit Agreement
and their Affiliates (other than CP
Conduits)

                                                                    SCHEDULE 5


                       APPROVED INVESTMENT BANKING FIRMS



A. G. Edwards & Sons, Inc.                 Lehman Brothers
ABN AMRO Bank                              Liberty Brokerage
Allen & Co.                                Lincoln Partners
Amroc Investments                          M.J. Whitman
Bank of America                            McDonald & Company
Bank of Montreal                           Merrill Lynch
Bank One                                   Mesirow Financial
Barclays Capital                           Miller Tabak & Hirsch
Bear Stearns                               Morgan Stanley
BMO Nesbitt Burns                          Prudential Securities
Brown, Gibbons, Lang                       RBC Dain Rauscher
Cantor Fitzgerald                          Raymond James
Chanin Capital Partners                    Robert W. Baird & Co
JPMorgan Chase Manhattan                   Roth Capital
Chicago Corporation                        Solomon Smith Barney
CIBC World Markets                         Schroder Wertheim
CIT Group                                  Scotia Capital Markets
Citibank Group                             Seidler Companies SG Cowen
Citimark Partners                          Sun Trust Robinson-Humphrey Company
Credit Research & Trading                  Sutro & Co.
CS First Boston                            TD Securities
Dabney Flannigan                           The Blackstone Group
Delaware Bay, Inc.                         Union Bank of California
Deutsche Bank Alex Brown                   US Bancorp Libra
EVEREN Securities                          US Bancorp Piper Jaffray
First Security Van Kasper                  UBS Warburg
Fleet National Bank                        Wachovia Securities
Goldman Sachs & Co.                        Wasserstein Perella Securities Inc.
Grantchester Holdings                      Wedbush Morgan
Greenwich NatWest                          Wells Fargo
Gruntal                                    William Blair & Company
Hambrecht & Quist
Hellmold & Associates
Houlihan Lokey Howard & Zukin
Imperial Capital
ING (Baring Furman Selz)
Jefferies & Company, Inc.
JPMorgan Chase
Ladenburg Thalmann
Lazard Freres

The Lenders under the Credit Agreement and their Affiliates (other than CP Conduits)

                                                                    SCHEDULE 6


                           APPROVED PRICING SERVICES



Advantage Data, Inc.
Bloomberg
Bridge Information Systems, Inc.
Data Resources Inc.
Fixed Income Pricing System
Interactive Data Corp.
International Securities Market Association
JJ Kenney
KDP
Loan Pricing Corp.
Merrill Lynch Securities Pricing Service
Muller Data Corp.
Reuters (only for pricing Foreign Issuer Securities)
Societe Generale
Standard & Poor's
Telerate
Wood Gundy (only for pricing Securities issued by the Canadian federal or Canadian provincial governments)

                                                                    SCHEDULE 7


                           INDUSTRY CLASSIFICATIONS

                       MOODY'S INDUSTRY CLASSIFICATIONS


Asset Code                  Asset Description
----------                  -----------------

     1.           Aerospace and Defense

     2.           Automobiles

     3.           Banking

     4.           Beverage, Food and Tobacco

     5.           Buildings and Real Estate

     6.           Chemicals, Plastics and Rubber

     7.           Containers, Packaging and Glass

     8.           Diversified/Conglomerate Manufacturing

     9.           Diversified/Conglomerate Service

     10.          Diversified Natural Resources, Precious Metals and Minerals

     11.          Ecological

     12.          Electronics

     13.          Finance

     14.          Farming and Agriculture

     15.          Grocery

     16.          Healthcare, Education and Childcare

     17.          Home and Office Furnishings, Housewares, and Durable
                  Consumer Products

     18.          Hotels, Motels, Inns and Gaming

     19.          Insurance

     20.          Leisure and Amusement

     21.          Machinery (Non-Agriculture, Non-Construction and
                  Non-Electronic)

     22.          Mining, Steel, Iron and Non-Precious Metals

     23.          Oil and Gas

     24.          Personal and Non-Durable Consumer Products (Manufacturing
                  Only)

     25.          Personal, Food and Miscellaneous Services

     26.          Printing and Publishing

     27.          Cargo Transport

     28.          Retail Stores

     29.          Telecommunications

     30.          Textiles and Leather

     31.          Personal Transportation

     32.          Utilities

     33.          Broadcasting and Entertainment

     34.          Structured Finance Obligations

                         S&P INDUSTRY CLASSIFICATIONS


Asset Code                  Asset Description
----------                  -----------------

     1            Aerospace & Defense

     2            Air transport

     3            Automotive

     4            Beverage & Tobacco

     5            Radio & Television

     6            Brokers, Dealers & Investment houses

     7            Building & Development

     8            Business equipment & services

     9            Cable & satellite television

     10           Chemicals & plastics

     11           Clothing/textiles

     12           Conglomerates

     13           Containers & glass products

     14           Cosmetics/toiletries

     15           Drugs

     16           Ecological services & equipment

     17           Electronics/electrical

     18           Equipment leasing

     19           Farming/agriculture

     20           Financial intermediaries

     21           Food/drug retailers

     22           Food products

     23           Food service

     24           Forest products

     25           Health care

     26           Home furnishings

     27           Lodging & casinos

     28           Industrial equipment

     29           Insurance

     30           Leisure goods/activities/movies

     31           Nonferrous metals/minerals

     32           Oil & gas

     33           Publishing

     34           Rail industries

     35           Retailers (except food & drug)

     36           Steel

     37           Surface transport

     38           Telecommunications

     39           Utilities

     50           CDOs

     51           ABS Consumer

     52           ABS Commercial

     58           Manufactured Housing

     59           U.S. Agency (Explicitly Guaranteed)

     60           Monoline/FER Guaranteed

     61           Non-FER Company Guaranteed

                                                                    SCHEDULE 8

                           APPROVED COUNTERPARTIES*

A. G. Edwards & Sons, Inc.                 J.P. Morgan Chase
ABN AMRO Bank                              Jefferies & Company, Inc.
Allen & Co.                                Ladenburg Thalmann
Allied Irish Bank                          Lazard Freres
Amroc Investments                          Lehman Brothers
Bank fur Arbeit und Wirtschaft             Liberty Brokerage
Bank of America                            M.J. Whitman
Bank of New York                           McDonald & Company
Barclays Capital                           Merrill Lynch
Bear Stearns                               Mesirow Financial
BMO Nesbitt Burns                          Miller Tabak
BNP Paribas                                Morgan Stanley
Brown, Gibbons, Lang                       Raymond James
Cantor Fitzgerald                          RBC Dain Rauscher
IXIS Financial Products Inc.               Robert W. Baird & Co
Chanin Capital                             Schroder Wertheim
Chicago Corporation                        Scotia Capital Markets
CIBC World Markets                         Seaport Group
CIT Group                                  Seidler Companies
Citigroup                                  SG Cowen
Citimark Partners                          Sun Trust Robinson-Humphrey Company
Commerzbank Aktiengesellschaft             Sutro & Co.
Credit Research & Trading                  Swiss Bank Corporation
CS First Boston                            TD Securities
Delaware Bay, Inc.                         The Blackstone Group
Deutsche Bank                              UBS Warburg
Dresdner Kleinwort Wasserstein             Union Bank
EVEREN Securities                          US Bancorp Libra
First Chicago Trust Company                US Bancorp Piper Jaffray
First Security Van Kasper                  Variable Funding Capital Corp.
Goldman Sachs & Co.                        Wachovia Securities
Grantchester Holdings                      Wedbush Morgan
Greenwich NatWest                          Wells Fargo
Gruntal                                    William Blair & Company
Hellmold & Associates
Houlihan Lokey Howard & Zukin
Imperial Capital
ING


---------------------

* Each entity on this schedule, unless it is a Lender or an Affiliate of a Lender, must meet the rating requirement contained in clause (b) of the definition of "Eligible Counterparty" to be an Approved Counterparty.

                                                                    SCHEDULE 9

                     MOODY'S COLLATERAL VALUATION SCHEDULE

                                                                   SCHEDULE 10


                       S&P COLLATERAL VALUATION SCHEDULE

                                                                   SCHEDULE 11

                        APPROVED THIRD PARTY APPRAISERS


A. G. Edwards & Sons, Inc.             J.P. Morgan Chase
ABN AMRO Bank                          Jefferies & Company, Inc.
Allen & Co.                            KPMG International
Amroc Investments                      Ladenburg Thalmann
Bank of America                        Lazard Freres
Barclays Capital                       Lehman Brothers
Bear Stearns                           Liberty Brokerage
BMO Nesbitt Burns                      M.J. Whitman
Brown, Gibbons, Lang                   McDonald & Company
Cantor Fitzgerald                      Merrill Lynch
Chanin Capital                         Mesirow Financial
Citimark Partners                      Miller Tabak
Chicago Corporation                    Morgan Stanley
CIBC World Markets                     PriceWaterhouseCoopers
CIT World Markets                      Raymond James
Citigroup                              RBC Dain Rauscher Robert W. Baird & Co
Credit Research & Trading              Schroder Wertheim
CS First Boston                        Scotia Capital Markets
Dabney Flannigan                       Seidler Companies
Delaware Bay, Inc.                     Sun Trust Robinson-Humphrey Company
Deloitte & Touche                      Sutro & Co.
Deutsche Bank                          Swiss Bank Corporation
Dresdner Kleinwort Wasserstein         TD Securities
Ernst & Young                          The Blackstone Group
EVEREN Securities                      UBS Warburg
First Chicago Trust Company            Union Bank
First Security Van Kasper              US Bancorp Piper Jaffray
Goldman Sachs & Co.                    US Bancorp Libra
Grantchester Holdings                  Wachovia Securities
Greenwich NatWest                      Wedbush Morgan
Hambrecht & Quist                      Wells Fargo
Hellmold & Associates                  William Blair & Company
Houlihan Lokey Howard & Zukin
Imperial Capital

                     MOODY'S COLLATERAL VALUATION SCHEDULE

Calculation of Moody's Advance Amount; Description of Over-Collateralization
Test.

                  "Moody's Advance Rate" means, for each Moody's Asset Category, the percentage specified in the table below opposite such Moody's Asset Category:

       Moody's                  Moody's
    Asset Category           Advance Rate
----------------------- ------------------------
         A-1                     100%
         A-2                     98.5%
         A-3                     94.0%
         A-4                     84.0%
         A-5                     75.0%
         A-6                     69.0%
         B-1                     91.5%
         B-2                     90.5%
         B-3                     80.5%
         B-4                     86.5%
         B-5                     84.5%
         B-6                     67.5%
         B-7                     80.0%
         B-8                     75.5%
         B-9                     63.0%
         B-10                    56.0%
         C-1                     94.0%
         C-2                     85.5%
         C-3                     88.0%
         C-4                     78.0%
         C-5                     73.0%
         C-6                     57.0%
         D-1                     85.0%
         D-2                     79.5%
         D-3                     76.0%
         D-4                     71.5%
         D-5                     53.0%
         D-6                     49.0%
         E-1                     78.5%
         E-2                     74.0%
         E-3                     68.0%
         E-4                     65.0%
         E-5                     40.0%
         E-6                     40.0%
         F-1                     62.0%
         F-2                     59.0%
         F-3                     50.0%
         F-4                     50.0%
         F-5                     30.0%
         F-6                     30.0%
         G-1                     62.0%
         G-2                     53.0%
         G-3                     48.0%
         G-4                     35.0%
         H-1                     32.0%
         H-2                     29.0%
         H-3                     26.0%
         H-4                     22.0%
         I-1                     64.0%
         I-2                     46.0%
         I-3                     25.0%
         J-1                     25.0%
         J-2                     21.0%
         J-3                     15.0%
         J-4                     27.5%

                  "Moody's Advance Amount" means, as of any date of determination under the Over-Collateralization Test (as described in this Schedule), an amount equal to the sum of (i) the sum for all Eligible Investments (other than Warrant/Option Investments) of the product of (1) the Market Value (determined as described below) of such Eligible Investment (determined as described below) multiplied by (2) the Moody's Advance Rate for the Moody's Asset Category applicable to such Eligible Investment under the Over-Collateralization Test, (ii) the Secured Hedging Advance Amount as of such date, (iii) the Defensive Hedge Advance Amount as of such date, (iv) the Moody's Warrant/Option Advance Amount as of such date and (v) the Net Accrual Amount as of such date.

                  Notwithstanding the foregoing, for purposes of determining the Moody's Advance Amount,

        (i) the Market Value of any Unhedged Foreign Investment shall be 95% of the Market Value thereof otherwise determined in accordance with the above procedures; provided that, if the Foreign Issuer of such Unhedged Foreign Investment is from a country whose sovereign debt rating in a non-local currency is not assigned a rating of "AA" or better by S&P or "Aa2" or better by Moody's (and, if rated "Aa2" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's), the Market Value of such Unhedged Foreign Investment shall be 85% of the Market Value thereof otherwise determined in accordance with the above procedures;

        (ii) the percentage applicable above to Cash in a currency other than Dollars shall be 95% (and not 100%; provided that, if such Cash is the currency of a country whose sovereign debt rating in a non-local currency is not assigned a rating of "AA" or better by S&P or "Aa2" or better by Moody's (and, if rated "Aa2" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's), the applicable percentage shall be 85%, unless such Cash is protected against currency fluctuations as a result of Currency Hedging Transactions, in which case, the percentage applicable shall be 100%;

        (iii) the Market Value of any Structured Product Transaction shall be 95% of the Market Value thereof otherwise determined in accordance with the above procedures; and

        (iv) with respect to any Fund Investments in any Foreign Issuer from a country that becomes an Ineligible Country after the Borrower has invested in such Fund Investment (and such Fund Investment does not have a guarantor located in a currently Eligible Country), so long as such Fund Investment is not an Excluded Investment under clause (viii) of the definition thereof, the Market Value of such Fund Investment shall be 90% of the Market Value thereof otherwise determined in accordance with the above procedures.

                  "Over Collateralization Test" is a test that is satisfied as of any Business Day if (a) the Outstanding Principal Amount of Debt under the Credit Agreement and the aggregate outstanding liquidation preference of the Preferred Shares, as of such Business Day, is less than or equal to (b) the Moody's Advance Amount calculated using the Moody's Advance Rate as of such Business Day.

                  For purposes of calculating the Moody's Advance Amount, the Borrower shall assign each Fund Investment to one of the following categories (each, a "Moody's Asset Category") commencing upon the initial acquisition thereof (and, for purposes of this categorization, the Market Value Price of a Fund Investment trading at par is equal to $1.00):

                  "Asset Category A-1 Investments" means (a) Cash and (b) Cash Equivalents described in clause (vi) of the definition of such term and (c) Cash Equivalents described in clauses (i), (ii), (iii) or (iv) of the definition of such term that mature on the Business Day next following the date of acquisition thereof.

                  "Asset Category A-2 Investments" means Cash Equivalents (other than Cash in U.S. dollars, U.S. Government Securities and Cash Equivalents described in clauses (b) or (c) of the definition of Asset Category A-1 Investments) and U.S. Government Securities with maturities of less than or equal to 183 days.

                  "Asset Category A-3 Investments" means U.S. Government Securities with final maturities more than 183 days but less than or equal to two (2) years.

                  "Asset Category A-4 Investments" means U.S. Government Securities with final maturities more than two (2) years but less than or equal to ten (10) years.

                  "Asset Category A-5 Investments" means U.S. Government Securities with final maturities more than ten (10) years but less than or equal to twenty (20) years.

                  "Asset Category A-6 Investments" means U.S. Government Securities with final maturities more than twenty (20) years but less than or equal to thirty (30) years.

                  "Asset Category B-1 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.90 and (iii) are rated "Ba3" or better by Moody's.

                  "Asset Category B-2 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.90 and (iii) are rated "B1", "B2" or "B3" by Moody's.

                  "Asset Category B-3 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.90 and (iii) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

                  "Asset Category B-4 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.80 and less than $0.90 and (iii) are rated "Ba3" or better by Moody's.

                  "Asset Category B-5 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.80 and less than $0.90 and (iii) are rated "B1", "B2" or "B3" by Moody's.

                  "Asset Category B-6 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.80 and less than $0.90 and (iii) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

                  "Asset Category B-7 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.70 and less than $0.80 and (iii) are rated "Ba3" or better by Moody's.

                  "Asset Category B-8 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.70 and less than $0.80 and (iii) are rated "B1", "B2" or "B3" by Moody's.

                  "Asset Category B-9 Investments" means Bank Loans which (i) are Performing, (ii) have a Market Value Price greater than or equal to $0.70 and less than $0.80 and (iii) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

                  "Asset Category B-10 Investments" means Bank Loans which (i) are Performing and (ii) have a Market Value Price less than $0.70.

                  "Asset Category C-1 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate,
(iii) have a final maturity of five (5) years or less and (iv) are rated "Baa3" or better by Moody's.

                  "Asset Category C-2 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate,
(iii) have a final maturity of five (5) years or less and (iv) are rated "Baa3" or better by Moody's.

                  "Asset Category C-3 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate,
(iii) have a final maturity of more than five (5) years and less than or equal to ten (10) years and (iv) are rated "Baa3" or better by Moody's.

                  "Asset Category C-4 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate,
(iii) have a final maturity of more than five (5) years and less than or equal to ten (10) years and (iv) are rated "Baa3" or better by Moody's.

                  "Asset Category C-5 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate,
(iii) have a final maturity of more than ten (10) years and (iv) are rated "Baa3" or better by Moody's.

                  "Asset Category C-6 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate,
(iii) have a final maturity of more than ten (10) years and (iv) are rated "Baa3" or better by Moody's.

                  "Asset Category D-1 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate,
(iii) have a final maturity of five (5) years or less and (iv) are rated "Ba1", "Ba2" or "Ba3" by Moody's.

                  "Asset Category D-2 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate,
(iii) have a final maturity of five (5) years or less and (iv) are rated "Ba1", "Ba2" or "Ba3" by Moody's.

                  "Asset Category D-3 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate,
(iii) have a final maturity of more than five (5) years and less than or equal to ten (10) years and (iv) are rated "Ba1", "Ba2" or "Ba3" by Moody's.

                  "Asset Category D-4 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate,
(iii) have a final maturity of more than five (5) years and less than or equal to ten (10) years and (iv) are rated "Ba1", "Ba2" or "Ba3" by Moody's.

                  "Asset Category D-5 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate,
(iii) have a final maturity of more than ten (10) years and (iv) are rated "Ba1", "Ba2" or "Ba3" by Moody's.

                  "Asset Category D-6 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate,
(iii) have a final maturity of more than ten (10) years and (iv) are rated "Ba1", "Ba2" or "Ba3" by Moody's.

                  "Asset Category E-1 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate,
(iii) have a final maturity of five (5) years or less and (iv) are rated "B1", "B2" or "B3" by Moody's.

                  "Asset Category E-2 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate,
(iii) have a final maturity of five (5) years or less and (iv) are rated "B1", "B2" or "B3" by Moody's.

                  "Asset Category E-3 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate,
(iii) have a final maturity of more than five (5) years and less than or equal to ten (10) years and (iv) are rated "B1", "B2" or "B3" by Moody's.

                  "Asset Category E-4 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate,
(iii) have a final maturity of more than five (5) years and less than or equal to ten (10) years and (iv) are rated "B1", "B2" or "B3" by Moody's.

                  "Asset Category E-5 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate,
(iii) have a final maturity of more than ten (10) years and (iv) are rated "B1", "B2" or "B3" by Moody's.

                  "Asset Category E-6 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate,
(iii) have a final maturity of more than ten (10) years and (iv) are rated "B1", "B2" or "B3" by Moody's.

                  "Asset Category F-1 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate,
(iii) have a final maturity of five (5) years or less and (iv) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

                  "Asset Category F-2 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate,
(iii) have a final maturity of five (5) years or less and (iv) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

                  "Asset Category F-3 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate,
(iii) have a final maturity of more than five (5) years and less than or equal to ten (10) years and (iv) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

                  "Asset Category F-4 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate,
(iii) have a final maturity of more than five (5) years and less than or equal to ten (10) years and (iv) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

                  "Asset Category F-5 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a floating rate,
(iii) have a final maturity of more than ten (10) years and (iv) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

                  "Asset Category F-6 Investments" means High Yield Bonds and Mezzanine Investments (other than Preferred Stock) which are not convertible securities and which (i) are Performing, (ii) pay interest at a fixed rate,
(iii) have a final maturity of more than ten (10) years and (iv) are rated "Caa1" or lower by Moody's or are not rated by Moody's.

                  "Asset Category G-1 Investments" means convertible High Yield Bonds and convertible Mezzanine Investments (other than Preferred Stock) which
(i) are Performing and (ii) are rated "Baa3" or better by Moody's.

                  "Asset Category G-2 Investments" means convertible High Yield Bonds and convertible Mezzanine Investments (other than Preferred Stock) which
(i) are Performing and (ii) are rated "Ba1", "Ba2" or "Ba3" by Moody's.

                  "Asset Category G-3 Investments" means convertible High Yield Bonds and convertible Mezzanine Investments (other than Preferred Stock) which
(i) are Performing and (ii) are rated "B1", "B2" or "B3" by Moody's.

                  "Asset Category G-4 Investments" means all other convertible High Yield Bonds and convertible Mezzanine Investments (other than Preferred Stock) which are Performing.

                  "Asset Category H-1 Investments" means convertible Preferred Stock which (i) is Performing and (ii) is publicly issued Preferred Stock.

                  "Asset Category H-2 Investments" means Preferred Stock which is not convertible Preferred Stock and which (i) is Performing and (ii) is publicly issued Preferred Stock.

                  "Asset Category H-3 Investments" means convertible Preferred Stock which (i) is Performing and (ii) is privately issued Preferred Stock.

                  "Asset Category H-4 Investments" means Preferred Stock which is not convertible Preferred Stock and which (i) is Performing and (ii) is privately issued Preferred Stock.

                  "Asset Category I-1 Investments" means Bank Loans which (i) are non-Performing and (ii) have a Market Value Price greater than or equal to $0.85.

                  "Asset Category I-2 Investments" means Bank Loans which (i) are non-Performing and (ii) have a Market Value Price less than $0.85.

                  "Asset Category I-3 Investments" means High Yield Bonds and Mezzanine Investments (convertible and non-convertible) and Preferred Stock, in each case, which are non-Performing.

                  "Asset Category J-1 Investments" means Equity Securities (other than Preferred Stock) which are not Private Equity Securities.

                  "Asset Category J-2 Investments" means Private Equity Securities (other than Preferred Stock).

                  "Asset Category J-3 Investments" means CDO Debt Securities and Structured Product Transactions (other than Fully Collateralized Structured Product Transactions) and Fund Investments (other than Preferred Stock) in Mezzanine Investments not otherwise described in any of the preceding Asset Categories.

                  "Asset Category J-4 Investments" means Fund Investments in Bank Loans or High Yield Bonds not otherwise described in any of the preceding Asset Categories.

                  Rating Procedures. References herein to any rating by Moody's or S&P shall include ratings determined by such Rating Agency or in accordance with guidelines approved by such Rating Agency (including, in the case of Moody's, Moody's Rating Correlation Procedures) and shall also be deemed to include an equivalent rating in a successor rating category of Moody's or S&P, as the case may be, or if neither of Moody's or S&P is in the business of rating securities, an equivalent rating from another Rating Agency. Notwithstanding the foregoing, for so long as Moody's is in the business of rating securities, unless the Rating Agency Condition with respect to Moody's shall have been satisfied or the Fund Investment in question is issued by Moody's or any Affiliate of Moody's, the Moody's Rating Correlation Procedures shall be applied.

                  Notwithstanding any other provision contained above:

         (i) for purposes of determining whether a Fund Investment falls within a specific Moody's Asset Category, to the extent that any Fund Investment would fall in more than one of the Moody's Asset Categories, such Fund Investment shall be deemed to fall into the Moody's Asset Category with the lowest specified Moody's Advance Rate;

         (ii) Fund Investments that are CDO Debt Securities will be assigned to an Asset Category for High Yield Bonds using a rating that is (i) one rating category (i.e., three rating subcategories) below the Moody's rating, if such CDO Debt Security is rated by Moody's, and (ii) two rating categories (i.e., six rating subcategories) below the actual public S&P's rating, if such CDO Debt Security is not rated by Moody's but is publicly rated by S&P;

         (iii) any Fund Investments constituting Busted Convertible Bonds shall be deemed to fall into the Moody's Asset Category into which such Fund Investment would otherwise fall if it were not a convertible security; provided that the Market Value of any Busted Convertible Bonds shall be 95% of the Market Value thereof otherwise determined in accordance with the valuation procedures set forth herein;

         (iv) for the purpose of determining the Moody's Advance Rate applicable to a Fully Collateralized Structured Product Transaction, such Fully Collateralized Structured Product Transaction shall be deemed to fall into the Moody's Asset Category of its reference obligation; all other Structured Product Transactions shall be Moody's Asset Category J-3 Investments; for the purpose of determining the Moody's Advance Rate applicable to Investment Holding Subsidiary Securities, such Investment Holding Subsidiary Securities shall be deemed to fall into the Moody's Asset Category of the related investments held by such Investment Holding Subsidiary;

         (v) for the purpose of determining the Moody's Advance Rate applicable to Fund Investments that are Hedging and Short Sale Transactions, at any time during the 60-day time period described in clause (xiv) of the definition of Excluded Investments below, the Moody's Advance Rate will be 90% of the Moody's Advance Rate calculated for such Fund Investment pursuant to the Moody's Advance Rate table in the definition of Moody's Advance Rate above; and

         (vi) for the purpose of determining the Moody's Advance Rate applicable to Fund Investments in Bank Loan Participations at any time during the 60-day time period described in clause
                  (vii) of the definition of Excluded Investments below, the Moody's Advance Rate will be 90% of the Moody's Advance Rate, calculated for such Fund Investment pursuant to the Moody's Advance Rate table above.

Determination of Fund Investments Constituting Eligible Investments

                  "Eligible Investments" means, at any date, all Fund Investments in the Collateral on such date other than Excluded Investments.

                  "Excluded Investments" means (without duplication):

         (i) Fund Investments to the extent that they are (A) not subject to a perfected security interest (subject in priority only to any Liens permitted under the Credit Agreement) in favor of the Secured Parties Representative for its benefit and the benefit of the Lenders, the Insurer, Eligible Counterparties party to Secured Hedging Transactions and other Secured Parties (as defined in the Pledge and Intercreditor Agreement) or (B) subject to any Liens (other than Permitted Liens);

         (ii)     Excess Fund Investments;

         (iii)    Fund Investments that have been borrowed or lent;

         (iv) Fund Investments denominated in any currency (A) that is not a currency freely convertible into Dollars or (B) that is subject to any currency exchange restrictions;

         (v) Fund Investments denominated in any currency other than Dollars or Eligible Foreign Currencies, unless at the time of purchase of such Fund Investments denominated in any currency other than Dollars or Eligible Foreign Currencies, at least 100% of the Market Value of such Fund Investments is protected against currency fluctuations pursuant to Currency Hedging Transactions;

         (vi) Fund Investments in CDO Debt Securities unless the applicable agreements governing such CDO Debt Securities do not permit the issuer of such CDO Debt Securities to purchase a security issued by a Foreign Issuer from a country whose unsupported sovereign non-local currency debt obligations are not assigned a rating of "Aa2" or better by Moody's if after giving effect to such purchase more than 5% of the total funded debt and contributed equity capitalization of the issuer of such CDO Debt Securities would be invested in countries whose unsupported sovereign non-local currency debt obligations are not assigned a rating of "Aa2" or better by Moody's;

         (vii) Fund Investments in any Bank Loan Participation held by the Borrower for more than 60 consecutive days during any period while the participating entity has a long-term debt-rating of below "A3" by Moody's (unless the obligation of such participating entity is guaranteed by an entity whose long-term debt obligations are rated "A3" or better by Moody's (and, if rated "A3" by Moody's, such rating has not been placed in a credit watch with negative implications by Moody's);

         (viii) Fund Investments in any Foreign Issuer from an Ineligible Country (unless the applicable Fund Investment is unconditionally and irrevocably guaranteed by a guarantor located in a currently Eligible Country); provided, that if a country becomes an Ineligible Country after the Borrower has invested in a Fund Investment relating to such country (and such Fund Investment does not have a guarantor located in a currently Eligible Country), such Fund Investment will not be subject to this clause (viii) until such country has been an Ineligible Country for 180 consecutive days;

         (ix) Fund Investments that constitute Lender Affiliate Securities (as defined in the Credit Agreement) at the time delivered to the Secured Parties Representative pursuant to the Pledge and Intercreditor Agreement;

         (x)      Fund Investments in "catastrophe" bonds;

         (xi)     Fund Investments in Non-Credit Risk Securities;

         (xii) Fund Investments in CDO Debt Securities issued by an issuer for which the Investment Manager or any Affiliate of the Investment Manager acts as the collateral manager or investment manager or in any comparable capacity;

         (xiii) Fund Investments in securities issued by the Borrower or any Subsidiary of the Borrower (other than Investment Holding Subsidiary Securities);

         (xiv) Fund Investments in any Hedging and Short Sale Transaction held by the Borrower for more than 60 consecutive days during any period while the counterparty to such Hedging and Short Sale Transaction has a long-term debt-rating of lower than "A3" by Moody's (unless the obligations of such counterparty are guaranteed by an entity whose long-term debt rating is "A3" or higher by Moody's) (in each case, if rated "A3" by Moody's, such rating has not been placed in a credit watch with negative implications by Moody's);

         (xv)     Fund Investments in CDO Equity Securities; and

         (xvi)    Fund Investments in Interest Only Securities.

                  Excluded Investments are excluded from the calculation of the Market Value of the Collateral for purposes of the Moody's Valuation Procedures; however, the Collateral may include Excluded Investments.

Application of Portfolio Limitations

                  "Portfolio Limitations" means, at any applicable date of determination (determined without duplication):

         (i) the aggregate Market Value of Fund Investments in any single issuer in excess of 5% of Total Capitalization; provided, however, that the foregoing 5% limit will be increased, up to a maximum of 7.5% (not to include any Non-Cash Pay Instruments, any Non-Performing Instruments or any Company Investments (other than Equity Securities) that are rated "Caal" or lower by Moody's), for each of any three issuers;

         (ii) the aggregate Market Value of Fund Investments in issuers in any single Industry in excess of 15% of Total Capitalization; provided, however, that the foregoing 15% limit will be excepted, up to a maximum of 20%, for each of any two Industry classifications;

         (iii) the aggregate Market Value of Fund Investments in all Semi-Liquid Investments, Illiquid Investments and Non-Cash Pay Instruments in excess of 45% of Total Capitalization;

         (iv) the aggregate Market Value of Fund Investments in all Illiquid Investments in excess of 20% of Total Capitalization;

         (v)      the aggregate Market Value of Fund Investments consisting of
                  (a) Bank Loan Participations in excess of 20% of Total Capitalization, (b) Bank Loan Participations wherein the participating entities (or the entities guaranteeing the obligations of such participating entities) with the same rating by Moody's in excess of the applicable percentage of Total Capitalization set forth in the table below (or such greater percentage approved by the Insurer (so long as the Insurer is the Controlling Class) and the Administrative Agent and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied), and (c) Bank Loan Participations wherein the total exposure to any single participating entity is in excess of the applicable percentage of Total Capitalization set forth in the table below (or such greater percentage approved by the Insurer (so long as the Insurer is the Controlling Class) and the Administrative Agent and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied);

                   ----------------------------------------------------------
                  | Long Term Rating  |     Any Single     |    Aggregate    |
                  | of Participating  |    Participating   |   Participating |
                  |     Entities      |    Entity Limit    |  Entities Limit |
                  |                   |                    |                 |
                  |-------------------|--------------------|---------------- |
                  |        Aaa        |         7.5%       |         20.0%   |
                  |-------------------|--------------------|---------------- |
                  |        Aa1        |         7.5%       |         20.0%   |
                  |-------------------|--------------------|---------------- |
                  |        Aa2        |         7.5%       |         20.0%   |
                  |-------------------|--------------------|---------------- |
                  |        Aa3        |         7.5%       |         15.0%   |
                  |-------------------|--------------------|---------------- |
                  |         A1        |         5.0%       |         15.0%   |
                  |-------------------|--------------------|---------------- |
                  |         A2        |         2.5%       |         10.0%   |
                  |-------------------|--------------------|---------------- |
                  |        A3*        |         2.5%       |          5.0%   |
                  |-------------------|--------------------|---------------- |
                  |   Baa1 or lower   |         0.0%       |          0.0%   |
                   ----------------------------------------------------------
         ____________
         * The percentages in this row apply only if such rating is not on a credit watch with negative implications by Moody's. If such rating is on a credit watch with negative implications by Moody's, both the individual and the aggregate percentage limits shall be zero.

         (vi)     the aggregate Market Value of Fund Investments consisting of
                  (a) Hedging and Short Sale Transactions wherein the counterparties (or the entities guaranteeing the obligations of such counterparties) with the same rating by Moody's in excess of the applicable percentage of Total Capitalization set forth below (or such greater percentage approved by the Insurer (so long as the Insurer is the Controlling Class) and the Administrative Agent and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied) and (b) Hedging and Short Sale Transactions wherein the total exposure to any single counterparty is in excess of the applicable percentage of Total Capitalization set forth in the table below (or such greater percentage approved by the Insurer (so long as the Insurer is the Controlling Class) and the Administrative Agent and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied);

                   ----------------------------------------------------------
                  | Long Term Rating | Any Single | Aggregate | | of Counterparties | Counterparty | Counterparties |
                  |                   |        Limit       |      Limit      |
                  |-------------------|--------------------|---------------- |
                  |        Aaa        |         7.5%       |         20.0%   |
                  |-------------------|--------------------|---------------- |
                  |        Aa1        |         7.5%       |         20.0%   |
                  |-------------------|--------------------|---------------- |
                  |        Aa2        |         7.5%       |         20.0%   |
                  |-------------------|--------------------|---------------- |
                  |        Aa3        |         7.5%       |         15.0%   |
                  |-------------------|--------------------|---------------- |
                  |         A1        |         5.0%       |         15.0%   |
                  |-------------------|--------------------|---------------- |
                  |         A2        |         2.5%       |         10.0%   |
                  |-------------------|--------------------|---------------- |
                  |        A3*        |         2.5%       |          5.0%   |
                  |-------------------|--------------------|---------------- |
                  |   Baa1 or lower   |         0.0%       |          0.0%   |
                   ----------------------------------------------------------
         ____________
         * The percentages in this row apply only if such rating is not on a credit watch with negative implications by Moody's. If such rating is on a credit watch with negative implications by Moody's, both the individual and the aggregate percentage limits shall be zero.

         (vii) the aggregate Market Value of Fund Investments consisting of Structured Product Transactions in excess of 5% of Total Capitalization;

         (viii) the aggregate Market Value of Fund Investments consisting of Non-Performing Instruments in excess of 20% of Total Capitalization;

         (ix) the aggregate Market Value of Fund Investments consisting of convertible securities in excess of 25% of Total Capitalization;

         (x) the aggregate Market Value of Fund Investments consisting of CDO Debt Securities in excess of 5% of Total Capitalization;

         (xi) the aggregate Market Value of Fund Investments that are Preferred Stock in excess of 15% of Total Capitalization;

         (xii)    the aggregate Market Value of Fund Investments consisting of
                  (A) Private Equity Securities of any single issuer in excess of 3% of Total Capitalization; provided that the foregoing 3% limit will be increased, up to a maximum of 4%, for each of any two issuers of Private Equity Securities; provided, further, that the foregoing 4% limit will be increased, up to a maximum of 5%, for one of such two issuers of Private Equity Securities; and (B) Private Equity Securities in excess of 10% of Total Capitalization;

         (xiii) the aggregate Market Value of Fund Investments that are Asset-Backed Securities in excess of 5% of Total Capitalization;

         (xiv) the aggregate Market Value of Fund Investments that are Dollar-denominated investments (A) in Foreign Issuers domiciled in Designated Countries (other than Italy) in excess of 10% of Total Capitalization, (B) in Foreign Issuers domiciled in Italy in excess of 5% of Total Capitalization and (C) in any single Foreign Issuer domiciled in a Designated Country in excess of 5% of Total Capitalization;

         (xv) the aggregate Market Value of Fund Investments that are non-Dollar-denominated investments in excess of 10% of Total Capitalization;

         (xvi) the aggregate Market Value of Fund Investments that are Equity Securities in excess of 20% of Total Capitalization;

         (xvii) the aggregate Market Value of Fund Investments (other than Distressed Debt, Non-Performing Instruments or Equity Securities) that are rated "Caa1" or lower by Moody's in excess of 20% of Total Capitalization; and

         (xviii) the aggregate Market Value of Fund Investments that are (determined without duplication) Non-Performing Instruments, Equity Securities and Fund Investments that are rated "Caal" or lower by Moody's in excess of 50% of Total Capitalization.

                  Notwithstanding the foregoing:

         (A) in the event that a Fund Investment is reclassified after its acquisition by the Borrower, for purposes of calculating the Moody's Advance Amount, the exclusions described above in clauses (iii) and (iv), that would otherwise become applicable following such reclassification will not apply to assets owned by the Borrower (or which the Borrower had committed to purchase) on or prior to the date of such reclassification until 30 days after such reclassification but shall apply (on a pro forma basis giving effect to such reclassification for all Fund Investments) to any asset acquired by the Borrower after the date of such reclassification which the Borrower had not committed to purchase on or prior to the date of such reclassification;

         (B) for purposes of clause (i) above, a Related Person of any Person shall be considered the same "issuer" as such Person unless such Person is a bankruptcy remote entity; and

         (C) under no circumstances shall any Cash, Cash Equivalent or U.S. Government Securities be excluded from Eligible Investments based upon the Portfolio Limitations set forth above.

Determination of the Market Value of Fund Investments

                  The Borrower shall calculate the Market Value (i) of each Fund Investment that is not an Unquoted Investment on a weekly basis as of the Determination Date for each calendar week and (ii) of each Fund Investment that is an Unquoted Investment as set forth in the definition of "Market Value" below.

                  "Market Value" means

         (a)      with respect to Cash, the current balance thereof;

         (b) with respect to any Cash Equivalent (x) of the type described in clause (ii) of the definition thereof (excluding banker's acceptances), the current balance thereof, (y) of a type described in clause (iii) of the definition thereof (and banker's acceptances described in clause (ii) thereof), the original purchase price thereof, and (z) of a type described in clause (v) of the definition thereof, the aggregate current net value thereof;

         (c) with respect to any Fund Investment (other than Structured Product Transactions, Unquoted Investments, Cash and Cash Equivalents described in clause (b) above) at any date, an amount determined by the Borrower that is not in excess of the product of (x) the Market Value Price for each unit of such Fund Investment on such date (and, with respect to any Securities which have an amortizing principal amount, the then current factor related thereto, if applicable) times (y) the number of units of such Fund Investment held by the Borrower; and

         (d) with respect to any Fund Investment other than Cash and Cash Equivalents which is an Unquoted Investment at any date, the value thereof most recently determined by the Borrower in accordance with the procedures described below;

         provided, however, (x) for purposes of making such determinations,

                  (1) the frequency of determination of the Market Value of any Illiquid Investment will be at least quarterly as of each Quarterly Date and, except as otherwise provided in the following clauses, the frequency of determination of the Market Value of any Semi-Liquid Investment will be at least monthly as of the last Business Day of each calendar month;

                  (2) for Semi-Liquid Investment positions with a Market Value of $15 million or greater but less than $30 million (and all positions subject to this clause
                           (x)(2) by reason of clause (y) below), a quotation from an Approved Investment Banking Firm or an Approved Third-Party Appraisal at least monthly;

                  (3) for Semi-Liquid Investment positions with a Market Value of $30 million or greater, a quotation from an Approved Investment Banking Firm or an Approved Third-Party Appraisal at least monthly and an Approved Third-Party Appraisal at least quarterly; and

                  (4) for Illiquid Investment positions with a Market Value of $15 million or greater (and all positions subject to this clause (x)(4) by reason of clause
                           (y) below) an Approved Third-Party Appraisal at least quarterly;

         (y) notwithstanding the foregoing, the aggregate Market Value of all Unquoted Investment positions whose value is determined by the Borrower without relying on the methodology set forth in subclauses (2), (3) or (4) of clause (x) above (it being understood that such methodology may be used for Unquoted Investments with Market Values below the thresholds set forth in such subclauses) may not exceed 5% of Total Capitalization and all such Unquoted Investment positions (i.e., those in excess of such limit and as selected by the Borrower) will be subject to subclauses (2) or (4) of clause (x) above depending upon whether any such Unquoted Investment is a Semi-Liquid Investment or an Illiquid Investment; and

         (z) in no event will the Market Value of any Unquoted Investment exceed the lesser of (1) any quotation or appraisal obtained as provided in clauses (x) or (y) above and (2) the value most recently determined by the Borrower.

                  Notwithstanding the foregoing, if the Investment Manager shall on any day actually determine that (i) the Market Value of any Semi-Liquid Investment determined as of the last Business Day of the preceding calendar month or (ii) the Market Value of any Illiquid Investment determined as of the last Quarterly Date has decreased since such last Business Day of the preceding calendar month or last Quarterly Date, the Market Value of such Fund Investment shall be such decreased value, and if the Investment Manager subsequently actually determines on any day prior to the next determination of its Market Value that the value of such Fund Investment has further decreased, the Market Value of such Fund Investment shall be such decreased value. If, on the other hand, the Investment Manager shall subsequently actually determine that the value of such Fund Investment has increased, the Market Value of such Fund Investment shall be such increased value; provided that in no event shall the Market Value of any such Fund Investment whose value is so increased be greater than the Market Value of such Fund Investment previously determined as of the last Business Day of the preceding calendar month (in the case of Semi-Liquid Investments) or as of the last Quarterly Date (in the case of Illiquid Investments). It is expressly understood that the Investment Manager shall have no duty whatsoever to specifically monitor or otherwise investigate any value changes described in this paragraph.

                  Prior to the first available quotation or appraisal of any Unquoted Investment obtained as provided above, the Market Value of such Unquoted Investment will be the lower of the value thereof as most recently determined by the Borrower and cost. In the event that the Borrower elects in its discretion to book, for purposes of its own financial accounting records, any Unquoted Investment at a value lower than that which would require a valuation by an Approved Investment Banking Firm or an Approved Third-Party Appraisal, as the case may be, then the Market Value of such Unquoted Investment shall be such lower value used by the Borrower for purposes of its own financial accounting records.

                  Notwithstanding the foregoing, the Market Value of any Structured Product Transaction at any date will be equal to the net settlement amount, if any, that the Borrower would receive if such Structured Product Transaction was terminated or liquidated early in accordance with its terms on such date as determined by the Borrower.

                  The Market Value of any CDO Debt Security shall be based upon a quotation from an Approved Investment Banking Firm or an Approved Third-Party Appraisal.

                  The Market Value of any Defensive Hedge Transaction where the related Fund Investment is part of the Collateral shall be the amount, as determined by the Borrower, by which the Protected Market Value with respect to such Fund Investment exceeds the product of the Market Value of the Fund Investment (or, if less, the portion thereof that is an Eligible Investment), as otherwise determined in accordance with these procedures, and the applicable Advance Rate for such Fund Investment. The Market Value of any Defensive Hedge Transaction where the Fund Investment is not part of the Collateral shall be the Protected Market Value with respect to such Fund Investment.

                  For purposes of the definition of Market Value, (i) accrued interest on any interest-bearing Eligible Investment shall be excluded in the determination of Market Value by the party making such determination and (ii) the Market Value of all non-Dollar Fund Investments shall be converted into Dollars at the then current spot rate (after taking into account the effect of any Currency Hedging Transactions with respect to such Fund Investment).

                  "Market Value Price" means with respect to any Fund Investment (other than Cash, Structured Product Transactions and Unquoted Investments) at any date, the price for each unit of such Fund Investment at such date obtained from an Approved Source, including any of (a) in the case of an Approved Exchange, the closing price as of the most recent Determination Date on such Approved Exchange, or if such Approved Exchange is NASDAQ, the closing bid price at such date (or if such Approved Exchange is closed for business at such date, then the most recent available closing price or closing bid price, as the case may be), provided that bonds may not be priced based upon the price on an Approved Exchange pursuant to this clause (a), (i) prior to the termination (without replacement) of the Credit Agreement, without the consent of the Administrative Agent and the Insurer (so long as the Insurer is the Controlling Class) and (ii) after termination (without replacement) of the Credit Agreement, without the consent of the Insurer, (b) the average of the bid prices at such date quoted by two Approved Dealers, or (c) the price obtained at such date from an Approved Pricing Service.

                  For the purpose of this Schedule, any calculation or other determination required to be made by the Borrower shall be made by the Investment Manager on behalf of the Borrower, subject to the provisions of the Investment Management Agreement.

Certain Definitions

                  The following are definitions of certain terms used in this Schedule and elsewhere in the Credit Agreement. Terms used in this Schedule and not defined below have the meanings given them elsewhere in this Schedule or in the Credit Agreement.

                  "Advance Rate" means the Moody's Advance Rate.

                  "Approved Counterparty" means (i) any Lender or Affiliate of any Lender or the Insurer, (ii) any financial institutions, banks or investment banking firms having a long term rating of at least "A1" by Moody's and a short term rating of at least "P-1" by Moody's (and, if rated "A1" or "P-1" by Moody's, then such rating has not been placed on a credit watch with negative implications by Moody's) or (iii) any counterparty set forth in the Credit Agreement (or any successor to any such listed counterparty) or any other counterparty designated by the Borrower in writing and approved by the Administrative Agent and the Insurer (so long as the Insurer is the Controlling Class) in their reasonable discretion and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied.

                  "Approved Dealer" means (a) in the case of any Fund Investment that is not a U.S. Government Security, any bank or broker-dealer set forth in the Credit Agreement (or any successor to any such listed bank or broker-dealer) or any other bank or broker-dealer designated by the Borrower in writing and approved by the Administrative Agent and the Insurer (so long as the Insurer is the Controlling Class) in their reasonable discretion and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied and (b) in the case of a U.S. Government Security, any primary dealer in U.S. Government Securities, as reported by the Federal Reserve Board, which as of the date hereof maintains a website at http://www.ny.frb.org.

                  "Approved Exchange" means, with respect to any Security, any major securities or options exchange, the NASDAQ or any other exchange or quotation system providing regularly published securities prices designated by the Borrower in writing and approved by the Administrative Agent and the Insurer (so long as the Insurer is the Controlling Class) in their reasonable discretion and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied.

                  "Approved Investment Banking Firm" means any investment banking firm set forth in the Credit Agreement (or any successor to any such listed investment banking firm), including any investment banking firm designated by the Borrower in writing and approved by the Administrative Agent and the Insurer (so long as the Insurer is the Controlling Class) in their reasonable discretion and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied.

                  "Approved Pricing Service" means a pricing or quotation service set forth in the Credit Agreement (or any successor to any such listed pricing service) or any other pricing or quotation service designated by the Borrower in writing and approved by the Administrative Agent and the Insurer (so long as the Insurer is the Controlling Class) in their reasonable discretion and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied.

                  "Approved Source" means any of (i) two Approved Dealers, (ii) an Approved Exchange or (iii) an Approved Pricing Service, provided, that, for purposes of the Over-Collateralization Test, a Bank Loan, High Yield Bond or Mezzanine Investment which is a Fund Investment shall be considered "quoted" or "priced" by an Approved Source only if, in the reasonable judgment of the Borrower, such Approved Source will continue to provide quotations with respect to such Bank Loan, High Yield Bond or Mezzanine Investment on an on-going basis in the ordinary course of its business as a pricing service or dealer, as the case may be.

                  "Approved Third-Party Appraisal" means an appraisal by an Approved Third-Party Appraiser.

                  "Approved Third-Party Appraiser" means a third-party appraiser that is not an Affiliate of either the Borrower or the Investment Manager (or subject to an agreement to become such an Affiliate) which is set forth in the Credit Agreement (or any successor to any such listed appraiser) or any other such appraiser designated by the Borrower in writing and approved by the Administrative Agent and the Insurer (so long as the Insurer is the Controlling Class) in their reasonable discretion and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied.

                  "Asset-Backed Security" means any fixed income Security that is (i) backed by and paid primarily from the proceeds (or payments or proceeds of a disposition) of Eligible Assets, and (ii) issued in a transaction structured to (A) isolate the Security and the Eligible Assets backing the Security from the credit risk of the sponsor of the transaction and (B) result in the creditworthiness of such Security being primarily dependent upon (x) the creditworthiness of the Eligible Assets backing such Security and (y) any credit support provided with respect to the creditworthiness of such Eligible Assets; provided, however, that in no event shall an "Asset-Backed Security" include any of the following: (a) a Security issued to provide debtor-in-possession financing, (b) a Security issued in connection with a receivables financing, an equipment trust certificate or similar Security, (c) an Equity Security (including an Equity Security that is characterized as a note), (d) a Structured Product Transaction, (e) a CDO Debt Security or (f) a Defensive Hedge Transaction.

                  "Available Commitment" means the greater of (1) the amount equal to (a) Contributed Company Capital plus aggregate undistributed net income of the Borrower (as determined quarterly in accordance with GAAP and set forth in the Borrower's financial statements) minus net loss of the Borrower (determined quarterly in accordance with GAAP and set forth in the Borrower's financial statements), in each case excluding any reduction in Company Equity as a result of placement or structuring fees and organizational expenditures minus (b) the aggregate outstanding liquidation preference of the Preferred Shares and (2) that portion of the Facility Commitment that may be outstanding when the ratio of (x) the Outstanding Principal Amount of the Loans to (y) the Facility Commitment is equal to the ratio of (A) the Contributed Company Capital to (B) the Equity Capital Commitments.

                  "Bank Loan Participation" means a Bank Loan in the form of a participation.

                  "Bank Loans" means direct purchases of, assignments of, participations in and other interests in senior debt (including term loans, revolving credit lines and other similar loans and investments).

                  "Borrowing Base Deficiency" means the excess of the sum of
(a) the Outstanding Principal Amount of the Debt under the Credit Agreement and
(b) the aggregate outstanding liquidity preference of the Preferred Shares over the Senior Advance Amount.

                  "Busted Convertible Bond" means any convertible bond that, in the Borrower's determination, trades like a fixed income investment and has a negligible option value.

                  "Capital Stock" of any Person means shares, equity interests (including limited partnership interests and limited liability company interests), participations or other equivalents (however designated) of corporate stock of such Person.

                  "Cash" means any immediately available funds in U.S. dollars or any currency other than U.S. dollars which is a freely convertible currency (including amounts held in the Custodial Account or on deposit with the Custodian pursuant to "sweep" arrangements linked to the Custodial Account).

                  "Cash Equivalents" means investments (other than Cash) that are one or more of the following obligations or Securities (including investments for which the Preferred Shares Auction Agent, the agents under the Credit Agreement or any of their respective Affiliates provide services):

     (i)      U.S. Government Securities;

     (ii) certificates of deposit of, banker's acceptances issued by or money market accounts in any depository institution or trust company (including the Preferred Shares Auction Agent, the agents under the Credit Agreement or any of their respective Affiliates) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal and/or state banking authorities, so long as the deposits offered by such depository institution or trust company at the time of such investment are rated and have a rating of at least "P-1" if rated by Moody's or "A-1+" if rated by S&P (and, if rated "P-1" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's) (or, in the case of the principal depository institution in a holding company system whose deposits are not so rated, the long term debt obligations of such holding company are rated and such rating is at least "A1" if rated by Moody's and "A+" if rated by S&P (or, if rated "A1 by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's));

     (iii) commercial paper issued by any depository institution or trust company (including the Preferred Shares Auction Agent, the agents under the Credit Agreement or any of their respective Affiliates) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal and/or state banking authorities, or any corporation incorporated under the laws of the United States of America or any state thereof, so long as the commercial paper of such issuer is rated and has at the time of such investment a short term rating of at least "P-1" if rated by Moody's or "A-1" if rated by S&P (and, if rated "P-1" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's);

     (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof the obligations of which at the time of such investment are rated and that have a credit rating of at least "P-1" if rated by Moody's and "A-1" if rated by S&P (and, if rated "P-1" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's) either at the time of such investment or the making of a contractual commitment providing for such investment;

     (v) shares of any money market fund or similar investment vehicle (including such funds or vehicles for which the Preferred Shares Auction Agent, the agents under the Credit Agreement or any of their respective Affiliates is investment manager or advisor), so long as such money market fund is rated and has at the time of such investment a short-term rating of at least "Aaa" and "MR1+" if rated by Moody's and "AAA" if rated by S&P (and, if rated "Aaa" and "MR1+" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's);

     (vi) unleveraged overnight repurchase obligations on customary terms with respect to investments described in clauses (i) through (v) above entered into with a depository institution, trust company or corporation of the type described in clause (iii) above or a Subsidiary of any such depository institution, trust company or corporation if such depository institution, trust company or corporation also has a rating of at least "A1" and "P-1" if rated by Moody's or "A+" if rated by S&P (and, if rated "A1" and "P-1" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's); and

     (vii) preferred shares rated in the highest investment rating category by Moody's and S&P or otherwise with respect to which the Rating Agency Condition is satisfied;

provided, that: (i) in no event shall Cash Equivalents include any obligation that provides for the payment of interest alone; (ii) Cash Equivalents referred to in clauses (ii) and (iii) above shall mature within 183 days of issuance;
(iii) if any of Moody's or S&P changes its rating system, then any ratings included in this definition shall be deemed to be an equivalent rating in a successor rating category of Moody's or S&P, as the case may be; (iv) if any of Moody's or S&P is not in the business of rating securities, then any ratings included in this definition shall be deemed to be an equivalent rating from another Rating Agency; (v) Cash Equivalents (other than U.S. Government Securities or money market funds maintained by the Custodian) shall not include any such investment of more than $100 million in any single issuer; (vi) in no event shall Cash Equivalents include any obligation that is not denominated in Dollars or Eligible Foreign Currencies; and (vii) none of the foregoing obligations or securities will constitute Cash Equivalents (A) if all, or substantially all, of the remaining amounts payable thereunder will consist of interest and not principal payments, or (B) if such security has an assigned rating from S&P with an "r" or "t" subscript, or (C) if such security is a mortgage-backed security or (D) if such security is an inverse floater security.

                  "CDO Debt Securities" means any Securities that entitle the holders thereof to receive payments that depend primarily on cash flow from, or proceeds upon the sale of a pool of Securities serving as collateral for such Securities; provided that if more than one class or other similar designation of such Securities receive payments that depend primarily on cash flow from all or substantially all of the underlying collateral Securities, then the class or other similar designation the payment of which is most deeply subordinated (other than any class or other similar designation constituting only nominal capital) and any class or other similar designation that, as indicated in any relevant offering documentation, is stated to be at least reasonably likely to be treated as equity for U.S. Federal income tax purposes will be excluded from "CDO Debt Securities"; provided, further that (x) CDO Debt Securities shall not include any Structured Product Transaction and (y) CDO Debt Securities shall only include CDO Debt Securities issued in a "cash-flow" or "market value" collateralized debt obligation transactions.

                  "CDO Equity Securities" means any Securities (other than CDO Debt Securities) that entitle the holders thereof to receive payments that depend primarily on cash flow from, or proceeds upon sale of a pool of Securities serving as collateral for such Securities (whether or not such Securities have been rated by a nationally recognized statistical rating organization); provided that CDO Equity Securities shall not include any Structured Product Transaction.

                  "Contributed Company Capital" means, at any date, the aggregate gross amount of Cash contributed as equity capital (excluding, for the avoidance of doubt, the Preferred Shares) to the Borrower by the holders of the Common Shares on or prior to such date (without regard to any other changes in Company Equity).

                  "Currency Hedging Transaction" means (i) any Swap Transaction entered into by the Borrower with an Eligible Counterparty intended to convert any payment on a Debt or other obligation of the Borrower or any Company Investment denominated in one currency to another currency or to protect against fluctuations in the exchange rate of a currency in which a payment to be made or received by the Borrower is denominated and (ii) any Swap Transaction entered into by the Borrower intended to convert any payment on a Debt or other obligation of the Borrower or any Company Investment denominated in one currency to another currency or to protect against fluctuations in the exchange rate of a currency in which a payment to be made or received by the Borrower is denominated and pursuant to which the Borrower has no on-going payment obligations.

                  "Defensive Hedge Advance Amount" means, as of any date of determination, 98% of the aggregate Market Value of all Defensive Hedge Transactions; provided, however, that the Defensive Hedge Advance Amount shall in no event exceed an amount equal to (x) 20% of the Total Capitalization as of such date of determination less (y) the sum of the aggregate Market Value as of such date of determination of all Fund Investments in Bank Loan Participations and Structured Product Transactions and, if the Secured Hedging Advance Amount is positive, the Secured Hedging Advance Amount.

                  "Defensive Hedge Transaction" means a Hedging and Short Sale Transaction between the Borrower and an Eligible Counterparty intended to protect the Borrower against fluctuations in the market value of a Fund Investment and pursuant to which (i) the Eligible Counterparty has agreed for a period of time, at the direction of the Borrower, to (a) purchase the Fund Investment at an agreed strike price or (b) pay to the Borrower, at the Borrower's election, an amount by which an agreed strike price exceeds the current price of the Fund Investment; (ii) the Eligible Counterparty does not have recourse to the Collateral or the Borrower for any amounts owing to such counterparty thereunder; and (iii) the Borrower may (a) pay a fee to the Eligible Counterparty in connection with the transaction, (b) remove the Fund Investment from the Custodial Account (whereby it is no longer part of the Collateral) and pledge the Fund Investment to the counterparty as security for its obligations to the Eligible Counterparty and (c) agree to deliver the Fund Investment to the Eligible Counterparty in satisfaction of all of its obligations to the Eligible Counterparty in connection with the transaction.

                  "Designated Country" means (i) each of Canada, Great Britain, Australia, Denmark, New Zealand, Sweden, Switzerland, Luxembourg, The Netherlands and any G-7 nation and (ii) each other country identified by the Borrower from time to time and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied.

                  "Determination Date" means (a) with respect to any regularly scheduled Valuation Statement prepared pursuant to the Credit Agreement or the Operating Agreement and any other Preferred Shares document, the related Reporting Date, (b) for the purpose of determining the Market Value Price of a Fund Investment at any date when the Borrower is in compliance, or reasonably believes it is in compliance, with the covenants relating to the Over-Collateralization Test, the last Business Day of the preceding calendar week ending prior to such date and (c) for the purpose of determining the Market Value Price of a Fund Investment at any date when the Borrower is not, or reasonably believes that it is not, in compliance with any covenant relating to the Over-Collateralization Test, the date on which the most current pricing information with respect to such Fund Investment is reasonably available.

                  "Distressed Debt" means debt Securities and Bank Loans which are, in the Investment Manager's reasonable business judgment, impaired in fundamental ways due to credit, liquidity, interest rate or other issues, which may not be performing or may be in default, and which are generally trading at a substantial discount to par.

                  "Eligible Assets" means financial assets, either fixed or revolving, that by their terms convert into cash within a finite time period plus any rights or other assets designed to assure the servicing or timely distribution of proceeds to security holders.

                  "Eligible Counterparty" means, with respect to any Hedging and Short Sale Transaction, (a) any Approved Counterparty or (b) any Person (i)
(x) in the case of a Currency Hedging Transaction, having a long term rating of at least "Aa3" by Moody's and a short term rating of at least "P-1" by Moody's (and, if rated "Aa3" or "P-1" by Moody's, then such rating has not been placed on a credit watch with negative implications by Moody's) and (y) in all other cases, having a long term rating of at least "A1" by Moody's and a short term rating of at least "P-1" by Moody's (and, if rated "A1" or "P-1" by Moody's, then such rating has not been placed on a credit watch with negative implications by Moody's), (ii) if no short term rating is available, (x) in the case of a Currency Hedging Transaction, having a long term rating of "Aa2" or better by Moody's (and, if rated "Aa2" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's) and (y) all other cases, having a long term rating of "Aa3" or better by Moody's (and, if rated "Aa3" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's) or (iii) whose obligations in respect of all Hedging and Short Sale Transactions entered into with the Borrower are absolutely and unconditionally guaranteed by an Affiliate of such Person having
(x) (A) in the case of a Currency Hedging Transaction, having a long term rating of at least "Aa3" by Moody's and a short term rating of at least "P-1" by Moody's (and, if rated "Aa3" or "P-1" by Moody's, then such rating has not been placed on a credit watch with negative implications by Moody's) and (B) in all other cases, having a long term rating of at least "A1" by Moody's and a short term rating of at least "P-1" by Moody's (and, if rated "A1" or "P-1" by Moody's, then such rating has not been placed on a credit watch with negative implications by Moody's) or (y) if no short term rating is available, (A) in the case of a Currency Hedging Transaction, having a long term rating of "Aa2" or better by Moody's (and, if rated "Aa2" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's) and (B) in all other cases, having a long term rating of "Aa3" or better by Moody's (and, if rated "Aa3" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's); provided that with respect to any counterparty with which the Borrower has entered into a Hedging and Short Sale Transaction, such counterparty that would qualify as an "Eligible Counterparty" pursuant to clause (b) above but for the fact that such counterparty had suffered a ratings downgrade shall be deemed to be an "Eligible Counterparty" for thirty 30 days after the day it would otherwise have ceased to qualify as an Eligible Counterparty.

                  "Eligible Country" means each country (i) whose unsupported sovereign debt obligations are rated "Aa1" or better by Moody's (and, if rated "Aa1" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's) or (ii) that is a Designated Country whose unsupported sovereign debt obligations are rated "A3" or better by Moody's (and, if rated "A3" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's).

                  "Eligible Foreign Currencies" means (i) Australian Dollars, Canadian Dollars, Pounds Sterling, Euros, Swedish Kroner, Danish Kroner and Norwegian Kroner and (ii) each other currency identified by the Borrower from time to time and confirmed in writing as acceptable by the Administrative Agent and, so long as the Insurer is the Controlling Class, the Insurer and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied.

                  "Eligible Investments" has the meaning assigned to such term in this Schedule under "Determination of Fund Investments Constituting Eligible Investments."

                  "Equity Securities" means equity securities (including, for the avoidance of doubt, Private Equity Securities) that will generally consist of common or preferred stock of small to medium capitalization companies that have either (i) undergone leveraged buyouts or recapitalizations, yet are still substantially leveraged, or (ii) been burdened by complex legal, financial or ownership issues and are selling at a discount to the underlying asset or business value.

                  "Excess Fund Investments" means any Fund Investments or portion thereof having a Market Value in excess of the percentages of Total Capitalization set forth in the definition of Portfolio Limitations (in each case determined by the Borrower using the most recent Market Value for the applicable Fund Investments).

                  "Excluded Investments" has the meaning assigned to such term in this Schedule under "Determination of Fund Investments Constituting Eligible Investments."

                  "Foreign Issuer" means any issuer of a Fund Investment that is incorporated or otherwise formed or organized outside the United States unless such Fund Investment is irrevocably and unconditionally guaranteed by any United States corporation, company, trust or other business entity; provided, however, that none of the following shall be a Foreign Issuer: (i) an offshore holding company issuer whose operating subsidiaries principally do business, and hold their assets, in the United States, (ii) a Hedging SPE, or
(iii) an issuer of a CDO Debt Security.

                  "Fully Collateralized Structured Product Transaction" means a Structured Product Transaction relating to a single Bank Loan or High Yield Bond pursuant to which the Borrower is required to pledge collateral in an amount that is not less than 100% of the notional amount of such transaction.

                  "Fund Investments" means all Cash, Cash Equivalents, Bank Loans, Securities and Structured Product Transactions owned by the Borrower. Fund Investments which the Borrower has contracted to purchase shall not be deemed for purposes of the Credit Agreement to be owned by the Borrower until settlement of such purchase and Fund Investments which the Borrower has contracted to sell shall not cease to be Fund Investments for purposes of the Credit Agreement until settlement of such sale.

                  "Hedging and Short Sale Transaction" means any transaction permitted under Section 6.2.18 of the Credit Agreement and entered into by the Borrower or a Hedging SPE with an Eligible Counterparty that is (i) a Swap Transaction; (ii) an Interest Rate Hedging Transaction; (iii) a Currency Hedging Transaction; (iv) a transaction under which the Borrower or such Hedging SPE borrows a Bank Loan or Security and sells or otherwise disposes of such or any substantially similar Bank Loan or Security prior to the date on which the same must be returned to the lender thereof (and commonly known as a "short sale"), (v) a Securities Lending Transaction; (vi) a credit derivative transaction or repurchase agreement; (vii) an obligation to enter into any of the foregoing; or (viii) any combination of any of the foregoing.

                  "Hedging SPEs" means entities which have bankruptcy-remote special purpose provisions in their organizational documents and which are Subsidiaries of the Borrower organized for the purpose of (i) holding and acquiring investments similar to Fund Investments, (ii) incurring indebtedness on a secured or unsecured basis, (iii) entering into Hedging and Short Sale Transactions and (iv) engaging in any other activity incidental, necessary, ancillary or appropriate to the foregoing.

                  "High Yield Bonds" means debt Securities (including convertible debt Securities) that are generally rated below "Baa3" by Moody's,
(a) which are issued pursuant to a public registration, Rule 144A or as a private placement and (b) which are not Cash Equivalents, Bank Loans, Mezzanine Investments or CDO Debt Securities.

                  "Illiquid Investments" means (a) Unquoted Investments that do not qualify as Semi-Liquid Investments; and (b) CDO Debt Securities that are either (A) not rated "Baa3" or better by Moody's or (B) rated "Baa3" and placed on a credit watch with negative implication by Moody's.

                  "Industry" means any industry category listed in Schedule 7 or any other such industry category designated by the Borrower in writing and approved by the Administrative Agent and the Insurer (so long as the Insurer is the Controlling Class) in their reasonable discretion and with respect to which the Rating Agency Condition with respect to Moody's has been satisfied.

                  "Ineligible Country" means any country other than the United States or an Eligible Country.

                  "Interest Only Security" means any security that by its terms provides for periodic payments of interest and does not provide for the repayment of a stated principal amount.

                  "Interest Rate Hedging Transaction" means (i) any Swap Transaction entered into by the Borrower with an Eligible Counterparty intended to protect the Borrower against changes in the floating rate of interest payable on all or a portion of any Debt or other obligation of the Borrower or its subsidiaries or on any Fund Investment or to protect against fluctuations in interest rates, or (ii) any Swap Transaction or repurchase agreement entered into by the Borrower, in each case with an Eligible Counterparty, intended to protect against changes in the market value of any Fund Investment resulting from fluctuations in interest rates.

                   "Investment Holding Subsidiaries" means entities which are wholly owned Subsidiaries of the Borrower organized for the purpose of (i) facilitating the acquisition, holding and disposition of investments that would otherwise qualify as Fund Investments and in cases where the Investment Manager has reasonably determined that it would be substantially disadvantageous for the Borrower to directly acquire or hold such a Fund Investment and (ii) engaging in any other activity incidental, necessary, ancillary or appropriate to the foregoing.

                  "Investment Holding Subsidiary Securities" means equity securities issued by any Investment Holding Subsidiary to the Borrower.

                  "Market Value" has the meaning assigned to such terms in this Schedule under "Determination of Market Value of Fund Investments."

                  "Market Value Price" has the meaning assigned to such term in this Schedule under "Determination of Market Value of Fund Investments."

                  "Mezzanine Investments" means (i) debt Securities or other obligations of an issuer (including convertible debt Securities and obligations) that (A) are subordinated to other debt of such issuer and (B) may be issued with equity participation features such as convertibility, senior equity securities, common stock or warrants or (ii) Preferred Stock issued in connection with management buyouts, acquisitions, refinancings, recapitalizations and later stage growth capital financings.

                  "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

                  "Moody's Rating Correlation Procedures" means the following procedures, which shall be applied to any Fund Investment for which an Assigned Moody's Rating is not otherwise required and does not have an Assigned Moody's
Rating:

     (i) if another security or obligation of the same issuer has an Assigned Moody's Rating, then the applicable rating of such Fund Investment shall be determined as follows: (a) if there is an Assigned Moody's Rating of a security of the issuer of the same priority, then the rating of such Fund Investment shall be such rating; (b) if the Assigned Moody's Rating is on a senior unsecured obligation of the issuer, then the applicable rating of such Fund Investment (1) shall be one subcategory above such Assigned Moody's Rating, if such Fund Investment is a senior secured obligation of the issuer, with a rating of "Aaa" remaining the same; (2) shall be two subcategories below such Assigned Moody's Rating, if such rating is "B1" or higher and if such Fund Investment is a subordinated obligation of the issuer,
              (3) shall be one subcategory below such Assigned Moody's Rating if such rating is between "B2" and "Ca," inclusive, and if such Fund Investment is a subordinated obligation of the issuer; and
              (4) otherwise shall be "C" if such Fund Investment is a subordinated obligation of the issuer; (c) if the Assigned Moody's Rating is on a subordinated obligation of the issuer and if such Fund Investment is a senior secured obligation of the issuer, then the applicable rating of such Fund Investment (1) shall be one subcategory above such Assigned Moody's Rating if such rating is "Baa3" or higher, (2) shall be two subcategories above such Assigned Moody's Rating if such rating is "B2" or higher, but lower than "Baa3," (3) shall be one subcategory above such Assigned Moody's Rating if such rating is "B3" and (4) otherwise shall equal such rating; (d) if there is an Assigned Moody's Rating on a subordinated obligation of the issuer and if such Fund Investment is a senior unsecured obligation of the issuer, then the applicable rating of such Fund Investment (1) shall be one subcategory above such Assigned Moody's Rating if such rating is "B3" or higher and (2) otherwise shall equal such rating; and (e) if the Assigned Moody's Rating is on a senior secured obligation of the issuer, then the applicable rating of such Fund Investment (1) shall be one subcategory below such Assigned Moody's Rating if such rating is "Ca" or higher and such Fund Investment is a senior unsecured obligation of the issuer;
              (2) shall be two subcategories below such Assigned Moody's Rating if such rating is "Caa2" or higher and such Fund Investment is a subordinated obligation of the issuer; and (3) otherwise shall be "C"; and

     (ii) if no other security or obligation of the same issuer has an Assigned Moody's Rating, the applicable ratings of such Fund Investment shall be determined using any one of the methods below:

              A. (1) if such Fund Investment has an Assigned S&P Rating, then the applicable rating of such Fund Investment will be (a) one subcategory below the Moody's equivalent of the Assigned S&P Rating if such Fund Investment is rated "BBB-" or higher by S&P; and (b) two subcategories below the Moody's equivalent of the Assigned S&P Rating if such Fund Investment is rated "BB+" or lower by S&P; and

                  (2) if such Fund Investment does not have an Assigned S&P Rating but another security or obligation of the issuer has an Assigned S&P Rating ("parallel security"), then the Borrower may elect (x) to apply the Moody's equivalent of the rating of such parallel security determined in accordance with the methodology set forth in subclause (1) above, in which case, the applicable rating of such Fund Investment will be determined in accordance with the methodology set forth in clause (i) above (for such purpose treating the parallel security as if it had an Assigned Moody's Rating with the rating determined pursuant to this subclause (2)) or
                  (y) to present such Fund Investment to Moody's for an estimate of such Fund Investment's rating factor as provided in clause B below;

              B. if such Fund Investment does not have an Assigned Moody's Rating or Assigned S&P Rating and (x) no other security or obligation of the issuer has an Assigned Moody's Rating or Assigned S&P Rating or (y) another security or obligation of the issuer has an Assigned S&P Rating, and the Borrower so elects as provided in clause A(2)(y) above, then the Borrower may present such Fund Investment to Moody's for an estimate of such Fund Investment's rating factor, from which its corresponding Moody's rating may be determined, which shall be the applicable rating; provided that pending receipt from Moody's of such estimate, such Fund Investment shall have an applicable rating of "B3" if the Borrower certifies to the Administrative Agent that the Borrower believes that such estimate will be at least "B3";

              C.  with respect to a Fund Investment issued by a U.S. issuer, if
                  (1) neither the issuer nor any of its Affiliates is subject to reorganization or bankruptcy proceedings, (2) no debt securities or obligations of the issuer are in default, (3) neither the issuer nor any of its Affiliates have defaulted on the payment of any debt during the past two years, (4) the issuer has been in existence for the past four years, (5) the issuer is current on any cumulative dividends, (6) the fixed-charge ratio for the issuer exceeds 120% for each of the past two fiscal years (and for the most recent four quarters), (7) the issuer had a net profit before tax in the past fiscal year and the most recent quarter, and (8) the annual financial statements of the issuer are unqualified and certified by a firm of independent accountants of national reputation, and quarterly statements are unaudited but signed by a corporate officer, the applicable rating of such Fund Investment will be "B3" if such Fund Investment is a senior secured obligation and "Caa1" if such Fund Investment is not a senior secured obligation;

              D.  with respect to a Fund Investment issued by a U.S. issuer, if
                  (1) neither the issuer nor any of its Affiliates is subject to reorganization or bankruptcy proceedings, (2) no debt security or obligation of the issuer has been in default in payment during the past two years, and (3) such Fund Investment does not fall within the immediately preceding paragraph (C), the applicable rating of such Fund Investment will be "Caa2"; and

              E. if a debt security or obligation of the issuer has been in default in payment during the past two years, the applicable rating of such Fund Investment will be "Ca".

         For the purposes of this definition, "Assigned Moody's Rating" means the publicly available rating or the monitored estimated rating expressly assigned to a debt obligation (or facility) by Moody's that addresses the full amount of the principal and interest promised, and "Assigned S&P Rating" means the publicly available rating assigned to a debt obligation (or facility) by S&P that includes no subscripts, asterisks or other qualifications, that is not stated to be an unmonitored rating, and that addresses the full amount of the principal and interest promised.

                  "Moody's Warrant/Option Advance Amount" means, as of any date of determination, an amount equal to the sum for all Warrant/Option Investments of the product of (i) the Warrant/Option Intrinsic Value of such Warrant/Option Investment multiplied by (ii) the Moody's Advance Rate for the Moody's Asset Category applicable to the Related Equity Securities of such Warrant/Option Investment.

                  "NASDAQ" means the electronic inter-dealer quotation system operated by NASDAQ, Inc., a subsidiary of the National Association of Securities Dealers, Inc., or any successor thereto.

                  "Net Accrual Amount" means, as of any date, an amount, which may be positive or negative, equal to (i) the aggregate amount of accrued interest payable to the Borrower on all interest-bearing Eligible Investments as of such date minus (ii) the aggregate amount of accrued interest and dividends payable by the Borrower as of such date in respect of the Loans (as defined in the Credit Agreement) and the Preferred Shares, respectively; provided that until the earlier of two years after the Closing Date or the date on which the Borrower shall have drawn $300 million of the Equity Capital Commitments, the Net Accrual Amount shall not be less than zero.

                  "Non-Cash Pay Instrument" means a High Yield Bond which falls in Asset Category C, D, E, F or G that (a) does not provide for the payment of cash interest or preferred dividends, or provides for the total deferral of interest until the final maturity thereof, (b) is a debt security that has an initial current yield on the date of purchase or acquisition thereof of less than 2.5% per annum and provides for an increase in the rate of interest payable in respect thereof at any time after the date it was purchased or acquired (other than any increase resulting from (i) a change in a generally recognized floating rate interest rate index, (ii) a change in the weighted average interest rate on underlying collateral in the case of Securities the interest rate on which is based on such weighted average interest rate or (iii) a change in an interest rate spread or margin resulting from an announced change in the rating of the issuer's debt obligations) or (c) is a debt security that provides for the partial deferral of interest until the final maturity thereof and which has cash interest payable without deferral at a rate per annum less than (x) with respect to Fund Investments bearing interest at a fixed rate, 2.5% per annum and (y) with respect to Fund Investments bearing interest at a floating rate, a eurodollar rate plus 2% per annum. For purposes of clause (b) of this definition, if the current yield is increased to 2.5% or more per annum, then at the time of the increase of such interest rate, the Security will cease to be a "Non-Cash Pay Instrument."

                  "Non-Credit Risk Security" means a security with respect to which an institutional money manager would evaluate its value primarily by reference to factors other than (a) the coupon (or the coupon as adjusted for any purchase discount or premium) in relation to prevailing market yields, (b) the credit worthiness of the issuing entity or (c) the adequacy of the underlying financial assets supporting such security to ensure the repayment of the security according to its terms (which adequacy may be measured by a credit analysis of the likelihood of the obligors of such underlying assets to pay according to the terms of such underlying assets and/or an analysis of the sufficiency of the income streams thereon to meet the payment terms of the security).

                  "Non-Performing Instrument" means (i) any Fund Investment that is debt and the issuer of which is in default of any principal or interest payment obligations in respect thereof (without giving effect to any applicable grace period or waiver), (ii) any Fund Investment that is Preferred Stock and the issuer of which has failed to meet any scheduled redemption obligations or to pay its latest declared cash dividend or (iii) any Fund Investment that is a CDO Debt Security and the issuer of which has failed to pay any current interest or principal in cash when due.

                  "Outstanding Principal Amount" means the outstanding total borrowings under the Credit Agreement at any given time.

                  "Performing" means, (i) with respect to any Fund Investment that is Bank Loan or other debt, the issuer of such Fund Investment is not in default of any payment obligations in respect thereof, (ii) with respect to any Fund Investment that is Preferred Stock, the issuer of such Fund Investment has not failed to meet any scheduled redemption obligations or to pay its latest declared cash dividend or (iii) with respect to any Fund Investment that is a CDO Debt Security, the issuer of such Fund Investment has not failed to pay any current interest or principal in cash when due.

                  "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Pledge and Intercreditor Agreement" means the Pledge and Intercreditor Agreement dated as of the Closing Date, among the Administrative Agent, the Insurer, the Custodian, the Borrower and the Secured Parties Representative identified therein, as amended, extended, restated, supplemented or modified from time to time in accordance with the terms thereof.

                  "Portfolio Limitations" has the meaning assigned to such term in this Schedule under "Application of Portfolio Limitations."

                  "Preferred Stock" means, as applied to the Capital Stock of any Person, Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to any shares (or other interests) of Capital Stock of such Person.

                  "Private Equity Securities" means, at any time of determination any Equity Security which the Borrower believes in good faith (based on the facts and circumstances available to it) is (i) commonly regarded by investment professionals as a "private equity security" and (ii) not traded or listed on any national or regional securities exchange, any designated offshore Securities market (as defined in Regulation S under the Securities
Act) or on the NASDAQ National Market and is not actively quoted or traded on any automated quotation system or in the over-the-counter market; provided, however, that "Private Equity Securities" shall not include (a) any Equity Securities convertible or exchangeable for any Equity Securities traded or quoted in the markets described in clause (ii) above, (b) any equity Securities which may be resold under an effective registration statement under the Securities Act at the time of determination or (c) any Investment Holding Subsidiary Securities.

                  "Protected Market Value" means, with respect to any Fund Investment that is the subject of a Defensive Hedge Transaction, the Protected Price of such Fund Investment times the number of units of such Fund Investment that are held by the Borrower and are the subject of such Defensive Hedge Transaction.

                  "Protected Price" means, with respect to any Defensive Hedge Transaction, (i) the agreed strike price at which the Eligible Counterparty to such Defensive Hedge Transaction has agreed to purchase the Fund Investment that is the subject of such Defensive Hedge Transaction or (ii) the agreed strike price under a Defensive Hedge Transaction pursuant to which the Eligible Counterparty has agreed to pay the Borrower an amount equal to the excess of the agreed strike price over the current price of the Fund Investment that is the subject of such Defensive Hedge Transaction.

                  "Quarterly Date" means the last Business Day of each March, June, September and December, commencing March of 2005.

                  "Related Person" means, with respect to any issuer, (a) any Person of which such issuer is a Subsidiary, (b) any Person that is a Subsidiary of such issuer, (c) with respect to a debt obligation, any Person that relies on, or is relied upon for, the cash flows of such issuer to service debt obligations or does not have a credit rating independent of such Person or
(d) with respect to a debt obligation, any Person that guarantees the issuer's payment of such debt obligation; provided, however, that, in any such case, a Person shall not be a Related Person of a second Person solely as a consequence of the common control of such Persons by a single financial sponsor.

                  "Reporting Date" means the last Business Day of each calendar week, commencing November 30, 2004.

                  "S&P" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., or any successor thereto.

                  "Secured Hedging Advance Amount" means as of any date of determination, (i) if the Secured Hedging Net Exposure is greater than zero and the Secured Hedging Transactions entered into, in the judgment of the Borrower, hedge or mitigate risks to which the Borrower is exposed in the conduct of its business or the management of its liabilities, 90% of the Secured Hedging Net Exposure, and (ii) if the Secured Hedging Net Exposure is less than zero, 100% of the Secured Hedging Net Exposure; provided that any Secured Hedging Transaction having a Secured Hedging Net Exposure greater than zero and a counterparty with a rating of less than "A3" by Moody's shall be deemed, for purposes of calculating the Secured Hedging Advance Amount, to have a Secured Hedging Net Exposure of zero. Notwithstanding the foregoing, the Secured Hedging Advance Amount, if positive, may not exceed 11.11% of the amount calculated pursuant to clause (i) of the definition of "Moody's Advance Amount," and to the extent that such amount exceeds 11.11%, the portion in excess of 11.11% will have a Market Value of zero.

                  "Secured Hedging Net Exposure" as of any date, as to any Secured Hedging Transaction for which a determination thereof is required to be made, shall be determined as follows: (i) each Eligible Counterparty party to each Secured Hedging Transaction shall determine, with respect to the Secured Hedging Transactions entered into by it with the Borrower, an amount (the "Secured Net Exposure Component") equal to the net current market value on the bid side of the market if the position is long and on the ask/offer side of the market if the position is short to the Borrower on such date of determination of each such Secured Hedging Transaction and (ii) for each Secured Hedging Transaction, the "Secured Hedging Net Exposure" will, as of any date, be equal to the sum of all applicable Secured Net Exposure Components as of such date and may, for purposes of this calculation, be less than zero.

                  "Secured Hedging Transaction" means any Interest Rate Hedging Transaction or Currency Hedging Transaction entered into by the Borrower with any Lender that is an Eligible Counterparty which is secured by Collateral pursuant to the Pledge and Intercreditor Agreement and for avoidance of doubt shall exclude Structured Product Transactions.

                  "Securities" means common and preferred stock, partnership units and participations, member interests in limited liability companies, notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including, without limitation, warrants, rights, put and call options and other options and rights relating thereto, or any combination thereof), guarantees of indebtedness, choses in action, trade claims, other property or interests commonly regarded as securities or any form of interest or participation therein, but not including Bank Loans or Hedging and Short Sale Transactions.

                  "Securities Lending Counterparty" means any bank, broker-dealer or other financial institution (other than an insurance company) that has:

              (i) in the case of a loan with a term of 90 days or less, short-term senior unsecured debt ratings of "P-1" from Moody's (or a guarantor with such ratings);

              (ii) in the case of a loan with a term of longer than 90 days but less than a year, either (x) a long-term senior unsecured debt rating of at least "A1" by Moody's or (y) both a long term senior unsecured debt rating of "A2" by Moody's and a short term rating of "P-1" by Moody's; and

              (iii) in the case of a loan for a one year term or more, a long-term senior unsecured debt rating that, individually and together with all other Securities Lending Counterparties' ratings, is consistent with the limits set forth in the table below (or a guarantor with such ratings).

No more than 50% of Total Capitalization may be loaned pursuant to Securities Lending Transactions regardless of duration. At the time a Securities Lending Transaction for a term of one year or more is entered into by the Borrower, the percentage of the Fund Investments loaned to a single counterparty shall not exceed the individual percentage set forth below for the credit rating of such counterparty, and the percentage of the Fund Investments loaned by the Borrower to counterparties having the same credit rating shall not exceed the aggregate percentage set forth below for such credit rating:

 ------------------------------------------------------------------------------
|   Long-Term Senior Unsecured  |      Individual      |       Aggregate       |
|   Debt Rating of Securities   |  Securities Lending  |   Securities Lending  |
|      Lending Counterparty     |  Counterparty Limit  |   Counterparty Limit  |
|-------------------------------|----------------------|-----------------------|
|              Aaa              |         10%          |          20%          |
|-------------------------------|----------------------|-----------------------|
|              Aa1              |         10%          |          20%          |
|-------------------------------|----------------------|-----------------------|
|              Aa2              |         10%          |          20%          |
|-------------------------------|----------------------|-----------------------|
|              Aa3              |         10%          |          15%          |
|-------------------------------|----------------------|-----------------------|
|               A1              |         10%          |          10%          |
|-------------------------------|----------------------|-----------------------|
|              A2*              |          5%          |           5%          |
|-------------------------------|----------------------|-----------------------|
|          A3 or lower          |          0%          |           0%          |
 ------------------------------------------------------------------------------

____________
* The percentages in this row apply only if such rating is not on a credit watch with negative implications by Moody's. If such rating is on a credit watch with negative implications by Moody's, both the individual and the aggregate percentage limits shall be zero.

provided, that the Borrower may enter into a Securities Lending Transaction with a Securities Lending Counterparty having, at such time, a long-term senior unsecured debt rating below "A2" by Moody's, so long as the Rating Agency Condition with respect to Moody's has been satisfied.

                  "Securities Lending Transactions" means all obligations of the Borrower (i) to purchase investments which arise out of or in connection with the sale of the same or substantially similar investments or other similar transactions having the same economic effect (excluding Swap Transactions); and
(ii) incurred in connection with any security lending transactions described in clause (i) with a Securities Lending Counterparty.

                  "Semi-Liquid Investments" means (i) Unquoted Investments that are debt Securities rated "B3" or better by Moody's; (ii) Unquoted Investments that are not subject to any enforceable agreement containing a material condition to, or material restriction on, the ability of the holder of such Unquoted Investment or an assignee of such holder to sell, assign, transfer or otherwise liquidate the investment in a commercially reasonable time and manner (other than in any such agreement contained in the Collateral Documents and customary securities law arrangements or restrictions); (iii) Structured Product Transactions; (iv) solely for purposes of the definition of Portfolio Limitations, Unquoted Investments which are High Yield Bonds or Mezzanine Investments and are part of an issue that is greater or equal to $40 million in original principal amount; (v) solely for purposes of the definition of Portfolio Limitations, Unquoted Investments which are High Yield Bonds that are held by ten or more holders or the issuer thereof has a total capitalization in excess of $150.0 million; or (vii) CDO Debt Securities which are rated "Baa3" or better by Moody's (and, if rated "Baa3" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's).

                  "Senior Advance Amount" means the Moody's Advance Amount calculated using the Moody's Advance Rate.

                  "Specified Foreign Country" means each Designated Country other than (x) a country whose sovereign debt rating in a non-local currency is rated "Aaa" by Moody's or (y) a country whose sovereign debt rating in a non-local currency is rated "Aa2" or better by Moody's (and, if rated "Aa2" by Moody's, such rating has not been placed on a credit watch with negative implications by Moody's) and in the case of (y) which is (a) a member of the European Union that has adopted the Euro as its lawful currency, (b) Canada,
(c) Great Britain or (d) Australia.

                  "Structured Product Transaction" means a Hedging and Short Sale Transaction between the Borrower and a counterparty that is on the date such Hedging and Short Sale Transaction is entered into an Eligible Counterparty, and pursuant to which (i) (a) the counterparty is entitled to receive an amount equal to the sum of (1) periodic payments based on the notional amount of such transaction for the term thereof at a specified rate (which may be fixed or floating) and (2) the decrease over the term of such transaction in the market value of a designated pool of one or more Bank Loans, High Yield Bonds or a combination of Bank Loans and High Yield Bonds; and (b) the counterparty is obligated to make payment to the Borrower in an amount equal to the sum of (1) the interest, fees and other cash flows paid with respect to the term of such transaction on such designated pool of Bank Loans and/or High Yield Bonds and (2) the increase over the term of such transaction in the market value of such designated pool of Bank Loans and/or High Yield Bonds or (c) the counterparty and the Borrower agree to pay a net amount calculated by reference to (a) or (b) above; (ii) the initial and minimum amount of collateral that the Borrower is required to pledge as collateral for such Hedging and Short Sale Transaction is not less than (x) if the pool of Bank Loans and/or High Yield Bonds subject to such transaction includes obligations of ten or more issuers, 10% of the notional amount of such Hedging and Short Sale Transaction and (y) in all other cases, 20% of the notional amount of such Hedging and Short Sale Transaction; and (iii) the counterparty does not have recourse to the Collateral for amounts owing to such counterparty thereunder. At the time a Bank Loan is made the subject of a Structured Product Transaction, such Bank Loan must fall in Asset Category B-1, B-2 or B-3. At the time a High Yield Bond is made the subject of a Structured Product Transaction, such High Yield Bond must (i) fall in Asset Category C, D or E, (ii) not be a Non-Cash Pay Instrument and (iii) not be a CDO Debt Security or a Mezzanine Investment.

                  "Swap Transaction" means: (i) any rate, basis, debt or equity swap; (ii) any put, cap, collar or floor agreement; (iii) any rate, basis, debt or equity futures or forward agreement; (iv) any rate, basis, debt or equity option representing an obligation to buy or sell a security, debt or equity; and (v) any other similar agreement.

                  "Total Capitalization" means the sum of (a) Contributed Company Capital plus aggregate undistributed net income of the Borrower (as determined quarterly in accordance with GAAP and set forth in the Borrower's financial statements) minus net loss of the Borrower (determined quarterly in accordance with GAAP and set forth in the Borrower's financial statements), in each case excluding any reduction in Company Equity as a result of placement or structuring fees and organizational expenditures, (b) the aggregate outstanding liquidation preference of the Preferred Shares and (c) the aggregate Outstanding Principal Amount of the Loans under and as defined in the Credit Agreement plus the amount, if any, by which the Available Commitment exceeds the Outstanding Principal Amount of the Loans; provided, however, that during the first 450 days following the Closing Date, for purpose of clauses (i) through (vi), (xiv), (xv), (xvi), and (xvii) of the Portfolio Limitations, "Total Capitalization" will be the greater of (i) the amount determined pursuant to clauses (a), (b) and (c) above and (ii) $300 million; provided, further, that, for purposes of the definition of Portfolio Limitations, Total Capitalization shall not exceed $700 million.

                  "Unhedged Foreign Investment" means any portion of any Fund Investment denominated in a currency other than Dollars which is not protected against currency fluctuations as a result of Currency Hedging Transactions.

                  "Unquoted Investments" means Fund Investments other than Cash or Cash Equivalents for which the Market Value has not been obtained from an Approved Source.

                  "U.S. Government Securities" means Securities that are direct obligations of, or obligations the timely payment of principal and interest on which is fully guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and in the form of conventional bills, bonds and notes. In no event shall U.S. Government Securities include: (i) any security providing for the payment of interest only; (ii) any Swap Transaction; or (iii) any obligation on which all or any portion of the payments thereunder is based, directly or indirectly, on any Swap Transaction.

                  "Warrant/Option Intrinsic Value" means, with respect to any Warrant/Option Investment, the product of (x) an amount by which the current price (based on the price from an Approved Source or an Approved Investment Banking Firm) of such Warrant/Option Investment exceeds the agreed strike price with respect to such Warrant/Option Investment, multiplied by (y) the number of shares of the Related Equity Securities. For the avoidance of doubt, the Warrant/Option Advance Value shall always be zero if the agreed strike price of such Warrant/Option Investment is equal to or greater than the current price of such Warrant/Option Investment.

                  "Warrant/Option Investments" means any Fund Investments held by the Borrower that are warrants or call options or similar rights with respect to Equity Securities (the "Related Equity Securities").

                  "Yield to Worst" means, in respect of any High Yield Bond or other debt security, the lesser of (a) the yield-to-maturity and (b) the lowest yield-to-call calculated on each scheduled call date.

                       S&P COLLATERAL VALUATION SCHEDULE

 Calculation of S&P Advance Amount; Description of Over-Collateralization Test.

             "S&P Advance Rate" means, for each S&P Asset Category:

                           (i) so long as the aggregate number of issuers (without duplication) of the Eligible Investments is equal to or greater than 68 and the aggregate number of Industries (without duplication) in which the Eligible Investments are invested is equal to or greater than 15, the percentage specified in the column entitled "S&P Advance Rate - 68/15" in the table below opposite such S&P Asset Category;

                           (ii) provided that clause (i) above is not applicable, so long as the aggregate number of issuers (without duplication) of the Eligible Investments is equal to or greater than 30 but less than 68 and the aggregate number of Industries (without duplication) in which the Eligible Investments are invested is equal to or greater than 9 but less than 15, the percentage specified in the column entitled "S&P Advance Rate - 30/9" in the table below opposite such S&P Asset Category; and

                           (iii) for all other cases, the percentage specified in the column entitled "S&P Advance Rate - Others" in the table below opposite such S&P Asset Category;

provided that, for purposes of this definition only, each $3.0 million in Cash or Cash Equivalents held by the Borrower or each $3.0 million in available unfunded amount of the Senior Loan Facility shall be treated as one issuer and one Industry; provided, further, that a Related Person of any Person shall be considered the same "issuer" as such Person unless such Person is a bankruptcy remote entity; provided, further, that during the first 450 days following the Closing Date only, the S&P Advance Rate for each S&P Asset Category may be, at the election of the Investment Manager, the percentage specified in the column entitled "S&P Advance Rate - 68/15" in the table below opposite such S&P Asset Category regardless of the aggregate number of issuers of the Eligible Investments or the aggregate number of Industries in which the Eligible Investments are invested:

    S&P Asset     S&P Advance Rate -   S&P Advance Rate -    S&P Advance Rate -
    Category             68/15                30/9                 Others
---------------- -------------------- --------------------- ------------------
       A-1               100%                 100%                  100%
       A-2                98%                 98%                   98%
       A-3                97%                 97%                   97%
       A-4                92%                 92%                   92%
       B-1                91%                 88%                   86%
       B-2                88%                 84%                   82%
       C-1                90%                 88%                   86%
       C-2                89%                 87%                   85%
       C-3                88%                 86%                   84%
       D-1                86%                 83%                   81%
       D-2                84%                 81%                   78%
       D-3                82%                 78%                   75%
       E-1                78%                 73%                   69%
       E-2                75%                 70%                   65%
       E-3                72%                 66%                   61%
       F-1                66%                 61%                   55%
       F-2                61%                 54%                   48%
       F-3                53%                 45%                   38%
       G-1                83%                 81%                   79%
       G-2                82%                 80%                   78%
       G-3                81%                 79%                   77%
       G-4                79%                 76%                   74%
       G-5                77%                 74%                   71%
       G-6                75%                 71%                   68%
       G-7                71%                 66%                   62%
       G-8                68%                 63%                   58%
       G-9                65%                 59%                   54%
      G-10                46%                 38%                   31%
        H                 62%                 49%                   38%
       I-1                77%                 73%                   68%
       I-2                71%                 66%                   61%
       I-3                49%                 40%                   32%
       J-1                60%                 47%                   36%
       J-2                36%                 23%                   20%

                  "S&P Advance Amount" means, as of any date of determination under the Over-Collateralization Test (as described in this Schedule), an amount equal to the sum of (i) the sum for all Eligible Investments (other than Warrant/Option Investments) of the product of (1) the Market Value (determined as described below) of such Eligible Investment (determined as described below) multiplied by (2) the S&P Advance Rate for the S&P Asset Category applicable to such Eligible Investment under the Over-Collateralization Test, (ii) the Secured Hedging Advance Amount as of such date, (iii) the Defensive Hedge Advance Amount as of such date, (iv) the S&P Warrant/Option Advance Amount as of such date and (v) the Net Accrual Amount as of such date.

                  Notwithstanding the foregoing, for purposes of determining the S&P Advance Amount,

                  (i) the Market Value of any Unhedged Foreign Investment shall be 95% of the Market Value thereof otherwise determined in accordance with the above procedures; provided that, if the Foreign Issuer of such Unhedged Foreign Investment is from a country whose sovereign debt rating in a non-local currency is not assigned an S&P OC Test Rating of "AA" or better, the Market Value of such Unhedged Foreign Investment shall be 85% of the Market Value thereof otherwise determined in accordance with the above procedures;

                  (ii) the percentage applicable above to Cash in a currency other than Dollars shall be (a) with respect to Cash in a currency other than Dollars, held for a period less than five (5) Business Days, 95% (and not 100%) and (b) with respect to Cash in a currency other than Dollars, held for a period of more than five (5) Business Days, 0%, unless in either case such Cash is protected against currency fluctuations as a result of Currency Hedging Transactions, in which case, the percentage applicable shall be 100%;

                  (iii) the Market Value of any Preferred Stock or Structured Product Transaction shall be 95% of the Market Value thereof otherwise determined in accordance with the above procedures;

                  (iv) the Market Value of any CDO Debt Security that is not assigned an S&P OC Test Rating of "CCC" or better shall be zero; and

                  (v) the Market Value of any Non-Cash Pay Instrument that is not a U.S. Government Security shall be 95% of the Market Value thereof otherwise determined in accordance with the above procedures.

                  "Over-Collateralization Test" is a test that is satisfied as of any Business Day if the sum, as of such Business Day, of the Outstanding Principal Amount of Debt under the Credit Agreement and the aggregate outstanding liquidation preference of the Preferred Shares is less than or equal to the S&P Advance Amount calculated using the S&P Advance Rate as of such Business Day.

                  For purposes of the S&P Advance Amount, the Borrower shall assign each Fund Investment to one of the following categories (each, an "S&P Asset Category") commencing upon the initial acquisition thereof (and, for purposes of this categorization, the Market Value Price of a Fund Investment trading at par is equal to $1.00):

                  "Asset Category A-1 Investments" means (a) Cash and (b) Cash Equivalents described in clause (vi) of the definition of such term and (c) Cash Equivalents described in clauses (i), (ii), (iii) or (iv) of the definition of such term that mature on the Business Day next following the date of acquisition thereof.

                  "Asset Category A-2 Investments" means Cash Equivalents (other than Cash in U.S. dollars, U.S. Government Securities and Cash Equivalents described in clauses (b) or (c) of the definition of Asset Category A-1 Investments) and U.S. Government Securities with maturities of less than or equal to 183 days.

                  "Asset Category A-3 Investments" means U.S. Government Securities with final maturities more than 183 days but less than or equal to two (2) years.

                  "Asset Category A-4 Investments" means U.S. Government Securities with final maturities more than two (2) years but less than or equal to five (5) years.

                  "Asset Category B-1 Investments" means Bank Loans which (i) are Performing and (ii) have a Market Value Price greater than or equal to $0.90.

                  "Asset Category B-2 Investments" means Bank Loans which (i) are Performing and (ii) have a Market Value Price greater than or equal to $0.85 but less than $0.90.

                  "Asset Category C-1 Investments" means High Yield Bonds and Mezzanine Investments which (i) are Performing and (ii) have an S&P OC Test Rating of "BBB+" or better.

                  "Asset Category C-2 Investments" means High Yield Bonds and Mezzanine Investments which (x) (i) are Performing and (ii) have an S&P OC Test Rating of "BBB" or (y) Securities (other than securities issued by a Foreign Issuer) which are fully defeased.

                  "Asset Category C-3 Investments" means High Yield Bonds and Mezzanine Investments which (i) are Performing and (ii) have an S&P OC Test Rating of "BBB-".

                  "Asset Category D-1 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (i) are Performing and (ii) have an S&P OC Test Rating of "BB+".

                  "Asset Category D-2 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (i) are Performing and (ii) have an S&P OC Test Rating of "BB".

                  "Asset Category D-3 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (i) are Performing and (ii) have an S&P OC Test Rating of "BB-".

                  "Asset Category E-1 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (i) are Performing and (ii) have an S&P OC Test Rating of "B+".

                  "Asset Category E-2 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (i) are Performing and (ii) have an S&P OC Test Rating of "B".

                  "Asset Category E-3 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (i) are Performing and (ii) have an S&P OC Test Rating of "B-".

                  "Asset Category F-1 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (i) are Performing and (ii) have an S&P OC Test Rating of "CCC+".

                  "Asset Category F-2 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (a) are Performing and (b) have an S&P OC Test Rating of "CCC".

                  "Asset Category F-3 Investments" means High Yield Bonds (other than convertible Securities) and Mezzanine Investments which (i) are Performing and (ii) have an S&P OC Test Rating of "CCC-" or lower or are not rated.

                  "Asset Category G-1 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of at least "BBB+".

                  "Asset Category G-2 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of "BBB".

                  "Asset Category G-3 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of "BBB-".

                  "Asset Category G-4 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of "BB+".

                  "Asset Category G-5 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of "BB".

                  "Asset Category G-6 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of "BB-".

                  "Asset Category G-7 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of "B+".

                  "Asset Category G-8 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of "B".

                  "Asset Category G-9 Investments" means convertible bonds which (i) are Performing and (ii) have an S&P OC Test Rating of "B-".

                  "Asset Category G-10 Investments" means convertible bonds (not covered by Asset Categories G-1 through G-9) which are Performing.

                  "Asset Category H Investments" means Preferred Stock which is Performing.

                  "Asset Category I-1 Investments" means Bank Loans which (i) are non-Performing and (ii) have a Market Value Price equal to or greater than $0.85.

                  "Asset Category I-2 Investments" means (i) Bank Loans which have a Market Value Price less than $0.85 and (ii) Bank Loans described in Asset Categories B-1, B-2 or I-1 above that have an S&P OC Test Rating below "B-" (including Bank Loans with an S&P OC Test Rating of "NR") to the extent that the aggregate Market Value of such Bank Loans is in excess of 15% of Total Capitalization; (iii) Bank Loans that would otherwise fall in Asset Categories B-1, B-2 or I-1 above that are originated under a credit agreement that provided for aggregate credit facilities at origination of less than $150,000,000 to the extent that the aggregate Market Value of such Bank Loans is in excess of 15% of Total Capitalization; and (iv) Bank Loans that are unsecured or subordinated.

                  "Asset Category I-3 Investments" means non-Performing High Yield Bonds, Mezzanine Investments, convertible bonds and Preferred Stock.

                  "Asset Category J-1 Investments" means Equity Securities which are not Private Equity Securities.

                  "Asset Category J-2 Investments" means Fund Investments in Bank Loans, High Yield Bonds, Mezzanine Investments, Private Equity Securities or CDO Debt Securities not otherwise described in any of the preceding Asset Categories and Structured Product Transactions (other than Fully Collateralized Structured Product Transactions).

                  Rating Procedures. References herein to any rating by Moody's or S&P shall include shadow ratings and shall also be deemed to include an equivalent rating in a successor rating category of Moody's or S&P, as the case may be, or if neither Moody's nor S&P is in the business of rating securities, an equivalent rating from another Rating Agency.

                  Notwithstanding any other provision contained in this
Schedule:

         (i) with respect to Fund Investments that are Preferred Stock, if such Preferred Stock does not have a public rating by S&P, then such Preferred Stock shall be assigned a rating for purposes hereof that is (a) two rating sub-categories below the S&P OC Test Rating of the issuer if rated above "BB+" and
                  (b) one rating category (i.e., three rating sub-categories) below the S&P OC Test Rating if the issuer is rated below "BBB-";

         (ii) Fund Investments that are CDO Debt Securities will be assigned to an Asset Category for High Yield Bonds using a rating that is (i) one rating category (i.e., three rating subcategories) below the S&P rating, if such CDO Debt Security is rated by S&P, and (ii) two rating categories (i.e., six rating subcategories) below the actual public Moody's rating (and not the rating assigned pursuant to the S&P OC Test Rating), if such CDO Debt Security is not rated by S&P but is publicly rated by Moody's;

         (iii) Fund Investments that are Busted Convertible Bonds will be assigned to an S&P Asset Category into which such Fund Investments would otherwise fall if they were not convertible securities provided that the Market Value of any Busted Convertible Bonds shall be 95% of the Market Value thereof otherwise determined in accordance with valuation procedures set forth herein;

         (iv) for the purpose of determining the S&P Advance Rate applicable to a Fully Collateralized Structured Product Transaction, such Fully Collateralized Structured Product Transaction shall be deemed to fall into the S&P Asset Category of its reference obligation; for the purpose of determining the S&P Advance Rate applicable to Investment Holding Subsidiary Securities, such Investment Holding Subsidiary Securities shall be deemed to fall into the S&P Asset Category of the related investments held by such Investment Holding Subsidiary; for the purpose of determining the S&P Asset Category of any Structured Product Transaction (other than a Fully Collateralized Structured Product Transaction), such Structured Product Transaction shall be deemed to be in the S&P Asset Category for High Yield Bonds having a rating that is (i) one rating category (i.e., three rating sub-categories) below the S&P rating if such Structured Product Transaction is rated by S&P, and (ii) two rating categories (i.e., six rating sub-categories) below Moody's actual public rating (and not the rating assigned pursuant to the S&P OC Test Rating), if such Structured Product Transaction is not rated by S&P but is publicly rated by Moody's; all other Structured Product Transactions shall be S&P Asset Category J-2 Investments;

         (v) for the purpose of determining the S&P Advance Rate applicable to Fund Investments that are Hedging and Short Sale Transactions, at any time during the 60-day time period or 30-day time period, as the case may be, described in clause (xvii) of the definition of Excluded Investments below, the S&P Advance Rate will be 90% of the S&P Advance Rate calculated for such Fund Investment pursuant to the S&P Advance Rate table in the definition of S&P Advance Rate above;

         (vi) for the purpose of determining the S&P Advance Rate applicable to Fund Investments in Bank Loan Participations, at any time during the 60-day time period described in clause
                  (viii) of the definition of Excluded Investments below, the S&P Advance Rate will be 90% of the S&P Advance Rate calculated for such Fund Investment pursuant to the S&P Advance Rate table in the definition of S&P Advance Rate above;

         (vii) for the purpose of determining the S&P Advance Rate applicable to Fund Investments in any Foreign Issuer, at any time during the 180-day time period described in clause (ix) of the definition of Excluded Investments below, the S&P Advance Rate will be 85% of the S&P Advance Rate calculated for such Fund Investment pursuant to the S&P Advance Rate table in the definition of S&P Advance Rate above;

         (viii) for the purpose of determining the S&P Advance Rate applicable to Fund Investments (other than Asset Category I-3 Investments) that are not priced by an Approved Source, the S&P OC Test Rating of such Fund Investments will be one rating category (i.e., three rating sub-categories) below the S&P OC Test Rating determined without giving effect to this clause (viii); and

         (ix) Fund Investments that are Asset-Backed Securities will be assigned to an S&P Asset Category for High Yield Bonds using a rating that is (i) one rating category (i.e., three rating sub-categories) below the S&P rating if such Asset-Backed Security is rated by S&P, and (ii) two rating categories (i.e., six rating sub-categories) below the actual public Moody's rating (and not the rating assigned pursuant to the S&P OC Test Rating), if such Asset-Backed Security is not rated by S&P but is publicly rated by Moody's.

Determination of Fund Investments Constituting Eligible Investments

                  "Eligible Investments" means, at any date, all Fund Investments in the Collateral on such date other than Excluded Investments.

                  "Excluded Investments" means (without duplication):

         (i) Fund Investments to the extent that they are (A) not subject to a perfected security interest (subject in priority only to any Liens permitted under the Credit Agreement) in favor of the Secured Parties Representative for its benefit and the benefit of the Lenders, the Insurer, Eligible Counterparties party to Secured Hedging Transactions and other Secured Parties (as defined in the Pledge and Intercreditor Agreement) or (B) subject to any Liens (other than Permitted Liens);

         (ii)     Excess Fund Investments;

         (iii)    Fund Investments that have been borrowed or lent;

         (iv) Fund Investments denominated in any currency (A) that is not a currency freely convertible into Dollars or (B) that is subject to any currency exchange restrictions;

         (v) Fund Investments denominated in any currency other than Dollars or Eligible Foreign Currencies, unless at the time of purchase of such Fund Investments denominated in any currency other than Dollars or Eligible Foreign Currencies, at least 95% of the Market Value of such Fund Investments is protected against currency fluctuations pursuant to Currency Hedging Transactions;

         (vi) Fund Investments in CDO Debt Securities unless the applicable agreements governing such CDO Debt Securities deny borrowing base credit to the issuer of such CDO Debt Securities to the extent that more than 7.5% of the total funded debt and equity capitalization of the issuer of such CDO Debt Securities is invested in Foreign Issuers located in Ineligible Countries (other than investments which are fully guaranteed by a guarantor located in an Eligible Country);

         (vii) Fund Investments in CDO Debt Securities unless the applicable agreements governing such CDO Debt Securities deny borrowing base credit to the issuer of such CDO Debt Securities to the extent that more than 15% of the total funded debt and contributed equity capitalization of the issuer of such CDO Debt Securities would be invested in Foreign Issuers located in countries whose unsupported sovereign non-local currency debt obligations are not assigned a rating of "AA-" or better from S&P (other than investments which are fully guaranteed by an entity located in a country whose unsupported sovereign non-local currency debt obligations are assigned a rating of "AA-" or better by S&P);

         (viii) (A) Fund Investments in any Bank Loan Participation held by the Borrower for more than 60 consecutive days during any period while any bank or other institution that sold such Bank Loan Participation has a long-term debt-rating of below an S&P OC Test Rating of "A-" (unless the obligation of such bank or other institution are guaranteed by an entity whose long-term debt obligations are assigned an S&P OC Test Rating of "A-" or better); and (B) Fund Investments in any Bank Loan Participation if at the date of acquisition of such Bank Loan Participation the bank or other institution that sold such Bank Loan Participation had a long-term debt rating of below an S&P OC Test Rating of "A-" (unless the obligations of such bank or other institution are guaranteed by an entity whose long-term debt obligations are assigned an S&P OC Test Rating of "A-" or better);

         (ix) Fund Investments in any Foreign Issuer from an Ineligible Country (unless the applicable Fund Investment is fully guaranteed by a guarantor located in a currently Eligible Country), provided that if a country becomes an Ineligible Country after the Borrower has invested in a Fund Investment relating to such country (and such Fund Investment does not have a guarantor located in a currently Eligible Country), such Fund Investment will not be subject to this clause (ix) until such country has been an Ineligible Country for 180 consecutive days;

         (x) Fund Investments that constitute Lender Affiliate Securities (as defined in the Credit Agreement) at the time delivered to the Secured Parties Representative pursuant to the Pledge and Intercreditor Agreement;

         (xi)     Fund Investments in "catastrophe" bonds;

         (xii)    Fund Investments in Non-Credit Risk Securities;

         (xiii) Fund Investments in CDO Debt Securities issued by an issuer for which the Investment Manager or any Affiliate of the Investment Manager acts as the collateral manager or investment manager or in any comparable capacity;

         (xiv) Fund Investments in securities issued by the Borrower or any Subsidiary of the Borrower (other than Investment Holding Subsidiary Securities);

         (xv) Fund Investments in Asset-Backed Securities which are neither rated by S&P nor publicly rated by Moody's;

         (xvi) Fund Investments in Bank Loans that obligate the Borrower, whether currently or upon the happening of any contingency, to make any revolving extensions of credit to a borrower;

         (xvii) Fund Investments in any Hedging and Short Sale Transaction held by the Borrower for more than (i) 60 consecutive days during any period while the counterparty to such Hedging and Short Sale Transaction has a long-term debt-rating of lower than "A-" by S&P (unless the obligations of such counterparty are guaranteed by an entity whose long-term debt rating is "A-" or higher by S&P) or has a short-term debt-rating of "A-2" by S&P (unless the obligations of such counterparty are guaranteed by an entity whose short-term debt rating is "A-1" or higher by S&P) or (ii) 30 consecutive days during any period while the counterparty to such Hedging and Short Sale Transaction has a short-term debt-rating of lower than "A-2" by S&P (unless the obligations of such counterparty are guaranteed by an entity whose short-term debt rating is "A-1" or higher by S&P);

         (xviii)  Fund Investments in CDO Equity Securities; and

         (xix) Fund Investments that do not fall into any S&P Asset Category as provided herein.

                  Excluded Investments are excluded from the calculation of the Market Value of the Collateral for purposes of the S&P Valuation Procedures; however, the Collateral may include Excluded Investments.

Application of Portfolio Limitations

                  "Portfolio Limitations" means, at any applicable date of determination (determined without duplication):

         (i) the aggregate Market Value of Fund Investments in any single issuer in excess of 5% of Total Capitalization; provided, however, that the foregoing 5% limit will be increased, up to a maximum of 7.5% (not to include any Non-Cash Pay Instruments, any Non-Performing Instruments or any Company Investments (other than Equity Securities) that are rated "CCC+" or lower by S&P), for each of any three issuers;

         (ii) the aggregate Market Value of Fund Investments in issuers in any single Industry in excess of 15% of Total Capitalization; provided, however, that the foregoing 15% limit will be excepted, up to a maximum of 20 %, for each of any two Industry classifications;

         (iii) the aggregate Market Value of Fund Investments in all Semi-Liquid Investments, Illiquid Investments and Non-Cash Pay Instruments in excess of 45% of Total Capitalization;

         (iv) the aggregate Market Value of Fund Investments in all Illiquid Investments in excess of 20% of Total
                  Capitalization;

         (v)      the aggregate Market Value of Fund Investments consisting of
                  (a) Bank Loan Participations in excess of 20% of Total Capitalization, (b) Bank Loan Participations wherein the participating entities are rated "A-" or lower by S&P in excess of 5% (or such greater percentage approved by the Insurer (so long as the Insurer is the Controlling Class) and the Administrative Agent and with respect to which Rating Agency Condition with respect to S&P has been satisfied) of Total Capitalization, (c) Bank Loan Participations wherein the total exposure to any one participating entity is in excess of 5% (or such greater percentage approved by the Insurer (so long as the Insurer is the Controlling Class) and the Administrative Agent and with respect to which Rating Agency Condition with respect to S&P has been satisfied) of Total Capitalization; (d) Hedging and Short Sale Transactions wherein the counterparties have a long term debt rating of lower than "A-" by S&P (unless the obligations of such counterparty are guaranteed by an entity whose long term debt rating is "A-" or higher by S&P) in excess of 7.5% (or such greater percentage approved by the Insurer (so long as the Insurer is the Controlling Class) and the Administrative Agent and with respect to which Rating Agency Condition with respect to S&P has been satisfied) of Total Capitalization;
                  (e) Hedging and Short Sale Transactions wherein the total exposure to any one counterparty is in excess of 7.5% (or such greater percentage approved by the Insurer (so long as the Insurer is the Controlling Class) and the Administrative Agent and with respect to which Rating Agency Condition with respect to S&P has been satisfied) of Total Capitalization; and (f) Hedging and Short Sale Transactions of the kind described in clause (iv) of the definition of "Hedging and Short Sale Transactions" wherein the counterparties have a short term debt rating of "A-1" by S&P (unless the obligations of such counterparty are guaranteed by an entity whose short term debt rating is higher than "A-1" by S&P) in excess of 25% (or such greater percentage approved by the Insurer (so long as the Insurer is the Controlling Class) and the Administrative Agent and with respect to which Rating Agency Condition with respect to S&P has been satisfied) of Total Capitalization;

         (vi) the aggregate Market Value of Fund Investments consisting of Structured Product Transactions in excess of 5% of Total Capitalization;

         (vii) the aggregate Market Value of Fund Investments consisting of Non-Performing Instruments in excess of 20% of Total Capitalization;

         (viii) the aggregate Market Value of Fund Investments consisting of convertible securities in excess of 25% of Total Capitalization;

         (ix) the aggregate Market Value of Fund Investments consisting of CDO Debt Securities in excess of 5% of Total Capitalization;

         (x) the aggregate Market Value of Fund Investments that are Preferred Stock in excess of 15% of Total Capitalization;

         (xi)     the aggregate Market Value of Fund Investments consisting of
                  (A) Private Equity Securities of any single issuer in excess of 3% of Total Capitalization; provided that the foregoing 3% limit will be increased, up to a maximum of 4%, for each of any two issuers of Private Equity Securities; provided, further, that the foregoing 4% limit will be increased, up to a maximum of 5%, for one of such two issuers of Private Equity Securities; and (B) Private Equity Securities in excess of 10% of Total Capitalization;

         (xii) the aggregate Market Value of Fund Investments that are Asset-Backed Securities in excess of 5% of Total Capitalization;

         (xiii) the aggregate Market Value of Fund Investments that are Dollar-denominated investments (A) in Foreign Issuers domiciled in Designated Countries in excess of 10% of Total Capitalization, and (B) in any single Foreign Issuer domiciled in a Designated Country in excess of 5% of Total Capitalization;

         (xiv) the aggregate Market Value of Fund Investments that are non-Dollar-denominated investments in excess of 10% of Total Capitalization;

         (xv) the aggregate Market Value of Fund Investments that are Equity Securities in excess of 20% of Total Capitalization;

         (xvi) the aggregate Market Value of Fund Investments (other than Distressed Debt, Non-Performing Instruments or Equity Securities) that are rated "CCC+" or lower by S&P in excess of 20% of Total Capitalization; and

         (xvii) the aggregate Market Value of Fund Investments that are (determined without duplication) Non-Performing Instruments, Equity Securities and Fund Investments that are rated "CCC" or lower by S&P in excess of 50% of Total Capitalization.

                  Notwithstanding the foregoing:

         (A) in the event that a Fund Investment is reclassified after its acquisition by the Borrower, for purposes of calculating the S&P Advance Amount, the exclusions described above in clauses
                  (iii) and (iv), that would otherwise become applicable following such reclassification will not apply to assets owned by the Borrower (or which the Borrower had committed to purchase) on or prior to the date of such reclassification until 30 days after such reclassification but shall apply (on a pro forma basis giving effect to such reclassification for all Fund Investments) to any asset acquired by the Borrower after the date of such reclassification which the Borrower had not committed to purchase on or prior to the date of such reclassification;

         (B) for purposes of clause (i) above, a Related Person of any Person shall be considered the same "issuer" as such Person unless such Person is a bankruptcy remote entity; and

         (C) under no circumstances shall any Cash, Cash Equivalent or U.S. Government Securities be excluded from Eligible Investments based upon the Portfolio Limitations set forth above.

Determination of the Market Value of Fund Investments

                  The Borrower shall calculate the Market Value (i) of each Fund Investment that is not an Unquoted Investment on a weekly basis as of the Determination Date for each calendar week and (ii) of each Fund Investment that is an Unquoted Investment as set forth in the definition of "Market Value" below.

                  "Market Value" means

         (a)      with respect to Cash, the current balance thereof;

         (b) with respect to any Cash Equivalent (x) of the type described in clause (ii) of the definition thereof (excluding banker's acceptances), the current balance thereof, (y) of a type described in clause (iii) of the definition thereof (and banker's acceptances described in clause (ii) thereof), the original purchase price thereof, and (z) of a type described in clause (v) of the definition thereof, the aggregate current net value thereof;

         (c) with respect to any Fund Investment (other than Unquoted Investments, Structured Product Transactions, Cash and Cash Equivalents described in clause (b) above) at any date, an amount determined by the Borrower that is not in excess of the product of (x) the Market Value Price for each unit of such Fund Investment on such date (and, with respect to any Securities which have an amortizing principal amount, the then current factor related thereto, if applicable) times (y) the number of units of such Fund Investment held by the Borrower; and

         (d) with respect to any Fund Investment other than Cash and Cash Equivalents which is an Unquoted Investment at any date, the value thereof most recently determined by the Borrower in accordance with the procedures described below;

         provided, however, (x) for purposes of making such determinations,

                  (1) the frequency of determination of the Market Value of any Illiquid Investment will be at least quarterly as of each Quarterly Date and, except as otherwise provided in the following clauses, the frequency of determination of the Market Value of any Semi-Liquid Investment will be at least monthly as of the last Business Day of each calendar month;

                  (2) for Semi-Liquid Investment positions with a Market Value of $15 million or greater but less than $30 million (and all positions subject to this clause
                           (x)(2) by reason of clause (y) below), a quotation from an Approved Investment Banking Firm or an Approved Third-Party Appraisal at least monthly;

                  (3) for Semi-Liquid Investment positions with a Market Value of $30 million or greater, a quotation from an Approved Investment Banking Firm or an Approved Third-Party Appraisal at least monthly and an Approved Third-Party Appraisal at least quarterly; and

                  (4) for Illiquid Investment positions with a Market Value of $15 million or greater (and all positions subject to this clause (x)(4) by reason of clause
                           (y) below) an Approved Third-Party Appraisal at least quarterly;

         (y) notwithstanding the foregoing, the aggregate Market Value of all Unquoted Investment positions whose value is determined by the Borrower without relying on the methodology set forth in subclauses (2), (3) or (4) of clause (x) above (it being understood that such methodology may be used for Unquoted Investments with Market Values below the thresholds set forth in such subclauses) may not exceed 5% of Total Capitalization, and all such Unquoted Investment positions (i.e., those in excess of such limit and as selected by the Borrower) will be subject to subclauses (2) or (4) of clause
                  (x) above depending upon whether any such Unquoted Investment is a Semi-Liquid Investment or an Illiquid Investment; and

         (z) in no event will the Market Value of any Unquoted Investment exceed the lesser of (1) any quotation or appraisal obtained as provided in clauses (d)(x) or (d)(y) above and (2) the value most recently determined by the Borrower.

                  Notwithstanding the foregoing, if the Investment Manager shall on any day actually determine that (i) the Market Value of any Semi-Liquid Investment determined as of the last Business Day of the preceding calendar month or (ii) the Market Value of any Illiquid Investment determined as of the last Quarterly Date has decreased since such last Business Day of the preceding calendar month or last Quarterly Date, the Market Value of such Fund Investment shall be such decreased value, and if the Investment Manager subsequently actually determines on any day prior to the next determination of its Market Value that the value of such Fund Investment has further decreased, the Market Value of such Fund Investment shall be such decreased value. If, on the other hand, the Investment Manager shall subsequently actually determine that the value of such Fund Investment has increased, the Market Value of such Fund Investment shall be such increased value; provided that in no event shall the Market Value of any such Fund Investment whose value is so increased be greater than the Market Value of such Fund Investment previously determined as of the last Business Day of the preceding calendar month (in the case of Semi-Liquid Investments) or as of the last Quarterly Date (in the case of Illiquid Investments). It is expressly understood that the Investment Manager shall have no duty, in the absence of actual knowledge on its part, to implement any value changes described in this paragraph.

                  Prior to the first available quotation or appraisal of any Unquoted Investment obtained as provided above, the Market Value of such Unquoted Investment will be the lower of the value thereof as most recently determined by the Borrower and cost. In the event that the Borrower elects in its discretion to book, for purposes of its own financial accounting records, any Unquoted Investment at a value lower than that which would require a valuation by an Approved Investment Banking Firm or an Approved Third-Party Appraisal, as the case may be, then the Market Value of such Unquoted Investment shall be such lower value used by the Borrower for purposes of its own financial accounting records.

                  Notwithstanding the foregoing, the Market Value of any Structured Product Transaction at any date will be equal to the net settlement amount, if any, that the Borrower would receive if such Structured Product Transaction was terminated or liquidated early in accordance with its terms on such date, as determined by the Borrower.

                  The Market Value of any CDO Debt Security will be based upon a quotation from an Approved Investment Banking Firm or an Approved Third-Party Appraisal, as applicable.

                  The Market Value of any Defensive Hedge Transaction where the related Fund Investment is part of the Collateral shall be the amount, as determined by the Borrower, by which the Protected Market Value with respect to such Fund Investment exceeds the product of the Market Value of the Fund Investment (or, if less, the portion thereof that is an Eligible Investment), as otherwise determined in accordance with these procedures, and the applicable Advance Rate for such Fund Investment. The Market Value of any Defensive Hedge Transaction where the Fund Investment is not part of the Collateral shall be the Protected Market Value with respect to such Fund Investment.

                  For purposes of the definition of Market Value, (i) accrued interest on any interest-bearing Eligible Investment shall be excluded in the determination of Market Value by the party making such determination and (ii) the Market Value of all non-Dollar Fund Investments shall be converted into Dollars at the then current spot rate (after taking into account the effect of any Currency Hedging Transaction with respect to such Fund Investment).

                  "Market Value Price" means with respect to any Fund Investment (other than Cash, Structured Product Transactions and Unquoted Investments) at any date, the price for each unit of such Fund Investment at such date obtained from an Approved Source, including any of:

                           (a) in the case of an Approved Exchange, the closing price as of the most recent Determination Date on such Approved Exchange, or if such Approved Exchange is NASDAQ, the closing bid price at such date (or if such Approved Exchange is closed for business at such date, then the most recent available closing price or closing bid price, as the case may be), provided that bonds may not be priced based upon the price on an Approved Exchange pursuant to this clause (a), (i) prior to the termination (without replacement) of the Credit Agreement, without the consent of the Administrative Agent and the Insurer (so long as the Insurer is the Controlling Class) and (ii) after termination (without replacement) of the Credit Agreement, without the consent of the Insurer;

                           (b) the lower of the bid prices at such date quoted by two Approved Dealers;

                           (c) the average of the bid prices at such date quoted by three Approved Dealers;

                           (d) the average of the bid prices at such date quoted by two Approved Dealers; provided that the Market Value Price of any Fund Investment may be determined pursuant to this clause (d) only if the following four conditions are met: (1) such Fund Investment is a Special Situations Investment, (2) using the lower bid price of the two bid prices for such Fund Investment, the Over-Collateralization Test would be satisfied, (3) other than the Borrower's initial determination of the Market Value Price for such Fund Investment, the lower bid price of such Fund Investment must be greater than 85% of, and less than 115% of, the immediately previous lowest bid price obtained by the Borrower from the Approved Dealers for such Fund Investment, and (4) the aggregate Market Value of Fund Investments the Market Value Prices of which are determined by applying this clause (d) shall not exceed 10% of Total Capitalization; or

                           (e) the price obtained at such date from an Approved Pricing Service.

Certain Definitions

                  The following are definitions of certain terms used in this Schedule and elsewhere in the Credit Agreement. Terms used in this Schedule and not defined below have the meanings given them elsewhere in this Schedule or in the Credit Agreement.

                  "Advance Rate" means the S&P Advance Rate.

                  "Approved Counterparty" means (i) any Lender or Affiliate of any Lender or the Insurer, (ii) any financial institutions, banks or investment banking firms having a long term rating of at least "A+" by S&P and a short term rating of at least "A-1" by S&P or (iii) any counterparty set forth in the Credit Agreement (or any successor to any such listed counterparty) or any other counterparty designated by the Borrower in writing and approved by the Administrative Agent and the Insurer (so long as the Insurer is the Controlling Class) in their reasonable discretion and with respect to which the Rating Agency Condition with respect to S&P has been satisfied.

                  "Approved Dealer" means (a) in the case of any Fund Investment that is not a U.S. Government Security, any bank or broker-dealer set forth in the Credit Agreement (or any successor to any such listed bank or broker-dealer) or any bank or broker-dealer designated by the Borrower in writing and approved by the Administrative Agent and the Insurer (so long as the Insurer is the Controlling Class) in their reasonable discretion and with respect to which the Rating Agency Condition with respect to S&P has been satisfied and (b) in the case of a U.S. Government Security, any primary dealer in U.S. Government Securities, as reported by the Federal Reserve Board, which as of the date hereof maintains a website at http://www.ny.frb.org.

                  "Approved Exchange" means, with respect to any Security, any major securities or options exchange, the NASDAQ or any other exchange or quotation system providing regularly published securities prices designated by the Borrower in writing and approved by the Administrative Agent and the Insurer (so long as the Insurer is the Controlling Class) in their reasonable discretion and with respect to which the Rating Agency Condition with respect to S&P has been satisfied.

                  "Approved Investment Banking Firm" means any investment banking firm set forth in the Credit Agreement (or any successor to any such listed investment banking firm), including any investment banking firm designated by the Borrower in writing and approved by the Administrative Agent and the Insurer (so long as the Insurer is the Controlling Class) in their reasonable discretion and with respect to which the Rating Agency Condition with respect to S&P has been satisfied.

                  "Approved Pricing Service" means a pricing or quotation service set forth in the Credit Agreement (or any successor to any such listed pricing service) or any other pricing or quotation service designated by the Borrower in writing and approved by the Administrative Agent and the Insurer (so long as the Insurer is the Controlling Class) in their reasonable discretion and with respect to which the Rating Agency Condition with respect to S&P has been satisfied.

                  "Approved Source" means any of (i) two Approved Dealers (so long as the lower of two bid prices is being used and three Approved Dealers (if the average of three bid prices is being used), (ii) an Approved Exchange or (iii) an Approved Pricing Service, provided, that, for purposes of the Over-Collateralization Test, a Bank Loan, High Yield Bond or Mezzanine Investment which is a Fund Investment shall be considered "quoted" or "priced" by an Approved Source only if, in the reasonable judgment of the Borrower, such Approved Source will continue to provide quotations with respect to such Bank Loan, High Yield Bond or Mezzanine Investment on an on-going basis in the ordinary course of its business as a pricing service or dealer, as the case may be.

                  "Approved Third-Party Appraisal" means an appraisal by an Approved Third-Party Appraiser.

                  "Approved Third-Party Appraiser" means a third-party appraiser that is not an Affiliate of either the Borrower or the Investment Manager (or subject to an agreement to become such an Affiliate) which is set forth in the Credit Agreement (or any successor to any such listed appraiser) or any other such appraiser designated by the Borrower in writing and approved by the Administrative Agent and the Insurer (so long as the Insurer is the Controlling Class) in their reasonable discretion and with respect to which the Rating Agency Condition with respect to S&P has been satisfied.

                  "Asset-Backed Security" means any fixed income Security that is (i) backed by and paid primarily from the proceeds (or payments or proceeds of a disposition) of Eligible Assets, and (ii) issued in a transaction structured to (A) isolate the Security and the Eligible Assets backing the Security from the credit risk of the sponsor of the transaction and (B) result in the creditworthiness of such Security being primarily dependent upon (x) the creditworthiness of the Eligible Assets backing such Security and (y) any credit support provided with respect to the creditworthiness of such Eligible Assets; provided, however, that in no event shall an "Asset-Backed Security" include any of the following: (a) a Security issued to provide debtor-in-possession financing, (b) a Security issued in connection with a receivables financing, an equipment trust certificate or similar Security, (c) an Equity Security (including an Equity Security that is characterized as a note), (d) a Structured Product Transaction, (e) a CDO Debt Security or (f) a Defensive Hedge Transaction.

                  "Available Commitment" means the greater of (1) the amount equal to (a) Contributed Company Capital plus aggregate undistributed net income of the Borrower (as determined quarterly in accordance with GAAP and set forth in the Borrower's financial statements) minus net loss of the Borrower (determined quarterly in accordance with GAAP and set forth in the Borrower's financial statements), in each case excluding any reduction in Company Equity as a result of placement or structuring fees and organizational expenditures minus (b) the aggregate outstanding liquidation preference of the Preferred Shares and (2) that portion of the Facility Commitment that may be outstanding when the ratio of (x) the Outstanding Principal Amount of the Loans to (y) the Facility Commitment is equal to the ratio of (A) the Contributed Company Capital to (B) the Equity Capital Commitments.

                  "Bank Loan Participation" means a Bank Loan in the form of a participation.

                  "Bank Loans" means direct purchases of, assignments of, participations in and other interests in senior debt (including term loans, revolving credit lines and other similar loans and investments).

                  "Borrowing Base Deficiency" means the excess of the sum of
(a) the Outstanding Principal Amount of the Debt under the Credit Agreement and
(b) the aggregate outstanding liquidity preference of the Preferred Shares over the Senior Advance Amount.

                  "Busted Convertible Bond" means any convertible bond that trades like a fixed income investment.

                  "Capital Stock" of any Person means shares, equity interests (including limited partnership interests and limited liability company interests), participations or other equivalents (however designated) of corporate stock of such Person.

                  "Cash" means any immediately available funds in U.S. dollars or any currency other than U.S. dollars which is a freely convertible currency (including amounts held in the Custodial Account or on deposit with the Custodian pursuant to "sweep" arrangements linked to the Custodial Account).

                  "Cash Equivalents" means investments (other than Cash) that are one or more of the following obligations or Securities (including investments for which the Preferred Shares Auction Agent, the agents under the Credit Agreement or any of their respective Affiliates provide services):

     (i)      U.S. Government Securities;

     (ii) certificates of deposit of, banker's acceptances issued by or money market accounts in any depository institution or trust company (including the Preferred Shares Auction Agent, the agents under the Credit Agreement or any of their respective Affiliates) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal and/or state banking authorities, so long as the deposits offered by such depository institution or trust company at the time of such investment are rated and have a rating of at least "P-1" if rated by Moody's or "A-1+" if rated by S&P (or, in the case of the principal depository institution in a holding company system whose deposits are not so rated, the long term debt obligations of such holding company are rated and such rating is at least "A1" if rated by Moody's and "A+" if rated by S&P);

     (iii) commercial paper issued by any depository institution or trust company (including the Preferred Shares Auction Agent, the agents under the Credit Agreement or any of their respective Affiliates) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal and/or state banking authorities, or any corporation incorporated under the laws of the United States of America or any state thereof, so long as the commercial paper of such issuer is rated and has at the time of such investment a short term rating of at least "P-1" if rated by Moody's or "A-1" if rated by S&P;

     (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof the obligations of which at the time of such investment are rated and that have a credit rating of at least "P-1" if rated by Moody's and "A-1" if rated by S&P either at the time of such investment or the making of a contractual commitment providing for such investment;

     (v) shares of any money market fund or similar investment vehicle (including such funds or vehicles for which the Preferred Shares Auction Agent, the agents under the Credit Agreement or any of their respective Affiliates is investment manager or advisor), so long as such money market fund is rated and has at the time of such investment a short-term rating of at least "Aaa" and "MR1+" if rated by Moody's and "AAAm" or "AAAg" if rated by S&P;

     (vi) unleveraged overnight repurchase obligations on customary terms with respect to investments described in clauses (i) through (iv) above entered into with a depository institution, trust company or corporation that has a rating of at least "P-1" by Moody's and at least "A+" by S&P; and

     (vii) preferred shares with a maturity of not more than 35 days and rated in the highest investment rating category by Moody's and S&P or otherwise with respect to which the Rating Agency Condition is satisfied;

provided, that: (i) in no event shall Cash Equivalents include any obligation that provides for the payment of interest alone; (ii) Cash Equivalents referred to in clauses (i), (ii) and (iii) above shall mature within 183 days of issuance; (iii) if any of Moody's or S&P changes its rating system, then any ratings included in this definition shall be deemed to be an equivalent rating in a successor rating category of Moody's or S&P, as the case may be; (iv) if any of Moody's or S&P is not in the business of rating securities, then any ratings included in this definition shall be deemed to be an equivalent rating from another Rating Agency; (v) Cash Equivalents (other than U.S. Government Securities or money market funds maintained by the Custodian) shall not include any such investment of more than $100 million in any single issuer; (vi) in no event shall Cash Equivalents include any obligation that is not denominated in Dollars or Eligible Foreign Currencies; and (vii) none of the foregoing obligations or securities will constitute Cash Equivalents (A) if all, or substantially all, of the remaining amounts payable thereunder will consist of interest and not principal payments, or (B) if such security has an assigned rating from S&P with an "r" or "t" subscript, or (C) if such security is a mortgage-backed security or (D) if such security is an inverse floater security.

                  "CDO Debt Securities" means any Securities that entitle the holders thereof to receive payments that depend primarily on cash flow from, or proceeds upon the sale of a pool of Securities serving as collateral for such Securities; provided that if more than one class or other similar designation of such Securities receive payments that depend primarily on cash flow from all or substantially all of the underlying collateral Securities, then the class or other similar designation the payment of which is most deeply subordinated (other than any class or other similar designation constituting only nominal capital) and any class or other similar designation that, as indicated in any relevant offering documentation, is stated to be at least reasonably likely to be treated as equity for U.S. Federal income tax purposes will be excluded from "CDO Debt Securities"; provided, further that (x) CDO Debt Securities shall not include any Structured Product Transaction and (y) CDO Debt Securities shall only include CDO Debt Securities issued in a "cash-flow" or "market value" collateralized debt obligation transactions.

                  "CDO Equity Securities" means any Securities (other than CDO Debt Securities) that entitle the holders thereof to receive payments that depend primarily on cash flow from, or proceeds upon sale of a pool of Securities serving as collateral for such Securities (whether or not such Securities have been rated by a nationally recognized statistical rating organization); provided that CDO Equity Securities shall not include any Structured Product Transaction.

                  "Contributed Company Capital" means, at any date, the aggregate gross amount of Cash contributed as equity capital (excluding, for the avoidance of doubt, the Preferred Shares) to the Borrower by the holders of the Common Shares on or prior to such date (without regard to any other changes in Company Equity).

                  "Currency Hedging Transaction" means (i) any Swap Transaction entered into by the Borrower with an Eligible Counterparty intended to convert any payment on a Debt or other obligation of the Borrower or any Company Investment denominated in one currency to another currency or to protect against fluctuations in the exchange rate of a currency in which a payment to be made or received by the Borrower is denominated and (ii) any Swap Transaction entered into by the Borrower intended to convert any payment on a Debt or other obligation of the Borrower or any Company Investment denominated in one currency to another currency or to protect against fluctuations in the exchange rate of a currency in which a payment to be made or received by the Borrower is denominated and pursuant to which the Borrower has no on-going payment obligations.

                  "Defensive Hedge Advance Amount" means, as of any date of determination, 98% of the aggregate Market Value of all Defensive Hedge Transactions; provided, however, that the Defensive Hedge Advance Amount shall in no event exceed an amount equal to (x) 20% of the Total Capitalization as of such date of determination less (y) the sum of the aggregate Market Value as of such date of determination of all Fund Investments in Bank Loan Participations and Structured Product Transactions and, if the Secured Hedging Advance Amount is positive, the Secured Hedging Advance Amount.

                  "Defensive Hedge Transaction" means a Hedging and Short Sale Transaction between the Borrower and an Eligible Counterparty intended to protect the Borrower against fluctuations in the market value of a Fund Investment and pursuant to which (i) the Eligible Counterparty has agreed for a period of time, at the direction of the Borrower, to (a) purchase the Fund Investment at an agreed strike price or (b) pay to the Borrower, at the Borrower's election, an amount by which an agreed strike price exceeds the current price of the Fund Investment; (ii) the Eligible Counterparty does not have recourse to the Collateral or the Borrower for any amounts owing to such counterparty thereunder; and (iii) the Borrower may (a) pay a fee to the Eligible Counterparty in connection with the transaction, (b) remove the Fund Investment from the Custodial Account (whereby it is no longer part of the Collateral) and pledge the Fund Investment to the counterparty as security for its obligations to the Eligible Counterparty and (c) agree to deliver the Fund Investment to the Eligible Counterparty in satisfaction of all of its obligations to the Eligible Counterparty in connection with the transaction.

                  "Designated Country" shall mean (i) each of Canada, Great Britain, Australia, Denmark, New Zealand, Sweden, Switzerland, Luxembourg, The Netherlands and any G-7 nation and (ii) each other country identified by the Borrower from time to time and confirmed as acceptable by S&P.

                  "Determination Date" means (a) with respect to any regularly scheduled Valuation Statement prepared pursuant to the Credit Agreement or the Operating Agreement and any other Preferred Shares document, the related Reporting Date, (b) for the purpose of determining the Market Value Price of a Fund Investment at any date when the Borrower is in compliance, or reasonably believes it is in compliance, with the covenants relating to the Over-Collateralization Test, the last Business Day of the preceding calendar week ending prior to such date and (c) for the purpose of determining the Market Value Price of a Fund Investment at any date when the Borrower is not, or reasonably believes that it is not, in compliance with any covenant relating to the Over-Collateralization Test, the date on which the most current pricing information with respect to such Fund Investment is reasonably available.

                  "Distressed Debt" means debt Securities and Bank Loans which are, in the Investment Manager's reasonable business judgment, impaired in fundamental ways due to credit, liquidity, interest rate or other issues, which may not be performing or may be in default, and which are generally trading at a substantial discount to par.

                  "Eligible Assets" means financial assets, either fixed or revolving, that by their terms convert into cash within a finite time period plus any rights or other assets designed to assure the servicing or timely distribution of proceeds to security holders.

                  "Eligible Counterparty" means, with respect to any Hedging and Short Sale Transaction, (a) any Approved Counterparty or (b) any person (i) having an unsecured, unguaranteed and unsupported long-term debt rating of "AA-" or better under the S&P OC Test Rating or (ii) whose obligations in respect of all Hedging and Short Sale Transactions entered into with the Borrower are absolutely and unconditionally guaranteed by an Affiliate of such Person having an unsecured, unguaranteed and unsupported long-term debt rating of "AA-" or better under the S&P OC Test Rating; provided that with respect to any Eligible Counterparty with which the Borrower has entered into a Hedging and Short Sale Transaction, any counterparty that would qualify as an "Eligible Counterparty" pursuant to clause (b) above but for the fact that such counterparty had suffered a ratings downgrade shall be deemed to be an "Eligible Counterparty" for thirty 30 days after the day it would otherwise have ceased to qualify as an Eligible Counterparty.

                  "Eligible Country" shall mean each country (i) whose unsupported sovereign debt obligations are rated "AA+" or better by S&P or (ii) that is a Designated Country whose unsupported sovereign debt obligations are rated "A-" or better by S&P.

                  "Eligible Foreign Currencies" means (i) Australian Dollars, Canadian Dollars, Pounds Sterling, Euros, Swedish Kroner, Danish Kroner and Norwegian Kroner and (ii) each other currency identified by the Borrower from time to time and confirmed in writing as acceptable by the Administrative Agent and, so long as the Insurer is the Controlling Class, the Insurer and with respect to which Rating Agency Condition with respect to S&P has been satisfied.

                  "Eligible Investments" has the meaning assigned to such term in this Schedule under "Determination of Fund Investments Constituting Eligible Investments."

                  "Equity Securities" means equity securities (including, for the avoidance of doubt, Private Equity Securities) that will generally consist of common or preferred stock of small to medium capitalization companies that have either (i) undergone leveraged buyouts or recapitalizations, yet are still substantially leveraged, or (ii) been burdened by complex legal, financial or ownership issues and are selling at a discount to the underlying asset or business value.

                  "Excess Fund Investments" means any Fund Investments or portion thereof having a Market Value in excess of the percentages of Total Capitalization set forth in the definition of Portfolio Limitations (in each case determined by the Borrower using the most recent Market Value for the applicable Fund Investments).

                  "Excluded Investments" has the meaning assigned to such term in this Schedule under "Determination of Fund Investments Constituting Eligible Investments."

                  "Foreign Issuer" means any issuer of a Fund Investment that is incorporated or otherwise formed or organized outside the United States unless such Fund Investment is irrevocably and unconditionally guaranteed by any United States corporation, company, trust or other business entity; provided, however, that none of the following shall be a Foreign Issuer: (i) an offshore holding company issuer whose operating subsidiaries principally do business, and hold their assets, in the United States, (ii) a Hedging SPE, or
(iii) an issuer of a CDO Debt Security.

                  "Fully Collateralized Structured Product Transaction" means a Structured Product Transaction relating to a single Bank Loan or High Yield Bond pursuant to which the Borrower is required to pledge collateral in an amount that is not less than 100% of the notional amount of such transaction.

                  "Fund Investments" means all Cash, Cash Equivalents, Bank Loans, Securities and Structured Product Transactions owned by the Borrower. Fund Investments which the Borrower has contracted to purchase shall not be deemed for purposes of the Credit Agreement to be owned by the Borrower until settlement of such purchase and Fund Investments which the Borrower has contracted to sell shall not cease to be Fund Investments for purposes of the Credit Agreement until settlement of such sale.

                  "Hedging and Short Sale Transaction" means any transaction entered into by the Borrower or a Hedging SPE with an Eligible Counterparty that is (i) a Swap Transaction; (ii) an Interest Rate Hedging Transaction;
(iii) a Currency Hedging Transaction; (iv) a transaction under which the Borrower or such Hedging SPE borrows a Bank Loan or Security and sells or otherwise disposes of such or any substantially similar Bank Loan or Security prior to the date on which the same must be returned to the lender thereof (and commonly known as a "short sale"), (v) a Securities Lending Transaction; (vi) a credit derivative transaction or repurchase agreement; (vii) an obligation to enter into any of the foregoing; or (viii) any combination of any of the foregoing.

                  "Hedging SPEs" means entities which have bankruptcy-remote special purpose provisions in their organizational documents and which are Subsidiaries of the Borrower organized for the purpose of (i) holding and acquiring investments similar to Fund Investments, (ii) incurring indebtedness on a secured or unsecured basis, (iii) entering into Hedging and Short Sale Transactions and (iv) engaging in any other activity incidental, necessary, ancillary or appropriate to the foregoing.

                  "High Yield Bonds" means debt Securities (including convertible debt Securities) that are generally rated below "BBB-" by S&P, (a) which are issued pursuant to a public registration, Rule 144A or as a private placement and (b) which are not Cash Equivalents, Bank Loans, Mezzanine Investments or CDO Debt Securities.

                  "Illiquid Investments" means (a) Unquoted Investments that do not qualify as Semi-Liquid Investments; (b) CDO Debt Securities that are not rated "BBB-" or better by S&P; (c) Bank Loan Participations (other than (x) Bank Loan Participations that qualify as Semi-Liquid Investments and (y) Bank Loan Participations which may be converted into a Bank Loan assignment at the option of the Issuer); and (d) Private Equity Securities.

                  "Industry" means any industry category listed in Schedule 7 or any other such industry category designated by the Borrower in writing and approved by the Administrative Agent and the Insurer (so long as the Insurer is the Controlling Class) in their reasonable discretion and with respect to which the Rating Agency Condition with respect to S&P has been satisfied.

                  "Ineligible Country" shall mean any country other than the United States or an Eligible Country.

                  "Interest Rate Hedging Transaction" means (i) any Swap Transaction entered into by the Borrower with an Eligible Counterparty intended to protect the Borrower against changes in the floating rate of interest payable on all or a portion of any Debt or other obligation of the Borrower or its subsidiaries or on any Fund Investment or to protect against fluctuations in interest rates, or (ii) any Swap Transaction or repurchase agreement entered into by the Borrower, in each case with an Eligible Counterparty, intended to protect against changes in the market value of any Fund Investment resulting from fluctuations in interest rates.

                  "Investment Holding Subsidiaries" means any entities which are wholly owned Subsidiaries of the Borrower organized for the purpose of (i) facilitating the acquisition, holding and disposition of investments that would otherwise qualify as Fund Investments and in cases where the Investment Manager has reasonably determined that it would be substantially disadvantageous for the Borrower to directly acquire or hold such a Fund Investment and (ii) engaging in any other activity incidental, necessary, ancillary or appropriate to the foregoing.

                  "Investment Holding Subsidiary Securities" means equity securities issued by any Investment Holding Subsidiary to the Borrower.

                  "Market Value" has the meaning assigned to such terms in this Schedule under "Determination of Market Value of Fund Investments."

                  "Market Value Price" has the meaning assigned to such term in this Schedule under "Determination of Market Value of Fund Investments."

                  "Mezzanine Investments" means (i) debt Securities or other obligations of an issuer (including convertible debt Securities and obligations) that (A) are subordinated to other debt of such issuer and (B) may be issued with equity participation features such as convertibility, senior equity securities, common stock or warrants or (ii) Preferred Stock issued in connection with management buyouts, acquisitions, refinancings, recapitalizations and later stage growth capital financings.

                  "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

                  "NASDAQ" means the electronic inter-dealer quotation system operated by NASDAQ, Inc., a subsidiary of the National Association of Securities Dealers, Inc., or any successor thereto.

                  "Net Accrual Amount" shall mean, as of any date, an amount, which may be positive or negative, equal to (i) the aggregate amount of accrued interest payable to the Borrower on all interest-bearing Eligible Investments as of such date minus (ii) the aggregate amount of accrued interest and dividends payable by the Borrower as of such date in respect of the Loans (as defined in the Credit Agreement) and the Preferred Shares, respectively, minus
(iii) the aggregate amount of dividends that would accumulate on the Preferred Shares outstanding for the period longer of (x) the following 48 days subsequent to such date or (y) the then-applicable Special Rate Period, at the maximum rate applicable to such Preferred Shares set forth in the Operating Agreement, minus (iv) the amount of other anticipated expenses of the Borrower for the period longer of (x) the 90 days subsequent to such date or (y) the then-applicable Special Rate Period, minus (v) any other current liabilities of the Borrower payable as of such date; provided that until the earlier of two years after the Closing Date or the date on which the Borrower shall have drawn $300 million of the Equity Capital Commitments, the Net Accrual Amount shall not be less than zero.

                  "Non-Cash Pay Instrument" means a High Yield Bond which falls in Asset Category C, D, E, F or G that (a) does not provide for the payment of cash interest or preferred dividends, or provides for the total deferral of interest until the final maturity thereof, (b) is a debt security that has an initial current yield on the date of purchase or acquisition thereof of less than 2.5% per annum and provides for an increase in the rate of interest payable in respect thereof at any time after the date it was purchased or acquired (other than any increase resulting from (i) a change in a generally recognized floating rate interest rate index, (ii) a change in the weighted average interest rate on underlying collateral in the case of Securities the interest rate on which is based on such weighted average interest rate or (iii) a change in an interest rate spread or margin resulting from an announced change in the rating of the issuer's debt obligations) or (c) is a debt security that provides for the partial deferral of interest until the final maturity thereof and which has cash interest payable without deferral at a rate per annum less than (x) with respect to Fund Investments bearing interest at a fixed rate, 2.5% per annum and (y) with respect to Fund Investments bearing interest at a floating rate, a eurodollar rate plus 2% per annum. For purposes of clause (b) of this definition, if the current yield is increased to 2.5% or more per annum, then at the time of the increase of such interest rate, the Security will cease to be a "Non-Cash Pay Instrument."

                  "Non-Credit Risk Security" means a security with respect to which an institutional money manager would evaluate its value primarily by reference to factors other than (a) the coupon (or the coupon as adjusted for any purchase discount or premium) in relation to prevailing market yields, (b) the credit worthiness of the issuing entity or (c) the adequacy of the underlying financial assets supporting such security to ensure the repayment of the security according to its terms (which adequacy may be measured by a credit analysis of the likelihood of the obligors of such underlying assets to pay according to the terms of such underlying assets and/or an analysis of the sufficiency of the income streams thereon to meet the payment terms of the security).

                  "Non-Performing Instrument" means (i) any Fund Investment that is debt and the issuer of which is in default of any principal or interest payment obligations in respect thereof (without giving effect to any applicable grace period or waiver), (ii) any Fund Investment that is Preferred Stock and the issuer of which has failed to meet any scheduled redemption obligations or to pay its latest declared cash dividend or (iii) any Fund Investment that is a CDO Debt Security and the issuer of which has failed to pay any current interest or principal in cash when due.

                  "Outstanding Principal Amount" means the outstanding total borrowings under the Credit Agreement at any given time.

                  "Performing" means, (i) with respect to any Fund Investment that is a Bank Loan or other debt, the issuer of such Fund Investment is not in default of any payment obligations in respect thereof, (ii) with respect to any Fund Investment that is Preferred Stock, the issuer of such Fund Investment has not failed to meet any scheduled redemption obligations or to pay its latest declared cash dividend or (iii) with respect to any Fund Investment that is a CDO Debt Security, the issuer of such Fund Investment has not failed to pay any current principal or interest in cash when due.

                  "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Pledge and Intercreditor Agreement" means the Pledge and Intercreditor Agreement dated as of the Closing Date, among the Administrative Agent, the Insurer, the Custodian, the Borrower and the Secured Parties Representative identified therein, as amended, extended, restated, supplemented or modified from time to time in accordance with the terms thereof.

                  "Portfolio Limitations" has the meaning assigned to such term in this Schedule under "Application of Portfolio Limitations."

                  "Preferred Stock" means, as applied to the Capital Stock of any Person, Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to any shares (or other interests) of Capital Stock of such Person.

                  "Private Equity Securities" means, at any time of determination, any Equity Security which the Borrower believes in good faith (based on the facts and circumstances available to it) is (i) commonly regarded by investment professionals as a "private equity security" and (ii) not traded or listed on any national or regional securities exchange, any designated offshore Securities market (as defined in Regulation S under the Securities
Act) or on the NASDAQ National Market and is not actively quoted or traded on any automated quotation system or in the over-the-counter market; provided, however, that "Private Equity Securities" shall not include (a) any Equity Securities convertible or exchangeable for any Equity Securities traded or quoted in the markets described in clause (ii) above, (b) any equity Securities which may be resold under an effective registration statement under the Securities Act at the time of determination or (c) any Investment Holding Subsidiary Securities.

                  "Protected Market Value" means, with respect to any Fund Investment that is the subject of a Defensive Hedge Transaction, the Protected Price of such Fund Investment times the number of units of such Fund Investment that are held by the Borrower and are the subject of such Defensive Hedge Transaction.

                  "Protected Price" means, with respect to any Defensive Hedge Transaction, (i) the agreed strike price at which the Eligible Counterparty to such Defensive Hedge Transaction has agreed to purchase the Fund Investment that is the subject of such Defensive Hedge Transaction or (ii) the agreed strike price under a Defensive Hedge Transaction pursuant to which the Eligible Counterparty has agreed to pay the Borrower an amount equal to the excess of the agreed strike price over the current price of the Fund Investment that is the subject of such Defensive Hedge Transaction.

                  "Quarterly Date" means the last Business Day of each March, June, September and December, commencing in March of 2005.

                  "Related Person" means, with respect to any issuer, (a) any Person of which such issuer is a Subsidiary, (b) any Person that is a Subsidiary of such issuer, (c) with respect to a debt obligation, any Person that relies on, or is relied upon for, the cash flows of such issuer to service debt obligations or does not have a credit rating independent of such Person or
(d) with respect to a debt obligation, any Person that guarantees the issuer's payment of such debt obligation; provided, however, that, in any such case, a Person shall not be a Related Person of a second Person solely as a consequence of the common control of such Persons by a single financial sponsor.

                  "Reporting Date" means the last Business Day of each calendar week, commencing November 30, 2004.

                  "S&P" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., or any successor thereto.

                  "S&P OC Test Rating" means as follows:

         (a) with respect to any Fund Investment with an issue credit rating by S&P, such S&P rating;

         (b) with respect to any Fund Investment without an issue credit rating by S&P, but whose issuer, or the unconditional and irrevocable guarantor of such issue, is rated by S&P, the senior unsecured S&P rating of such issuer or such unconditional and irrevocable guarantor, as the case may be;

         (c) with respect to any Fund Investment without an issue credit rating by S&P, and without an issuer or unconditional and irrevocable guarantor of such issue rated by S&P, but with a senior unsecured public Moody's rating of such issuer or unconditional and irrevocable guarantor of such issue, the S&P rating of such issuer or such unconditional and irrevocable guarantor, as the case may be, as set forth opposite the applicable public Moody's rating in the S&P OC Test Rating Chart;

         (d) with respect to any Fund Investment not covered in (i) through (iii) above, the rating of the issue, issuer, or such unconditional and irrevocable guarantor, as the case may be, as privately assessed by S&P at the Borrower 's request; and

         (e) with respect to any Fund Investment not covered in (i) through (iv) above, "CCC-."

                  "S&P OC Test Rating Chart" means the chart set forth below:



                           Moody's                      Mapped S&P
                            Rating                        Rating
                  ---------------------------     --------------------------
                           Aaa                                AA+
                           Aa1                                AA
                           Aa2                                AA-
                           Aa3                                A+
                           A1                                 A
                           A2                                 A-
                           A3                                 BBB+
                           Baa1                               BBB
                           Baa2                               BBB-
                           Baa3                               BB+
                           Ba1                                BB-
                           Ba2                                B+
                           Ba3                                B
                           B1                                 B-
                           B2                                 CCC+
                           B3                                 CCC
                           Caa                                CCC-
                           NR or below Caa                    NR


                  "S&P Warrant/Option Advance Amount" means, as of any date of determination, an amount equal to the sum for all Warrant/Option Investments of the product of (i) the Warrant/Option Intrinsic Value of such Warrant/Option Investment multiplied by (ii) the S&P Advance Rate for the S&P Asset Category applicable to the Related Equity Securities of such Warrant/Option Investment.

                  "Secured Hedging Advance Amount" means as of any date of determination, (i) if the Secured Hedging Net Exposure is greater than zero and the Secured Hedging Transactions entered into, in the judgment of the Borrower, hedge or mitigate risks to which the Borrower is exposed in the conduct of its business or the management of its liabilities, 90% of the Secured Hedging Net Exposure, and (ii) if the Secured Hedging Net Exposure is less than zero, 100% of the Secured Hedging Net Exposure; provided that any Secured Hedging Transaction having a Secured Hedging Net Exposure greater than zero and a counterparty with a rating of less than "A-" by S&P shall be deemed, for purposes of calculating the Secured Hedging Advance Amount, to have a Secured Hedging Net Exposure of zero. Notwithstanding the foregoing, the Secured Hedging Advance Amount, if positive, may not exceed 11.11% of the amount calculated pursuant to clause (i) of the definition of "S&P Advance Amount," and to the extent that such amount exceeds 11.11%, the portion in excess of 11.11% will have a Market Value of zero.

                  "Secured Hedging Net Exposure" as of any date, as to any Secured Hedging Transaction for which a determination thereof is required to be made, shall be determined as follows: (i) each Eligible Counterparty party to each Secured Hedging Transaction shall determine, with respect to the Secured Hedging Transactions entered into by it with the Borrower, an amount (the "Secured Net Exposure Component") equal to the net current market value on the bid side of the market if the position is long and on the ask/offer side of the market if the position is short to the Borrower on such date of determination of each such Secured Hedging Transaction and (ii) for each Secured Hedging Transaction, the "Secured Hedging Net Exposure" will, as of any date, be equal to the sum of all applicable Secured Net Exposure Components as of such date and may, for purposes of this calculation, be less than zero.

                  "Secured Hedging Transaction" means any Interest Rate Hedging Transaction or Currency Hedging Transaction entered into by the Borrower with any Lender that is an Eligible Counterparty which is secured by Collateral pursuant to the Pledge and Intercreditor Agreement and for avoidance of doubt shall exclude Structured Product Transactions.

                  "Securities" means common and preferred stock, partnership units and participations, member interests in limited liability companies, notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including, without limitation, warrants, rights, put and call options and other options and rights relating thereto, or any combination thereof), guarantees of indebtedness, choses in action, trade claims, other property or interests commonly regarded as securities or any form of interest or participation therein, but not including Bank Loans or Hedging and Short Sale Transactions.

                  "Securities Lending Transactions" means all obligations of the Borrower (i) to purchase investments which arise out of or in connection with the sale of the same or substantially similar investments or other similar transactions having the same economic effect (excluding Swap Transactions); and
(ii) incurred in connection with any security lending transactions described in clause (i).

                  "Semi-Liquid Investments" means (i) Unquoted Investments that are debt Securities rated "B-" or better by S&P; (ii) Unquoted Investments that are not subject to any enforceable agreement containing a material condition to, or material restriction on, the ability of the holder of such Unquoted Investment or an assignee of such holder to sell, assign, transfer or otherwise liquidate the investment in a commercially reasonable time and manner (other than in any such agreement contained in the Collateral Documents and customary securities law arrangements or restrictions); (iii) Structured Product Transactions; (iv) Bank Loan Participations (other than Bank Loan Participations which may be converted into a Bank Loan assignment at the option of the Issuer) for which the Market Value has been obtained from an Approved Source that "quoted" or "priced" the participation interest in the Bank Loan and not merely the Bank Loan itself; (v) solely for purposes of the definition of Portfolio Limitations, Unquoted Investments which are High Yield Bonds or Mezzanine Investments and are part of an issue that is greater or equal to $40 million in original principal amount; (vi) solely for purposes of the definition of Portfolio Limitations, Unquoted Investments which are High Yield Bonds that are held by ten or more holders or the issuer thereof has a total capitalization in excess of $150.0 million; or (vii) CDO Debt Securities which are rated "BBB-" or better by S&P.

                  "Senior Advance Amount" means the S&P Advance Amount calculated using the S&P Advance Rate.

                  "Special Rate Period" has the meaning assigned to such term in the Operating Agreement; provided, however, that for the purposes of this Schedule, the Special Rate Period shall not be longer than 180 days.

                  "Special Situations Investments" means, as determined in the reasonable judgment of the Borrower, any Securities or Loans issued by (i) an out-of-favor company with visible potential operating cash flows and/or liquidation values, and with businesses that are understandable, but may have complex legal, operational and financial issues, or (ii) a fundamentally sound operating company with sustainable margins that may have a poorly conceived capital structure that, in general, the Borrower has purchased substantial positions in such Securities or Loans, often with the goal of influencing the values of investments through active management.

                  "Specified Foreign Country" shall mean each Designated Country other than (x) a country whose sovereign debt rating in a non-local currency is rated "AAA" by S&P or (y) a country whose sovereign debt rating in a non-local currency is rated "AA" or better by S&P and in the case of (y) which is (a) a member of the European Union that has adopted the Euro as its lawful currency, (b) Canada, (c) Great Britain or (d) Australia.

                  "Structured Product Transaction" means a Hedging and Short Sale Transaction between the Borrower and a counterparty that is on the date such Hedging and Short Sale Transaction is entered into an Eligible Counterparty, and pursuant to which (i) (a) the counterparty is entitled to receive an amount equal to the sum of (1) periodic payments based on the notional amount of such transaction for the term thereof at a specified rate (which may be fixed or floating) and (2) the decrease over the term of such transaction in the market value of a designated pool of one or more Bank Loans, High Yield Bonds or a combination of Bank Loans and High Yield Bonds; and (b) the counterparty is obligated to make payment to the Borrower in an amount equal to the sum of (1) the interest, fees and other cash flows paid with respect to the term of such transaction on such designated pool of Bank Loans and/or High Yield Bonds and (2) the increase over the term of such transaction in the market value of such designated pool of Bank Loans and/or High Yield Bonds or (c) the counterparty and the Borrower agree to pay a net amount calculated by reference to (a) or (b) above; (ii) the initial and minimum amount of collateral that the Borrower is required to pledge as collateral for such Hedging and Short Sale Transaction is not less than 10% of the notional amount of such Hedging and Short Sale Transaction; and (iii) the counterparty does not have recourse to the Collateral for amounts owing to such counterparty thereunder. At the time a Bank Loan is made the subject of a Structured Product Transaction, such Bank Loan must fall in Asset Category B-1. At the time a High Yield Bond is made the subject of a Structured Product Transaction, such High Yield Bond must (i) fall in Asset Category C, D or E, (ii) not be a Non-Cash Pay Instrument and (iii) not be a CDO Debt Security or a Mezzanine Investment.

                  "Swap Transaction" means: (i) any rate, basis, debt or equity; (ii) any put, cap, collar or floor agreement; (iii) any rate, basis, debt or equity futures or forward agreement; (iv) any rate, basis, debt or equity option representing an obligation to buy or sell a security, debt or equity; and (v) any other similar agreement.

                  "Total Capitalization" means the sum of (a) Contributed Company Capital plus aggregate undistributed net income of the Borrower (as determined quarterly in accordance with GAAP and set forth in the Borrower's financial statements) minus net loss of the Borrower (determined quarterly in accordance with GAAP and set forth in the Borrower's financial statements), in each case excluding any reduction in Company Equity as a result of placement or structuring fees and organizational expenditures, (b) the aggregate outstanding liquidation preference of the Preferred Shares and (c) the aggregate Outstanding Principal Amount of the Loans under and as defined in the Credit Agreement plus the amount, if any, by which the Available Commitment exceeds the Outstanding Principal Amount of the Loans; provided, however, that during the first 450 days following the Closing Date, for purpose of clauses (i) through (v), (xiv), (xv), (xvi), and (xvii) of the Portfolio Limitations, "Total Capitalization" will be the greater of (i) the amount determined pursuant to clauses (a), (b) and (c) above and (ii) $300 million; provided, further, that, for purposes of the definition of Portfolio Limitations, Total Capitalization shall not exceed $700 million.

                  "Unhedged Foreign Investment" means any portion of any Fund Investment denominated in a currency other than Dollars which is not protected against currency fluctuations as a result of Currency Hedging Transactions; provided, however, that if 95% or more of the Market Value of a Fund Investment denominated in a currency other than Dollars is so protected against currency fluctuations, all of such Fund Investment shall be deemed to be protected against currency fluctuations for purposes of this definition and the calculation of the Over-Collateralization Test.

                  "Unquoted Investments" means Fund Investments other than Cash or Cash Equivalents for which the Market Value has not been obtained from an Approved Source.

                  "U.S. Government Securities" means Securities that are direct obligations of, or obligations the timely payment of principal and interest on which is fully guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and in the form of conventional bills, bonds and notes. In no event shall U.S. Government Securities include: (i) any security providing for the payment of interest only; (ii) any Swap Transaction; or (iii) any obligation on which all or any portion of the payments thereunder is based, directly or indirectly, on any Swap Transaction.

                  "Warrant/Option Intrinsic Value" means, with respect to any Warrant/Option Investment, the product of (x) an amount by which the current price (based on the price from an Approved Source or an Approved Investment Banking Firm) of such Warrant/Option Investment exceeds the agreed strike price with respect to such Warrant/Option Investment, multiplied by (y) the number of shares of the Related Equity Securities. For the avoidance of doubt, the Warrant/Option Advance Value shall always be zero if the agreed strike price of such Warrant/Option Investment is equal to or greater than the current price of such Warrant/Option Investment.

                  "Warrant/Option Investments" means any Fund Investments held by the Borrower that are warrants or call options or similar rights with respect to Equity Securities (the "Related Equity Securities").

                  "Yield to Worst" means, in respect of any High Yield Bond or other debt security, the lesser of (a) the yield-to-maturity and (b) the lowest yield-to-call calculated on each scheduled call date.